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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Independent Financial Network
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[IFN Letterhead]

September   , 2000

Dear Shareholder:

    As a shareholder of Independent Financial Network ("IFN"), you probably have learned that IFN has agreed to merge with Umpqua Holdings Corporation and to have each of IFN's subsidiary banks, including its majority owned subsidiaries, MacKenzie State Bank and Oregon State Bank, merge with Umpqua Bank. IFN's wholly owned subsidiary banks include Independent Financial Network Bank (doing business as Security Bank and as Roseburg Community Banking Company), Pacific State Bank, Family Security Bank and Lincoln Security Bank. We are very happy about this transaction and, pending regulatory and shareholder approval, we hope to conclude the merger sometime during the fourth quarter of this year. Regulatory applications have been filed and we anticipate those approvals soon.

    You will find enclosed a Joint Proxy Statement, which gives you information concerning the proposed mergers and the resulting entities. I urge you to read it carefully. Our special shareholders' meeting will be held on October   , 2001. I hope you will be able to attend. Whether you can attend or not, the board of directors request that you complete and return the revocable proxy included in this package using the envelope provided. We are particularly excited about our merger with Umpqua and hope to receive your support.

Best regards,

Charles D. Brummel
Chairman, President and Chief Executive Officer
Independent Financial Network, Inc.

[IFN Letterhead]

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
OCTOBER   , 2001

    A special meeting of shareholders of Independent Financial Network, Inc., will be held at the            , at            , Coos Bay, Oregon, at    p.m. on October   , 2001 for the following purposes:

  1.
  To vote on an Agreement and Plan of Reorganization and accompanying Plans of Merger providing for the merger of Independent Financial Network, Inc., into Umpqua Holdings Corporation.

  2.
  To transact other business that may properly come before the meeting.

    If you are a shareholder of record of Independent Financial Network, Inc., as of September   , 2001, you are entitled to vote at the meeting. The board of directors is soliciting your proxy to vote your shares at the meeting. We are sending you this proxy statement to give you important information about the business that will take place at the meeting, and we encourage you to read that document carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED IN FAVOR OF THE MERGER AND RECOMMENDS YOUR APPROVAL.

    You do not need to attend the meeting to vote your shares, although we cordially invite you to do so. However, so that we can be sure a quorum is present at the meeting, we ask that you complete, sign and return the enclosed revocable proxy whether or not you plan to attend.

    In giving your proxy you should rely only on the information in the proxy statement or in other documents that we provide about Umpqua Holdings Corporation, IFN and the other parties to the agreements and the proposed mergers. We have not authorized anyone to provide you with information that is different. Attached to the proxy statement is a copy of the Agreement and Plan of Reorganization and each of the relevant Plans of Merger.

October   , 2000

JOINT PROXY STATEMENT

Umpqua Holdings Corporation 200 Market Street Suite 1900 Portland, OR 97201	Independent Financial Network, Inc. 170 S. Second Street Suite 201 Coos Bay, OR 97420
McKenzie State Bank 52nd & Main Street Springfield, OR 97477	Oregon State Bank 415 NW 3rd Street Corvallis, OR 97330

    Independent Financial Network, Inc. has agreed to merge with Umpqua Holdings Corporation, and, as parts of that transaction, to cause each of its subsidiary banks, including its majority owned subsidiaries, Oregon State Bank and McKenzie State Bank, to merge into Umpqua's subsidiary, Umpqua Bank.

    To complete these mergers, IFN, Umpqua, McKenzie State Bank and Oregon State Bank must obtain approval from their respective shareholders. Each will hold a special shareholders' meeting to consider and vote on the merger proposal. The time, date and place of each meeting is set forth on the notice of the special meeting accompanying this proxy statement, and is also described under "Special Meetings."

    The boards of directors of Umpqua, IFN, McKenzie State Bank and Oregon State Bank are soliciting proxies from their shareholders to vote at the special shareholder meetings. This proxy statement provides information about the business that will be considered at the special meeting so that you will be informed about these matters when you vote your shares. You do not need to attend the meeting to vote your shares, although you are invited to do so. If you choose not to attend, you may simply complete, sign and return the enclosed proxy. Even if you do plan to attend, we encourage you to complete and return a proxy so that we can be certain your shares are represented. Your vote is important because the merger cannot be approved unless a quorum of shares is represented at the meeting. We are mailing this proxy statement to shareholders of Umpqua, IFN, McKenzie State Bank and Oregon State Bank on or about September   , 2001.

    In addition to the shareholder meetings, there will be a hearing at which a representative of the Oregon Division of Finance and Corporate Securities will take evidence and hear testimony as to the fairness of the proposed mergers. The fairness hearing is part of a procedure to register the shares of Umpqua common stock that will be issued to shareholders of IFN, Oregon State Bank and McKenzie State Bank. The notice of the fairness hearing has been included in the mailing of this proxy statement to shareholders of IFN, Oregon State Bank and McKenzie State Bank

    A vote in favor of the merger is an investment decision that involves risks. You should read this entire proxy statement, particularly the information under "Risk Factors" before sending in your proxy for voting your shares.

    You should only rely on the information in this document or in other documents to which we refer you concerning the holding companies, the banks and the proposed mergers. We have not authorized anyone to provide you with information that is different.

    Neither the Securities and Exchange Commission, the Oregon Division of Finance and Corporate Securities, nor any other state Securities Commissioner has passed upon the adequacy of this proxy statement. Any representation to the contrary is a criminal offense.             , 2001.

i

Employment Matters	54
Conduct of Business Pending the Mergers	54
No Solicitations	54
Conditions to the Mergers	54
Waiver of Conditions; Amendment or Termination of the Merger Agreement	56
Effective Date of the Mergers	56
Interests of Certain Persons in the Merger	57
Commitments of Directors	57
Federal Income Tax Consequences	58
Accounting Treatment	58
Dissenters' Rights	59
Resales of Stock by Affiliates	60
Expenses	60
Stock Option Agreement	60
Historical and Unaudited Pro Forma Combined Financial Statements	61
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	68
UMPQUA SPECIAL MEETING	68
When and Where the Meeting Will Be Held	68
Purpose of the Meeting	68
Who May Vote	69
Voting By Proxy	69
Revoking a Proxy	69
How We Determine a Quorum	69
How We Count Votes	69
Shares Owned by Directors and Officers	70
Costs of Solicitation	70
Umpqua Holdings Corporation Amendment to Articles of Incorporation	70
INFORMATION ABOUT UMPQUA	71
Introduction	71
Executive Compensation Plans and Agreements	83
Stock Performance Graph	88
Umpqua Management's Discussion and Analysis	88
Selected Quarterly Financial Data	91
Average Balances and Average Rates Earned and Paid	93
Analysis of Changes in Interest Differential	94
Net Interest Income for the Six Months Ended June 30, 2001 and the Years Ended December 31, 2000, 1999 and 1998	94
Provision for Loan Losses	100
Non-Interest Income for Three and Six Months Ended June 30, 2001	100
Non-Interest Expense Three and Six Months Ended June 30, 2001	100
Income Taxes	101
Investment Portfolio	101
Financial Condition	102
Allowance for Loan Losses	104
Capital Expenditures	106
Deposits and Borrowings	106
Asset-Liability Management/Interest Rate Sensitivity	107
IFN SPECIAL MEETING	111
When and Where the Meeting Will Be Held	111

Purpose of the Meeting	111
Who May Vote	111
Voting By Proxy	111
Revoking a Proxy	111
How We Determine a Quorum	111
How We Count Votes	112
Shares Owned by Directors and Officers	112
Costs of Solicitation	112
INFORMATION ABOUT IFN	113
Introduction	113
Products and Services	114
Competition	116
Market Area	117
Employees	117
Properties	117
Legal Proceedings	118
Security Ownership of IFN Management and Others	119
Transactions With Directors And Officers	119
IFN MANAGEMENT'S DISCUSSION AND ANALYSIS	121
Summary Income Statements	121
General	122
Financial Condition	123
Net Interest Income	124
Provision for Loan Losses	125
Non-Interest Income	126
Other Non-Interest Expense	127
Provision for Income Taxes	127
Loan Losses and Recoveries	128
Lending and Credit Management	128
Allocation of Allowance for Loan Losses	129
Analysis of Net Interest Income	130
Analysis of Change in Interest Differential	131
Liquidity	133
Capital Resources	133
Quantitative and Qualitative Disclosures About Market Risk	134
Inflation	135
Investment Portfolio	135
Loan Portfolio	135
Deposit Liabilities	137
Borrowings	137
Average Balance Sheet and Average Rates Earned and Paid	137
MCKENZIE STATE BANK SPECIAL MEETING	139
When and Where the Meeting Will Be Held	139
Purpose of the Meeting	139
Who May Vote	139
Voting By Proxy	139
Revoking a Proxy	139
How We Determine a Quorum	139
How We Count Votes	140

Shares Owned by Directors and Officers	140
Shares owned by IFN	140
Costs of Solicitation	140
Rights of Dissenting Shareholders of MSB	140
INFORMATION ABOUT MSB	142
Introduction	142
Products and Services	142
Market Area	142
Competition	142
Employees	142
Security Ownership of MSB Management and Others	142
Transactions with Management	143
MSB MANAGEMENT'S DISCUSSION AND ANALYSIS	144
OREGON STATE BANK SPECIAL MEETING	148
When and Where the Meeting Will Be Held	148
Purpose of the Meeting	148
Who May Vote	148
Voting By Proxy	148
Revoking a Proxy	148
How We Determine a Quorum	148
How We Count Votes	149
Shares Owned by Directors and Officers	149
Shares owned by IFN	149
Costs of Solicitation	149
Rights of Dissenting Shareholders of OSB	149
INFORMATION ABOUT OSB	151
Introduction	151
Products and Services	151
Market Area	151
Competition	151
Employees	151
Security Ownership of OSB Management and Others	151
Transactions with Management	152
OREGON STATE BANK MANAGEMENT'S DISCUSSION AND ANALYSIS	153
REGULATORY CONSIDERATIONS	157
DESCRIPTION OF CAPITAL STOCK; COMPARATIVE RIGHTS OF STOCKHOLDERS	162
Umpqua	162
IFN	162
MSB	163
OSB	163
Anti-Takeover Provisions	163
LEGAL MATTERS	170
AVAILABLE INFORMATION	170
INDEX TO FINANCIAL STATEMENTS	F-1

APPENDICES

Appendix I	Agreement and Plan of Reorganization (IFN)
Appendix II	Plan of Merger (Holding Co.)
Appendix III	Plan of Merger (MSB)
Appendix IV	Plan of Merger (OSB)
Appendix V	Opinion of D.A. Davidson & Co. (Umpqua)
Appendix VI	Opinion of Ragen MacKenzie Inc. (IFN)
Appendix VII	Opinion of Ragen MacKenzie Inc. (McKenzie State Bank)
Appendix VIII	Opinion of Ragen MacKenzie Inc. (Oregon State Bank)
Appendix IX	Umpqua Holdings Corporation Articles of Amendment
Appendix X	Oregon Revised Statutes Chapter 711.175—711.185 (Dissenters' Rights)

v

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    This proxy statement includes forward-looking statements containing assumptions and estimates of the managements of Umpqua, IFN, McKenzie State Bank and Oregon State Bank, regarding their respective institutions, based upon currently available information. Other than statements of historical fact, all statements included in this proxy statement regarding any of the companies' or banks' financial position, business strategies, and management plans and objectives for future operations, are forward-looking statements. The words "anticipate," "expect" "believe," "estimate," and "intend," and words or phrases of similar meaning, as they relate to the companies, banks or their managements, are intended in part to help identify forward-looking statements. Please note, however, that many forward-looking statements may not be identified by such language. Although the companies and banks believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that those expectations will prove correct. Because future events are inherently difficult to predict, because various risks and uncertainties may impede the performance of any of the companies or banks, or require them to change strategies, and because some or all of the underlying assumptions may prove incorrect, actual results may vary materially and adversely from those expectations and intentions. The companies and banks do not intend to update these forward-looking statements. You should consider any subsequent written or oral forward-looking statements attributable to the companies, banks and/or persons acting on their behalf in light of this explanation and caution about relying on forward-looking statements. You should carefully consider the risk factors contained in this proxy statement in the section entitled "Risk Factors."

    As used in this proxy statement, the words "we," "us" and "our" refer to Umpqua, IFN, McKenzie State Bank or Oregon State Bank, as the case may be, and their respective Boards of Directors and management. The words "you" and "your" refer to you, the shareholders of Umpqua, IFN, McKenzie State Bank or Oregon State Bank, as the case may be and the context may dictate.

SUMMARY

    This summary highlights information discussed in greater detail elsewhere in this proxy statement. This summary does not contain all the information that may be important to you. You should read the entire proxy statement before deciding how to vote your shares.

THE DEAL AT A GLANCE

The Parties	Umpqua Holdings Corporation is a financial holding company that operates Umpqua Bank and Strand, Atkinson, Williams & York, Inc., a retail investment firm.

Independent Financial Network, Inc. is a bank holding company that operates Independent Financial Network Bank (doing business as Security Bank, Roseburg Community Banking Company, and Security Mortgage), Pacific State Bank, Lincoln Security Bank, and Family Security Bank, and holds a majority interest in McKenzie State Bank ("MSB") and Oregon State Bank ("OSB"). IFN also owns Alliance Technology, Inc., a bank data processing company.
Transactions
IFN will merge into Umpqua, followed by the merger of each of IFN's subsidiary banks (MSB, OSB, Pacific State Bank, Lincoln Security Bank, Family Security Bank and Independent Financial Network Bank) into Umpqua Bank.
Effect	IFN will cease to exist as a separate entity and each of IFN's subsidiary banks become part of Umpqua Bank. The existing branch offices of each of the banks will become offices of Umpqua Bank.
Consideration
IFN shareholders receive 0.827 shares of Umpqua common stock for each share of IFN common stock. This exchange ratio may decrease to 0.80 Umpqua shares per IFN share in certain circumstances as described below.

MSB and OSB shareholders will receive 1.30 shares of Umpqua common stock for each share of common stock of MSB and OSB, respectively.

The closing market price of Umpqua common stock on , 2001, was $ .

QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q:
What are the proposed transactions?

A:
Umpqua Holdings Corporation ("Umpqua") parent corporation of Umpqua Bank, proposes to acquire Independent Financial Network, Inc. ("IFN") and its banking subsidiaries in six separate merger transactions. IFN will merge into Umpqua (referred to as the "holding company merger", with Umpqua being the surviving corporation, and each of IFN's banking subsidiaries will merge into Umpqua Bank (each a "bank merger" and collectively, "bank mergers"), with Umpqua Bank being the resulting bank.

Q:
Who are Umpqua and IFN and what are the IFN banking subsidiaries?

A:
Umpqua is a financial holding company headquartered in Portland, Oregon. Umpqua conducts business through two operating subsidiaries: Umpqua Bank, an Oregon state-chartered, commercial bank based in Roseburg, Oregon; and Strand, Atkinson Williams & York, Inc., a regional investment firm based in Portland, Oregon. Umpqua's total assets at            , 2001 were $       million.

  Umpqua Bank has 28 locations in six Oregon counties along Oregon's I-5 corridor from Ashland to Portland. The bank's deposits totaled $       million at             , 2001, and loans equaled $   million as of the same date.

  IFN is a bank holding company headquartered in Coos Bay, Oregon. IFN conducts business through its operating subsidiaries, six Oregon state-chartered banks and a data processing company that is an Oregon corporation. IFN's principal banking subsidiary is Independent Financial Network Bank, headquartered in Coos Bay, which conducts business under the names "Security Bank," "Roseburg Community Banking Company," and "Security Mortgage." IFN's other banks are Pacific State Bank, in Reedsport; Lincoln Security Bank, in Newport; Family Security Bank, in Brookings; MSB, in Springfield; and OSB, in Corvallis. IFN's total assets at            , 2001 were $   million.

  The IFN subsidiary banks have  locations and total deposits of $   million at            , 2001. Loans at            , 2001 equaled $   million. All of IFN's banks are wholly owned subsidiaries, except for MSB and OSB. IFN owns 67% of Class A Common Stock of MSB as well as 100% of MSB's Class B Common Stock, giving IFN a combined equity ownership of 87% of MSB. IFN also owns 69% of the voting common stock of OSB.

Q:
What will be the effect of the mergers?

A:
If the mergers occur, IFN will merge into Umpqua, and each IFN subsidiary will merge into Umpqua Bank. The existing branch offices of each of IFN's banks will become offices of Umpqua Bank

Q:
What will IFN shareholders receive in the holding company merger?

A:
IFN Shareholders will receive 0.827 shares of Umpqua common stock for each share of IFN common stock, with cash paid in lieu of any fractional share. The exchange ratio in the holding company merger could decrease to 0.80 shares of Umpqua stock if prior to completing the merger, the weighted average price of Umpqua common stock during the 20 trading days ending on the tenth calendar day before closing is greater than $13.00 per share.

Q:
What will McKenzie State Bank shareholders receive in the merger?

A:
Shareholders of MSB will receive 1.3 shares of Umpqua common stock for each share of MSB common stock, with cash paid in lieu of any fractional share. The MSB merger will occur only if the holding company merger is approved by the IFN shareholders and the conditions to closing are satisfied.

Q:
What will Oregon State Bank shareholders receive in the merger?

A:
Shareholders of OSB will receive 1.3 shares of Umpqua common stock in exchange for each share of OSB common stock, with cash paid in lieu of any fractional share. The OSB merger will occur only if the holding company merger is approved by the IFN shareholders and the conditions to closing are satisfied.

Q:
Why are the companies and banks proposing to merge?

A:
Umpqua and IFN share a strong belief that community banking should emphasize responsiveness to local markets and the delivery of personalized services to customers. The companies believe that merging will not change that commitment, but rather will result in a stronger organization, permitting the combined bank to provide additional services and products to its depositors and larger loans to its borrowing customers. We believe this strength will enhance shareholder value by allowing the combined organization to increase revenues and earnings while capitalizing on a more efficient cost structure.

  We believe the mergers will afford all shareholders the benefit of increased liquidity in trading of their shares.

  The mergers will also make available to all customers of IFN's subsidiary banks the retail securities investment products from Strand, Atkinson, Williams & York, Umpqua's investment brokerage subsidiary.

Q:
Who will manage the combined company?

A:
Following the merger, the boards of directors of Umpqua Holdings Corporation and Umpqua Bank will consist of 13 directors, two of whom will be selected from among the current IFN directors. Following Umpqua's acquisition of Linn-Benton Bank, also scheduled to close this fall and described in more detail below, each of those boards will increase to 14 directors, one of whom will be designated by Linn-Benton. All of the current Umpqua directors will continue to serve following the merger.

  Raymond P. Davis, President and CEO of Umpqua Holdings Corporation, will continue in that position with the holding company. William A. Haden, President and CEO of Umpqua Bank will continue in that position with Umpqua Bank. Certain senior officers of IFN are expected to remain with the combined company.

Q:
What vote is required to approve the mergers?

A:
The holding company merger will be approved if the holders of a majority of the outstanding shares of IFN and Umpqua vote in favor of the merger.

  The MSB and OSB mergers will be approved if the holders of at least two-thirds of the outstanding shares vote in favor of the respective mergers. IFN owns at least two-thirds of the voting common stock of each of MSB and OSB. The MSB and OSB mergers will not occur unless the holding company merger is also approved.

Q:
What do I need to do now?

A:
Please read this proxy statement and then mark and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares can be represented at the applicable special shareholders meeting.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before your shares are voted at the special meeting. You can do this in one of three ways: you can send a written notice to your company or bank stating that you would like to revoke your proxy; you can complete and submit a new proxy card; or you can attend the special meeting and inform the corporate secretary that you wish to vote in person. Simply attending the meeting, however, will not revoke your proxy.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
If your shares are held by your broker (or other nominee), you will receive this proxy statement and a proxy card from your broker. Your broker will vote your shares only if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker cannot vote your shares. This will have the same effect as a vote against the merger.

Q:
When should I send in my stock certificates?

A:
Please DO NOT send in your certificates with your proxy card. After the merger is completed, Umpqua will send you written instructions for exchanging your IFN, MSB or OSB stock certificates for Umpqua stock certificates. Do not send in your certificates until you receive instructions to do so.

Q:
What is the fairness hearing?

A:
The fairness hearing is part of the Oregon securities law process to register the shares of Umpqua common stock to be issued to IFN, OSB and MSB shareholders in the mergers. The hearing is held by a representative from the Oregon Division of Finance and Corporate Securities, who will consider whether the terms and conditions of the mergers are fair, just, equitable and free from fraud.

Q:
Have the parties' financial advisors reviewed the merger?

A:
D.A. Davidson & reviewed the deal's fairness to Umpqua shareholders and Ragen MacKenzie reviewed the fairness to IFN shareholders. Both financial advising companies delivered written opinions to the respective boards of directors that the holding company merger is fair from a financial point of view. In addition Ragen MacKenzie delivered its written opinions to each of MSB and OSB that each of those bank mergers is fair from a financial point of view to each respective shareholder group. In addition to Ragen MacKenzie's fairness opinion for OSB shareholders, the OSB board received an independent valuation analysis. A copy of the DA Davidson and Ragen MacKenzie fairness opinions are attached as appendices to this proxy statement. The board of directors of OSB, prior to the resignation of five directors, sought a business valuation of OSB from a professional appraiser who concluded that a cash price of $17.38 per share would represent the value of OSB shares on a fully diluted basis and that the OSB merger would be fair to the extent that OSB shareholders received Umpqua stock with value from $14.77 to $19.99 per OSB share.

Q:
Do I need to attend the fairness hearing?

A:
IFN, MSB and OSB shareholders are invited to attend the fairness hearing; however, attendance is not necessary. Shareholders may comment on the record regarding the proposed mergers either in writing or at the fairness hearing. If you are an IFN, MSB or OSB shareholder, you should read the notice of the fairness hearing that accompanies this proxy statement.

Q:
Can I get cash for my shares instead of Umpqua stock?

A:
Umpqua will not purchase your shares for cash, unless you are entitled to, and properly exercise, statutory dissenters' appraisal rights.

  If you are an IFN shareholder, you do not have statutory dissenters' rights. You may sell your shares at any time in the stock market.

  If you are a shareholder of MSB or OSB, you may dissent from your respective bank merger and receive the fair value of your shares in cash. You must properly follow the procedures established by statute. A copy of the statute is attached as an appendix to this proxy statement.

Q:
What are the tax consequences of the merger?

A:
The mergers generally will be tax-free to you for federal income tax purposes, except to the extent you receive cash in lieu of any fractional share of Umpqua common stock or exercise your dissenters' rights. As a condition of completing the mergers, Umpqua's legal counsel must give a legal opinion that the transactions will qualify as tax-free reorganizations under the Internal Revenue Code.

Q:
When do you expect the mergers to be completed?

A:
We are working to complete the mergers as quickly as possible and we anticipate the mergers will be completed in the fourth quarter of 2001. Because the mergers are subject to shareholder and regulatory approval and other factors beyond our control, we cannot predict with accuracy the exact timing for completing the mergers.

Q:
Is it possible that some but not all of the mergers will occur?

A:
No. We will not complete any of the mergers unless we can complete all of them.

Q:
Where do I get more information?

A:
If you have questions about the mergers or submitting your proxy, or if you need additional copies of this proxy statement or proxy card, you should contact one of the following:

Daniel A. Sullivan, Sr. VP and CFO Umpqua Holdings Corporation 200 Market Street, Suite 1900 Portland, OR 97201	Ron L. Farnsworth, CFO Independent Financial Network, Inc. 170 S. Second Street, Suite 201 Coos Bay, OR 97420
John Moretti, President McKenzie State Bank 52nd & Main Street Springfield, OR 97477	Neil Grossnicklaus, President Oregon State Bank 415 NW 3rd Street Corvallis, OR 97330

    The boards of directors of each of the parties has unanimously recommended that their respective shareholders approve the merger. In the case of OSB, that recommendation was made by a board of directors appointed following the resignation of several OSB directors.

Special Meetings

  Umpqua Meeting

    The Umpqua meeting will be held at     p.m. on            , 2001, at the main office of Umpqua Bank, 445 SE Main Street, Roseburg, Oregon. If you were an Umpqua shareholder as of the close of business on            , 2001, you may vote at the Umpqua meeting. At the meeting, Umpqua shareholders will consider and vote on three items of business:

  •
  Approval of the mergers

  •
  The adoption of an amendment to the Articles of Incorporation to increase the number of authorized shares

  IFN Meeting

    The IFN meeting will be held at     p.m. on            , 2001, at the            , Oregon. If you were an IFN shareholder as of the close of business on            , 2000, you may vote at the IFN meeting. At the meeting, the only item of business is approval of the holding company merger.

  MSB Meeting

    The MSB meeting will be held at     p.m. on            , 2001, at the            , Oregon. If you were an MSB shareholder as of the close of business on            , 2000, you may vote at the MSB meeting. At the meeting, the only item of business is approval of the MSB merger.

  OSB Meeting

    The OSB meeting will be held at     p.m. on            , 2001, at the            , Oregon. If you were an OSB shareholder as of the close of business on            , 2000, you may vote at the OSB meeting. At the meeting, the only item of business is approval of the OSB merger.

  Voting at the Meetings

    Whether you are an Umpqua, IFN, MSB or OSB shareholder, you do not need to attend your shareholder meeting, although we invite you to do so. You may vote your shares by proxy, and we encourage you to complete and return your proxy even if you plan to attend your shareholder meeting. You should mark the enclosed proxy to indicate your vote on the matters presented at the meeting and your shares will be voted as you instruct. You may still attend your shareholder meeting even if you submit a proxy.

    If you submit a proxy with no instructions, your shares will be voted in favor of the mergers and, for Umpqua shareholders, in favor of the amendment to the Articles of Incorporation and amendment to the 2000 Stock Option Plan.

    In addition, the named proxy holders for each entity will vote your shares in their discretion on any other business properly brought before the meeting.

    You may revoke your proxy any time before the vote is taken at the meeting by notifying the corporate secretary of your intention to do so.

Approval of the Mergers

    All shareholders will be considering and voting upon the mergers to which their company or bank is a party. The holding company merger must be approved by the majority of the outstanding shares of Umpqua and IFN common stock. The MSB and OSB mergers must be approved by two-thirds of the outstanding shares of common stock of MSB and OSB, respectively.

Approval of Amendment to Articles of Incorporation (Umpqua Shareholders Only)

    As part of the approval of the merger agreement, Umpqua shareholders will also be considering and voting on an amendment to the Articles of Incorporation to increase the authorized capital stock from 20 million shares of common stock to 100 million shares of common stock. The Umpqua board of directors recommends that shareholders approve the amendment because additional authorized capital is necessary to allow future stock issuance and permit potential future mergers that may involve exchanging shares of stock. Umpqua must seek shareholder approval of future transactions if the result would be to issue stock equal to 20% or more of its outstanding capital stock prior to the transaction. The amendment will be approved if a majority of the shares represented at the Umpqua meeting, in person or by proxy, are voted in favor of the amendment.

    The Umpqua board of directors recommends that shareholders approve the proposal to amend the Articles of Incorporation.

Recent Events

    On August 20, 2001, Umpqua signed a definitive agreement to acquire Linn-Benton Bank, a community bank headquartered in Albany, Oregon. Linn-Benton also has branches in Corvallis, Lebanon, Sweet Home, and Tangent, Oregon, and a loan production office in Portland, Oregon. Linn-Benton was founded in 1990. As of June 30, 2001, Linn-Benton held total assets of $113.6 million and deposits of $99.3 million. Linn-Benton will merge into Umpqua Bank. The boards of directors of Umpqua and Linn-Benton unanimously approved the definitive agreement.

    Linn-Benton shareholders will receive approximately $12.75 per share for each share of Linn-Benton stock held. Umpqua will issue approximately 889,000 shares to acquire 60% of the Linn-Benton's outstanding shares at a fixed exchange ratio of 0.944 Umpqua shares for each share of Linn-Benton. The exchange ratio is subject to adjustment under certain conditions. The remaining 40% of the outstanding Linn-Benton shares will be acquired for cash. The transaction will be accounted for under the purchase accounting method. Completion of the transaction is expected by the end of 2001 and is subject to regulatory and Linn-Benton shareholder approval. Umpqua's management will continue to lead the combined enterprises.

  Selected Financial Data (Unaudited)

    The following tables present selected unaudited consolidated financial data for Umpqua, IFN, MSB and OSB, and selected pro forma combined financial data for the combined companies, giving effect to the mergers. The holding company merger will be accounted for on a pooling-of-interests basis. The acquisition of the minority interest of MSB and OSB will be accounted under the purchase accounting method. The data has been derived in part from, and should be read in conjunction with, the consolidated financial statements and notes thereto and other financial information with respect to Umpqua, IFN, MSB and OSB included elsewhere in this proxy statement. The data in the following tables is qualified in its entirety by reference to those financial statements. The pro forma income statement items have been prepared assuming the mergers occurred at the beginning of the periods presented. The pro forma income statement items and related per share amounts do not include anticipated revenue enhancements, operating cost savings or the after-tax impact of merger-related costs expected as a result of the mergers. The pro forma balance sheet items give effect to the mergers as if they occurred at the beginning of the period presented and include adjustments to reflect the after-tax impact of merger-related costs. See "Historical and Unaudited Pro Forma Combined Financial Information."

Umpqua Historical

	Six months ended June 30,			Years ended December 31,
(dollars in thousands except share data)	2001		2000	2000	1999	1998	1997	1996
Operating Results
Interest income	$29,128		$26,033	$55,074	$47,364	$44,686	$32,497	$26,806
Interest expense	10,998		8,914	19,744	14,869	14,965	10,555	8,478

Net interest income	18,130		17,119	35,330	32,495	29,721	21,942	18,328
Provision for credit losses	680		1,035	1,643	1,392	1,025	812	850
Noninterest income	7,956		5,823	12,840	6,350	5,553	4,727	3,309
Noninterest expense	16,949		13,892	31,534	22,126	19,865	15,672	12,184

Income before income taxes	8,457		8,015	14,993	15,327	14,384	10,185	8,603
Provision for income taxes	3,317		2,938	6,121	5,564	5,348	3,437	2,991

Net income	$5,140		$5,077	$8,872	$9,763	$9,036	$6,748	$5,612

Per Share Data
Earnings per common share	$0.36		$0.35	$0.62	$0.67	$0.63	$0.53	$0.46
Diluted earnings per share	$0.35		$0.35	$0.61	$0.66	$0.62	$0.52	$0.45
Dividends declared per common share	$0.08		$0.08	$0.16	$0.16	$0.12	$0.08	$0.07
Ratio of dividends declared to net income	22.20%		22.90%	25.80%	23.90%	19.00%	15.10%	15.20%
Financial Ratios
Return on average equity	14.19	%(1)	14.24%	11.94%	13.86%	13.89%	16.67%	16.03%
Return on average assets	1.47	%(1)	1.47%	1.22%	1.51%	1.54%	1.61%	1.60%
Efficiency ratio	60.23	%(1)	59.30%	64.28%	55.74%	55.46%	57.46%	54.84%
Net interest margin	5.22%		5.61%	5.50%	5.66%	5.67%	5.89%	5.98%
Balance Sheet Data at Period End
Loans	$584,470		$484,032	$530,143	$448,846	$364,881	$272,226	$214,269
Allowance for loan losses	$7,656		$7,264	$7,096	$6,973	$6,203	$3,921	$3,623
Allowance as percentage of loans	1.31%		1.50%	1.34%	1.55%	1.69%	1.43%	1.68%
Total assets	$826,563		$737,372	$785,648	$697,469	$629,804	$434,100	$380,945
Total deposits	$713,193		$623,678	$681,305	$577,297	$529,927	$394,901	$328,406
Total equity	$83,813		$72,186	$78,801	$70,326	$69,761	$50,213	$37,210

(1)
Excludes merger related expenses in the amount of $596, net of tax.

IFN Historical

	Six months ended June 30,		Years ended December 31,
	2001	2000	2000	1999	1998	1997	1996
(dollars in thousands except share data)
Operating Results
Interest income	$14,643	$12,403	$26,994	$20,905	$19,995	$20,091	$17,752
Interest expense	6,608	5,211	11,618	8,089	8,435	8,337	7,037

Net interest income	8,035	7,192	15,376	12,816	11,560	11,754	10,715
Provision for credit losses	142	264	293	470	1,107	263	232
Noninterest income	3,720	2,345	4,762	5,201	4,968	3,869	3,476
Noninterest expense	10,301	8,133	16,667	14,724	16,980	11,378	9,574

Income before income taxes	1,312	1,140	3,178	2,823	(1,559)	3,982	4,385
Provision for income taxes	312	325	816	869	25	1,247	1,353
(Income) loss to minority interest	1	(28)	(126)	60	35	30	37

Net income	$1,001	$787	$2,236	$2,014	$(1,549)	$2,765	$3,069

Per Share Data
Earnings per common share	$0.18	$0.15	$0.41	$0.37	$(0.28)	$0.56	$0.69
Diluted earnings per share	$0.18	$0.15	$0.41	$0.37	$(0.28)	$0.56	$0.68
Dividends declared per common share	$—	$—	$—	$0.16	$0.32	$0.18	$0.16
Ratio of dividends declared to net income	0.00%	0.00%	0.00%	43.24%	-114.29%	32.14%	23.19%
Financial Ratios
Return on average equity	6.02%	5.47%	7.48%	7.00%	-5.39%	10.40%	13.93%
Return on average assets	0.52%	0.48%	0.64%	0.69%	-0.57%	1.06%	1.35%
Efficiency ratio	87.63%	85.29%	82.77%	81.72%	102.73%	72.83%	67.47%
Net interest margin	4.64%	4.80%	4.82%	4.83%	4.65%	4.84%	5.05%
Balance Sheet Data at Period End
Loans	$261,416	$211,795	$224,148	$190,680	$151,152	$141,632	$123,580
Allowance for loan losses	$2,811	$2,885	$2,742	$2,645	$2,294	$1,429	$1,336
Allowance as percentage of loans	1.08%	1.36%	1.22%	1.39%	1.52%	1.01%	1.08%
Total assets	$404,241	$349,871	$373,502	$316,601	$273,639	$270,232	$244,215
Total deposits	$334,982	$291,076	$312,273	$263,969	$226,795	$213,841	$193,964
Total minority interest in sub equity	$1,565	$2,603	$2,579	$3,306	$2,224	$908	$938
Total equity	$34,414	$29,434	$32,685	$28,718	$29,032	$28,423	$25,323

MSB Historical(1)

	Six months ended June 30,		Years ended December 31,
	2001	2000	2000	1999	1998	1997		1996
(dollars in thousands except share data)
Operating Results
Interest income	$1,040	$809	$1,820	$879	$42	N/A	(1)	N/A	(1)
Interest expense	467	331	775	319	21

Net interest income	573	478	1,045	560	21
Provision for credit losses	54	60	80	84	14
Noninterest income	82	34	94	96	1
Noninterest expense	552	453	947	665	312

Income before income taxes and minority interest	49	(1)	112	(93)	(304)
Provision for income taxes	16	(48)	(5)	(20)	(62)

Income (loss) before minority interest	$33	$47	$117	$(73)	$(242)

Per Share Data
Earnings per common share	$0.08	$0.12	$0.29	$(0.18)	$(0.61)
Diluted earnings per share	$0.08	$0.12	$0.29	$(0.18)	$(0.61)
Dividends declared per common share	—	—	—	—	—
Ratio of dividends declared to net income	0.0%	0.0%	0.0%	0.0%	0.0%
Financial Ratios
Return on average equity	1.78%	2.64%	3.23%	-2.03%	-48.26%
Return on average assets	0.25%	0.48%	0.54%	-0.56%	-26.17%
Efficiency ratio	84.25%	88.44%	83.15%	101.34%	1446.14%
Net interest margin	5.03%	5.56%	5.45%	5.18%	3.04%
Balance Sheet Data at Period End
Loans	$19,493	$14,680	$16,282	$11,491	$1,612
Allowance for loan losses	$203	$153	$173	$93	$14
Allowance as percentage of loans	1.04%	1.04%	1.06%	0.81%	0.87%
Total assets	$28,813	$21,070	$24,580	$17,544	$7,987
Total deposits	$24,628	$15,078	$20,424	$11,820	$4,238
Total equity	$3,837	$3,631	$3,756	$3,563	$3,718
Book value per share	$9.59	$9.08	$9.39	$8.91	$9.30

(1)
Opened November 1998.

OSB Historical(1)

	Six months ended June 30,		Years ended December 31,
(dollars in thousands except share data)	2001	2000	2000	1999	1998		1997		1996
Operating Results
Interest income	$960	$516	$1,316	$458	N/A	(1)	N/A	(1)	N/A	(1)
Interest expense	516	232	627	162

Net interest income	444	284	689	296
Provision for credit losses	45	28	42	53
Noninterest income	176	81	182	46
Noninterest expense	600	455	985	795

Income before income taxes	(25)	(118)	(156)	(506)
Provision for income taxes	(9)	(25)	(145)	(106)

Net income	$(16)	$(93)	$(11)	$(400)

Per Share Data
Earnings per common share	$(0.04)	$(0.23)	$(0.03)	$(1.00)
Diluted earnings per share	$(0.04)	$(0.23)	$(0.03)	$(1.00)
Diviedends declared per common share	—	—	—	—
	0.0%	0.0%	0.0%	0.0%
Financial Ratios
Return on average equity	-0.83%	-5.33%	-0.32%	-14.40%
Return on average assets	-0.12%	-1.32%	-0.07%	-6.06%
Efficiency ratio	96.63%	124.62%	113.13%	232.46%
Net interest margin	4.13%	4.68%	4.73%	5.01%
Balance Sheet Data at Period End
Loans	$22,306	$11,353	$15,743	$7,076
Allowance for loan losses	$115	$81	$95	$53
Allowance as percentage of loans	0.52%	0.71%	0.60%	0.75%
Total assets	$27,289	$16,825	$22,009	$11,751
Total deposits	$21,532	$12,995	$17,712	$8,134
Total equity	$3,605	$3,491	$3,601	$3,590
Book value per share	$9.01	$8.73	$9.00	$8.98

(1)
Opened April 1999.

Pro Forma Combined

	Six months ended June 30,			Years ended December 31,
(dollars in thousands except share data)	2001		2000	2000	1999	1998
Operating Results
Interest income	$43,771		$38,436	$82,068	$68,283	$64,682
Interest expense	17,607		14,125	31,362	22,959	23,401

Net interest income	26,164		24,311	50,704	45,324	41,281
Provision for credit losses	822		1,299	1,936	1,862	2,132
Noninterest income	11,677		8,168	17,602	11,537	10,521
Noninterest expense	27,249		22,025	48,202	36,851	36,844

Income before income taxes	9,770		9,155	18,170	18,148	12,826
Provision for income taxes	3,629		3,642	6,937	6,433	5,373
(Income) loss to minority interest	—		(28)	(126)	61	35

Net income	$6,141		$5,485	$11,107	$11,776	$7,488

Per Share Data
Earnings per common share	$0.32		$0.29	$0.58	$0.61	$0.39
Diluted earnings per share	$0.32		$0.28	$0.58	$0.60	$0.39
Financial Ratios
Return on average equity	10.97%	(1)	11.37%	11.04%	12.31%	8.30%
Return on average assets	1.03%	(1)	1.06%	1.03%	1.25%	0.87%
Efficiency ratio	68.36%	(1)	66.37%	66.51%	63.52%	69.90%
Net interest margin	4.98%		5.35%	5.31%	5.44%	5.39%
Balance Sheet Data at Period End
Loans	$852,083		$695,827	$755,824	$640,709	$520,107
Allowance for loan losses	$10,467		$10,149	$9,838	$9,618	$8,497
Allowance as percentage of loans	1.23%		1.46%	1.30%	1.50%	1.63%
Total assets	$1,230,804		$1,086,885	$1,159,150	$1,014,070	$902,744
Total deposits	$1,048,174		$914,270	$993,578	$871,266	$756,114
Total equity	$114,661		$99,765	$107,920	$95,478	$96,847

(1)
Excludes $596 of merger-related charges at Umpqua, net of tax.

Equivalent Per Share Data

    The table below presents:

  •
  the closing price per share for Umpqua and IFN common stock as reported by the Nasdaq Stock Market on June 21, 2001, the last full trading day prior to the public announcement of the merger, and as of            , 2001, the most recent date prior to the date of this proxy statement, together with the pro forma equivalent market value of IFN shares after giving effect to the merger.

  •
  the estimated trading value for MSB common stock as of June 21, 2001, and the most recent date prior to the date of this proxy statement, based on transactions known to MSB.

  •
  the estimated trading value for OSB common stock as of June 21, 2001, and the most recent date prior to the date of this proxy statement, based on transactions known to OSB.

  •
  the historical earnings, book value and cash dividends per share as of June 30, 2001 and the six months then ended, and as of December 31, 2000 and the three years then ended, for Umpqua,

    IFN, MSB and OSB (after its formation), together with the pro forma amounts for Umpqua and the pro forma equivalent amounts for IFN, MSB and OSB after giving effect to the holding company merger on a pooling-of-interests basis assuming the merger had been effective during all the periods presented.

    The pro forma equivalent per share data is calculated by multiplying the pro forma per share data for Umpqua by 0.827, the anticipated exchange ratio. The exchange ratio for IFN could be decreased to 0.80 under certain circumstances, but the decrease would not materially affect the pro forma per share data. This data should be read in conjunction with the financial statements and other financial and pro forma financial information included elsewhere in this proxy statement.

    The pro forma equivalent per share data for MSB and OSB is calculated by multiplying the pro forma per share data of Umpqua by 1.3, the exchange ratio for those mergers.

    The pro forma data are not necessarily indicative of future operating results or the financial position that would have occurred or will occur upon consummation of the mergers.

	Umpqua		IFN		MSB(*)		OSB
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent	Historical	Pro Forma Equivalent	Historical	Pro Forma Equivalent
Market/Trading Value per share at June 21, 2001	12.05		5.15		14.00		10.00
Market/Trading Value per share at September , 2001
Earnings per share for the periods ended:
June 30, 2001	0.35		0.18		0.08		(0.04)
December 31, 2000	0.61		0.41		0.29		(0.03)
December 31, 1999	0.66		0.37		(0.18)		(1.00)
December 31, 1998	0.62		(0.28)		(0.61)		N/A
Book Value per share at:
June 30, 2001			6.35		9.59		9.01
December 31, 2000			6.03		9.39		9.00
December 31, 1999	4.82		5.30		8.91		8.98
December 31, 1998	4.71		5.37		9.30		N/A	N/A
Cash Dividends per share declared for the periods ended:
June 30, 2001			0.00		—		—	—
December 31, 2000			0.00		—		—	—
December 31, 1999			0.16		—		—	—
December 31, 1998			0.32		—		N/A	N/A

*
In May 2001 IFN purchased 2,500 shares of MSB common stock at $19 per share. This transaction permitted IFN to acquire shares sufficient to control the two-thirds vote necessary to approve the MSB merger; accordingly this price includes a "control premium" to the selling shareholder.

    The pro forma data are not necessarily indicative of future operating results or the financial position that would have occurred or will occur upon consummation of the mergers.

STOCK PRICE AND DIVIDEND INFORMATION

Umpqua

    The common stock of Umpqua is traded on the Nasdaq National Market System™ under the symbol "UMPQ." The common stock is registered under the Securities Exchange Act of 1934 and is eligible to be held in margin accounts. The following lists the high and low closing prices as reported by the Nasdaq Stock Market for each period beginning with January 1, 1999, and as adjusted for subsequent stock dividends, and cash dividends declared. Prices do not include retail mark-ups, mark-downs or commissions. On             , 2001, the common stock was held of record by approximately      shareholders, a number that does not include beneficial owners who hold shares in "street name." As of             , 2001, the most recent date prior to the date of this Proxy Statement, the last sale price of the common stock was $      per share.

	2001			2000			1999
	Market Price			Market Price			Market Price
			Cash Dividends Declared			Cash Dividends Declared			Cash Dividends Declared
	High	Low		High	Low		High	Low
1st Quarter	$10.188	$8.438	$0.04	$9.375	$6.375	$0.04	$10.875	$8.875	$0.04
2nd Quarter	$12.81	$9.40	$0.04	$8.75	$7.375	$0.04	$10.406	$8.25	$0.04
3rd Quarter	$—	$—	$—	$8.625	$7.563	$0.04	$10.375	$8.375	$0.04
4th Quarter (through , 2001)	$—	$—	$—	$8.50	$7.50	$0.04	$11.00	$8.875	$0.04

    Umpqua Dividend Reinvestment Plan.  Umpqua maintains a dividend reinvestment plan under which shareholders who elect to participate receive shares of common stock in lieu of cash dividends. Cash dividends otherwise payable to participating shareholders are used to purchase shares of Umpqua common stock in the open market by a registered broker-dealer acting as agent for plan participants.

    Expenses incurred in acquiring shares for the plan, including brokerage commissions, are charged to the participating shareholders on a pro rata basis. Participants may also be assessed an administrative charge for transactions, including enrolling in or withdrawing from the plan, and withdrawal of shares from the plan. As trading activity in Umpqua's common stock has historically been limited, the broker-dealer is permitted to acquire shares over a 30-day period. Participating shareholders receive quarterly statements of their accounts, and do not receive certificates for shares acquired under the plan unless requested. Umpqua serves as the plan administrator.

IFN

    The common stock of IFN is traded on the Nasdaq National Market System™ under the symbol "INFN." IFN's common stock is registered under the Securities Exchange Act of 1934 and is eligible to be held in margin accounts. The following lists the high and low closing sales prices for each period, as reported by the Nasdaq Stock Market, Inc. and as adjusted for subsequent stock dividends, and cash dividends declared. Prices do not include retail mark-ups, mark-downs or commissions. On             , 2001, IFN's common stock was held of record by approximately 800 shareholders, a number that does not include beneficial owners who hold shares in "street name." As of             ,

2001, the most recent date prior to the date of this Proxy Statement, the last sale price of the common stock was $      per share.

	2001			2000			1999
	Market Price			Market Price			Market Price
			Cash Dividends Declared			Cash Dividends Declared			Cash Dividends Declared
	High	Low		High	Low		High	Low
1st Quarter	$5.50	$3.94	$—	$5.44	$4.20	$—	$8.13	$7.09	$0.16
2nd Quarter	$9.18	$4.05	$—	$4.93	$3.86	$—	$7.82	$6.79	$—
3rd Quarter	$—	$—	$—	$4.76	$3.69	$—	$7.77	$6.10	$—
4th Quarter (through , 2001)	$—	$—	$—	$4.76	$3.70	$—	$6.38	$4.70	$—

MSB and OSB

    The common stock of both MSB and OSB is not traded on the Nasdaq Stock Market or any securities exchange, and is not quoted on the OTC Bulletin Board. Trading activity has been limited. The following chart is based on price information for recent trades reported to MSB and OSB. No cash dividends have been declared by MSB or OSB.

    Since MSB's formation, there have been 46 transactions in which shares have been transferred. Of these, 28 occurred in 1999, 14 occurred in 2000, and 4 transactions, totalling 6,000 shares, occurred in 2001.

    Since OSB's formation, there have been 9 transactions in which shares have been transferred. OSB initially issued shares at the price of $10 per share. Of the 9 transactions, only 4 represented sales between unrelated parties. The following is pricing information for the 4 sales between unrelated parties:

Date	# of Shares	$ / Share
2/9/00	300	$10
5/25/00	2,000	$12
7/5/00	500	$10
5/29/01	10,000	$11.50

RISK FACTORS

    Completion of the mergers represents an investment by IFN, MSB and OSB shareholders in Umpqua's common stock and an investment by Umpqua in IFN's, MSB's and OSB's assets and liabilities, each of which will subject the respective investor to various risks. You should carefully consider the following risk factors as well as other information contained in this proxy statement and in the various parties' filings with the SEC, before deciding how to vote on the merger.

The integration of the banking operations may not be completed smoothly, which could result in loss of customers.

    At the time of the mergers, IFN's banking subsidiaries will merge into one organization under the name of "Umpqua Bank." IFN banking customers are accustomed to traditional community bank branch facilities and services. Umpqua Bank has transformed itself from a traditional community bank into a community-oriented financial services retailer. In accomodating this strategy, Umpqua has remodeled many of its banking branches to resemble retail stores that include distinct physical areas or boutiques such as a "serious about service center," an "investment opportunity center" and "a computer café." Over a period of months following the merger, Umpqua intends to remodel and convert most of IFN's branches in a similar fashion. Such a conversion would involve significant expenses, disrupt banking activities during the remodeling period, and would present a new look and feel to the banking services and products being offered. There is a risk that some of the existing customers will not stay with Umpqua Bank during the remodeling period or after the conversion is completed. Additionally, the cost of remodeling the branches and training personnel could exceed estimates and might not result in increased banking activity, revenues or profits. Further, there may be delays in completing the conversion which could cause confusion and disruption in the business of those branches.

Umpqua is pursuing an aggressive growth strategy, which may place heavy demands on its management resources.

    Umpqua is a dynamic organization that is one of the fastest-growing community financial services organizations in the United States. Umpqua merged with VRB Bancorp in December 2000, and entered into the agreements with IFN, MSB and OSB on June 21, 2001. Since the IFN mergers were announced, Umpqua has announced plans to acquire Linn-Benton Bank, headquartered in Albany, Oregon. Umpqua also has from time to time explored other merger and acquisition opportunities. It expects to continue to explore these types of opportunities. We expect that a substantial amount of its management's attention and effort will be directed at deriving the benefits and efficiencies expected from the mergers. If Umpqua were to pursue its strategy too aggressively, or if factors beyond the control of Umpqua's management were to divert attention away from its integration plans, management may become over-taxed and Umpqua might be unable to realize some or all of the anticipated benefits.

Involvement in non-bank businesses may involve new risks.

    Umpqua has a licensed retail broker-dealer subsidiary, Strand, Atkinson, Williams & York, Inc. The operation of commercial banking and retail brokerage under common ownership has only recently been permitted by federal law, and retail brokerage operations present special risks not previously borne by community banks. For example, the brokerage industry is subject to fluctuations in the stock market that may have a significant adverse impact on transaction fees, customer activity and investment portfolio gains and losses. Likewise, additional or modified regulations may affect Umpqua's banking, investment banking and brokerage operations. A decline in fees and commissions or losses suffered in the investment portfolio could adversely affect the subsidiary's contribution to the income of the holding company, and might increase the subsidiary's capital needs. In its continuing expansion,

Umpqua may acquire other financial services companies whose successful integration is not assured and may present additional management challenges and new risks to the company.

The restructuring and integration costs could exceed estimates; expected consolidation savings may not materialize.

    The companies and banks estimate that they will incur approximately $     million in restructuring costs and related expenses by the time the mergers are consummated and operations are fully integrated. These costs include investment banking, accounting and legal fees in connection with the mergers, as well as severance or change of control payments under employment contracts and severance payments to employees whose positions may be eliminated. Additional costs include system integration, store remodeling and disposal of duplicative equipment. The actual costs could exceed these estimates and unanticipated costs and charges may arise.

    Further, Umpqua anticipates that as a result of the mergers, various cost savings will accrue to the combined organization by eliminating duplicate positions and outside services including accounting, regulatory compliance, marketing and data processing. There is a risk that Umpqua will not be able to realize the cost savings anticipated in the amount or within the time anticipated.

The SEC may challenge the accounting treatment of the mergers.

    The parties expect that the holding company mergers will be treated for accounting purposes as a pooling of interests, and IFN and Umpqua have received opinions from their respective audit firms that this characterization is appropriate. However, the parties have not sought review from the Securities and Exchange Commission as to this analysis, nor do they intend to do so. The SEC has not reviewed this transaction to determine whether the holding company merger is appropriately characterized as a pooling of interests. The SEC may later review the transaction and, in its discretion based upon applicable regulations and guidelines, may challenge this assessment. If the SEC determines the transaction does not qualify for pooling of interests accounting, the transaction will be accounted for as a purchase and under certain circumstances the combined entity may be required to take a charge against earnings for any impairment of goodwill acquired. Accordingly, if the SEC required Umpqua to account for the holding company merger under the purchase accounting method rather than as a pooling-of-interests, there could be a material adverse effect on the operating results and financial condition of the combined organization.

Recent changes in accounting rules may result in charges against earnings for any impairment of goodwill acquired.

    Due to recent changes in accounting rules, all future mergers and acquisitions will be treated for accounting purposes as purchases. Under purchase accounting, goodwill acquired in any such transaction is booked and subject to impairment testing each quarter. If, upon review, any goodwill acquired is determined to be impaired, Umpqua will be required to recognize a charge against earnings to reflect the reduced value of such goodwill. There could be a material adverse effect on the operating results and financial condition of the combined organization after future merger and acquisition transactions if such charges were required.

Certain disgruntled Oregon State Bank shareholders have threatened litigation over the transaction.

    As discussed in greater detail in "Background of the Merger" below, six of the eight members of the OSB board of directors resigned on June 25, 2001 rather than voting to approve or disapprove the merger of OSB into Umpqua Bank. On June 26, 2001 the remaining OSB directors, Charles Brummel and Neil Grossnicklaus, appointed six replacement directors, each of whom is a current director or officer of IFN, which is also the largest shareholder of OSB. The reconstituted OSB board voted to approve the merger on June 26, 2001. Thereafter, an attorney claiming to represent one or more of the OSB directors sent letters to IFN and Umpqua claiming that the transaction is unfair to OSB shareholders and alleging that IFN had oppressed OSB's minority shareholders, that the replacement directors had breached their fiduciary duties by approving the merger and recommending it for approval by OSB shareholders, and that IFN and Umpqua had made unspecified misrepresentations in connection with their respective actions. IFN, Umpqua and OSB believe these claims are without merit. However, if these or similar claims are brought, one or more of the parties may incur significant expenses in responding to them. If the mergers are concluded, these fees may have a material adverse effect upon the operations or financial condition of the combined entity. In either event, if litigation of this type ensues, shareholders may expect it to distract the attention of management of each of these parties. Finally, the merger agreement contains closing conditions that would permit IFN or Umpqua to terminate the merger if this type of litigation is brought and not dismissed, or if the litigation or associated costs causes a material adverse change in the business, assets, liabilities or condition of the other party. In the event one party terminates the merger for failure to meet a closing condition, the terminating party must pay the reasonable expenses incurred by the non-terminating party in entering into and attempting to consummate the transaction (subject to a limit of $500,000 in the case of IFN's expenses). The payment of those expenses likewise may have a material adverse impact upon the operations or financial condition of the terminating party.

BACKGROUND OF AND REASONS FOR THE MERGERS

    Umpqua was incorporated in 1998 to be as the holding company for South Umpqua Bank, which was founded in Canyonville, Oregon in 1953. Umpqua's early growth was accomplished by opening branches in Douglas County. Its growth accelerated in 1994 when it focused its efforts on being a financial services retailer, opening four new branches in Eugene and more recently two branches in Salem and one in Portland, Oregon. In late 2000, Umpqua completed a merger with VRB Bancorp, changing the name of the bank to Umpqua Bank and expanding its presence in southern Oregon with  new offices in the Ashland, Medford and Grants Pass areas.

    IFN was formed in 1981 as the holding company for Security Bank, which was organized in 1919. Until 1996, IFN conducted its business primarily through Security Bank, but over the past five years it has started diversifying through investment in banking and non-banking operations outside of Security Bank's primary market area in Coos Bay Oregon, through wholly or majority-owned subsidiaries. After acquiring Pacific State Bank in 1997, IFN began forming new community bank subsidiaries in southwestern Oregon. IFN's management strategized that it was feasible to create a network of locally managed community banks, with local management and boards of directors, while recognizing efficiencies of scale by retaining back-room functions at the holding company level. To that end, IFN undertook a public stock offering in 1996, and used the proceeds of that offering to provide a significant portion of the initial capital for Lincoln Security Bank (formed in      , 19  ), MSB (formed in November, 1998) and OSB (formed in April, 1999). It also spun off its Brookings branch to form Family Security Bank in       , 19  . IFN and its subsidiaries enjoyed a number of operational and financial successes, but those accomplishments never translated to increases in IFN's stock price or trading volume. Accordingly, IFN's management and directors have, since early 1999, been seeking ways to enhance shareholder value. Although IFN desired to remain an independent community banking organization, it began considering merger opportunities in late 2000 with the goals of improving financial performance, maintaining a strong financial services company, and retaining strong ties to the communities and customers it serves. In early 2001, IFN acquired the minority interest in Lincoln Security Bank in an all-cash transaction.

    Like IFN, Umpqua has long-standing dedication to independence; Umpqua has also been successful in its growth strategy while retaining its community banking focus. Umpqua has also pursued a growth strategy founded on progressive expansion of its geographic market through branch acquisitions or new branches in areas contiguous to its existing market area or in areas where expansion opportunities were consistent with the overall operating and strategic plan. Nonetheless, each believed that under appropriate circumstances, an alliance or merger with similar community bank organizations could provide benefits for both shareholders and customers.

    On February 1, 2001 Charles D. Brummel, IFN's Chief Executive Officer, and Ronald Farnsworth, IFN's Chief Financial Officer, met with representatives of Ragen MacKenzie, an investment banking firm, to discuss various strategic alternatives to enhance shareholder value. The executives and investment bankers discussed merging IFN with another community bank, selling to a super-regional or nationwide bank, various methods for organic growth, stock buy-backs, and having IFN acquire one or more other community banks. At the end of this meeting, Ragen MacKenzie was asked to conduct a more detailed analysis of two alternatives, organic growth and a merger with another community bank, and to identify potential merger partners. On February 13, 2001 Ragen MacKenzie made a presentation to Messrs. Brummel and Farnsworth reviewing these alternatives in greater detail. Ragen MacKenzie also determined it was likely that a business combination with another community bank would provide IFN shareholders with greater value than that obtainable through continued independence. Ragen MacKenzie recommended that a tax-free merger with another community bank would offer an opportunity to create immediate shareholder value while allowing IFN shareholders to participate in that growth. Additionally, because of the imminent termination of pooling-of-interests accounting for mergers, Ragen MacKenzie suggested that, to the extent possible, IFN consider a transaction that could be negotiated and announced on or before June 30, 2001.

    After a review of potential merger partners, Umpqua Holdings Corporation was selected as the most appropriate candidate because of its similar customer focus and the contiguous nature of its markets with those of IFN. Mr. Brummel authorized Ragen MacKenzie to meet with Raymond P. Davis, Umpqua's Chief Executive Officer, to discuss Umpqua's potential interest in merger discussions. On February 22, 2001 Ragen MacKenzie investment bankers met with Mr. Davis and presented the opportunity to enter into preliminary discussions, and Mr. Davis agreed that discussions were feasible and attractive.

    Messrs. Davis and Brummel then began informal discussions about the possibility of a strategic business combination. At their initial meeting on March 1, 2001 the executives discussed the basics of a potential structure, including deciding that Umpqua would be the more appropriate surviving entity because of its size, recent stock performance, its innovative approach to financial services retailing, and its investment in branding. Messrs. Brummel and Davis also determined that Mr. Davis would remain the chief executive officer of the surviving enterprise, with Mr. Brummel to remain with the organization to ensure a smooth transition in IFN's markets. The parties determined based upon these discussions that formal negotiations might likely produce a successful combination, and accordingly, the parties exchanged confidentiality agreements on March 8, 2001 and began their initial due diligence investigations. At approximately that time, Umpqua engaged D.A. Davidson & Co. as its financial advisor for this transaction, and IFN engaged Ragen MacKenzie as its financial advisor, each charged with the goal of assessing the strengths and weaknesses of the potential transaction and the relevant alternatives. Each financial advisor also was retained to render an opinion as to the fairness of the transaction from a financial point of view as to the respective shareholder groups. Umpqua and D.A. Davidson executed their engagement letter on            , 2001 and IFN and Ragen MacKenzie executed their engagement letter on May 10, 2001.

    The parties each held board meetings in April 2001 to determine whether the respective boards believed a business combination was advisable under the circumstances, and each board concluded that such a transaction would be in the best interests of their respective shareholder constituencies. Negotiations continued through May 2001, with the parties finally settling on an exchange ratio of 0.827 Umpqua shares per IFN share. Under that arrangement, the MSB and OSB shareholders (other than IFN) would receive 1.30 Umpqua shares per subsidiary share. The IFN closing conditions were adapted to provide a $7 minimum Umpqua stock price that would protect IFN shareholders against a decline in Umpqua's stock price. In exchange, Umpqua received an adjustment in the exchange ratio for the IFN shares if Umpqua's average stock price exceeded $13 per share during the 20 days ending 10 days prior to closing. In early June 2001, the parties settled on final structural issues, including termination events, the "lockup" option arrangement, board composition, operating covenants and closing conditions.

    The IFN board of directors met on June 12, 2001 with IFN's legal counsel, Davis Wright Tremaine LLP, and Ragen MacKenzie, its financial advisor, to discuss the terms of the proposed merger agreement, the status of due diligence, and recommendations of the financial advisor and outside audit firm. At a special board of directors meeting on June 19, 2001 the IFN board of directors met to consider the final draft of the proposed merger agreement and related documents. The directors received and considered a detailed analysis and fairness opinion from IFN's financial advisor, Ragen MacKenzie, and were briefed by counsel to IFN as to the proposed terms and conditions of the merger. The board asked questions of, and received answers from, IFN's financial and legal advisors and considered the factors they deemed relevant to proposal before voting to unanimously to approve the transaction and forward the holding company merger to IFN shareholders with a recommendation that those shareholders approve the merger.

    At a special board of directors meeting on June 20, 2001 the Umpqua board of directors met to consider the final draft of the proposed merger. The directors received and considered a detailed analysis and fairness opinion from Umpqua's financial advisor, D.A. Davidson & Co., and were briefed by counsel to Umpqua as to the proposed terms and conditions of the merger. The board asked questions of, and received answers from, Umpqua's financial and legal advisors and considered the factors they deemed relevant to proposal before voting to unanimously approve the transaction and forward the holding company merger to Umpqua shareholders with a recommendation that those shareholders approve the merger.

    As the parties believed the mergers ultimately would be successful only if the parties received strong support from IFN's subsidiary bank management and boards of directors, IFN also had been working to gather support from the boards and management of its local subsidiary banks. Beginning on May 30, 2001 Mr. Brummel obtained confidentiality agreements from the respective bank presidents and directors and scheduled special board meetings for the following week. At these meetings, which were held on June 5-7, Messrs. Brummel and Davis, as well as IFN's attorneys, described the proposed transactions in detail, including exchange ratios, termination events, management arrangements, board composition, and other material issues. Financial advisors from Ragen MacKenzie also described the financial aspects of the transaction, including a background of the parties' financial performance, an analysis of the purchase price, a discussion of comparable transactions, and other relevant data. Following those presentations, each of the boards of directors were afforded an opportunity to ask questions of Messrs. Davis and Brummel as well as of the parties' legal and financial advisors, and each availed themselves of that opportunity. At those meetings, each board also considered its bank's financial and operating condition, strategic plans, customer and employee constituencies, and other relevant factors. In the case of MSB and OSB, IFN also retained Ragen MacKenzie to deliver an opinion as to the fairness, from a financial point of view, of the mergers to the minority shareholders of those banks. Thereafter, all of the IFN subsidiary bank boards of directors other than OSB adopted resolutions approving the relevant mergers and recommending the transactions be forwarded to their respective shareholder constituencies with a recommendation that those shareholders approve the mergers.

    At its meeting about the transaction on June 7, 2001, OSB's board of directors initially asked questions of, and received responses from, IFN and Umpqua executives, as well as IFN's legal counsel and Ragen MacKenzie, as to the overall structure of the mergers. OSB's board also retained separate counsel for OSB, who asked for additional time to consider the available options. OSB, acting through its counsel, then retained a business valuation analyst to provide additional analysis of the financial terms of the transaction and to give an opinion as to the value of OSB. At a subsequent OSB board of directors meeting on June 19, 2001, the OSB directors, as well as counsel for the directors and counsel for OSB, met with Messrs. Brummel and Davis, IFN's legal counsel, and representatives from Ragen MacKenzie to request that the transaction be restructured or that, in the alternative, they be given additional time to consider the Umpqua offer and to receive and review the valuation analysis. Umpqua and IFN informed the OSB directors that it was infeasible to restructure the transaction, but agreed to the request for additional time. As a result, a meeting was scheduled for June 26, 2001 to consider and vote upon the proposed transaction. At approximately 4:00 p.m. on June 25, 2001 the OSB directors, other than Mr. Brummel and OSB president Neil Grossnicklaus, tendered their resignations. On June 26, Messrs. Brummel and Grossnicklaus, acting pursuant to OSB's bylaws, appointed the following replacement directors: Glen Thomas, Robert Fullhart, Gary Wagonner, and Kenneth Messerle, and IFN Chief Financial Officer Ronald Farnsworth and Chief Operating Officer Antoinette Poole. At the June 26 board meeting, the newly constituted board of directors received and reviewed the Ragen MacKenzie fairness opinion. At that time, the OSB board postponed voting on the merger until after it had an opportunity to receive and consider the valuation report. On July 9, 2001 the board received the valuation analysis, and were afforded an opportunity to ask questions of and receive answers from both Ragen MacKenzie and the valuation analyst. The directors also considered the impact upon the OSB minority shareholders, the impact on customers and employees, the current and prospective financial and operating condition of OSB, the strategic plans and alternatives, and various other relevant factors and, thereafter, voted unanimously to approve the transaction and to forward the OSB merger to the OSB shareholders with a recommendation that the shareholders approve the transaction.

Reasons for the Mergers—General

    Umpqua, IFN, MSB and OSB share a common banking philosophy that emphasizes responsiveness to local markets and the delivery of personalized services. The companies intend that the merger will not alter this community banking focus, but will enhance the services to customers. The parties' geographic markets and products are contiguous complementary. Umpqua's primary market is along the Interstate-5 corridor from Ashland to Portland. IFN's primary market area is the south and central Oregon coastal areas from Brookings to Newport. MSB and OSB fill in markets in Oregon's Willamette Valley not currently served by Umpqua. Following the merger, the combined bank will have branch operations throughout western Oregon.

    The merger is expected to provide increased efficiencies and other cost savings, particularly in data processing and other administrative operations. The larger size of the combined company also will enable it to acquire and utilize technology and human resources more efficiently then could any of the existing companies independently. Further, the increased capital of the combined bank will permit larger loans to existing and new customers. The merger is also expected to increase the management depth of the combined company and its banking subsidiary, enhancing its competitive ability.

    The merger can be expected to result in a broader public market for Umpqua's common stock, which may increase the combined company's shareholder base and market capitalization, in turn providing a greater market interest in, and liquidity for, shareholder investments.

    Umpqua's and IFN's board of directors as well as the boards of directors of IFN's subsidiary banks, each believe for the above reasons as well as the reasons set forth below, that the merger would be in the best interest of their respective shareholders.

Reason for the Merger—Umpqua

    At its meeting on June 20, 2001, the Umpqua board of directors determined the merger would accelerate its business strategy of providing banking services throughout western Oregon. After the merger, the combined company would be the second largest community bank in Oregon, thereby potentially providing customers and shareholders with certain advantages of both a community banking organization and a larger, regional bank organization.

    The Umpqua board of directors determined that the merger would best advance its strategic plan because the combination of financially strong institutions with complementary products and market areas would create a stronger institution with greater size, flexibility, breadth of services, efficiency and profitability than Umpqua possesses on a stand-alone basis. The Umpqua board of directors believes that each institution is well managed and possesses management philosophies and a strategic focus that are compatible to those of the other.

    The Umpqua board of directors determined that the merger was fair to and in the best interest of Umpqua and its shareholders based in part on the initial opinion of its financial advisor.

    In reaching this determination, the Umpqua board of directors consulted with Umpqua's management as well as its financial, accounting and legal advisors and considered a number of factors including:

  •
  The effectiveness of the merger in implementing and accelerating Umpqua's growth strategy;

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  A presentation by management of (i) its due diligence review of IFN, including the business, operations, earnings, asset quality, financial conditions, and corporate culture of IFN, MSB and OSB on a historical, prospective, and pro forma basis, (ii) product compatibility, the compatibility of corporate goals and the respective contributions the parties would bring to a combined institution, (iii) the enhanced opportunities for acquisition and growth that the mergers make possible as a result of greater capitalization of the combined company and the anticipated enhanced liquidity of its stock, and (iv) the expanded opportunities for revenue enhancement and synergies that are expected to result from the mergers;

  •
  The terms of the mergers, the IFN Stock Option Agreement and other documents executed in connection with the merger;

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  The opinion of D.A. Davidson & Co., discussed elsewhere in this proxy statement, that as of June   , 2001 (and as of       , 2001), the merger, including the exchange ratio, was fair, from a financial point of view, to the holders of Umpqua Stock;

  •
  The financial, tax and accounting effects of the merger.

    The Umpqua board of directors did not assign any specific or relative weight to the information it reviewed in the course of its consideration.

Reasons for the Merger—IFN

    At its meeting held on June 19, 2001, IFN's board of directors authorized the execution of the merger agreement and recommended approval of the merger by IFN shareholders. The board of directors believes that the merger enhances shareholder value by expanding IFN's business geographically while retaining the service strategies that are unique to community banking. IFN's board of directors believes that Umpqua is an innovative financial services company that has goals and philosophies similar to IFN's, that Umpqua has demonstrated a history of strong growth and quality customer services, and that it operates in geographic markets in which IFN desires to conduct business. Because these factors fit closely with IFN's business objectives, the board did not extensively consider a sale of IFN or any other transaction as an alternative to the merger, although it did examine a variety of strategic options and other merger candidates before deciding to pursue a transaction with Umpqua. IFN's Board believes that the merger presents a unique strategic opportunity that should be considered on its own merits.

    In addition, the IFN board of directors considered a variety of factors including:

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  The terms of the merger, including the exchange ratio, the IFN Stock Option Agreement and the other documents executed in connection with the merger;

  •
  A presentation by management and of IFN's attorneys, accountants and financial advisor of (i) management's due diligence review of Umpqua, and that of IFN's attorneys, accountants and financial advisor including the business, operations, earnings, asset quality, financial conditions, and corporate culture of Umpqua on a historical, prospective, and pro forma basis; (ii) product compatibility, the compatibility of corporate goals and the respective contributions the parties would bring to a combined institution; (iii) the enhanced acquisition and growth opportunities that the mergers make possible as a result of greater capitalization of the combined company and the anticipated enhanced liquidity of its stock, and (iv) the expanded opportunities for revenue enhancement and synergies that are expected to result from the merger;

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  The opinion of Ragen MacKenzie discussed elsewhere in this proxy statement, that as of July 20, 2001 (and as of      , 2001), the merger, including the exchange ratio was fair, from a financial point of view, to the IFN shareholders;

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  IFN's long-term strategy of seeking to expand its operations away from its coastal market to larger population centers along the Interstate-5 corridor, and in particular its goal of extending its banking operations into the Willamette Valley market area;

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  The effect of the mergers on each of IFN's subsidiary banks and their customers, communities and shareholders with respect to (i) continuation of quality service to customers and meeting the banking needs of the community; and (iii) fairness of the consideration to the minority shareholders of MSB and OSB;

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  The market value of Umpqua stock that IFN shareholders will receive based upon the exchange ratio, including the ability to terminate the merger if Umpqua's stock experience significant decline on value prior to the merger;

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  The greater number of shareholders and the increased market capitalization of the combined company which the board believes would result in increased interest in Umpqua's stock from institutional investors and market professionals, resulting in improved liquidity for IFN shareholders;

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  The representation IFN shareholders will have on the board of directors of Umpqua and Umpqua Bank and the positions IFN's senior management will assume in the combined organization; and

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  The benefits to IFN's existing customers afforded by increased capital of the combined bank.

    The IFN board of directors did not assign any specific or relative weight to the foregoing factors in the course of its consideration.

Reasons for the Merger—MSB

    At its meeting on June   , 2001, the MSB board determined that the merger with Umpqua Bank was fair to and in the best interest of MSB and it shareholders. The board acknowledged that the bank, as a controlled subsidiary of IFN, was dependent on the financial resources, management expertise and back office support of IFN. The bank's ability to grow and compete with larger institutions, including Umpqua Bank, without such resources and support would be constrained. Further, as the bank was organized as part of a larger banking organization to serve a local community, the merger would provide an opportunity to expand the scope of the products and services the bank could offer to its customers. Moreover, the board recognized that it owed a fiduciary duty to all shareholders, minority shareholders as well as IFN, to maximize shareholder value. In that regard, the board determined that the value of the consideration being offered to MSB shareholders other than IFN represented a fair return on the investment by those shareholders since the inception of the bank. In addition, the MSB board considered:

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  The terms of the plan of merger, including the exchange ratio;

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  A presentation by Mr. Brummel of (i) IFN's due diligence review of Umpqua, and that of IFN's counsel, accountants and financial advisor as to the business, operations, earnings, asset quality, financial condition and corporate culture of Umpqua on a historical, prospective and pro forma basis; (ii) product and services compatibility, compatibility of corporate goals and the respective contributions the various banks would bring to the combined institution; (iii) the enhanced growth opportunities that the merger would make possible as a result of greater capitalization of the resulting institution; and (iv) the anticipated enhanced liquidity of the stock MSB shareholders would receive in the merger.

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  The opinion of Ragen MacKenzie discussed elsewhere in this proxy statement, that as of June   , 2001 (and as of      , 2001) the merger, including the exchange ratio, was fair, from a financial point of view, to MSB shareholders;

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  The benefits to existing and prospective customers of MSB from the increased capital of the resulting bank and the enhanced range of financial services available to MSB customers;

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  The potential effects of the mergers on MSB's customers and employees and the other risks described in "Risk Factors" above; and

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  The MSB board of directors did not assign any specific or relative weight to the foregoing factors in the course of its consideration.

Reasons for the Merger—OSB

    At its meeting on June 26, 2001, the OSB board determined that the merger with Umpqua Bank was fair to and in the best interest of OSB and it shareholders. The board considered the independent evaluation conducted at the request of the previous board of directors, as well as the opinion of Ragen MacKenzie, Inc. that the merger was fair, from a financial point of view, to OSB shareholders. The board acknowledged that the bank, as a controlled subsidiary of IFN, was dependent on the financial resources, management expertise and back office support of IFN. OSB's ability to grow and compete with larger institutions, including Umpqua Bank, without such resources and support would be constrained. Further, as the bank was organized as part of a larger banking organization to serve a local community, the merger would provide an opportunity to expand the scope of the products and services the bank could offer to its customers. Moreover, the board recognized that it owed a fiduciary duty to all shareholders, including the minority shareholders, to maximize shareholder value. In that regard, the board determined that the value of the consideration being offered to OSB shareholders other than IFN represented a fair return on the investment by those shareholders since the inception of the bank. In addition, the OSB board considered:

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  The terms of the plan of merger, including the exchange ratio;

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  A presentation by Mr. Brummel of (i) IFN's due diligence review of Umpqua, and that of IFN's counsel, accountants and financial advisor as to the business, operations, earnings, asset quality, financial condition and corporate culture of Umpqua on a historical, prospective and pro forma basis; (ii) product and services compatibility, compatibility of corporate goals and the respective contributions the various banks would bring to the combined institution; (iii) the enhanced growth opportunities that the merger would make possible as a result of greater capitalization of the resulting institution; and (iv) the anticipated enhanced liquidity of the stock OSB shareholders would receive in the merger.

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  The opinion of Ragen MacKenzie, discussed elsewhere in this proxy statement, that as of June   , 2001 (and as of      , 2001) the merger, including the exchange ratio, was fair, from a financial point of view, to OSB shareholders;

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  The valuation analysis as to the fair market value of OSB as of June   , 2001 as a going concern without giving effect to the merger, as well as the fact that discounts generally would be applicable to the OSB shares under Oregon law for shares having limited liquidity and no public market;

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  The availability of dissenters' rights for OSB shareholders under ORS Chapter 711; and

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  The benefits to existing or prospective customers of OSB from the increased capital of the resulting bank and the enhanced range of financial services available to OSB customers.

The OSB board of directors did not assign any specific or relative weight to the foregoing factors in the course of its consideration, nor did it assess any particular discount that might be applicable to the OSB shares under the circumstances.

Recommendations of Boards of Directors

    The boards of directors of IFN, Umpqua, OSB (as reconstituted following the resignations discussed above) and MSB unanimously recommend that their respective shareholders vote for the approval of the merger.

Opinion of Umpqua's Financial Advisor

    Umpqua's board retained D.A. Davidson on April 13, 2001, on an exclusive basis, to provide limited financial advisory services and a fairness opinion in connection with the proposed merger. D.A. Davidson, as part of its investment banking business, is engaged in the valuation of banking and other businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Umpqua's board of directors retained D.A. Davidson based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. D.A. Davidson makes a market in both Umpqua's and IFN's common stock and publishes a research recommendation on Umpqua.

    On June 20, 2001, the D.A. Davidson fairness opinion was provided to the Umpqua board of directors' meeting at which Umpqua's board of directors considered and approved the merger agreement. The D.A. Davidson fairness opinion stated that, as of the date of the meeting, the merger consideration to be paid to IFN, MSB and OSB pursuant to the merger agreement is fair from a financial point of view to the holders of Umpqua common stock. Davidson reconfirmed its opinion in writing as of      , 2001.

    Under the terms of its engagement with Umpqua, D.A. Davidson is required to deliver its opinion to the board of directors of Umpqua in connection with the execution of the Agreement and is required to update its opinion at the time of any filing with the U.S. Securities and Exchange Commission and at the closing of the transaction if requested by the company. In connection with its opinion dated as of the date of this Statement, D.A. Davidson reconfirmed its opinion based upon nothing coming to its attention which would materially change the opinion that was originally provided to the board. D.A. Davidson did not perform any analyses in addition to those described below in updating its June 20, 2001 opinion.

    D.A. Davidson's opinion is directed to the Umpqua's board of directors and addresses only the merger consideration specified in the merger agreement. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the meeting with respect to the merger or any other matter related thereto.

  Review Procedures

    In connection with providing this opinion, Davidson,

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  reviewed the merger agreement;

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  reviewed certain publicly available financial statements and regulatory information concerning Umpqua and IFN;

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  reviewed material related to the subsidiary banks of IFN;

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  reviewed certain internal financial statements and other financial and operating data of Umpqua and IFN provided to us by managements of Umpqua and IFN;

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  discussed the past and current operations, financial condition, and future prospects of Umpqua and IFN with each company's executive managements;

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  compared the relative contributions of assets, liabilities, income and expenses of Umpqua and IFN to the resulting company in the merger and to the relative ownership after the proposed merger is completed;

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  analyzed the pro forma results that the combined corporation could produce through the end of 2002 based upon forecasts prepared by managements of Umpqua and IFN through the end of 2002; and,

  •
  performed other analyses and reviews, as we deemed appropriate.

    In connection with our review, Davidson relied upon and assumed the accuracy and completeness of all of the information listed above that was provided to us or obtained through public sources. We do not assume any responsibility for independent verification of the information. We assumed that the internal confidential financial projections prepared by both managements were reasonably prepared, reflecting the best currently available estimates and judgments of the future financial performance of the combined or of each operation, and we did not independently verify the validity of their assumptions.

    Davidson did not make any independent evaluation or appraisal of the assets and liabilities of Umpqua or IFN, nor were we furnished with any appraisals. We did not examine individual loan files of Umpqua or IFN. We are not experts in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for loan losses and assumed that these allowances are, in the aggregate, adequate to cover the losses.

    Our opinion is predicated on the merger receiving the tax and accounting treatment contemplated in the merger agreement. Our opinion is based on the understanding that the acquisition will be recorded as a pooling-of-interests with respect to the acquisition of IFN, and that the two separate acquisitions of the minority shareholders' shares will be recorded using purchase accounting.

    We provide our opinion without regard to the necessity for, or level of, any restrictions, obligations, undertakings or other actions, which may be imposed or required in the course of obtaining regulatory approval for the merger.

    Our opinion is necessarily based upon economic, market and other conditions in effect on and the information made available to Davidson as of June 20, 2001. We reconfirmed our opinion on      , 2001 based upon no material changes to the conditions that were in effect on or material made available to Davidson as of June 20, 2001.

    No limitations were imposed on Davidson regarding the scope of its investigation or otherwise by Umpqua or IFN.

  Valuation Methods

    In connection with providing this opinion, Davidson performed a variety of financial analyses, included those summarized in the following sections of this presentation. The information provided in these sections is not a complete description of the analyses that we used in reaching our opinion. Preparation of a fairness opinion involves various determinations and judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances.

    While we provided the Umpqua board with the results of the various analyses that follow, Davidson believes that all of our analyses must be considered as a whole and that selecting portions of our analyses and factors considered by the analyses, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, or including other discrete analyses or factors, could create an incomplete view of the evaluation process underlying our opinion.

    In performing our analyses, Davidson made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Umpqua, IFN, the combined company and Davidson.

    We list below the summary analyses in the following sections delivered by Davidson to Umpqua's board of directors on June 20, 2001:

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  Comparable Company Analysis and Historical Stock Data Analysis

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  Analysis of Relative Contributions of Parties

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  Comparable Transaction Analysis and Acquisition Consideration Analysis

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  Discounted Cash Flow Analysis

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  Pro Forma Acquisition Analysis and Accretion/Dilution Analysis

  Comparable Company Analysis

    Davidson compared the financial performance and market performance of Umpqua and IFN based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including but not limited to, price to book values, price to earnings and dividend yields to certain selected bank holding companies.

    For the purpose of such analysis, the financial information used by Davidson is as of and for the three months ended March 31, 2001. Market price information is as of June 19 2001. For comparison to Umpqua, we selected comparably sized, NASDAQ-listed banking companies headquartered in Oregon, California, and Washington. For comparison to IFN, we selected comparably sized, NASDAQ-listed banking companies headquartered in Oregon, California and Washington. We excluded any bank that is in the process of being acquired.

    Davidson's analysis showed the following concerning Umpqua's financial performance:

	Umpqua Performance	Comparable Company Average	Comparable Company Median
Return on average assets	1.47%	1.35%	1.40%
Return on average equity	14.20%	14.20%	14.10%
Net interest margin	5.24%	5.09%	4.81%
Efficiency	59.80%	59.40%	63.70%
Ratio of total equity to total assets	10.20%	9.30%	8.70%
Ratio of non-performing assets to total assets	0.12%	0.60%	0.42%
Ratio of loan loss reserve to total loans	1.35%	1.54%	1.53%

    Davidson's analysis further showed the following concerning Umpqua's market performance:

  •
  that Umpqua's share price to Davidson's May 7, 2001 published earnings estimate per share multiple based on 2001 projected earnings was 14.4 times, compared to an average of 11.5 and median of 12.2;

  •
  that its share price to Davidson's May 7, 2001 published earnings estimate per share multiple based on 2002 projected earnings was 12.4 times, compared to an average of 10.1 and median of 10.4;

  •
  that its price to book value per share was 2.12 times, compared to an average of 1.58 and median of 1.42; and

  •
  that its dividend yield was 1.34% compared to an average dividend yield for comparable companies of 1.04% and median of 0.00%.

    Davidson's analysis showed the following concerning IFN's financial performance:

	IFN Performance	Comparable Company Average	Comparable Company Median
Return on average assets	0.43%	1.15%	1.03%
Return on average equity	4.90%	13.70%	12.70%
Net interest margin	4.37%	5.72%	5.79%
Efficiency	87.80%	65.60%	65.70%
Ratio of total equity to total assets	8.70%	8.30%	8.50%
Ratio of non-performing assets to total assets	0.21%	0.57%	0.46%
Ratio of loan loss reserve to total loans	1.21%	1.59%	1.37%

    Davidson's analysis further showed the following concerning IFN's market performance:

  •
  that IFN's share price to IFN's management earnings estimate per share multiple based on 2001 projected earnings was 10.7 times, compared to an average of 10.5 and median of 9.8;

  •
  that its share price to IFN's management earnings estimate per share multiple based on 2002 projected earnings was 9.7 times, compared to an average of 9.4 and median of 8.7;

  •
  that its price to book value per share was 0.81 times, compared to an average of 1.61 and median of 1.52; and

  •
  that its dividend yield was 0.00% compared to an average of 1.17% and median of 0.35%.

  Historical Stock Data Analysis

    Davidson reviewed weekly stock price data for Umpqua common stock and IFN common stock compared to the NASDAQ Bank Index for the period from January 1, 1999 through June 19, 2001. This analysis showed that on a relative performance basis, Umpqua's stock price went up 23% and IFN's stock prices went down 30%, compared with an increase of 10% for the NASDAQ Bank Index. During this same time frame, the Dow Jones Industrial Average was up 15% and the S&P 500 Index was down 1%.

  Analysis of Relative Contribution of Parties

    In preparing our opinion, Davidson also reviewed the relative financial contributions of Umpqua and IFN to certain pro forma balance sheet and income statement items of the combined entity. The chart below shows these percentage contributions.

Relative Contributions as of and for the three months ended March 31, 2001

	Umpqua	IFN
Assets	67.2%	32.8%
Net loans	70.3%	29.7%
Deposits	68.0%	32.0%
Equity	70.7%	29.3%
Net interest income	69.8%	30.2%
Non-interest income	71.5%	28.5%
Non-interest expense	62.1%	37.9%
Earnings	87.3%	12.7%

    Applying the 0.827x exchange ratio to IFN's common stock and options and applying the 1.3x exchange ratio to the Minority Shareholder's common stock and options results in Umpqua shareholders owning approximately 75.4% of the new entity. The relative contributions listed above show that this percentage is higher than the percentage contribution of Umpqua's assets, loans, deposits, equity, net interest income and noninterest income.

  Comparision to Selected Transactions

    After completing its analysis of the appropriateness of the total merger consideration based on the relative contributions of the parties, Davidson reviewed comparable transactions to further validate its opinion. Davidson performed analyses of the total merger consideration in light of selected mergers of banking organizations in the western United States announced in 2000 and 2001 as of June 15, 2001, in the entire United States where the target had a return on average assets of 0.75% or below announced in 2000 and 2001 as of June 15, 2001, and in the western United States where the target had a return on average assets of 0.75% or below announced in 2000 and 2001 as of June 15, 2001. Generally, the comparable transactions reinforced Davidson's opinion that the total merger consideration was fair to Umpqua's shareholders. The information that we reviewed included, but was not limited to the following:

  •
  Size of acquired company

  •
  Total transaction value, in aggregate and on a per share basis

  •
  Resulting price-to-book ratios and price-to-earnings multiples

    Davidson's initial selection of a comparable group yielded 49 mergers of banks in the western U.S. announced in 2000 and 2001 as of June 15, 2001. Davidson excluded all transactions where financial information was unavailable or the transaction was a merger- of-equals.

    These 49 transactions, which were used in our analysis, are summarized in the data presented below.

    Davidson also looked at bank merger multiples for the entire U.S. and separately, the western U.S., in which the target had a return on average assets of 0.75% or below. The group for the entire U.S. had 47 transactions and the western U.S. group had 12.

    All Recent Bank Acquisitions in the Western U.S.  There were 49 bank merger or acquisition transactions announced in 2000 and 2001 as of June 15, 2001. The median price to last twelve months earnings and the average price to book valuation multiples at announcement which represent the aggregate merger consideration paid or to be paid in these transactions is shown below. Also, the implied purchase price for IFN using each of the multiples, is set forth below:

	Western U.S. Multiple	IFN LTM EPS & 3/30/01 Book Value Per Share	Implied Value Per Share*
Median price to LTM earnings	16.6x	$0.44	$7.30
Average price to book value	2.22x	$6.24	$13.85

*
this calculation ignores the impact of the Minority Shareholders on the overall consideration.

    U.S. Bank Acquisitions with ROAA of 0.75% or below.  There were 47 bank merger or acquisition transactions announced in the U.S. in 2000 and 2001 through June 15, 2001 where the target company had a return on average assets of 0.75% or below. The median price to last twelve months earnings and the average price to book valuation multiples at announcement which represent the aggregate merger consideration paid or to be paid in these transactions is shown below. Also, the implied purchase price for IFN using each of the regional multiples, is set forth below:

	U.S. Multiple Below 0.75%	IFN LTM EPS & 3/30/01 Book Value Per Share	Implied Value Per Share*
Median price to LTM earnings	27.9x	$0.44	$12.28
Average price to book value	1.70x	$6.24	$10.61

*
this calculation ignores the impact of the Minority Shareholders on the overall consideration.

    Western U.S. Bank Acquisitions with ROAA of 0.75% or below.  For the 12 bank merger or acquisition transactions announced between January 1, 2000 and June 15, 2001 in the western U.S., the following table displays the median price to last twelve months earnings per share and average price to book value per share multiples for the merger consideration paid in these transactions. Also, the implied purchase price for IFN using each of the multiples, is set forth below:

	Western U.S. Multiple ROAA Below 0.75%	IFN LTM EPS & 3/30/01 Book Value Per Share	Implied Value Per Share*
Median price to LTM earnings	29.1x	$0.44	$12.80
Average price to book value	1.59x	$6.24	$9.92

*
this calculation ignores the impact of the Minority Shareholders on the overall consideration.

  Acquisition Consideration Analysis

    Davidson calculated the multiple which the acquisition consideration represents based on the per share consideration in the agreement of 0.827 shares of Umpqua common stock for each share of IFN common stock and the $11.95 closing price of Umpqua common stock as of June 19, 2001. The multiples were calculated based on IFN's March 31, 2001 book value per share of $6.24 and its last twelve month earnings per share of $0.44, for the twelve months ended March 31, 2001. The purchase price to book value was 1.59 times and the purchase price to last twelve months earnings per share was 22.5 times.

    At the merger consideration proposed to be paid by Umpqua to IFN shareholders, the transaction compares favorably for Umpqua shareholders with the various merger considerations paid in other comparable transactions in the western U.S.

	Comparable Group Low	Comparable Group Median	Comparable Group High	Umpqua/IFN Multiples
Price per LTM EPS	9.2x	16.6x	47.4x	22.5x
Price to book value	1.11x	2.13x	4.56x	1.58x

    Adding the consideration to be paid to the Minority Shareholders does not significantly change the results or conclusion in this section.

  Discounted Cash Flow Analysis

    To further test the value of the proposed acquisition consideration, Davidson compared the acquisition consideration price to the implied value of IFN using a discounted cash flow method of analysis. To use this method, Davidson estimated the expected future stream of cash flows that IFN could produce over the next five years, under various circumstances, assuming IFN performed in accordance with the earnings forecasts of IFN's management. Davidson then estimated a terminal value for IFN common stock at the end of the period by applying multiples ranging from 9.0 times to 12.0 times earnings projected in year five. The cash flow streams and terminal values were then discounted to present values using different discount rates (ranging from 13.0% to 16.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of IFN common stock. The discounted cash flow analysis indicated reference ranges of between $51.1 million and $74.6 million. These values compare to the aggregate acquisition consideration of $56.3 million, using Umpqua's closing price of $11.95 on June 19, 2001.

  Pro Forma Acquisition Analysis

    Davidson reviewed projections prepared by the management's of Umpqua and IFN for year-end 2001 and 2002.

    While we did not heavily weigh the following information for the purpose of reaching our opinion, or in analyzing the acquisition consideration, this information is provided to the Board to illustrate the possible outcome the proposed combined corporation.

    These projections assume that there will be no substantial shift in future economic, financial market, competitive and regulatory conditions, all of which are difficult or impossible to predict and largely beyond the control of both parties to this acquisition.

    Actual results achieved by the combined company following the merger may vary from this and other forecasts, and the variations may be material. Like all forward-looking statements, this analysis produces results that are inherently uncertain.

  Accretion/Dilution Analysis

    One important analytic method that we considered in reaching our opinion is derived directly from the forecast of combined company performance following the merger completion. This review examines whether and by how much the proposed transaction is expected to be accretive to Umpqua stock holders in FY 2002, the first year of the combined company's operations. The critical part of this analysis is the set of assumptions which drive the earnings per share estimate.

    We concluded that Umpqua management's assertion that the proposed merger will be neutral to slightly accretive to Umpqua shareholders in 2002 is reasonable. We note that the analysis does not take into consideration any possible revenue growth coming from the wider variety of commercial products being offered to customers. It also does not anticipate any buyback of stock.

    Davidson's opinion is directed only to the question of whether the merger consideration is fair from a financial perspective and does not constitute a recommendation to any Umpqua shareholder to vote in favor of the merger.

    Davidson acts as a market maker in both Umpqua and IFN common stock. In the ordinary course of Davidson's business, Davidson and its affiliates may actively trade securities of Umpqua and IFN for their own and for the accounts of customers, and may, therefore, at any time hold a long or short position in such securities.

    Umpqua retained Davidson to deliver a fairness opinion in connection with the merger. Umpqua agreed to pay Davidson a total fee of 0.4% aggregate consideration paid by Umpqua, but not less than $200,000, plus expenses. Umpqua also agreed to indemnify Davidson and its officers and employees against certain liabilities in connection with its services under the engagement letter.

Opinion of IFN's Financial Advisor

    IFN retained Ragen MacKenzie Inc. on May 10, 2001, to provide financial advisory services regarding the proposed transaction with Umpqua.

    Ragen MacKenzie delivered its oral opinion to the IFN board on June 19, 2001, confirmed by a written opinion (the "IFN Opinion") dated as of June 19, 2001, that, as of that date, the merger, including the exchange ratio, was fair from a financial point of view to IFN shareholders. Ragen MacKenzie reconfirmed its opinion in writing as of            , 2001.

    The full text of the IFN Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix VI to this proxy statement with the firm's consent and is incorporated herein by reference. The IFN Opinion is directed only to the fairness to the IFN shareholders of the merger, including the exchange ratio, from a financial point of view and does not constitute a recommendation to any IFN stockholder as to how to vote on the merger. This description of the IFN Opinion is qualified in its entirety by reference to Appendix III. IFN shareholders are urged to read the IFN Opinion in its entirety.

  About Ragen MacKenzie

    Ragen MacKenzie, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ragen MacKenzie provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Umpqua or IFN for its own account and for the accounts of customers.

  Scope of Review

    In connection with the IFN Opinion, Ragen MacKenzie reviewed, among other things

  •
  the merger agreement;

  •
  a preliminary draft of this proxy statement;

  •
  Annual Reports to Shareholders and Annual Reports on Form 10-K of Umpqua and IFN for each of the 3 years ended December 31, 2000;

  •
  the offering circular dated April 1, 1998, as amended, relating to the public offering of Umpqua common stock;

  •
  interim reports to shareholders and Quarterly Reports on Form 10-Q of Umpqua and IFN;

  •
  other communications from Umpqua and IFN to their respective shareholders;

  •
  current operations, financial condition and expected future financial performance with the respective management teams of Umpqua and IFN; and

  •
  internal financial analyses and forecasts of Umpqua and IFN prepared by their respective managements, including forecasts of cost savings and revenue opportunities (the "synergies") expected to be achieved as a result of the merger.

    Ragen MacKenzie also held discussions with members of the senior management of Umpqua and IFN regarding the strategic rationale for, and the potential benefits of the merger. In addition, Ragen MacKenzie reviewed the reported price and trading activity for the Umpqua common stock and the IFN common stock, compared financial and stock market information for Umpqua and IFN with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and performed such other studies and analyses as it considered appropriate.

  Assumptions

    Ragen MacKenzie assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering the IFN Opinion. In that regard, Ragen MacKenzie assumed, with the IFN Board's consent, that the financial forecasts (including, without limitation, the expected synergies and projected restructuring charges) had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Umpqua and IFN, and that such forecasts will be realized in the amounts and at the times contemplated thereby. Ragen MacKenzie is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the IFN Board's consent, that such allowances for each of Umpqua and IFN are in the aggregate adequate to cover all such losses. In addition, Ragen MacKenzie did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Umpqua or IFN or any of their subsidiaries, and it had not been furnished with any such evaluation or appraisal. Ragen MacKenzie also assumed, with the Umpqua Board's consent, that the merger will be accounted for as a pooling-of-interests and that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have a material adverse effect on Umpqua or IFN or the combined company. In addition, the IFN Opinion does not address the relative merits of the merger as compared to any alternative business transaction that might be available to IFN.

    The following is a brief summary of the material, financial analyses presented to the IFN Board on June 19, 2001 by Ragen MacKenzie.

  Summary of Proposal

    Ragen MacKenzie reviewed the financial terms of the proposed transaction in which IFN shareholders would receive 0.827 shares of Umpqua (or 0.800 shares of Umpqua if the 20 day average Umpqua closing price prior to the close is $13.00 or higher). Based on the closing price of Umpqua common stock on June 15, 2001 of $11.91 and an exchange ratio of 0.827 Umpqua common shares for each IFN common share, Ragen MacKenzie calculated an implied per share value of $9.85 for each IFN common share. The implied aggregate transaction value was approximately $57.667 million, based on 5,534,272 diluted shares of IFN common stock outstanding, which was determined using the treasury stock method at the implied value of $9.85, and included the consideration for the minority interests in McKenzie State Bank and Oregon State Bank. Based upon the implied transaction value per share and IFN's March 31, 2001 financial information, Ragen MacKenzie calculated the following ratios and premiums:

Implied value/Book value	1.63	x
Implied value/Tangible book value	1.71	x
Implied value/Actual 2000 EPS	26.79	x
Implied value/Last twelve months EPS	25.06	x
Core deposit premium	7.72%
One day premium	93.50%
Six day premium	99.31%

  Analysis

    Exchange Ratio History.  Ragen MacKenzie calculated the ratio of the average market price per share of IFN common stock to the average market price per share of Umpqua common stock over selected periods ending on June 7, 2001 (the "Base Date") and dating back two years.

	Base Date	Twenty Days Prior to the Base Date	One Year Prior to the Base Date	Two Years Prior to the Base Date
Average Exchange Ratio	0.4258	0.3867	0.4841	0.5492

    Public Market Comparison.  Ragen MacKenzie presented a public market comparison of IFN and Umpqua and a selected group of other publicly traded community banking organizations in Oregon and Washington (the "Northwest Banks") consisting of:

  •
  Cascade Bancorp

  •
  Centennial Bancorp

  •
  City Bank of Lynwood

  •
  Columbia Banking Systems

  •
  Columbia Bancorp

  •
  Frontier Financial Corp.

  •
  Independent Financial Network

  •
  Pacific Continental Corporation

  •
  Umpqua Holdings Corporation

  •
  Washington Banking Corp.

  •
  West Coast Bancorp

    This comparison was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, and projected 2001 EPS. The Northwest Banks were selected for comparison purposes through a review of publicly traded banking institutions with similar geographic markets and operating characteristics. In general, financial data presented was as of the quarter ended March 31, 2001 and market data was as of June 15, 2001. Efficiency ratios, net interest margins, and core deposit premiums were presented as of December 31, 2000.

    Ragen MacKenzie compared ratios of price to estimated 2001 and 2002 EPS for IFN (based on management projections provided by IFN and Umpqua) with the harmonic mean of the ratios for the Northwest Companies for 2001 and 2002. The harmonic mean is calculated by taking the reciprocal of the arithmetic mean of the reciprocals of a finite set of numbers. Ragen MacKenzie believes this mean calculation handles extreme data points in a less subjective manner than excluding them. Additionally, Ragen MacKenzie presented a public market comparison of IFN, Umpqua and the Northwest Banks, on the basis of, among other things, return on average common equity ("ROACE"), return of average assets ("ROAA"), net interest margin, efficiency ratios, and core deposit premiums. The following table shows the comparisons.

	Price as a Multiple to			3/30/2001		12/31/2000
	Estimated 2001 EPS	Estimated 2002 EPS	Book Value 3/31/01	ROAE	ROAA	Net Interest Margin	Efficiency Ratio*	Core Deposit Premium
Umpqua	14.35	12.41	2.45	14.19%	1.42%	5.50%	59.66%	12.99%
IFN	10.64	8.77	0.94	7.62%	0.67%	4.82%	82.77%	-2.16%
Northwest Banks Harmonic Mean	11.73	10.08	1.78	12.98%	1.23%	5.71%	57.35%	6.64%

*
Efficiency ratio for Umpqua is for Umpqua Bank.

    Discounted Cash Flow Analysis and Terminal Value Analysis—Umpqua.  Ragen MacKenzie estimated the present value of the after-tax cash flows that Umpqua could produce on a stand-alone basis using management's projections for the years 2001, 2002 and 2003, and Ragen MacKenzie's estimates for 2004 and 2005. After-tax cash flows that the company could produce on a stand alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of PE multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for Umpqua common stock ranging from $9.45 to $14.07.

    Discounted Cash Flow Analysis and Terminal Value Analysis—IFN.  Ragen MacKenzie estimated the present value of the after-tax cash flows that IFN could produce on a stand-alone basis using management's projections for the years 2001, 2002 and 2003, and Ragen MacKenzie's estimates for 2004 and 2005. After-tax cash flows that the company could produce on a stand alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of PE multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for IFN common stock ranging from $5.61 to $8.71.

    Contribution Analysis.  Ragen MacKenzie analyzed certain historical and estimated financial information for IFN and Umpqua and the pro forma combined entity resulting from the merger. The following table shows the percentage contributions of each company to the indicated values to the combined company. On a proforma basis IFN, MSB and OSB shareholders would hold 24.75% and 24.18% of the post -merger shares outstanding at a 0.827 and 0.800 exchange rate, respectively.

	Percentage of Combined
	IFN	Umpqua
Market capitalization (6/15/01)	13.1%	86.9%
Shareholders' equity (3/31/01)	29.3%	70.7%
2001 estimated net income	16.8%	83.2%
2002 estimated net income	17.2%	82.8%
Total assets (3/31/01)	32.8%	67.2%
Total deposits (3/31/01)	32.0%	68.0%
Total loans (3/31/01)	29.9%	70.1%

    Pro Forma Combined Financial Analysis.  Ragen MacKenzie analyzed the pro forma combined EPS to analyze the pro forma combined impact of the merger. This analysis was based on Umpqua and IFN management's projections of financial results as well as the estimated synergies achievable in the merger.

    Ragen MacKenzie concluded that based on an estimated $4.0 million in pre-tax cost savings the transaction would be accretive to Umpqua shareholders based on a range of current Umpqua 2001 EPS estimates ranging from $0.83 to $0.87.

    Comparable Transaction Analysis—Ragen MacKenzie also analyzed selected recent transactions ("Comparable Transactions") deemed relevant to the proposed transaction in which certain public companies acquired other companies. For this analysis, Ragen MacKenzie reviewed five transactions of target banks that had assets between $250 million and $500 million and had ROAA between 0.50% and 0.75%:

  •
  Chemical Financial Corp./Bank West Financial Corp.

  •
  Prosperity Bancshares Inc./Commercial Bancshares Inc.

  •
  Old Kent Financial Corp./Home Bancorp

  •
  State National Bancshares, Inc./Independent Bancshares Inc.

  •
  BancFirst Ohio Corp./Milton Federal Financial Corp.

    The following table presents the summary data for the Comparable Transactions:

	Equity Value as a Multiple of						Target Bank LTM Performance
	Book Value	Tangible Book Value	LTM Net Income	1 Day Premium	6 Day Premium	Core Deposit Premium	ROAA	ROAE	Efficiency Ratio
Comparable Transactions Mean	1.50	1.77	24.30	20.97%	21.61%	6.55%	0.63%	8.08%	65.25%
Umpqua/IFN	1.63	1.71	25.06	93.50%	99.31%	7.72%	0.67%	7.62%	82.82%

    Premiums Paid Analysis.  Ragen MacKenzie analyzed 25 bank transactions in the prior twelve months with deal values between $20 million and $100 million. The mean premiums paid over the target bank's stock price one and six days before the transaction was announced were 27.57% and 25.26%, respectively compared to 93.50% and 99.31% for the merger.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the IFN Opinion. In addition, Ragen MacKenzie considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Ragen MacKenzie's view of the actual value of IFN or a combination of Umpqua and IFN.

    In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Umpqua or IFN. The analyses performed by Ragen MacKenzie are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ragen MacKenzie's analysis of the fairness of the exchange ratio to IFN shareholders from a financial point of view. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the IFN Opinion was one of many factors taken into consideration by the IFN Board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the IFN Board's or IFN management's opinion with respect to the value of IFN or a combination of

Umpqua and IFN, or of whether the IFN Board or IFN management would have been willing to agree to a different exchange ratio. IFN placed no limits on the scope of the analysis performed, or opinion expressed, by Ragen MacKenzie.

    IFN has agreed to pay Ragen MacKenzie a retainer of $90,000 in cash for the delivery of the IFN Opinion, an additional $100,000 on publication of this proxy statement, and $260,000 upon consummation of the mergers. In addition, IFN has agreed to indemnify and hold harmless Ragen MacKenzie and certain related parties, to the full extent lawful, from and against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with its engagement. The indemnity also provides for contribution among parties.

Opinion of McKenzie State Bank's Financial Advisor

    McKenzie State Bank ("MSB") retained Ragen MacKenzie on June 8, 2001, to provide a Fairness Opinion regarding the proposed transaction with Umpqua.

    Ragen MacKenzie delivered its oral opinion to the MSB board on June 19, 2001, confirmed by a written opinion (the "MSB Opinion") dated as of June 19, 2001, that, as of that date, the merger, including the exchange ratio, was fair from a financial point of view to MSB shareholders. Ragen MacKenzie reconfirmed its opinion in writing as of            , 2001.

    The full text of the MSB Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix VII to this proxy statement with the firm's consent and is incorporated herein by reference. The MSB Opinion is directed only to the fairness to the MSB shareholders of the merger, including the exchange ratio, from a financial point of view and does not constitute a recommendation to any MSB stockholder as to how to vote on the merger. This description of the MSB Opinion is qualified in its entirety by reference to Appendix   . MSB shareholders are urged to read the MSB Opinion in its entirety.

  About Ragen MacKenzie

    Ragen MacKenzie, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ragen MacKenzie provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Umpqua, IFN and MSB for its own account and for the accounts of customers.

  Scope of Review

    In connection with the MSB Opinion, Ragen MacKenzie reviewed, among other things

  •
  the merger agreement;

  •
  a preliminary draft of the Umpqua/IFN proxy statement;

  •
  Annual Reports to Shareholders and Annual Reports on Form 10-K of Umpqua and IFN for each of the 3 years ended December 31, 2000;

  •
  The year-end MSB audited financial statements from KPMG for the years 1999 and 2000;

  •
  Interim financial reports for MSB through May 31, 2001 and interim reports to shareholders and Quarterly Reports on Form 10-Q of Umpqua and IFN;

  •
  other communications from Umpqua and IFN to their respective shareholders; and

  •
  current operations, financial condition and expected future financial performance with the respective management teams of Umpqua and IFN and MSB:

  •
  internal financial analyses and forecasts of Umpqua, IFN and MSB prepared by their respective managements, including forecasts of cost savings and revenue opportunities (the "synergies") expected to be achieved as a result of the merger.

    Ragen MacKenzie also held discussions with members of the senior management of Umpqua, IFN and MSB regarding the strategic rationale for, and the potential benefits of the merger. In addition, Ragen MacKenzie reviewed the reported price and trading activity for the Umpqua common stock, IFN common stock, and MSB common stock, compared financial and stock market information for Umpqua, IFN, and MSB with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and performed such other studies and analyses as it considered appropriate.

  Assumptions

    Ragen MacKenzie assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering the MSB Opinion. In that regard, Ragen MacKenzie assumed, with the MSB Board's consent, that the financial forecasts had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Umpqua, IFN, and MSB and that such forecasts will be realized in the amounts and at the times contemplated thereby. Ragen MacKenzie is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the MSB Board's consent, that such allowances for each of Umpqua, IFN and MSB are in the aggregate adequate to cover all such losses. In addition, Ragen MacKenzie did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Umpqua, IFN or any of their subsidiaries and MSB and it had not been furnished with any such evaluation or appraisal. Ragen MacKenzie also assumed, with the IFN Board's consent, that the merger will be accounted for as a pooling-of-interests and that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have a material adverse effect on Umpqua, IFN, MSB or the combined company. In addition, the MSB Opinion does not address the relative merits of the merger as compared to any alternative business transaction that might be available to MSB.

    The following is a brief summary of the material, financial analyses presented to the MSB Board on June 19, 2001 by Ragen MacKenzie.

  Summary of Proposal

    Ragen MacKenzie reviewed the financial terms of the proposed transaction in which shareholders of MSB other than IFN will receive 1.3 shares of Umpqua for each MSB share. Based on the closing price of Umpqua common stock on June 15, 2001 of $11.91 and an exchange ratio of 1.30 Umpqua common shares for each MSB common share, Ragen MacKenzie calculated an implied per share value of $15.48 for each MSB common share. The implied aggregate transaction value was approximately $6.221 million, based on 401,771 diluted shares of MSB common stock outstanding, which was determined using the treasury stock method at the implied value of $15.48. Based upon the implied transaction value per share and MSB's March 31, 2001 financial information, Ragen MacKenzie calculated the following ratios:

Implied value/Book value	1.64	x
Implied value/Actual 2000 EPS	NM
Core deposit premium	14.77%

  Analysis

    Northwest Public Banks.  Ragen MacKenzie presented public market banks in Oregon and Washington (the "Northwest Banks") consisting of:

  •
  Cascade Bancorp

  •
  Centennial Bancorp

  •
  City Bank of Lynwood

  •
  Columbia Banking Systems

  •
  Columbia Bancorp

  •
  Frontier Financial Corp.

  •
  Independent Financial Network

  •
  Pacific Continental Corporation

  •
  Umpqua Holdings Corporation

  •
  Washington Banking Corp.

  •
  West Coast Bancorp

    This analysis was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, and projected 2001 EPS. The Northwest Banks were selected for comparison purposes through a review of publicly traded banking institutions with similar geographic characteristics. In general, financial data presented was as of the quarter ended March 31, 2001 and market data was as of June 15, 2001. Efficiency ratios, net interest margins, and core deposit premiums were presented as of December 31, 2000.

    Ragen MacKenzie compared ratios of price to estimated 2001 and 2002 EPS for MSB (based on management projections provided by MSB, IFN and Umpqua) with the harmonic mean of the ratios for IFN, Umpqua and the Northwest Banks for 2001 and 2002. Additionally, Ragen MacKenzie presented a public market comparison of MSB, IFN, Umpqua and the Northwest Banks, on the basis of, among other things, return on average common equity ("ROACE"), return of average assets ("ROAA"), net interest margin, efficiency ratios, and core deposit premiums. The following table shows the comparisons.

	Price as a Multiple to			3/30/2001		12/31/2000
	Estimated 2001 EPS	Estimated 2002 EPS	Book Value 3/31/01	ROAE	ROAA	Net Interest Margin	Efficiency Ratio*	Core Deposit Premium
Umpqua	14.35	12.41	2.45	14.19%	1.42%	5.50%	59.66%	12.99%
IFN	10.64	8.77	0.94	7.62%	0.67%	4.82%	82.77%	-2.16%
MSB**	45.53	30.96	1.64	3.22%	0.54%	5.48%	83.14%	14.77%
Northwest Banks	11.73	10.08	1.78	12.98%	1.23%	5.71%	57.35%	6.64%
Harmonic Mean

*
Efficiency ratio for Umpqua is for Umpqua Bank.

**
ROAA and ROAE for MSB is for the year ended 12/31/00

    Discounted Cash Flow Analysis and Terminal Value Analysis—MSB.  Ragen MacKenzie estimated the present value of the after-tax cash flows that MSB could produce on a stand-alone basis using IFN and MSB management's projections for the years 2001-2005. After-tax cash flows that the company could produce on a stand alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of PE multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for MSB common stock ranging from $9.77 to $14.46.

    Comparable Transaction Analysis—Ragen MacKenzie also analyzed selected recent transactions ("Comparable Transactions") deemed relevant to the proposed transaction in which certain public companies acquired comparable banks. For this analysis, Ragen MacKenzie reviewed twenty seven transactions, within the last twelve months, of target banks in which the aggregate transaction value was $11 million or less. The following tables list the buyer and target banks and present the summary data for the Comparable Transactions along with the Umpqua/MSB data:

  •
  Robertson Holding Co., L.P./Cumberland Mountain Bancshares

  •
  NW Suburban Bancorp, Inc./Village Bank and Trust

  •
  Maedgen & White, Ltd./City National Bank

  •
  United Financial Holdings Inc./First Security Bank

  •
  Central Bancompany/Mid-America Bank

  •
  Spectrum Bancorp/Founders Trust National Bank

  •
  Peoples Bancorp Inc./Lower Salem Commerical Bank

  •
  Stanford Acquisition Corp./Metro Savings Bank, FSB

  •
  Britton & Koontz Capital Corp./Louisiana Bancshares, Inc.

  •
  Peoples State Bk of Newton, IL/First Natl Bkshrs, Newton, Inc.

  •
  Ctzns Union Bncp Shelbyville/Dupont State Bank

  •
  Central Banc, Inc./Marquette Bank Fulton

  •
  First National Bancshares, Inc./Rockwell Bancorp Inc.

  •
  PAB Bankshares Inc./Friendship Community Bank

  •
  Heartland Bancorp, Inc./Court Acceptance Company

  •
  Sooner Southwest Bkshs Inc./State National Bkshrs, Inc.

  •
  FNB Corp./SWVA Bancshares Inc.

  •
  Midwest Cmmty Bancshares, Inc./Egyptian State Bank

  •
  Private Investor/CGB&L Financial Group

  •
  Centennial First Financial/Palomar Community Bank

  •
  Private Investor—G.J. Budig/Foundation Bancorp Inc.

  •
  Southern Community Bancorp/Peninsula Bancorp Inc.

  •
  Northwest Financial Corp./Plymouth Bancorporation, Inc.

  •
  Sooner Southwest Bkshs Inc./First Natl Bncp., Heavener, OK

  •
  First Community Bcshs Inc./Citizens Southern Bank

  •
  First Mid-Illinois Bancshares/American Bk of IL in Highland

	Equity Value as a Multiple of				Target Bank LTM Performance
	Book Value	Tangible Book Value	LTM Net Income	Core Deposit Premium	ROAA	ROAE	Efficiency Ratio
Comparable Transactions Mean	1.28	1.36	24.16	4.77%	0.55%	5.52%	90.41%
Umpqua/MSB*	1.64	N/A	NM	14.77%	0.55%	3.22%	83.14%

*
MSB performance is year ended 12/31/00

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the MSB Opinion. In addition, Ragen MacKenzie considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Ragen MacKenzie's view of the actual value of MSB or a combination of Umpqua and MSB.

    In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Umpqua, IFN and MSB. The analyses performed by Ragen MacKenzie are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ragen MacKenzie's analysis of the fairness of the exchange ratio to MSB shareholders from a financial point of view. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the MSB Opinion was one of many factors taken into consideration by the MSB Board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the MSB Board's or MSB management's opinion with respect to the value of MSB or a combination of Umpqua and MSB, or of whether the MSB Board or MSB management would have been willing to agree to a different exchange ratio. MSB placed no limits on the scope of the analysis performed, or opinion expressed, by Ragen MacKenzie.

    IFN has agreed to compensate Ragen MacKenzie as described above for the delivery of the IFN, MSB and OSB Opinions, and a portion of that compensation is contingent upon closing of the mergers.

Opinion of Oregon State Bank's Financial Advisor

    Oregon State Bank ("OSB") retained Ragen MacKenzie, Inc. on            , 2001, to provide a Fairness Opinion regarding the proposed transaction with Umpqua.

    Ragen MacKenzie delivered its oral opinion to the OSB board on June 26, 2001, confirmed by a written opinion (the "OSB Opinion") dated as of June 26, 2001, that, as of that date, the merger, including the exchange ratio, was fair from a financial point of view to OSB shareholders. Ragen MacKenzie reconfirmed its opinion in writing as of            , 2001.

    The full text of the OSB Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix VIII to this proxy statement with the firm's consent and is incorporated herein by reference. The OSB Opinion is directed only to the fairness to the OSB shareholders of the merger, including the exchange ratio, from a financial point of view and does not constitute a recommendation to any OSB stockholder as to how

to vote on the merger. This description of the OSB Opinion is qualified in its entirety by reference to Appendix   . OSB shareholders are urged to read the OSB Opinion in its entirety.

  About Ragen MacKenzie

    Ragen MacKenzie, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Ragen MacKenzie provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Umpqua, IFN and OSB for its own account and for the accounts of customers.

  Scope of Review

    In connection with the OSB Opinion, Ragen MacKenzie reviewed, among other things

  •
  the merger agreement;

  •
  a preliminary draft of the Umpqua/IFN proxy statement;

  •
  Annual Reports to Shareholders and Annual Reports on Form 10-K of Umpqua and IFN for each of the 3 years ended December 31, 2000;

  •
  The year-end OSB audited financial statements from KPMG for the years 1999 and 2000;

  •
  Interim financial reports for OSB through May 31, 2001 and interim reports to shareholders and Quarterly Reports on Form 10-Q of Umpqua and IFN;

  •
  other communications from Umpqua and IFN to their respective shareholders; and

  •
  current operations, financial condition and expected future financial performance with the respective management teams of Umpqua and IFN and OSB:

  •
  internal financial analyses and forecasts of Umpqua, IFN and OSB prepared by their respective managements, including forecasts of cost savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the mergers.

    Ragen MacKenzie also held discussions with members of the senior management of Umpqua, IFN and OSB regarding the strategic rationale for, and the potential benefits of the mergers. In addition, Ragen MacKenzie reviewed the reported price and trading activity for the Umpqua common stock, IFN common stock, and OSB common stock, compared financial and stock market information for Umpqua, IFN, and OSB with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and performed such other studies and analyses as it considered appropriate.

  Assumptions

    Ragen MacKenzie assumed and relied upon the accuracy and completeness of all the financial and other information that it reviewed in rendering the OSB Opinion. In that regard, Ragen MacKenzie assumed, with the OSB Board's consent, that the financial forecasts had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Umpqua, IFN, and OSB and that such forecasts will be realized in the amounts and at the times contemplated thereby. Ragen MacKenzie is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the OSB Board's consent, that such allowances for each of Umpqua, IFN and OSB are in the aggregate adequate to cover all such losses.

In addition, Ragen MacKenzie did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Umpqua, IFN or any of their subsidiaries and OSB and it had not been furnished with any such evaluation or appraisal. Ragen MacKenzie also assumed, with the IFN Board's consent, that the merger will be accounted for as a pooling-of-interests and that obtaining any necessary regulatory approvals and third party consents for the merger or otherwise will not have a material adverse effect on Umpqua, IFN, OSB or the combined company. In addition, the OSB Opinion does not address the relative merits of the merger as compared to any alternative business transaction that might be available to OSB.

    The following is a brief summary of the material, financial analyses presented to the OSB Board on June 26, 2001 by Ragen MacKenzie.

  Summary of Proposal

    Ragen MacKenzie reviewed the financial terms of the proposed transaction in which shareholders of OSB other than IFN will receive 1.3 shares of Umpqua for each OSB share. Based on the closing price of Umpqua common stock on June 15, 2001 of $11.91 and an exchange ratio of 1.30 Umpqua common shares for each OSB common share, Ragen MacKenzie calculated an implied per share value of $15.48 for each OSB common share. The implied aggregate transaction value was approximately $6.370 million, based on 411,155 diluted shares of OSB common stock outstanding, which was determined using the treasury stock method at the implied value of $15.48. Based upon the implied transaction value per share and OSB's March 31, 2001 financial information, Ragen MacKenzie calculated the following ratios:

Implied value/Book value	1.77
Implied value/Actual 2000 EPS	NM
Core deposit premium	18.86%

  Analysis

    Northwest Public Banks.  Ragen MacKenzie presented public market banks in Oregon and Washington (the "Northwest Banks") consisting of:

  •
  Cascade Bancorp

  •
  Centennial Bancorp

  •
  City Bank of Lynwood

  •
  Columbia Banking Systems

  •
  Columbia Bancorp

  •
  Frontier Financial Corp.

  •
  Independent Financial Network

  •
  Pacific Continental Corporation

  •
  Umpqua Holdings Corporation

  •
  Washington Banking Corp.

  •
  West Coast Bancorp

    This analysis was presented on the basis of various financial ratios and other indicators, including among other things, market price to earnings per share ("EPS") ratios, historical price to stated book value and tangible book value ratios, and projected 2001 EPS. The Northwest Banks were selected for comparison purposes through a review of publicly traded banking institutions with similar geographic characteristics. In general, financial data presented was as of the quarter ended March 31, 2001 and market data was as of June 15, 2001. Efficiency ratios, net interest margins, and core deposit premiums were presented as of December 31, 2000.

	Price as a Multiple to			3/30/2001		12/31/2000
	Estimated 2001 EPS	Estimated 2002 EPS	Book Value 3/31/01	ROAE	ROAA	Net Interest Margin	Efficiency Ratio*	Core Deposit Premium
Umpqua	14.35	12.41	2.45	14.19%	1.42%	5.50%	59.66%	12.99%
IFN	10.64	8.77	0.94	7.62%	0.67%	4.82%	82.77%	-2.16%
OSB**	NM	28.15	1.77	NM	NM	4.74%	113.09%	18.86%
Northwest Banks	11.73	10.08	1.78	12.98%	1.23%	5.71%	57.35%	6.64%
Harmonic Mean

*
Efficiency ratio for Umpqua is for Umpqua Bank.

**
ROAA and ROAE for OSB is for the year ended 12/31/00

    Ragen MacKenzie compared ratios of price to estimated 2001 and 2002 EPS for OSB (based on management projections provided by OSB, IFN and Umpqua) with the harmonic mean of the ratios for IFN, Umpqua and the Northwest Banks for 2001 and 2002. Additionally, Ragen MacKenzie presented a public market comparison of OSB, IFN, Umpqua and the Northwest Banks, on the basis of, among other things, return on average common equity ("ROACE"), return of average assets ("ROAA"), net interest margin, efficiency ratios, and core deposit premiums. The following table shows the comparisons.

    Discounted Cash Flow Analysis and Terminal Value Analysis—OSB.  Ragen MacKenzie estimated the present value of the after-tax cash flows that OSB could produce on a stand-alone basis using IFN and OSB management's projections for the years 2001-2005. After-tax cash flows that the company could produce on a stand alone basis were estimated using an assumed minimum 6.5% tangible book equity to total average assets ratio. Using a range of PE multiples of 8-12 applied to forward earnings for the terminal value, and using a discount rate of 10-14%, Ragen MacKenzie calculated implied share values for OSB common stock ranging from $10.59 to $15.42.

    Comparable Transaction Analysis.  Ragen MacKenzie also analyzed selected recent transactions ("Comparable Transactions") deemed relevant to the proposed transaction in which certain public companies acquired comparable banks. For this analysis, Ragen MacKenzie reviewed twenty seven transactions, within the last twelve months, of target banks in which the aggregate transaction value was $11 million or less. The following tables list the buyer and target banks and present the summary data for the Comparable Transactions along with the Umpqua/OSB data:

  •
  Robertson Holding Co., L.P./Cumberland Mountain Bancshares

  •
  NW Suburban Bancorp, Inc./Village Bank and Trust

  •
  Maedgen & White, Ltd./City National Bank

  •
  United Financial Holdings Inc./First Security Bank

  •
  Central Bancompany/Mid-America Bank

  •
  Spectrum Bancorp/Founders Trust National Bank

  •
  Peoples Bancorp Inc./Lower Salem Commerical Bank

  •
  Stanford Acquisition Corp./Metro Savings Bank, FSB

  •
  Britton & Koontz Capital Corp./Louisiana Bancshares, Inc.

  •
  Peoples State Bk of Newton, IL/First Natl Bkshrs, Newton, Inc.

  •
  Ctzns Union Bncp Shelbyville/Dupont State Bank

  •
  Central Banc, Inc./Marquette Bank Fulton

  •
  First National Bancshares, Inc./Rockwell Bancorp Inc.

  •
  PAB Bankshares Inc./Friendship Community Bank

  •
  Heartland Bancorp, Inc./Court Acceptance Company

  •
  Sooner Southwest Bkshs Inc./State National Bkshrs, Inc.

  •
  FNB Corp./SWVA Bancshares Inc.

  •
  Midwest Cmmty Bancshares, Inc./Egyptian State Bank

  •
  Private Investor/CGB&L Financial Group

  •
  Centennial First Financial/Palomar Community Bank

  •
  Private Investor—G.J. Budig/Foundation Bancorp Inc.

  •
  Southern Community Bancorp/Peninsula Bancorp Inc.

  •
  Northwest Financial Corp./Plymouth Bancorporation, Inc.

  •
  Sooner Southwest Bkshs Inc./First Natl Bncp., Heavener, OK

  •
  First Community Bcshs Inc./Citizens Southern Bank

  •
  First Mid-Illinois Bancshares/American Bk of IL in Highland

	Equity Value as a Multiple of				Target Bank LTM Performance
	Book Value	Tangible Book Value	LTM Net Income	Core Deposit Premium	ROAA	ROAE	Efficiency Ratio
Comparable Transactions Mean	1.28	1.36	24.16	4.77%	0.55%	5.52%	90.41%
Umpqua/OSB*	1.77	N/A	NM	18.86%	NM	NM	113.09%

*
OSB performance is year ended 12/31/00

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Ragen MacKenzie believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the OSB Opinion. In addition, Ragen MacKenzie considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Ragen MacKenzie's view of the actual value of OSB or a combination of Umpqua and OSB.

    In performing its analyses, Ragen MacKenzie made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Umpqua, IFN and OSB. The analyses performed by Ragen MacKenzie are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ragen MacKenzie's analysis of the fairness of the exchange ratio to OSB shareholders from a financial point of view. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the OSB Opinion was one of many factors taken into consideration by the OSB Board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the OSB Board's or OSB management's opinion with respect to the value of OSB or a combination of Umpqua and OSB, or of whether the OSB Board or OSB management would have been willing to agree to a different exchange ratio. OSB placed no limits on the scope of the analysis performed, or opinion expressed, by Ragen MacKenzie.

    OSB has agreed to pay Ragen MacKenzie a fee of $15,000 for its financial advisory services in this transaction, including compensating them for the delivery of the OSB Opinion. A portion of that compensation is contingent upon closing of the mergers. A description of the compensation to be paid to Ragen MacKenzie appears above.

Business Valuation of OSB

    Before the approval of the OSB merger and prior to the resignation of six of OSB's directors, the board of directors of OSB retained a professional appraiser to provide the board with a business valuation of OSB as of May 31, 2001. The appraiser's report was provided solely to the board of directors and was not given as a fairness opinion with respect to the OSB merger or for distribution to shareholders. The appraiser placed the most emphasis on comparable market transactions of the sale of privately held banks and concluded that the value for OSB (on a fully diluted basis) was $17.38 per share. The report further concluded that the proposed transaction with Umpqua would be deemed to be fair at a range of value between 85% and 115% of $17.38, or $14.22 to $19.99 per OSB share.

THE MERGERS

    The following description of the mergers is not complete and is qualified in its entirety by reference to the agreements attached as Appendices I - IV. Shareholders are urged to read the agreements in their entirety.

General

    Umpqua, Umpqua Bank and IFN have entered into an Agreement and Plan of Reorganization, dated June 22, 2001 pursuant to which IFN would merge with Umpqua, and IFN's bank subsidiaries would merge with Umpqua Bank. The Agreement and Plan of Reorganization is generally referred to as the merger agreement. Each of the mergers contemplated by the merger agreement (the merger of the holding companies and the merger of each IFN subsidiary bank into Umpqua Bank) will be effected pursuant to a plan of merger, which for the holding company is filed with the Secretary of State and for the banks is filed with the Oregon Director of Consumer and Business Services.

    When the holding company merger becomes effective, IFN will merge with and into Umpqua, with Umpqua the surviving corporation, and the separate corporate existence of IFN will cease. IFN shareholders will receive, in exchange for their IFN stock, shares of Umpqua common stock.

    Concurrently with the merger of IFN and Umpqua, Independent Financial Network Bank, Pacific State Bank, Family Security Bank, Lincoln Security Bank, McKenzie State Bank and Oregon State Bank will merge with and into Umpqua Bank. Umpqua Bank will be the surviving bank of each of the bank mergers.

    Each shareholder of MSB and OSB other than IFN will receive, in exchange for their stock in MSB and OSB, shares of Umpqua common stock, and the separate existence of each IFN subsidiary bank will cease.

Conversion of Common Stock; Effects on Umpqua Shareholders

    Conversion of IFN Common Stock.  At the effective date, each share of IFN common stock will be converted into the right to receive 0.827 shares of Umpqua common stock. The IFN exchange ratio will decrease to 0.80 if the weighted average closing price of Umpqua is at least $13.00 during the twenty trading days ending on and including the tenth calendar day prior to the effective date. The average closing price is weighted according to the reported number of shares traded each day and rounded to the nearest penny. If the weighted average closing price for the five-business-day period commencing on the tenth calendar day preceding the effective date is less than $7.00, the IFN board of directors will have the option (but not the obligation) to terminate the merger agreement.

    Conversion of MSB Common Stock.  At the effective date of the bank mergers, each share of MSB common stock will be converted into the right to receive 1.3 shares of Umpqua common stock. The MSB conversion ratio is not subject to adjustment or the minimum price condition.

    Conversion of OSB Common Stock.  At the effective date of the bank mergers, each share of OSB common stock will be converted into the right to receive 1.3 shares of Umpqua common stock. The OSB conversion ratio is not subject to adjustment or the minimum price condition.

    Effect of the Mergers on Umpqua Shareholders.  At the effective date of the holding company merger, each share of Umpqua common stock will continue as one share of the combined company. Umpqua will continue as the sole shareholder of Umpqua Bank.

    Share Ownership at Effective Date.  After the mergers, former Umpqua shareholders will hold approximately    % of the shares, former IFN shareholders will hold approximately  % of shares of the combined company, former MSB shareholders (other than IFN) will hold approximately  %, and former OSB shareholders (other than IFN) will hold approximately   %.

    Cash for Fractional Shares.  No fractional shares of Umpqua common stock will be issued in the mergers. Each IFN, MSB and OSB shareholder who otherwise would be entitled to a fraction of a share of Umpqua common stock will be paid the cash value of the fractional share, based on the closing market price on the effective date of the holding company merger.

Exchange of Stock Certificates

    Manner of Exchange.  Umpqua has selected ChaseMellon Shareholder Services as exchange agent to effect the exchange of certificates representing shares of IFN, MSB and OSB common stock in connection with the mergers. Promptly after the effective date, the exchange agent will mail to each IFN, MSB and OSB shareholder a notice that the merger has been completed. The notice will be accompanied by a certificate transmittal form with instructions as to the procedure for surrendering certificates in exchange for Umpqua stock certificates.

    IFN, MSB and OSB shareholders should not send their stock certificates to the Exchange Agent until they have received a certificate transmittal form. Do not return your certificates with the enclosed proxy.

    Rights of Holders of Stock Certificates Prior to Surrender.  From the effective date, until you surrender your stock certificates, you will not be paid dividends or other distributions declared or payable to holders of record of Umpqua common stock as of any time subsequent to the effective. You will, however, have other rights as an Umpqua shareholder, including the right to vote on any matter submitted to the shareholders for their approval.

    Certificates for Umpqua Common Stock.  All shares of Umpqua common stock issued and outstanding at the effective date will remain issued and outstanding as shares of Umpqua and no action is required of any Umpqua shareholder (other than voting on the mergers) to conclude the mergers.

    Lost Certificates.  In the event that any certificates representing IFN, MSB or OSB common stock or Umpqua common stock have been lost, stolen, or destroyed, the shareholder must submit an affidavit of that fact and, if required, post a reasonable bond as indemnity against any claim that may be made against Umpqua with respect to that certificate.

Treatment of Outstanding Stock Options

    IFN.  As of June 30, 2001, there were options outstanding under various employee stock option plans of IFN (the "IFN Option Plans") to purchase 297,526 shares of IFN common stock at prices ranging from $3.87 to $10.90 per share.

    On the effective date, Umpqua will assume IFN's obligations with respect to each outstanding IFN option, whether or not then exercisable, by issuing a replacement option under Umpqua's 2000 Stock Option Plan. Thereafter, (a) each option may be exercised only for Umpqua common stock, (b) each option will become an option to purchase on the same vesting and termination schedule the number of shares of Umpqua common stock equal to the IFN exchange ratio multiplied by the number of shares of IFN common stock subject to such option and, (c) the exercise price per share of the Umpqua common stock will be an amount computed by dividing the exercise price per share of IFN common stock by the IFN exchange ratio. No fractional shares will be issued upon exercise of IFN options or replacement options under Umpqua's 2000 option plan. (Optionees will receive cash in lieu of fractional shares at the then current market value.)

    OSB.  As of June 30, 2001, there were options outstanding under the OSB Stock Option Plan to purchase 31,500 shares of MSB common stock at $10.00 per share.

    On the effective date, Umpqua will assume OSB's obligations with respect to each outstanding OSB option, whether or not then exercisable, by issuing a replacement option under Umpqua's 2000 Stock Option Plan. Thereafter, (a) each option may be exercised only for Umpqua common stock, (b) each option will become an option to purchase on the same vesting and termination schedule a number of shares of Umpqua common stock equal to 1.3 (the OSB exchange ratio) multiplied by the number of shares of OSB common stock subject to such option and, (c) the exercise price per share of the Umpqua common stock will be an amount computed by dividing the exercise price per share of OSB common stock by 1.3. No fractional shares will be issued upon exercise of OSB options or replacement options under Umpqua's 2000 Stock Option Plan. Optionees will receive cash in lieu of fractional shares at the then current market value.

    MSB.  As of June 30, 2001, there were no outstanding options to purchase shares of MSB common stock.

    Umpqua.  All previously outstanding Umpqua stock options will remain outstanding and are unaffected by the mergers.

Resulting Boards of Directors of Umpqua and Umpqua Bank

    The merger agreement provides that two current IFN directors will serve as directors of the combined company commencing on the effective date of the holding company merger. These individuals will also serve as directors of the combined bank. The Umpqua board of directors currently consists of 11 directors; the number of directors will be increased to 13.

    The Umpqua board of directors is a classified board of directors with the directors serving staggered three-year terms. The IFN directors will be assigned to one of the three classes, such that one IFN director will be appointed to serve a term expiring at the next annual meeting of Umpqua shareholders, and one IFN director to serve a term expiring at the 2004 annual meeting of Umpqua shareholders.

    On the effective date, Umpqua's board of directors will, by resolution, increase the number of directors constituting the Umpqua board of directors, and will appoint two IFN directors to fill those vacancies. One of the IFN directors will have a term ending with the 2004 Umpqua annual meeting of shareholders and the other director will have a term ending with the 2002 Umpqua annual meeting of shareholders. The director whose term with the 2004 annual meeting will be entitled to be nominated for reelection at the discretion of Umpqua's nominating committee in accordance with the then applicable nominating procedures. The director whose term expires in 2002 will not stand for relection.

    If a director resigns or otherwise ceases to serve as a director following the effective date and before the next annual meeting of the combined company, the Umpqua board will fill any vacancy in accordance with Umpqua's bylaws, and as required by the governing provisions of Oregon law, based on nominations by affirmative votes of a majority of the directors. If an IFN director who, before the effective date, becomes unable to serve as an Umpqua director, the replacement director will be selected from among the remaining IFN directors.

    The following information is provided for all current Umpqua and IFN directors.

  Current Umpqua Directors

    Raymond P. Davis, age 52, serves as Director, President and Chief Executive Officer of Umpqua, and as Director of Umpqua Bank. Mr. Davis served as President and Chief Executive Officer of Umpqua Bank from June, 1994, until the merger with VRB Bancorp in October, 2000. Prior to joining Umpqua Bank in 1994, he was President of US Banking Alliance in Atlanta, Georgia, a bank consulting firm. He has over 25 years experience in banking and banking related industries.

    Ronald O. Doan, age 57, has served as a Director since 1995. Mr. Doan currently is the Operations Officer for Cow Creek Government Offices. Previously, Mr. Doan served as the General Business Director of Pacific Power and Light Co., an electric utility company, for Mid and Southern Oregon and Northern California. Mr. Doan has over 31 years of management, sales and human resources experience. Mr. Doan has served as President of the Douglas County Industrial Development Board and the Roseburg Area Chamber of Commerce.

    Allyn C. Ford, age 59/60 (Sept.), serves as Chairman of the board of directors and has served as a Director since 1971. Mr. Ford is President and General Manager of Roseburg Forest Products, a company located in Roseburg, Oregon, that is a fully integrated wood products manufacturer. Mr. Ford has over 30 years of management experience with Roseburg Forest Products.

    David B. Frohnmayer, age 61, has served as a Director since 1996. Mr. Frohnmayer is the President of the University of Oregon in Eugene, and has served in that capacity since 1994. He is the former Dean of the University of Oregon School of Law and former State of Oregon Attorney General.

    Lynn K. Herbert, age 49, has served as a Director since 1993. Mr. Herbert is Manager of Herbert Lumber Company in Riddle, Oregon, and has served in that capacity since 1988. Mr. Herbert has over 20 years of management experience with Herbert Lumber Company. Mr. Herbert is the son of Milton Herbert, a significant shareholder and one of the founders of Umpqua Bank.

    Scott Chambers, age 41, has served as a Director since 1999. Mr. Chambers is President of Chambers Communication Corp. of Eugene, Oregon, a telecommunications company that owns and operates cable television systems, network broadcast television stations, a film and video production company, and an interest in a computer animation company. Mr. Chambers serves on the Executive Board for CableLabs and is a board member of the National Cable Television Association.

    James D. Coleman, age 62/63 (Sept.), has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000. Mr. Coleman served as Chairman of the board of directors of VRB Bancorp. Mr. Coleman was previously a director of Medford State Bank, which VRB acquired in 1987. He is President and owner of Crater Lake Motors, a Ford and Mercedes automobile dealership in Medford, Oregon.

    John O. Dunkin, age 62/63 (Sept.), has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000. Mr. Dunkin served as Vice Chairman of the board of directors of VRB Bancorp. Mr. Dunkin is Chief Executive Officer of Grants Pass Moulding, Rogue Valley Sash & Door, and Pacific Lumber, all located in Grants Pass, Oregon.

    Michael Donovan, age  , has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000, and previously served on the VRB Bancorp board. Mr. Donovan is co-owner of the Chateaulin Restaurant & Wine Shoppe in Ashland, Oregon.

    Larry L. Parducci, age 57 has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000, and previously served on the VRB Bancorp board. Mr. Parducci is the owner/operator of Director Holiday RV Park in Phoenix, Oregon. Mr. Parducci also serves as mayor for the city of Phoenix.

    William A. Haden, age 53, has served as a Director since the Umpqua / VRB Bancorp merger in October, 2000, and is President and CEO of Umpqua Bank. Mr. Haden previously served on the VRB Bancorp board and as President and CEO for VRB Bancorp and for Valley of the Rogue Bank. He joined Valley of the Rogue Bank in July 1993 and served as Senior Vice President until 1996. Prior to joining Valley of the Rogue Bank, Mr. Haden served as President of Family Bank of Commerce, from 1985 until its merger into Valley of the Rogue Bank in 1993.

  Current IFN Directors

    Charles D. Brummel, age 61, currently serves as Chairman of the IFN board of directors, and serves as Director and Chief Executive Officer of IFN. He was a director of the Oregon Bankers Association from 1977 to 1989 and served as its president in 1986/1987. He also serves on the board of directors for BancInsure, Inc., an industry captive insurance company. He also served as a director of the American Bankers Association from 1986 to 1989 and currently serves as a member of the board of directors of each of IFN's subsidiary banks. Mr. Brummel is also President-elect of the Western Independent Bankers Association.

    William A. Lansing, age 54, is President of Menasha Corporation Forest Products Group, in North Bend, Oregon, where he has been employed since 1970. Mr. Lansing sits on the board of several state-wide (Oregon and Washington) timber related associations and has been recognized for his efforts in community and state affairs by both local and regional organizations.

    Kenneth C. Messerle, age 60, sold his share in the family business of Messerle & Sons, Inc., a cattle and timber corporation, in Coos County. In 1996, he was elected to the Oregon State Legislature for District 48, and re-elected in 1998. In 2000, he was elected to the Oregon State Senate. Mr. Messerle also serves on the board of directors of Lincoln Security Bank.

    Ronald C. LaFranchi, age 48, is the owner of Ron's Oil Co., a chain of independently owned, name brand retail gasoline stations he started in 1976. He presently operates several stations located throughout Oregon, as well as a propane gas division, which serves predominately retail customers.

    Glenn A. Thomas, age 59, is the owner of Thomas & Son Beverage, Inc., and its subsidiaries, Thomas & Son Trucking and Thomas & Son Transportation Systems, in Coos Bay, Oregon. He has been the Oregon Director for the Rocky Mountain Wholesalers Association, a director and officer of Oregon Beer & Wine Distributors Association, and a director of National Beer Wholesalers.

    Gary L. Waggoner, age 59, has been a director of Pacific State Bank since 1987, and joined IFN's board of directors in 1999. He currently serves as Chairman of the board of directors of Pacific State Bank, and is a rancher and timberland manager.

    Robert L. Fullhart, age 69, has been a director of Pacific State Bank since 1989, and joined IFN's board of directors in 1997 as a result of the acquisition of Pacific State Bank. He is the former owner of Fullhart Insurance Agency, which has five offices in Oregon.

  Executive Officers of Umpqua and Umpqua Bank

    In addition to Mr. Davis, President and Chief Executive Officer of Umpqua, and Mr. Haden, President and Chief Executive Officer of Umpqua Bank, whose backgrounds are identified above, the following are the other executive officers of Umpqua and Umpqua Bank.

    Daniel A. Sullivan, age 50, serves as Executive Vice President and Chief Financial Officer of Umpqua. He has served as Senior Vice President and Chief Financial Officer of Umpqua Bank since 1997. Prior to that time, Mr. Sullivan served as Vice President of Finance for Instromedix of Hillsboro, Oregon (1997) and has also worked as Senior Vice President and Controller for US Bancorp in Portland, Oregon from 1983 to 1996.

    Steven A. May, age      , serves as Executive Vice President/Retail Banking of Umpqua Bank, a position he has held since       . Prior to that time, Mr. May served as Senior Vice President of Umpqua Bank from June, 1994 and as Vice President and District Manager of the US Bank of Oregon from 1988 to 1994, as the administrator of a group of four retail branches.

    Brad Copeland, age  , serves as Executive Vice President of Umpqua Bank, a position he has held since the Umpqua / VRB merger in October, 2000. Mr. Copeland served as Executive Vice

President and Credit Administrator of VRB and its subsidiary Valley of the Rogue Bank from January 1998 until the merger and as Senior Vice President and Credit Administrator from July 1997 through January 1998. Prior to joining Valley of the Rogue Bank Mr. Copeland served as Senior Vice President and Senior Credit Officer for Bank of America Alaska (1987 to 1996).

Employment Matters

    Umpqua will enter into employment agreements, effective as of the effective date, with certain executive senior officers of IFN. See "THE MERGER—Interests of Certain Persons in the Merger."

    Umpqua has agreed to provide IFN employees with compensation and benefits packages and employment terms no less favorable than those made available to Umpqua and Umpqua Bank employees of similar tenure and responsibilities. For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, or similar benefits, IFN employees will receive credit for their prior service with IFN and will be entitled to participate in bonus compensation plans and awards following the effective date. In addition, IFN employees will receive benefits under bonus plans and profit sharing accrued during the portion of 2001 that elapsed prior to the merger.

Conduct of Business Pending the Mergers

    Umpqua and IFN have agreed that, prior to the effective date, except with the consent of the other party, each will:

  •
  continue to conduct its business only in the ordinary course,

  •
  use all reasonable efforts to preserve its present business organizations,

  •
  retain its current management, and

  •
  preserve the goodwill of all persons with whom it has business dealings.

    Umpqua and IFN have agreed that, without the consent of the other party, neither party will engage in transactions affecting its capitalization, assets or obligations, including declaring dividends, stock splits or other recapitalizations, or disposing of assets.

    Umpqua is specifically permitted to pay its regular quarterly dividends of $0.04 per share with record dates in            and            2001, and payment dates of       and      , 2001.

No Solicitations

    The merger agreement provides that neither IFN nor its board of directors or agents may initiate contact with any person or entity in an effort to solicit a merger, acquisition proposal or similar transaction with another party. Further, IFN may not provide non-public information to any other person in connection with a possible alternative transaction except to the extent specifically authorized by its board of directors in good faith and in the exercise its fiduciary duties based upon advice of its legal counsel. IFN must notify Umpqua if it receives any alternative acquisition proposal.

Conditions to the Mergers

    The mergers are subject to certain conditions set forth in the merger agreements. In the event the mergers have not been completed by March 31, 2002, the merger agreement may be terminated by either party.

    The holding company merger can only occur if:

  •
  IFN's and Umpqua's shareholders approve the merger at their respective special shareholders' meetings;

  •
  The FDIC and the Oregon Director of Finance and Corporate Securities approve the merger of the subsidiary banks;

  •
  Umpqua receives an order of registration from the Oregon Director of Finance and Corporate Securities covering the shares of Umpqua stock to be issued in the merger; and

  •
  Umpqua receives a waiver of jurisdiction from the Federal Reserve Board under the Bank Holding Company Act of 1956; and

  •
  All conditions precedent to the MSB and OSB mergers are satisfied or waived.

    The MSB merger can only occur if:

  •
  MSB's shareholders approve the merger at the MSB special shareholders' meeting;

  •
  The FDIC and the Oregon Director of Finance and Corporate Securities approve the merger of MSB and Umpqua Bank;

  •
  Umpqua receives an order of registration from the Oregon Director of Finance and Corporate Securities covering the shares of Umpqua stock to be issued in the merger; and

  •
  All conditions precedent to the holding company merger and OSB merger are satisfied or waived.

    The OSB merger can only occur if:

  •
  OSB's shareholders approve the merger at the OSB special shareholders' meeting;

  •
  The FDIC and the Oregon Director of Finance and Corporate Securities approve the merger of OSB and Umpqua Bank;

  •
  Umpqua receives an order of registration from the Oregon Director of Finance and Corporate Securities covering the shares of Umpqua stock to be issued in the merger; and

  •
  All conditions precedent to the holding company merger and MSB merger are satisfied or waived.

    Umpqua has filed applications or waiver requests with all regulatory agencies and expects to receive the necessary approvals in due course.

    Certain other conditions must be satisfied or waived, and other events must occur before the parties will be obligated to complete the mergers. Each party's respective obligations are conditioned on satisfaction by the other party of its obligations under the merger agreement and the above-mentioned conditions. Specifically, these obligations and conditions include:

  •
  The representations and warranties given by each party are true in all material respects as of the effective date of the merger, and each party has complied with its covenants in the merger agreement;

  •
  Umpqua and IFN must have received an opinion from their respective audit firms that the holding company merger is properly accounted for as a pooling-of-interests;

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  There has been no material adverse change in the business or financial condition of either party;

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  The parties have provided one another with opinions of experts with respect to certain tax treatment and legal matters, accounting and fairness; and

  •
  There are no actions or proceedings commenced or threatened against any party to restrain, prohibit or invalidate the merger.

Waiver of Conditions; Amendment or Termination of the Merger Agreement

    Waiver.  The merger agreement provides that IFN or Umpqua may waive any condition precedent to its own obligations under the merger agreement, including any default in performance of any obligation of the other party, and may waive the time for compliance or fulfillment of any obligation of the other party, provided that such a waiver is permitted by law.

    Amendment.  The merger agreement may be amended at any time prior to the effective date upon approval of each party's board of directors, except that amendments that increase the amount or modify the form of consideration to be received by the IFN, MSB or OSB shareholders must be approved by Umpqua shareholders and amendments that decrease the amount or modify the form of consideration to be received by the IFN, MSB or OSB shareholders must be approved by the shareholders affected by the decrease.

    Termination.  The merger agreement may be terminated, and the mergers abandoned, at any time prior to the effective date:

  •
  By the mutual consent of both IFN and Umpqua for any reason;

  •
  By either IFN or Umpqua any time after March 31, 2002, if the holding company merger has not been consummated by that date through no fault of the terminating party;

  •
  By either IFN or Umpqua in the event of a material breach by the other party of its representations, warranties, covenants, or agreements contained in the merger agreement;

  •
  By IFN or Umpqua upon advice of their respective legal counsel that the fiduciary duties of the directors of such company require that the company do so (a "Fiduciary Out");

  •
  By IFN if at any time during the five-business-day period commencing on the tenth calendar day preceding the anticipated effective date the weighted average closing price of Umpqua common stock is less than $7.00 per share.

    Effect of Termination.  If the merger agreement is terminated as a result the failure of a party's shareholders to approve the holding company merger, the non-terminating party's material misrepresentation, or the exercise of a Fiduciary Out by the terminating party, then the terminating party must pay the reasonable expenses incurred by the other party in connection with negotiating and performing its obligations under the merger agreement. IFN's reimbursable expenses cannot exceed $500,000. IFN must pay Umpqua's reasonable expenses if IFN terminates due to Umpqua's weighted average sales price dropping below $7.00 per share during the five-business-day period commencing on the tenth calendar day preceding the effective date.

    In addition, if IFN terminates the merger agreement, and IFN enters into an alternative acquisition transaction (as defined) prior to December 31, 2002 and (i) the alternative acquisition transaction had been proposed prior to the date of the special shareholders' meeting or (ii) at the time of the shareholder meeting IFN or its directors had materially failed to comply with their covenants under the merger agreement, IFN must pay a $2,000,000 termination fee to Umpqua. If Umpqua exercises its option under the stock option agreement, it would waive the right to receive the additional cash payment (see "THE MERGER—Umpqua Stock Option Agreement").

Effective Date of the Mergers

    Holding Company Merger.  The holding company merger will become effective when Umpqua files the articles of merger with the Oregon Secretary of State. Umpqua will file the articles of merger as promptly as practical on or after the date upon which all the conditions to the mergers are satisfied or duly waived or at such time and date as IFN and Umpqua agree. The parties currently anticipate that the mergers will be completed prior to year-end 2001.

    Bank Mergers.  The merger of each IFN subsidiary bank, including OSB and MSB, with Umpqua Bank will become effective on the date set forth on the certificate of merger issued by the Director of the Oregon Department of Consumer and Business Services for each respective bank merger.

    The parties anticipate the bank mergers will become effective on the same date as the holding company merger.

Interests of Certain Persons in the Merger

    General.  Certain members of management, and certain directors of IFN, MSB, OSB and Umpqua, may be deemed to have interests in the merger in addition to their interests as shareholders. Each board of directors was aware of these interests and considered them, among other matters, in approving the mergers.

    Continuation of Certain Persons as Directors and Executive Officers.  The merger agreement provides that two current IFN directors will serve after the effective date as directors of Umpqua and Umpqua Bank. Those individuals are identified above under "THE MERGER—Resulting Boards of Directors of Umpqua and Umpqua Bank." Also, as noted elsewhere, certain executive officers of both companies are expected to continue following the effective date, some with new titles and responsibilities and at different compensation levels as noted below.

    IFN Executive Employment Agreements.  On the recommendation of Umpqua management, and with the approval of the respective boards of directors of Umpqua and IFN, Umpqua has entered into executive employment agreements with two IFN executives, Charles Brummel, who will become Executive Vice President of Umpqua and Ron Farnsworth, who will become a Senior Vice President. The employment agreements are conditioned upon completion of the merger and will become effective as of the effective date.

    Mr. Brummel's employment agreement provides that he will be employed for a nine-month term following the effective date. Mr. Farnsworth's agreement provides for a twelve-month term. Mr. Brummel will receive a base salary of $210,000 and Mr. Farnsworth will receive a base salary of $90,000. In addition, Mr. Brummel and Mr. Farnsworth will each have an opportunity to earn up to 20% their of base salary each year as a cash bonus pursuant to an incentive compensation plan to be developed and approved by the Umpqua board of directors. The employment agreements also provide for other perquisites consistent with those afforded to Umpqua's other senior executives and relocation expenses for those required to move. Mr. Brummel's employment agreement provides for a 30-month noncompete period following termination.

    Control Payment.  Pursuant to Mr. Brummel's current contract, he is entitled to a payment equal to his current annual salary in the event of a change of control. Completion of the holding company merger would be a change of control, and Mr. Brummel will be entitled to receive payment on or immediately after the effective date. Mr. Brummel has agreed to defer that payment until the end of his nine-month employment term. Mr. Farnsworth is also entitled to such a payment and has agreed to receive it after nine months of employment with Umpqua. Jeffrey Davis, president of Pacific State Bank, and Antoinette Poole, chief operating officer of IFN, are also entitled to payment equal to 12 months base salary. Mr. Davis and Ms. Poole will receive their payments after the effective date.

Commitments of Directors

    Each IFN and Umpqua director has agreed to use his or her best efforts to complete the holding company merger, and to recommend (subject to their fiduciary duties) approval of the merger by their respective shareholders. Further, except with the consent of Umpqua, each IFN director has agreed that for two years following service on the board of directors of Umpqua or IFN, he or she will not be associated in any way with any financial institution with branches competitive with Umpqua in Coos,

Curry or Lincoln counties, Oregon. Each of the Umpqua and IFN directors also has agreed to vote all of his or her shares for the merger.

Federal Income Tax Consequences

    The mergers are intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code for federal income tax purposes. A condition of the mergers is a receipt by the parties of an opinion from Foster Pepper & Shefelman LLP, counsel to Umpqua, that each of the mergers will constitute a tax-free reorganization for federal and Oregon income tax purposes. That opinion will not bind the Internal Revenue Service or preclude the Internal Revenue Service from adopting a contrary position. The opinion will be based upon certain facts and assumptions, and on specific representations and assurances made by Umpqua and IFN, MSB and OSB.

    The federal income tax discussion set forth below may not apply to particular categories of Umpqua, IFN, MSB or OSB shareholders subject to special treatment under the federal income tax laws, such as foreign holders, and shareholders whose stock was acquired as compensation. In addition, there may be relevant state, local or other tax consequences, none of which are addressed. Shareholders are urged to consult their tax advisors to determine the specific personal tax consequences of the merger, including the applicability and effect of foreign, state, local and other tax laws.

    The Foster Pepper & Shefelman LLP opinion will state that the transactions contemplated by the merger agreements will be reorganizations within the meaning of Section 368(a) of the Code; that the parties to the agreements and to the plans of merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; that no taxable gain or loss will be recognized by the shareholders of IFN, MSB, or OSB, as the case may be; that the basis in the Umpqua common stock to be received by those shareholders will be the same as the basis in their IFN, MSB, or OSB common stock; and that, provided the IFN, MSB or OSB stock exchanged was held by a IFN, MSB or OSB shareholder as a capital asset on the effective date, the holding period of the Umpqua common stock to be received will include the holding period of the IFN, MSB or OSB common stock held prior to the effective date.

Accounting Treatment

    It is anticipated that the holding company merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, recorded assets and liabilities of Umpqua and IFN are carried forward at their previously recorded amounts; income of the combined company will include income of Umpqua and IFN for the entire year in which the merger occurs; and the reported income of the separate companies for prior periods will be combined. No recognition or amortization of goodwill arising from the merger is required of any party to the merger. Under the merger agreement, it is a condition to the obligations of the respective parties to consummate the merger that they shall have received a letter from their respective audit firms that the merger will qualify for pooling-of-interests accounting treatment.

    The unaudited pro forma combined financial information contained in this Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the holding company merger. See "Historical And Unaudited Pro Forma Combined Financial Statements."

    It is anticipated that the acquisition of the minority interest of MSB and OSB in those mergers will be treated as purchases for accounting and financial reporting purposes. Under this method of accounting, the reported results of Umpqua will include the results of MSB and OSB from and after the closing date of the mergers. The assets, including intangible assets, and liabilities of MSB and OSB will be recorded at their fair market value as of the closing date of the merger. The excess of the purchase consideration over the fair values of the assets and liabilities of OSB and MSB will be recorded as goodwill, which may be subject to amortization in the future if the goodwill is subsequently determined to be impaired in accordance with applicable accounting rules. The goodwill will be tested for impairment on a quarterly basis.

Dissenters' Rights

    Umpqua and IFN.  Under Oregon law, Umpqua and IFN shareholders do not have the right to dissent from the holding company merger and obtain payment for the appraised value of their shares.

    MSB.  Under Oregon law, MSB shareholders may dissent from the MSB merger and receive the fair value of their shares in cash if they follow the procedures set forth in the applicable statutes (ORS § 711.175 et seq.), a copy of which is included as Appendix X.

    OSB.  Under Oregon law, OSB shareholders may dissent from the OSB merger and receive the fair value of their shares in cash if they follow the procedures set forth in the applicable statutes (ORS § 711.175 et seq.), a copy of which is included as Appendix X.

  Rights of Dissenting Shareholders of MSB and OSB

    MSB and OSB shareholders may dissent from the MSB and OSB merger respectively. Dissenting shareholders are entitled to receive the fair value of their shares in cash in lieu of the consideration otherwise issuable to them pursuant to the relevant plan of merger under statutory procedures set forth in the Oregon Bank Act, Oregon Revised Statutes 711.175 to 711.185. The fair value under the statute may be more, less than, or equal to that received by non-dissenting shareholders.

    To perfect dissenters' rights, shareholders must (i) either give notice, prior to or at the special meeting of shareholders, of their intent to demand payment for their shares, or vote against the proposed merger, and (ii) deliver a written demand for payment to MSB or OSB, as the case may be, within 30 days following the shareholder vote on the merger together with the certificate or certificates representing all of the shareholders shares, properly endorsed.

    A shareholder who returns an executed but unmarked proxy, or abstains either by not returning a proxy or by marking "Abstain" on the proxy, will be deemed to have not voted against the merger and will therefore not be entitled to exercise dissenters' rights unless proper written notice is given prior to the shareholder vote on the merger.

    Within 30 days after the effective date, MSB and OSB will give notice to dissenting shareholders who have properly delivered demand for payment and make a written offer to pay an amount equal to MSB's or OSB's, as the case may be, estimate of the fair value of each such dissenting shareholder's shares, plus any applicable accrued interest from the effective date of the merger. If a dissenting shareholder accepts the offer within 30 days, MSB or OSB will pay that amount and the dissenting shareholder will have no further rights with respect to those shares.

    If, however, a dissenting shareholder does not accept the offer within 30 days, or if no offer is made, the fair value of the shares held by such dissenting shareholder will be determined by an appraisal process. The Director of the Oregon Department of Consumer and Business Services selects a qualified appraiser whose determination may be appealed in limited circumstances. The Director also assesses the reasonable costs and expenses of the appraisal. So long as the appraised value falls within ± 15% of the amount offered to the dissenting MSB or OSB shareholders, one-half the costs of appraisal will be borne by Umpqua and the other one-half will be borne pro rata by the dissenting shareholders. If the appraised value is more than 15% below that offered to the dissenters, the dissenters will bear the entire cost of the appraisal pro rata. If the appraised value exceeds the amount offered by more than 15%, Umpqua will be required to bear the entire cost of the appraisal.

    A shareholder may not dissent as to less than all of the shares registered in the shareholder's name; except a shareholder holding as a fiduciary shares registered in his or her name for the benefit of more than one beneficiary may dissent as to less than all of the shares registered in his or her name, provided that any dissent made as to a particular beneficiary is as to all of the shares the fiduciary holds for that beneficiary.

    Receipt of cash by dissenting shareholders for their shares will be treated, for federal income tax purposes, as a redemption of shares under Section 302 of the Internal Revenue Code, and may be a taxable transaction. Any shareholder contemplating a demand for payment pursuant to statutory dissenters' rights is urged to consult with a competent tax advisor.

    EACH OF THE PRESCRIBED STEPS MUST BE TAKEN AS SPECIFIED OR DISSENTERS' RIGHTS WILL BE LOST. FAILURE TO CONFORM EXPRESSLY TO ALL CONDITIONS WILL RESULT IN LOSS OF RIGHTS.

    The discussion of dissenters' rights in this proxy statement is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by the statutory provisions. A copy of the statute is attached as Appendix      . Shareholders are urged to read this discussion and the statute carefully. Failure to comply with the statutory provisions will result in the loss of dissenters' rights.

Resales of Stock by Affiliates

    The Umpqua common stock to be issued in the mergers will be freely transferable by IFN, MSB and OSB shareholders, however, IFN, MSB and OSB affiliates (controlling persons), such as all directors, executive officers and holders of more than 10% of IFN's, MSB's, or OSB's outstanding stock immediately prior to the mergers, may not sell their Umpqua shares received in the mergers except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to the provisions of Rules 144 and 145 under the Securities Act, unless in the opinion of counsel reasonably satisfactory to Umpqua, those shares may be sold pursuant to an exemption from registration. Stock certificates issued to those persons will bear a legend to this effect.

    In addition, to permit the holding company merger to be accounted for as a pooling-of-interests, IFN affiliates may not sell any of their IFN shares for a period beginning 30 days prior to and continuing through the effective date until after Umpqua publishes financial results covering at least 30 days of combined operations. Certificates issued in the merger to IFN affiliates will bear legends reflecting this restriction.

Expenses

    The merger agreements provides, in general, that each party will pay their own expenses in connection with the merger, including fees and expenses of their own financial and other consultants, accountants, and counsel except under certain termination events. Upon completion of the mergers, other expenses, including severance payments, will be paid by Umpqua or Umpqua Bank.

Stock Option Agreement

    At the time the merger agreement was signed, IFN executed and delivered a stock option agreement, pursuant to which IFN granted to Umpqua an option to purchase up to 19.9% of the outstanding shares of IFN common stock under specified conditions. The parties entered into the stock option agreement to increase the likelihood that the merger will be consummated by making it more difficult and more expensive for another party to control or acquire IFN.

    The stock option agreement gives Umpqua the right to purchase up to 1,346,109 shares of IFN common stock at a price of $9.00 per share in cash. The option shares would represent approximately 19.9% of the IFN common stock issued and outstanding after exercise of the stock option.

    The number of shares and option price under the stock option agreement would be proportionately adjusted in the event of any stock dividends, split-ups, mergers, recapitalization, combinations, subdivisions, conversions, exchanges of shares, or the like, relating to IFN.

    Umpqua could exercise the option in whole or in part, subject to regulatory approval and certain notice requirement if:

  •
  IFN enters into an agreement, or its board recommends to shareholders an agreement that would result in an acquisition of 50% or more of IFN's assets or securities if, follwing the transaction, IFN's shareholders would own less than 50% of the capital stock of the surviving entity;

  •
  any person who does not currently own 10% of IFN acquires beneficial ownership of more than 10% of the voting securities of IFN (25% if "control" is not presumed); or

  •
  with certain exceptions, IFN's board fails to recommend or withdraws its recommendation of the merger, or the shareholders of IFN fail to approve the merger after a person announces publicly or communicates in writing an alternative acquisition transaction (as defined) or communicates an intention to acquire 25% or more of the voting shares of IFN or substantially change the composition of its board of directors.

    Umpqua cannot exercise the stock option if it has elected to receive the $2,000,000 termination fee provided for in the merger agreement.

Historical and Unaudited Pro Forma Combined Financial Statements

    The following unaudited pro forma combined financial statements give effect to the merger of Umpqua and IFN on a pooling-of-interests basis and the acquisition of the minority interests in MSB and OSB on a purchase accounting basis. The unaudited pro forma combined balance sheet assumes the merger took place on June 30, 2001. The unaudited pro forma combined statements of income assume the merger was consummated as of the beginning of the first period presented.

    These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and the related notes thereto to Umpqua and IFN included in this proxy statement.

    The unaudited pro forma statements of income are not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

Unaudited Pro Forma Combined Balance Sheet
as of June 30, 2001
(in 000's)

	Umpqua Holdings Corporation	IFN	Adjustments Related to the Mergers	Pro Forma Combined	MSB(1)	OSB(1)
Cash and balances due from banks	$44,052	$12,501		$56,553	$1,813	$1,080
Fed funds sold and interest bearing deposits	68,784	3,580		72,364	1,750	—
Investment securities held to maturity	16,373	—		16,373	—	—
Investment securities available for sale	67,848	102,451		170,299	3,690	1,937
Trading account assets	4,478	—		4,478	—	—
Loans receivable	590,667	261,416		852,083	19,493	22,306
Less: Allowance for loan losses	(7,656)	(2,811)		(10,467)	(203)	(115)
Federal Reserve Bank stock, at cost	—	767		767	114	108
Federal Home Loan Bank, at cost	4,680	2,496		7,176	31	27
Premises and equipment, net	20,241	14,808		35,049	1,515	1,535
Goodwill and other intangibles	10,964	5,775		16,739	—	—
Other assets	6,132	3,258		9,390	610	411

Total assets	$826,563	$404,241	$—	$1,230,804	$28,813	$27,289

Demand, non interest-bearing	$176,687	$62,049		$238,736	$5,579	$2,007
Demand, interest-bearing	282,570	122,835		405,405	8,142	6,480
Time deposits	253,936	150,098		404,034	10,907	13,045

Total deposits	713,193	334,982	—	1,048,175	24,628	21,532
Borrowed funds	21,581	29,297		50,878	185	2,084
Other liabilities	7,976	3,983		11,959	164	68

Total liabilities	742,750	368,262	—	1,111,012	24,977	23,684
Minority interest in subsidiary equity	—	1,565		1,565	—	—
Stock and surplus	44,915	31,506		76,421	3,960	4,000
Retained earnings	38,510	1,493		40,003	(165)	(426)
Accumulated other comprehensive income	388	1,415		1,803	41	31

Total equity	83,813	34,414	—	118,227	3,836	3,605

Total liabilities & equity	$826,563	$404,241	$—	$1,230,804	28,813	27,289

(1)
MSB and OSB         included in IFN consolidated         .

Unaudited Pro Forma Combined Statement of Income
for the Six Months Ended June 30, 2001
(in 000's)

	Umpqua Holdings Corporation	IFN	Pro Forma Combined	MSB(1)	OSB(1)
Interest and fee income on loans	$24,847	$11,191	$36,038	887	868
Interest on taxable investment securities	3,310	2,990	6,300	126	92
Interest on tax exempt investment securities	971	462	1,433	27	—

Total interest income	29,128	14,643	43,771	1,040	960
Interest on demand and savings deposits	3,376	1,693	5,069	138	97
Interest on time deposits	7,147	4,192	11,339	325	406
Interest on borrowed funds	476	723	1,199	4	13

Total interest expense	10,999	6,608	17,607	467	516
Provision for loan losses	680	142	822	54	45

Net interest income	17,449	7,893	25,342	519	399
Non interest income:
Service fees	2,977	854	3,831	39	63
Brokerage commissions and fees	3,963	—	3,963	—	—
Sold real estate loan fees	359	1,843	2,202	35	78
Loan servicing fees	—	212	212	—	—
Gain (loss) on sale of investment securities	—	177	177	—	—
Other	657	635	1,292	8	35

Total non interest income	7,956	3,721	11,677	82	176
Non interest expense:
Salaries and benefits	8,567	5,996	14,563	256	316
ESOP compensation expense	—	—	—	—	—
Occupancy and equipment expense	2,322	1,652	3,974	90	90
Intangible amortization	482	53	535	—	—
Communications	821	611	1,432	28	33
Marketing	664	204	868	23	12
Professional services	1,051	636	1,687	28	36
Intercompany service contract expense	—	—	—	90	92
Supplies	536	311	847	12	21
Merger expenses	969	—	969
Other	1,536	838	2,374	25	(1)

Total non interest expense	16,948	10,301	27,249	552	599
Income before tax and minority interest	8,457	1,313	9,770	49	(24)
Provision for income tax	3,317	312	3,629	16	(9)

Income before minority interest	5,140	1,001	6,141	33	(15)
(Income) loss to minority interest	—	—	—	—	—

Net income	$5,140	$1,001	$6,141	33	(15)

Earnings per common share:
Basic as reported	$0.36	$0.18	$0.32	$0.08	$(0.04)
Diluted as reported	$0.35	$0.18	$0.32	$0.08	$(0.04)

(1)
MSB and OSB            included in IFN consolidated            .

Unaudited Pro Forma Combined Statement of Income
for the Six Months Ended June 30, 2000
(in 000's)

	Umpqua Holdings Corporation	IFN	Pro Forma Combined	MSB(1)	OSB(1)
Interest and fee income on loans	$21,191	$9,432	$30,623	700	400
Interest on taxable investment securities	3,853	2,615	6,468	109	116
Interest on tax exempt investment securities	989	356	1,345	—	—

Total interest income	26,033	12,403	38,436	809	516
Interest on demand and savings deposits	3,556	1,667	5,223	116	70
Interest on time deposits	4,330	3,065	7,395	134	159
Interest on borrowed funds	1,028	479	1,507	81	3

Total interest expense	8,914	5,211	14,125	331	232
Provision for loan losses	1,035	264	1,299	60	28

Net interest income	16,084	6,928	23,012	418	256
Non interest income:
Service fees	2,386	738	3,124	17	6
Brokerage commissions and fees	2,740	—	2,740	—	—
Sold real estate loan fees	272	851	1,123	10	62
Loan servicing fees		181	181	—	—
Gain (loss) on sale of investment securities	—	—	—	—	—
Other	425	575	1,000	7	13

Total non interest income	5,823	2,345	8,168	34	81
Non interest expense:
Salaries and benefits	8,109	4,568	12,677	203	233
ESOP compensation expense	—	—	—	—	—
Occupancy and equipment expense	2,012	1,464	3,476	78	73
Intangible amortization	437	11	448	—	—
Communications	636	499	1,135	33	26
Marketing	458	200	658	33	18
Professional services	1,045	604	1,649	26	37
Intercompany service contract expense	—	—	—	58	54
Supplies	397	264	661	11	18
Merger expenses	—		—
Other	798	523	1,321	11	(4)

Total non interest expense	13,892	8,133	22,025	453	455
Income before tax and minority interest	8,015	1,140	9,155	(1)	(118)
Provision for income tax	2,938	325	3,263	(48)	(25)

Income before minority interest	5,078	815	5,893	47	(93)
(Income) loss to minority interest	—	(28)	(28)	—	—

Net income	$5,078	$787	5,865	47	(93)

Earnings per common share:
Basic as reported	$0.35	$0.15	$0.29	$0.12	$(0.23)
Diluted as reported	$0.35	$0.15	$0.28	$0.12	$(0.23)

(1)
MSB and OSB            included in IFN consolidated            .

Unaudited Pro Forma Condensed Combined Statement of Income
for the Year Ended December 31, 2000
(in 000's)

	Umpqua Holdings Corporation	IFN	Pro Forma Combined	MSB(1)	OSB(1)
Interest and fee income on loans	$44,742	$20,368	$65,110	1,523	1,101
Interest on taxable investment securities	8,345	5,871	14,216	294	215
Interest on tax exempt investment securities	1,987	755	2,742	3	—

Total interest income	55,074	26,994	82,068	1,820	1,316
Interest on demand and savings deposits	7,043	3,604	10,647	285	159
Interest on time deposits	11,116	6,833	17,949	391	459
Interest on borrowed funds	1,585	1,181	2,766	100	10

Total interest expense	19,744	11,618	31,362	776	628
Provision for loan losses	1,643	293	1,936	80	42

Net interest income	33,687	15,083	48,770	964	646
Non interest income:
Service fees	4,976	1,471	6,447	45	30
Brokerage commissions and fees	6,458	—	6,458	—	—
Sold real estate loan fees	477	1,785	2,262	33	111
Loan servicing fees		369	369	—	—
Gain (loss) on sale of investment securities		4	4	—	—
Other	929	1,133	2,062	16	41

Total non interest income	12,840	4,762	17,602	94	182
Non interest expense:
Salaries and benefits	17,075	9,388	26,463	443	505
ESOP compensation expense	—	—	—	—	—
Occupancy and equipment expense	4,234	2,955	7,189	164	154
Intangible amortization	910	22	932	—	—
Communications	1,268	1,140	2,408	63	60
Marketing	1,005	393	1,398	58	35
Professional services	2,288	1,241	3,529	50	68
Intercompany service contract expense	—	—	—	120	115
Supplies	777	539	1,316	20	42
Merger expenses	1,971		1,972
Other	2,006	989	2,995	28	5

Total non interest expense	31,534	16,667	48,202	946	984
Income before tax and minority interest	14,992	3,178	18,170	112	(156)
Provision for income tax	6,121	816	6,937	(5)	(145)

Income before minority interest	8,871	2,362	11,233	117	(11)
(Income) loss to minority interest	—	(126)	(126)	—	—

Net income	$8,871	$2,236	$11,107	117	(11)

Earnings per common share:
Basic as reported	$0.62	$0.41	$0.58	$0.29	$(0.03)
Diluted as reported	$0.61	$0.41	$0.58	$0.29	$(0.03)

(1)
MSB and OSB            included in IFN consolidated            .

Unaudited Pro Forma Combined Statement of Income
for the Year Ended December 31, 1999
(in 000's)

	Umpqua Holdings Corporation	IFN	Pro Forma Combined	MSB(1)	OSB(1)
Interest and fee income on loans	$36,529	$15,530	$52,059	634	330
Interest on taxable investment securities	8,995	4,638	13,634	245	128
Interest on tax exempt investment securities	1,840	737	2,577	—	—

Total interest income	47,364	20,905	68,269	879	458
Interest on demand and savings deposits	6,998	2,799	9,797	134	57
Interest on time deposits	6,492	4,775	11,267	175	105
Interest on borrowed funds	1,379	516	1,895	10	—

Total interest expense	14,869	8,090	22,959	319	162
Provision for loan losses	1,392	470	1,862	84	53

Net interest income	31,103	12,345	43,448	476	243
Non interest income:
Service fees	4,308	1,303	5,611	20	3
Brokerage commissions and fees	830	—	830	—	—
Sold real estate loan fees	364	2,124	2,488	19	22
Loan servicing fees	—	332	332	—	—
Gain (loss) on sale of investment securities	—	186	186	(6)	3
Other	848	1,256	2,104	63	17

Total non interest income	6,350	5,201	11,551	96	45
Non interest expense:
Salaries and benefits	12,221	8,345	20,566	339	289
ESOP compensation expense	—	—	—	—	—
Occupancy and equipment expense	3,316	2,398	5,714	119	136
Intangible amortization	763	22	785	—	—
Communications	1,166	1,049	2,215	57	39
Marketing	1,158	380	1,538	39	41
Professional services	1,918	628	2,546	45	52
Intercompany service contract expense	—	—	—	25	19
Supplies	698	587	1,285	26	62
Merger expenses	—		—
Other	887	1,315	2,202	15	156

Total non interest expense	22,127	14,724	36,851	665	794
Income before tax and minority interest	15,326	2,822	18,148	(93)	(506)
Provision for income tax	5,564	869	6,433	(20)	(106)

Income before minority interest	9,762	1,953	11,715	(73)	(400)
(Income) loss to minority interest	—	61	61	—	—

Net income	$9,762	$2,014	$11,776	(73)	(400)

Earnings per common share:
Basic as reported	0.67	$0.37	$0.61	$(0.18)	$(1.00)
Diluted as reported	0.66	$0.37	$0.60	$(0.18)	$(1.00)

(1)
MSB and OSB            included in IFN consolidated            .

Unaudited Pro Forma Combined Statement of Income
for the Year Ended December 31, 1998
(in 000's)

	Umpqua Holdings Corporation	IFN	Pro Forma Combined	MSB(1)	OSB(1)
Interest and fee income on loans	$34,693	$13,729	$48,422	18	N/A	(2)
Interest on taxable investment securities	8,621	5,431	14,052	24	—
Interest on tax exempt investment securities	1,372	836	2,208	—	—

Total interest income	44,686	19,996	64,682	42	—
Interest on demand and savings deposits	6,941	2,319	9,260	1	—
Interest on time deposits	7,195	4,677	11,872	20	—
Interest on borrowed funds	829	1,440	2,269	—	—

Total interest expense	14,965	8,436	23,401	21	—
Provision for loan losses	1,025	1,107	2,132	14	—

Net interest income	28,696	10,453	39,149	7	—
Non interest income:
Service fees	3,592	1,213	4,805	1	—
Brokerage commissions and fees	523	—	523	—	—
Sold real estate loan fees	562	2,670	3,232	—	—
Loan servicing fees	—	263	263	—	—
Gain (loss) on sale of investment securities	—	22	22	—	—
Other	876	800	1,676	—	—

Total non interest income	5,553	4,968	10,521	1	—
Non interest expense:
Salaries and benefits	10,821	7,353	18,174	78	—
ESOP compensation expense	—	3,499	3,499	—	—
Occupancy and equipment expense	2,769	1,930	4,699	31	—
Intangible amortization	776	22	798	—	—
Communications	961	873	1,834	14	—
Marketing	929	308	1,237	12	—
Professional services	1,665	1,143	2,808	39	—
Intercompany service contract expense	—	—	—	1	—
Supplies	747	409	1,156	28	—
Merger expenses	—	—
Other	1,196	1,443	2,639	109	—

Total non interest expense	19,864	16,980	36,844	312	—
Income before tax and minority interest	14,385	(1,559)	12,826	(304)	—
Provision for income tax	5,348	25	5,373	(62)	—

Income before minority interest	9,037	(1,584)	7,453	(242)	—
(Income) loss to minority interest	—	35	35	—	—

Net income	$9,037	$(1,549)	$7,488	(242)	—

Earnings per common share:
Basic as reported	0.63	$(0.28)	$0.39	$(0.61)	$—
Diluted as reported	0.62	$(0.28)	$0.39	$(0.61)	$—

(1)
MSB and OSB                included in IFN consolidated                .
(2)
Opened            , 1999.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    Note A. Basis of Presentation.  The unaudited pro forma financial information has been prepared under the pooling-of-interests method of accounting and is based on the historical financial statements of Umpqua and IFN. Certain amounts in the historical financial statements of IFN have been reclassified to conform to Umpqua's historical financial presentation. The pro forma adjustments represent management's best estimate based on available information at this time. These adjustments may change as additional information becomes available.

    Note B. Merger and Integration Costs.  In connection with the mergers, the combined company expects to incur pre-tax merger related costs of $5.0 million ($3.6 million, after tax), $2.0 million of which is expected to occur at closing with the remaining $3.0 million to be incurred within the following twelve months. The estimated costs are expected to include $2.0 million in severance and continuance payments, $1.3 million in professional fees (primarily legal costs, investment banking fees and accountants fees), $800,000 in write-off of duplicate equipment and other capital assets., $800,000 related to contract termination fees and $100,000 million in stationery and supplies.

    These amounts, net of tax, have been reflected in the Unaudited Pro Forma Combined Balance Sheet as of June 30, 2001. These adjustments are not reflected in the Unaudited Pro Forma Combined Statements of Income, as they are not expected to have a continuing impact on Umpqua. These amounts will be recorded in the financial statements in accordance with generally accepted accounting principles.

    Note C. Capital.  In conjunction with the transaction, Umpqua will exchange 0.827 shares of Umpqua stock for each share of common stock of IFN. IFN had 5,418,156 shares outstanding as of August 10, 2001. The common stock has been adjusted to reflect the cancellation of IFN's common stock with the closing of the transaction and the stated value of Umpqua stock to be issued, with a related adjustment to retained earnings. Pro forma combined retained earnings reflect the adjustments for anticipated merger-related costs as discussed above.

    Note D. Operating Costs Savings and Revenue Enhancements.  Umpqua expects to achieve pre-tax savings of $3.9 million through consolidation of data processing and back office functions, and reduced professional fees. In addition, pre-tax net revenue enhancement opportunities have been identified amounting to $70,000. No adjustment has been included in the unaudited pro forma combined financial information for the anticipated cost savings or revenue enhancements. There can be no assurance that anticipated operating cost savings or revenue enhancements will be achieved in the amounts or at the times anticipated.

UMPQUA SPECIAL MEETING

When and Where the Meeting Will Be Held

    The Umpqua special meeting of shareholders will be held on            , 2001, commencing at       p.m., local time at the main office of Umpqua Bank, 445 SE Main Street, Roseburg, Oregon.

Purpose of the Meeting

    The purpose of the Umpqua meeting is to consider and vote on:

  •
  Approval of the merger

  •
  Adoption of an amendment to the Articles of Incorporation to increase its authorized capital

Who May Vote

    If you were an Umpqua shareholder as of the close of business on            , 2001, you are entitled to vote at the meeting. As of that date, there were         shares outstanding held by approximately      holders of record.

Voting By Proxy

    You do not have to attend the meeting to vote your shares. You may vote your shares by proxy if you wish. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the merger and in favor of adoption of the amendment to the Articles of Incorporation. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The board of directors has named Allyn C. Ford and Raymond P. Davis as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying Umpqua's corporate secretary (personally, in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting. If your shares are held in street name you must contact your broker or other nominee holder to change your voting instructions.

    You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock as of the record date must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders. Each share is entitled to one vote.

    A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

  Approval of the Merger

    The affirmative vote of the holders of a majority of all shares of Umpqua common stock outstanding on            , 2001 is required to approve the mergers. An abstention or a broker non-vote will therefore have the effect of a vote against the mergers.

  Approval of the Amendment to the Articles of Incorporation

    The proposal to adopt an amendment to the Articles of Incorporation will be approved if a majority of the shares represented at the Umpqua meeting, in person or by proxy, are voted in favor of the amendment.

Shares Owned by Directors and Officers

    As of            , 2001, directors and executive officers of Umpqua beneficially owned        shares, of which      are entitled to vote. Those shares constitute      % of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, each member of the Umpqua board of directors has agreed to vote their shares in favor of the merger. We expect all directors and executive officers to vote in favor of all three proposals.

Costs of Solicitation

    Umpqua will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of Umpqua and its bank subsidiary, Umpqua Bank, acting on Umpqua's behalf, may solicit proxies personally. Umpqua may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of Umpqua's subsidiaries acting through their nominees or acting as a fiduciary.

Umpqua Holdings Corporation Amendment to Articles of Incorporation

  Approval of Amendment to Articles of Incorporation by Umpqua Shareholders

    Umpqua's Articles of Incorporation authorize the issuance of up to 20 million shares of common stock and up to    million shares of preferred stock. Umpqua has not issued any preferred stock. On            , 2000, Umpqua issued   million shares of common stock to former VRB shareholders in the merger of VRB and Umpqua. After effective date of the mergers with IFN, MSB and OSB there will be approximately      shares authorized for future issuance. The remaining authorized shares would be exhausted by any future acquisitions or by            . Accordingly, Umpqua's board of directors believes it necessary and appropriate to provide for additional authorized shares of common stock.

    Under the Nasdaq National Market listing requirements, Umpqua must receive shareholder approval prior to the sale or issuance of common stock equal to 20% or more of Umpqua's common stock. Significant, future acquisitions would, therefore, require shareholder approval.

    Umpqua's board of directors has approved, and is recommending to its shareholders, the adoption of the amendment to the Articles of Incorporation. You should read the amended Articles of Incorporation before you vote. A copy of the amended Articles is attached as Appendix   to this Proxy Statement.

INFORMATION ABOUT UMPQUA

Introduction

    Umpqua Holdings Corporation, an Oregon corporation ("Umpqua"), is a financial holding company formed in March 1999. At that time, the Company acquired 100% of the outstanding shares of South Umpqua Bank, an Oregon state chartered bank formed in 1953. The Company became a financial holding company in March 2000 under the newly enacted Gramm-Leach-Bliley Act. On December 1, 2000, the Company completed a "merger of equals" with VRB Bancorp, a bank holding company that conducted its business solely through Valley of the Rogue Bank. At the same time, Valley of the Rogue Bank merged with and into South Umpqua Bank and the continuing bank changed its name to Umpqua Bank.

    The Company is headquartered in Roseburg, Oregon, and engages primarily in the business of commercial and retail banking and the delivery of retail brokerage services. The Company provides a wide range of banking, asset management, mortgage banking, and other financial services to corporate, institutional and individual customers through its wholly-owned banking subsidiary Umpqua Bank (the "Bank"). The Company engages in the retail brokerage business through its wholly-owned subsidiary Strand, Atkinson, Williams & York, Inc. ("Strand Atkinson"). In July 2000, Strand Atkinson acquired Adams, Hess, Moore & Company, a full service brokerage firm with offices in Portland, Salem, and Eugene, Oregon. The Company and its subsidiaries are subject to the regulations of certain federal agencies and undergo periodic examinations by these regulatory agencies.

    Umpqua Bank is one of the most innovative community banks in the United States, combining a retail product delivery approach with an emphasis on quality-assured personal service. The Bank is the third largest community bank in the state of Oregon, currently operating 27 full-service stores (or branches) in Douglas, Jackson, Josephine, Lane, Marion and Multnomah Counties in Oregon. At June 30, 2001, the Bank had assets of $       million and deposits of $       million.

    Since 1995, the Bank has transformed itself from a traditional community bank into a community-oriented financial services retailer. The Bank has implemented a variety of retail marketing strategies to increase revenue and differentiate itself from its competition. To establish itself as a financial services retailer, the Bank has remodeled a majority of its branches to resemble retail stores. The Bank is in the process of remodeling the former Valley of the Rogue Bank branches to resemble Umpqua Bank stores. These new stores incorporate "serious about service centers" that is the focal point for customer information and "investment opportunity centers" providing broker-dealer services and featuring financial and investment information in a multimedia format. The Bank has introduced smaller, 1,100 square foot "neighborhood stores," which are lower cost stores located in residential areas. To monitor the quality of its customer service, the Bank introduced a "return on quality" program for its sales associates and implemented an in-house "banking college" to train its personnel in cross-selling and effective customer service.

    The Company's retail brokerage subsidiary, Strand Atkinson, is a registered broker-dealer and investment advisor with offices in Portland, Salem, Eugene, Roseburg, and Medford, Oregon, and Kalama, Washington, and offers a full range of investment products and services including:

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  Stocks

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  Fixed Income Securities (municipal, corporate, and government bonds, CDs, money market instruments)

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  Mutual Funds

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  Annuities

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  Options

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  Retirement Planning

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  Money Management Services

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  Life Insurance, Disability Insurance and Medical Supplement Policies

  Business Strategy

    The Company's objective is to become the leading community-oriented financial services retailer throughout Oregon. We intend to continue to grow our assets and increase profitability and shareholder value by differentiating ourself from our competitors through the following strategy:

    Capitalize On Innovative Product Delivery System.  Our philosophy has been to develop an environment for the customer that makes the banking experience an enjoyable one. With this approach in mind, Umpqua Bank developed a prototype store that offers "one-stop" shopping and that includes distinct physical areas or boutiques, such as a "serious about service center," an "investment opportunity center" and a "computer café," which make the Bank's products and services more tangible and accessible. The Bank's initial prototype store was opened in 1996 in Roseburg, Oregon, a community with historically low deposit growth. This new store, nevertheless, captured $12 million in deposits from competitors by the end of its first year of operation. On the basis of this initial success, the Bank opened four additional stores featuring the new format during 1997, two additional stores in 1999, one additional store in 2000, and plans to open additional stores in the near future. The Company plans on remodeling former Valley of the Rogue Bank branches over the next two years.

    Deliver Superior Quality Service.  We have insisted on quality service as an integral part of our culture, from the board of directors to new sales associates. Umpqua Bank believes it was among the first banks to introduce a measurable quality service program. Under its "return on quality" program introduced in 1995, each sales associate's and store's performance is evaluated monthly based on specific measurable factors such as the "sales effectiveness ratio" that totals the average number of banking products purchased by each new customer. The evaluations also encompass factors such as the number of referrals generated for the sale of investment products, the number of new loans and deposits generated in each store, reports by incognito "mystery shoppers" and customer surveys. Based on scores achieved, the "return on quality" program rewards both individual sales associates and store teams with financial incentives. Through such programs, the Bank believes it can measure the quality of service provided to its customers and maintain employee focus on quality customer service.

    Establish Strong Brand Awareness.  As a financial services retailer, the Bank has devoted considerable resources to developing the "Umpqua Bank" brand. This campaign has included the redesign of the corporate logo to emphasize its geographical origin, and promotion of the "Umpqua Bank" brand in advertising and merchandise bearing the Umpqua Bank logo, such as coffee beans, mugs, tee-shirts, hats and umbrellas. The store's unique "look and feel" and innovative product displays help position the Bank as an innovative, customer friendly retailer of financial products and services. The Bank believes it can build consumer preference for its products and services through high quality service and strong brand awareness.

    Use Technology to Expand Customer Base.  Although Umpqua Bank's strategy will continue to emphasize superior personal service, the Bank will also continue to expand user-friendly, technology-based systems to attract customers that may prefer to interact with their financial institution electronically. Over the past years, the Bank has introduced technology-based services which include voice response banking, debit cards, automatic payroll deposit programs, the "ibank@Umpqua" program, automated loan machines, advanced function ATMs and an internet web site. The Bank believes the availability of both traditional bank services and the newer electronic banking services enhances its ability to attract a broad range of customers.

    Increase Market Share in Existing Markets and Expand Into New Markets.  As a result of our innovative retail product orientation, measurable quality service program and strong brand awareness, we believe that there is significant potential to increase business with current customers, to attract new customers in our existing markets and to enter new markets. Since its introduction of these programs, Umpqua Bank has experienced significant growth in deposits within Douglas County, increasing its share of commercial bank deposits from 21.1% at June 30, 1995 to      % at June 30, 2001. In July 1996, the Bank opened its first store in Eugene, Oregon, and as of December 31, 2001, had four new-format stores in the Eugene market with total deposits of $      million. The Bank opened stores in Salem and Portland, Oregon in 2000.

    The Company accelerated its business strategy of providing financial services throughout the main Oregon population centers along the I-5 corridor with the completion of the merger with VRB Bancorp. Valley of the Rogue Bank was the second largest community bank based in Southern Oregon and operated 13 full service branches in Jackson County and Josephine County. After the merger, Umpqua Bank became the third largest community bank in Oregon. From time to time, the Company has held discussions with other institutions about the possibility of acquiring these banks. The Company plans on pursuing further acquisition discussions and opening new stores to expand into other markets.

  Marketing and Sales

    The Company's goal of increasing its share of financial services in its market areas is driven by a marketing plan comprising the following key components:

    Media Advertising.  Over the years, the Bank has introduced several comprehensive media advertising campaigns. These campaigns augment the Bank's goal of strengthening the Umpqua Bank brand image and heightening public awareness of its innovative product delivery system. These campaigns, entitled "The Banking Revolution" and "Expect the Unexpected," were designed to showcase Umpqua Bank's innovative style of banking, as well as its commitment to providing quality service to its customers. "The Banking Revolution" campaign is designed to differentiate the Bank from other financial institutions in its market area, while "Expect the Unexpected" challenged customers to visit the Bank's stores and experience first-hand its quality service. Both of these campaigns utilized various forms of media, including television, radio, print, billboards and direct mail flyers and letters.

    Retail Store Concept.  As a financial services provider, the Bank believes that store environment is critical to successfully market and sell its products and services. Retailers traditionally have displayed merchandise within their stores to encourage customers to purchase their products. Purchases are made on the spur of the moment due to the products' availability and attractiveness. The Bank believes this same concept can be applied to financial institutions and accordingly displays its financial services and products through tactile merchandising within its stores. Recent displays have included enticements for mortgage loans, retirement accounts, investments, and checking account programs. Unlike many financial institutions whose strategy is to discourage customers from visiting their facilities in favor of ATMs or other forms of electronic banking, the Bank encourages its customers to visit its stores, where they are greeted by well-trained sales associates, and encouraged to browse and to make "impulse buys." The Bank introduced its first "prototype" store in mid-1996, which included such services as a 24-hour banking vestibule with an automated loan machine, an advanced function ATM and a 24-hour self-service U.S. Postal service center.

    Neighborhood Stores.  To bring financial services to the customer in a cost-effective way, Umpqua Bank has created "neighborhood stores." These facilities are constructed near high volume traffic areas, close to neighborhood shopping centers. These stand-alone stores are, on average, approximately 1,100 square feet in size and include all the features of the prototype store described above. To strengthen brand recognition, all neighborhood stores are identical in appearance. The Bank has three neighborhood stores, all located in the Eugene/Springfield area.

    Sales Culture.  Although a successful marketing program will attract customers to visit its stores, a sales environment and a well-trained sales team are critical to selling the Bank's products and services. The Bank believes that its sales culture has become well established throughout the organization due to its unique facility design and its commitment to ongoing training of sales associates on all aspects of sales and service. Umpqua Bank trains its sales associates in its own banking college and pays commissions for the sale of the Bank's products and services. This sales culture has helped the Bank transform itself from a traditional community bank to a nationally recognized marketing company focused on selling financial products and services.

  Products and Services

    Umpqua Bank offers a full array of financial products to meet the banking needs of its market area and targeted customers. To ensure the ongoing viability of its product offerings, the Bank regularly examines the desirability and profitability of existing and potential new products. To make it easy for new prospective customers to bank with Umpqua Bank and access its products, the bank introduced its "Switch Kit," which allows a customer to open their primary checking account with Umpqua in less than four minutes. Other avenues through which customers can access Umpqua's products include its web site, internet banking through the "ibank@umpqua" program, and its 24-hour telephone voice response system.

    Deposit Products.  Umpqua Bank has a traditional array of deposit products, including non-interest checking accounts, interest-bearing checking and savings accounts, money market accounts and certificates of deposit. These accounts earn interest at rates established by management based on competitive market factors and management's desire to increase certain types or maturities of deposit liabilities. The Bank also introduced its line of "Value Packages" in 1996 to increase the number of relationships with customers and increase service fee income. These packages comprise several products bundled together to provide added value to the customer and increase the customer's ties to the Bank. The Bank also offers a seniors program, the "Platinum Account," which offers an array of banking services and other amenities such as purchase discounts, vacation trips and seminars, to customers over fifty years old.

    Retail Investment Services.  Strand Atkinson provides a variety of investment products and services including equity and debt securities, annuities, certificates of deposit, mutual funds, retirement plans, life and health insurance and U.S. Government securities. The firm has four stand-alone retail brokerage offices with thirty-four licensed broker-dealer professionals. Additionally, ten Umpqua Bank stores have "Investment Opportunity Centers" which are periodically staffed by a licensed sales representative. Two Umpqua Bank stores, in Salem and Roseburg, have Strand Atkinson offices in the stores. Special appointments can be arranged for meetings in any store.

    Commercial Loans.  Umpqua Bank offers specialized loans for its business and commercial customers, including equipment and inventory financing, real estate construction loans and SBA loans for qualified businesses. Commercial lending is the primary focus of the Bank's lending activities and a significant portion of its loan portfolio consists of commercial loans. For regulatory reporting purposes, a substantial portion of the Bank's commercial loans are designated as real estate loans, because the loans are secured by mortgages and trust deeds on real property, even though the loans may be made for purposes of financing commercial activities, such as accounts receivable, equipment purchases and leasing.

    Real Estate Loans.  Real estate loans are available for construction, purchase and refinancing of residential owner-occupied and rental properties. Borrowers can choose from a variety of fixed and adjustable rate options and terms. Generally, the Bank originates residential real estate loans as an accommodation to its customers and sells most mortgages into the secondary market. Real estate loans reflected in the loan portfolio are in large part loans made to commercial customers that are secured by real property.

    Consumer Loans.  Umpqua Bank provides loans to individual borrowers for a variety of purposes, including secured and unsecured personal loans, home equity and personal lines of credit and motor vehicle loans.

  Competition

    The community banking business is highly competitive. Umpqua Bank competes with other commercial banks and with other financial institutions, including savings and loan associations, mutual savings banks, finance companies, mortgage banking companies, credit unions, and investment companies. In recent years, competition has increased from institutions not subject to the same regulatory restrictions as banks and bank holding companies.

    The geographic market area served by Umpqua Bank is highly competitive for both deposits and loans. The Bank competes with traditional banking and thrift institutions, as well as non-bank financial services providers, such as credit unions, brokerage firms and mortgage companies. The major commercial bank competitors are super-regional institutions headquartered outside the state of Oregon, and their deposits represent a significant majority of total statewide commercial bank deposits. The major banks have competitive advantages over the Bank in that they have higher lending limits and are able to offer statewide facilities and services that the Bank does not offer.

    The Bank, however, views non-bank financial services providers, such as credit unions, brokerage firms, insurance companies and mortgage companies, as its principal competition. As the industry becomes increasingly dependent on and oriented toward technology-driven delivery systems, permitting transactions to be conducted by telephone, computer and the internet, such non-bank institutions are able to attract funds and provide lending and other financial services even without offices located in the Bank's primary service area. Some insurance companies and brokerage firms compete for deposits by offering rates that are higher than may be appropriate for the bank in relation to its asset/liability objectives, although the Bank offers a wide array of deposit products and believes it can compete effectively through select rate-driven product promotions.

    The acquisition of Strand Atkinson, a retail brokerage firm with offices in Portland, Salem, Eugene, Roseburg, and Medford, Oregon, and Kalama, Washington, expanded the Company's business into the area of brokerage services including equity and fixed income products, mutual funds, annuities, options, retirement planning, and money management services. Additionally, Strand Atkinson offers life insurance, disability insurance and medical supplement policies. As a result, in addition to competition for banking services, the Company also competes with full service investment firms for non-bank financial products and services.

    Credit unions present a significant competitive challenge for Umpqua Bank. As credit unions currently enjoy an exemption from taxes, they are able to offer higher deposit rates and lower loan rates than the Bank. Credit unions are also not currently subject to certain regulatory constraints applicable to the Bank, such as the Community Reinvestment Act, which, among other things, requires regulated financial institutions to implement procedures to make and monitor loans throughout the communities it serves. Adhering to such regulatory requirements raises the costs associated with the Bank's lending activities, and reduces potential operating profits. Accordingly, the Bank seeks to compete by focusing on building customer relations, providing superior service and offering a wide variety of commercial banking products that do not compete directly with products and services offered by the credit unions, such as commercial real estate loans, inventory and accounts receivable financing, and SBA loans for qualified businesses.

  Market Area

    Umpqua Bank primarily accepts deposits and makes loans along Oregon's I-5 corridor in Douglas, Jackson, Josephine, Lane, Marion, and Multnomah Counties of Oregon. As a community bank, Umpqua Bank has certain competitive advantages in its local focus. The Bank is, however, also more dependent on, and exposed to changes in, the local economy than competitors who serve a number of geographic markets.

    Douglas County.  Douglas County is the eighth most populous county in Oregon with a population in 2000 of approximately 100,000. Roseburg is the most populous city in the county, with a population in 2000 of approximately 26,000. Population growth, which has been modest since 1990, is largely attributable to a significant increase in new residents over the age of 65, offset by a decline in younger residents. Most of the population in the county resides near in the Interstate 5 corridor, the Company's primary market area. According to the Oregon Employment Department, the county's population is projected to increase over the next decade, but at a slower rate than that of Oregon as a whole.

    Douglas County is known as the "timber capital" of Oregon with approximately 2.8 million acres of commercial forest land, most of which is owned and managed by the federal government. The lumber and wood products industry accounted for approximately 17% of the county's private-sector employment in 2000, according to the Oregon Employment Department. Timber harvests on public lands have declined significantly over the past several years, as various court and administrative challenges and limits reduced the amount of timber available for harvest. Decreased economic activity in Asia has further dampened log exports and related logging activity. Employment in the timber and forest products industry has declined accordingly, as it has in related industries and governmental agencies, such as transportation companies serving the forest products industry, the Bureau of Land Management and the National Forest Service. Government employment still accounts for approximately 20% of total employment in the county. Increases in service jobs, particularly in health care and tourism, have helped to offset timber-related job losses, with the result that total employment has been essentially flat from the late 1970's to the mid-1990's, compared to a state-wide growth of approximately 29% for the same period. It is expected that the economy of Douglas County will continue to be dependent on the timber and forest products industry.

    Jackson and Josephine Counties.  Umpqua Bank entered the Jackson and Josephine Counties (the "Rogue Valley") as a result of the merger with VRB Bancorp. Together, the counties have a population of approximately 250,000. The Rogue Valley experienced an estimated 23% increase in population during the 1990's. The area experienced an influx of out of state retirees evidenced by an estimated 22% of the population base being at least 60 years old. The Rogue Valley continues to become increasingly urbanized and infrastructure growth has been robust, including both residential and commercial development. The region's dependence on wood products has declined significantly, with timber manufacturing jobs now accounting for less than half of all manufacturing hobs in the Rogue Valley. Despite historical job losses in wood products, the region has seen relatively steady job growth over the last decade. Since 1990, the region has added over 19,000 jobs, and service industry sectors such as retail, trade, tourism, higher education and medical services have experienced strong growth. Non-farm payroll jobs are predicted to grow 23% from 1996 through 2006, outpacing the 21% expected average for the state of Oregon. Medford, the fourth largest city in Oregon, serves as the commercial center for the Rogue Valley.

    Lane, Marion and Multnomah Counties.  Lane County, where Umpqua Bank recently opened four new stores, has experienced modest growth in population in the past several years, from approximately 283,000 in 1990 to approximately 320,000 in 1999, an increase of 13%. A considerable amount of the growth is believed to be attributable to the growth in technology-related employment in the Springfield/Eugene area.

    Lane, Marion and Multnomah County have a significantly more diverse economy than Douglas County. Their economies are dependent primarily on service businesses, trade and government. Manufacturing employment has shifted toward technology and non-timber-related manufacturing. The University of Oregon, located in Eugene, is one of the largest employers in Lane County, with approximately 4,560 employees.

  Properties

    The Company's main office is located in Roseburg, Oregon. Umpqua conducts its business through Umpqua Bank's 27 full-service financial stores and Strand Atkinson's 4 stand-alone offices throughout its market area.

    Umpqua Bank's stores are located in Roseburg (4), Grants Pass (4), Eugene (3), Medford (3), Salem, Portland, Sutherlin, Canyonville, Myrtle Creek, Glendale, Springfield, Merlin, Rogue River, Central Point, Talent, Phoenix, and Ashland. All of the stores have automated teller machines and 26 of the 27 have drive-up windows. Umpqua owns all but 7 stores, and leases the land on which 7 others are located. Umpqua has options to extend existing leases on the leased facilities. Umpqua's twenty-seven stores range in size from approximately 1,100 square feet to slightly more than 15,000 square feet. In one store, excess space is leased to others.

    The Company opened a loan service center in February 1999 in Roseburg, Oregon. The property, which is leased, is approximately 4,828 square feet and houses loan processing staff. Strand Atkinson leases its stand-alone offices, which are located in Portland, Eugene, and Medford, Oregon, and Kalama, Washington.

  Legal Proceedings

    No material legal proceedings, to which Umpqua is a party or which involve any of its properties, were pending as of the date of this proxy statement.

  Supervision and Regulation

    General.  The Company and its subsidiaries are extensively regulated under federal and state law. These laws and regulations are generally intended to protect depositors and customers, not shareholders. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of the Company. The operations of the Company may be affected by legislative changes and by the policies of various regulatory authorities. The Company cannot accurately predict the nature or the extent of the effects on its business and earnings that fiscal or monetary policies, or new federal or state legislation may have in the future.

    Holding Company Regulation.  The Company is a registered financial holding company under the Gramm-Leach-Bliley Act of 1999 (the "Act"), and is subject to the supervision of, and regulation by, the Board of Governors of the Federal Reserve System (the "Federal Reserve"). As a financial holding company, the Company is examined by and files reports with the Federal Reserve.

    Financial holding companies are bank holding companies that satisfy certain criteria and are permitted to engage in activities that traditional bank holding companies are not. The qualifications and permitted activities of financial holdings companies are described below under "Changing Regulatory Structure of the Financial Service Industry."

    Federal and State Bank Regulation.  The Bank, as a state chartered bank with deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), is subject to the supervision and regulation of the Oregon Department of Consumer and Business Services, and of the FDIC. These agencies may prohibit the Bank from engaging in what they believe constitute unsafe or unsound banking practices. In practice, the primary state regulator makes regular examinations of the Bank or participates in joint examinations with federal regulator. Areas subject to review by federal authorities include the allowance for credit losses, investments, loans, mergers, payments of dividends, establishment of stores and other aspects of operations.

    The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or new facility. The Bank's current CRA rating is "Satisfactory."

    Banks are also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral as, and follow credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with persons not affiliated with the Bank, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to such persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties on the affected bank or any officer, director, employee, agent or other person participating in the conduct of the affairs of that bank, the imposition of a cease and desist order, and other regulatory sanctions.

    The Federal Reserve and the FDIC have adopted non-capital safety and soundness standards for institutions under their authority. These standards cover internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, and standards for asset quality, earnings and stock valuation. An institution which fails to meet these standards must develop a plan acceptable to the agency, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. Management believes that the Bank is in substantial compliance with these standards.

    Deposit Insurance.  The deposits of the Bank are currently insured to a maximum of $100,000 per depositor through the Bank Insurance Fund ("BIF"), administered by the FDIC. The Bank is required to pay semi-annual deposit insurance premium assessments to the FDIC. Assessments are based on how much risk a bank is deemed to present to the BIF. Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or involving a higher degree of supervisory concern. The Bank qualifies for the lowest premium level.

    Dividends.  Under the Oregon Bank Act, the Bank is subject to restrictions on the payment of cash dividends to its parent company. A bank may not pay cash dividends if that payment would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. In addition, the amount of the dividend may not be greater than its net unreserved retained earnings, after first deducting (i) to the extent not already charged against earnings or reflected in a reserve, all bad debts, which are debts on which interest is unpaid and past due at least six months; (ii) all other assets charged off as required by the Oregon Director or state or federal examiner; and (iii) all accrued expenses, interest and taxes.

    Banks and bank holding companies from paying dividends that would constitute an unsafe or unsound banking practice. The Company is not currently subject to any regulatory restrictions on dividends other than those noted above.

    Capital Adequacy.  The federal and state bank regulatory agencies use capital adequacy guidelines in their examination and regulation of financial holding companies and banks. If the capital falls below certain levels, the regulators may deny a holding company or a bank may be denied approval to acquire or establish additional banks or non-bank businesses or to open new facilities.

    The FDIC and Federal Reserve have adopted risk-based capital guidelines for banks and bank holding companies. The risk based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The capital adequacy guidelines limit the degree to which a bank or bank holding company may leverage its equity capital.

    Effects of Government Monetary Policy.  The bank's earnings and growth are affected not only by general economic conditions, but also by the fiscal and monetary policies of the federal government, particularly the Federal Reserve. The Federal Reserve implements national monetary policy to curb inflation and combat recession by opening market operations in U.S. Government securities, control of the discount rate applicable to borrowings from the Federal Reserve, and establishing reserve requirements against certain deposits. These activities influence growth of bank loans, investments and deposits, and also affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary policies and their impact on Umpqua cannot be predicted with certainty.

    Broker-Dealer and Related Regulatory Supervision.  Strand Atkinson is a member of the National Association of Securities Dealers and is subject to their regulatory supervision. Areas subject to this regulatory review include compliance with trading rules, financial reporting, investment suitability for respective clients, and compliance with NYSE rules and regulations.

    Changing Regulatory Structure of the Financial Services Industry.  Federal laws and regulations governing banking and financial services have undergone significant changes in recent years and are subject to significant changes in the future. Bills are now pending or expected to be introduced in the United States Congress that contain proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. If enacted into law, these bills could increase or decrease the cost of doing business, limit or expand permissible activities, or affect the competitive balance among banks, savings associations, and other financial institutions. Whether or in what form any such legislation may be adopted or the extent to which Umpqua's business might be affected thereby cannot be predicted.

    Of particular significance Congress enacted the Gramm-Leach-Bliley Act in December 1999. The GLB Act repealed sections of the Banking Act of 1933, commonly referred to as the Glass-Steagall Act, that prohibited banks from engaging in securities activities, and prohibited securities firms from engaging in banking. The GLB Act created a new form of holding company, known as a financial holding company, that is permitted to acquire subsidiaries that are variously engaged in banking, securities underwriting and dealing, and insurance underwriting.

    A bank holding company, if it meets specified criteria, may become a financial holding company by filing a declaration with the Federal Reserve, and may thereafter provide its customers with a far broader spectrum of products and services than a traditional bank holding company is permitted to do. A financial holding company may, through a subsidiary, engage in any activity that is deemed to be financial in nature and activities that are incidental or complementary to activities that are financial in nature. These activities not only include traditional banking services and activities previously permitted to bank holding companies under Federal Reserve regulations, but also include underwriting and dealing in securities, providing investment advisory services, underwriting and selling insurance, merchant banking (holding a portfolio of commercial businesses, regardless of the nature of the business, for investment), and arranging or facilitating financial transactions for third parties.

    To qualify as a financial holding company, the bank holding company must be deemed to be well-capitalized and well-managed, as those terms are used by the Federal Reserve. In addition, each subsidiary bank of a bank holding company must also be well-capitalized and well-managed. Further, each subsidiary bank must be rated at least "satisfactory" under the Community Reinvestment Act.

    A bank holding company that does not qualify, or has not chosen, to become a financial holding company must limit its activities to traditional banking activities and those non-banking activities the Federal Reserve has deemed to be permissible as closely related to the business of banking.

    The GLB Act also includes provisions to protect consumer privacy by prohibiting financial services providers, whether or not affiliated with a bank, from disclosing non-public personal, financial information to unaffiliated parties without the consent of the customer, and by requiring annual disclosure of the provider's privacy policy.

    Legislation enacted by Congress in 1995 permits interstate banking and branching, which allows banks to expand nationwide through acquisition, consolidation or merger. Under this law, an adequately capitalized bank holding company may acquire banks in any state or merge banks across state lines if permitted by state law. Further, banks may establish and operate branches in any state subject to the restrictions of applicable state law. Under Oregon law, an out-of-state bank or bank holding company may merge with or acquire an Oregon state chartered bank or bank holding company if the Oregon bank, or in the case of a bank holding company, the subsidiary bank, has been in existence for a minimum of three years, and the law of the state in which the acquiring bank in located permits such merger. Branches may not be acquired or opened separately, but once an out-of-state bank has acquired branches in Oregon, either through a merger with or acquisition of substantially all the assets of an Oregon bank, the acquirer may open additional branches.

  Employees

    As of December 31, 2000, Umpqua had a total of 375 full-time equivalent employees. None of the employees are subject to a collective bargaining agreement. Umpqua considers its relationship with its employees to be good.

  Information Regarding Umpqua Directors and Executive Officers

    The Umpqua directors are identified in "THE MERGER—Resulting Boards of Directors of Umpqua and Umpqua Bank."

  Meetings and Committees of the Board of Directors

    The board of directors met thirteen times during 2000, including one special meeting and twelve regular meetings. Except as described below, each director attended at least 75 percent of those meetings, as well as meetings of committees on which such director served.

    Messrs. Haden, Coleman, Parducci, Dunkin, and Donovan became directors with the closing of the merger with VRB Bancorp on December 1, 2000. Each of the five new directors attended the December 2000 regular meeting. Neil Hummel, Harold Ball, and Frances Jean Phelps resigned as directors effective with the closing of the merger. Messrs. Hummel and Ball and Ms. Phelps attended at least 75 percent of the meetings held prior to their respective resignations, as well as meetings of committees on which such directors served.

    The board of directors has a standing Audit Committee that meets with Umpqua's independent auditors to plan for and review the annual audit reports. The audit committee meets quarterly and is responsible for overseeing the internal controls of the company and the financial reporting process.The members of the audit committee are Messrs. Parducci (Chairman), Donovan, Doan, and Herbert. Each member of the audit committee is independent, as independence is defined under Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Board has adopted an audit committee charter, a copy of which is attached as Appendix A to this proxy statement. The audit committee charter provides that employees of the company are not eligible to serve on the audit committee. The charter further provides that at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board believes that each of the current members of the audit committee has employment experience that provides them with appropriate financial sophistication to serve on the audit committee.

    The Budget and Compensation Committee reviews and oversees our budgeting process, and compensation strategies. On a quarterly basis, the results of their meetings are reviewed with the entire board of directors. The committee consists of Directors Doan (Chairperson), Coleman, Dunkin, Chambers, Davis and Haden.

    The Loan and Investment Committee approves certain loans, reviews the adequacy of our allowance for loan losses, maintains an appropriate balance in the interest rate sensitivity of our loan and investment portfolios, and determines the liquidity, type and term of investment securities we purchase. The committee consists of Directors Coleman (Chairperson), Herbert, Chambers, Haden, Parducci and Davis.

    The Strategic Positioning Committee, consisting of directors Frohnmayer (Chairperson), Dunkin, Donovan, Davis and Haden is responsible for the review and oversight of strategic planning, and the review of technology and expansion strategies.

  Director Compensation

    Each non-employee director received a fee of $2,250 per quarter for the first two quarters of 2000. The Chairman received $2,750 per quarter for the first two quarters. Each non-employee director received $2,750 per quarter for the third and fourth quarters and the Chairman received $3,250 per quarter for the third and fourth quarters. These amounts are payable in shares of Umpqua Holdings Corporation stock. Shares of Umpqua Holdings Corporation stock are purchased quarterly by Ragen MacKenzie brokerage firm for each director. Former directors Ball, Hummel, and Phelps received a fee for each of the four quarters and new directors Haden, Dunkin, Coleman, Donovan, and Parducci received a pro-rated fee of $917 for the fourth quarter. Messrs. Davis and Haden did not receive additional compensation for their service on the Board or any of its Committees.

    As directors of VRB Bancorp, John Dunkin and Michael Donovan received VRB Bancorp stock options. With the closing of the VRB merger, the options converted into options to purchase Umpqua common stock. Mr. Dunkin has options for 22,431 shares of Umpqua common stock. Mr. Donovan has options to purchase 3,615 shares of Umpqua common stock. Mr. Donovan exercised options to purchase 1,827 shares in February 2001. Umpqua did not grant stock options to its directors in 2000.

  Limitation of Liability and Indemnification

    Under the Oregon Business Corporation Act, a corporation's articles of incorporation may provide for the limitation of liability of directors and for the indemnification of directors and officers, under certain circumstances. As permitted by Oregon law, both Umpqua's and IFN's Articles of Incorporation provide that directors are not personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for (i) any breach of a director's duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any distribution to shareholders which is unlawful, or (iv) any transaction from which the director received an improper personal benefit.

    The Articles of Incorporation of both companies also provide for indemnification of any person who is or was made a party, or is threatened to be made a party, to any civil, administrative or criminal proceeding by reason of the fact that the person is or was a director or officer of the company or any of its subsidiaries, or is or was serving at the request of the company, as a director, officer, partner, agent or employee or another bank or entity, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person if (i) the person acted in good faith and in a manner reasonably believed to not be opposed to the best interest of the company, or (ii) the act or omission giving rise to such action or proceeding is ratified, adopted or confirmed by the company, or the benefit thereof was received by the company. Indemnification is available under this provision of the Articles of Incorporation in the case of derivative actions, unless the person is adjudged to be liable for gross negligence or deliberate misconduct in the performance of the person's duty to the company. To the extent a director, officer, employee or agent (including an attorney) is successful on the merits or otherwise in defense of any action to which this provision is applicable, the person is entitled to indemnification for expenses actually and reasonably incurred by the person in connection with that defense.

  Executive Officers

    Information regarding Umpqua's executive officers is set forth in "THE MERGER—Executive Officers of Umpqua and Umpqua Bank."

  Executive Compensation

    The following table sets forth all compensation paid during the last three calendar years to the Chief Executive Officer and the other Executive Officers of the Company for the past three years. The compensation shown for William Haden for the years 1998 through 2000 is compensation paid to him in 1998 and 1999, and for the first eleven months of 2000, by VRB Bancorp. During that time Mr. Haden served as President and CEO of VRB Bancorp.

Name and Principal Position	Year	Salary		Bonus(1)			Other Annual Compensation(2)		All Other Compensation
Raymond P. Davis President and Chief Executive Officer Umpqua Holdings Corporation	2000 1999 1998	$ $ $	196,667 179,792 166,500	$ $ $	71,400 55,500 51,750		$ $ $	10,692 8,520 7,750	$ $ $	21,755 12,000 16,549	(3) (4) (4)
William A. Haden President and Chief Executive Officer Umpqua Bank	2000 1999 1998	$ $ $	112,275 105,000 105,000	$ $ $	260,081 78,750 80,370	(5)	$ $ $	3,900 — —	$ $ $	18,050 19,692 17,050	(5) (5) (5)
Daniel A. Sullivan Executive Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	120,642 106,325 97,923	$ $ $	30,360 23,000 20,900		$ $ $	7,662 6,934 4,486	$ $ $	12,465 15,468 —	(4) (4)

(1)
Includes bonuses paid, or to be paid, during the subsequent year but attributable to the year indicated.

(2)
Perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for any of the periods indicated. The Company has not paid any long-term compensation; therefore, the long-term compensation columns have been omitted from the above table.

(3)
Includes $7,594 contributed to a SERP and the balance consists of a contribution to the employees' 401(k) plan for Mr. Davis's benefit.

(4)
Consists of contributions to the employees' 401(k) Plan for Mr. Davis' and Mr. Sullivan's benefit.

(5)
Includes $187,893 paid by VRB Bancorp with the closing of the merger pursuant to change-in-control provisions in Mr. Haden's employment agreement with VRB. Includes life insurance premiums of $1,050 paid prior to the merger for $350,000 face amount insurance above VRB's group insurance plan and the balance is VRB's contribution prior to the merger to match employee's salary deferral under the VRB 401(k) Profit Sharing Plan.

Executive Compensation Plans and Agreements

  Employment and Change of Control Agreements

    We have entered into special agreements with certain executive officers to motivate them to continue their employment. An agreement expiring in July 2003 with Raymond P. Davis provides for his employment as President and Chief Executive Officer and further provides for a payment of an amount equal to nine months' base salary, plus any pro-rated executive incentive bonus if we terminate his employment for any reason other than "cause." In addition, we agreed to provide medical benefits to Mr. Davis for the maximum time allowed by law. Should Mr. Davis' employment terminate as a result of a change in control, the agreement provides for payment of an amount equal to two times the average of the total annual compensation (including incentive bonuses) paid to Mr. Davis during the last two full calendar years of employment. We have entered into an agreement with Daniel A. Sullivan that provides for his employment as Executive Vice President and Chief Financial Officer expiring in November 2003 on the same terms.

  Stock Option Plan

    We have a non-qualified stock option plan that was approved by shareholders in 1995. The 1995 plan reserved 1,150,000 shares of common stock for grants to key employees. No further grants will be made under the 1995 Plan.

    We have an incentive stock option and non-qualified stock option plan that was approved by shareholders in 2000. The 2000 Plan reserves an aggregate of 1,000,000 shares of common stock for grants to key employees. The board of directors designates those key employees who are eligible. The maximum number of shares which may be issued at any given time is limited to 10% of the shares outstanding at the time the options are granted, excluding shares issued pursuant to the plan. Options granted under the plan may have a term not exceeding 10 years from the date of grant and the exercise price of the options will not be less than the fair market value of the common stock on the date of grant.

    The plan is intended to motivate key employees to enhance shareholder value by giving them an opportunity to participate in the increase of such value and gain an ownership interest. Vesting of such options occurs annually based on our financial performance for each fiscal year measured by the return on equity and return on gross book value. If such performance standards are not met, the options vest on the sixth anniversary of the date of grant.

    During 2000, options for 75,166 shares of common stock were issued to employees under the 1995 Stock Option Plan and none were issued under the 2000 Stock Option Plan.

	Options Granted in Last Fiscal Year
	Individual Grants
		Percentage of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted
			Exercise Price (Dollars per Share)	Expiration Date
					5% ($)	10% ($)
Raymond P. Davis	—	0.00%	$—		$—	$—
William A. Haden	—	0.00%	$—		$—	$—
Daniel A. Sullivan	15,000	20.00%	$8.375	5/1/2011	$89,236	$232,798

(1)
The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

	Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values(1)
			Number of Securities Underlying Unexercised Options at FY End (#)		Value of Unexercised In-the-Money Options at FY End (%)(2)
	Shares Acquired on Exercise (#)
		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond P. Davis	25,000	$116,985	271,425	10,000	$1,343,422	$—
William A. Haden	—	$—	39,311	26,207	$113,273	$75,516
Daniel A. Sullivan	—	$—	28,250	51,750	$—	$1,875

(1)
All share amounts have been adjusted to reflect subsequent stock dividends and stock splits through March 20, 2001.

(2)
On December 31, 2000, the market price of the Company's Common Stock was $8.50 per share.

    For purposes of the foregoing table, all stock options issued to Mr. Sullivan and Mr. Davis before 1998 have an exercise price less than the market price and therefore are considered to be "in-the-money" and have a value equal to the difference between $8.50 and the exercise price of the stock option, multiplied by the number of shares covered by the stock option. All stock options issued in 1998 and 1999 to Mr. Davis and Mr. Sullivan were issued with exercise prices exceeding $8.50 and are therefore not "in-the-money" at fiscal year end. All stock options issued to Mr. Sullivan in 2000 have an exercise price less than $8.50 and are therefore considered to be "in-the-money" and have a value equal to the difference between $8.50 and the exercise price of the stock option, multiplied by the number of shares covered by the stock option. Mr. Haden's options were issued by VRB Bancorp in 1995 and 1997 and such options were converted into Umpqua options with the closing of the merger. Mr. Haden's 1995 options have an exercise price less than $8.50 per share and are therefore considered to be "in-the-money" and have a value equal to the difference between $8.50 and the exercise price of the stock option, multiplied by the number of shares covered by the stock option. Mr. Haden's 1997 options have an exercise price exceeding $8.50 and are therefore not "in-the-money" at fiscal year end.

  Transactions with Directors and Officers

    Some of the directors and officers, members of their immediate families and firms and corporations with which they are associated have been parties to transactions with Umpqua Bank, including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collection or present other unfavorable features. As of June 30, 2001, the aggregate outstanding amount of all loans to executive officers, directors, principal shareholders and their associated and affiliated companies was approximately $            which represented      % of the consolidated shareholders' equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

  Compliance with Section 16 Filing Requirements

    With the public offering in April 1998, Umpqua Bank became subject to the reporting requirements of the Securities Exchange Act of 1934. As a state-chartered bank, Umpqua Bank filed its periodic reports, proxy material, and other information with the FDIC. Upon completion of the holding company formation and reorganization in March 1999, Umpqua Holdings Corporation assumed the obligations of Umpqua Bank, and now files its periodic reports, proxy material, and other information with the Securities and Exchange Commission (SEC).

    Section 16 of the Securities Exchange Act of 1934 requires all executive officers, directors and persons who beneficially own more than 10 percent of the common stock to file an initial report of their beneficial ownership of common stock and to periodically report changes in their ownership. The reports must be made with the Securities and Exchange Commission with a copy sent to us.

    Based solely upon our review of the copies of the Section 16 filings that we received with respect to the fiscal year ended December 31, 2000, we believe that all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.

  Security Ownership of Management and Others

    The following table sets forth the shares of common stock beneficially owned as of            , 2001, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of our common stock:

Name and Position	Number of Shares Beneficially Owned(1)		Percentage of Class
Lynn K. Herbert, Director	550,050	(3)	3.82%
Raymond P. Davis, Director, President/CEO	321,315	(4)	2.19%
Allyn C. Ford, Chairman	146,106	(5)	1.02%
James D. Coleman, Director	105,763		*
William A. Haden, Director, EVP, President/CEO of Umpqua Bank	60,197	(6)	*
John O. Dunkin, Director	43,843	(7)	*
Daniel A. Sullivan, EVP/Chief Financial Officer	41,026	(8)	*
Larry L. Parducci, Director	27,528		*
Ronald O. Doan, Director	8,069	(2)	*
Scott Chambers, Director	6,962		*
David B. Frohnmayer, Director	6,041	(2)	*
Michael Donovan, Director	5,654	(9)	*
All directors and executive officers as a group (12 persons)	1,322,554	(2, 10)	8.96%
Milton Herbert, Shareholder, Canyonville, OR	937,007	(2)	6.51%

*
Less than 1.0%.

(1)
Shares held directly with sole voting and investment power, unless otherwise indicated, and shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share.

(2)
Includes shares held with or by his spouse.

(3)
Includes shares held jointly with his spouse. Includes shares held as custodian for minor children.

(4)
Includes shares held jointly with or by his spouse. Includes 271,425 shares covered by options exercisable within 60 days.

(5)
Includes 124,786 shares held as Agent for Ford Family Investment Pool.

(6)
Includes 39,311 shares covered by options exercisable within 60 days.

(7)
Includes 22,341 shares covered by options exercisable within 60 days.

(8)
Includes 37,000 shares covered by options exercisable within 60 days.

(9)
Includes 3,615 shares covered by options exercisable within 60 days.

(10)
Includes 373,782 shares covered by options exercisable within 60 days.

  Report of the Budget and Compensation Committee on Executive Compensation

    The Budget and Compensation Committee is responsible for establishing and administering our executive compensation program.

  Compensation Philosophy and Objectives

    The philosophy underlying the development and administration of our compensation plan is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

  •
  Set base compensation at a level to attract and retain competent executives.

  •
  Establish incentive compensation plans that deliver bonuses based on the financial performance of the company.

  •
  Provide significant equity based incentives for executives to ensure they are motivated over the long term to respond to the company's business challenges and opportunities, as owners rather than just employees.

  Incentive Plan for Senior Management

    Our Incentive Plan provides for a performance incentive payable to the President/CEO at least annually. Payment is targeted to be 30% of the President/CEO's year-end rate of base pay for the year in question if we meet or exceed our projected financial goals for the preceding year. The amount of bonuses (which can exceed the target) is solely at the discretion of the board of directors. Distribution normally occurs during the first quarter of the following year.

    The plan for other key executives is payable at least annually, and is targeted at 20% of the Executive's base pay for the year. Payment of such performance bonus is contingent upon both our performance and the executive's personal performance during the year. Distribution normally occurs during the first quarter of the following year.

  Stock Option Plan

    The 2000 Stock Option Plan is the vehicle by which executives can earn additional compensation depending on our financial performance. Grants are made at the discretion of the board of directors and awarded to individual executives, thereby providing additional incentive for executives to increase shareholder value. Executives receive value from these options when our stock appreciates over the long term. The Company previously made grants under the 1995 Stock Option Plan.

  Submitted by the Budget and Compensation Committee Members:

    Ronald Doan (Chairperson)

    James Coleman

    John Dunkin

    Scott Chambers

    William Haden

    Raymond Davis

Stock Performance Graph

    The chart, shown below, compares the yearly percentage change in the cumulative shareholder return on Umpqua Holdings Corporation's common stock during the five fiscal years ended December 31, 2000, with (i) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices, and (ii) the Total Return Index for Nasdaq Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1995, in Umpqua Holdings Corporation's common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends. Prior to April 1998, Umpqua Holdings Corporation common stock was not quoted on Nasdaq. Prior to its listing on Nasdaq trading activity was limited. For purposes of computing return information for the periods being compared, the chart is based on price information for trades that were reported to Umpqua Holdings Corporation prior to April 1998. Price information from April 1998 to December 31, 2000, was obtained by using the Nasdaq quote as of that date. [Revise to 5 year look back]

Umpqua Management's Discussion and Analysis

  Overview

    June 30, 2001 and 2000.  On a pre-merger expense basis, the Company earned $2,915 for the quarter ended June 30, 2001 compared with $2,548 for the same period in 2000, a 14.4% increase. Diluted earnings per share excluding merger expenses improved to $0.20 for the quarter ended June 30, 2001 compared with $0.18 for the quarter ended June 30, 2000. Return on average shareholders' equity was 14.2% and return on average assets was 1.47% for the quarter ended June 30,

2001 before merger related expenses. Including merger expenses of $181 ($110 net of tax) the Company earned $2,805 for the quarter ended June 30, 2001.

	Six Months Ended June 30,			Three Months Ended June 30,
			% of change			% of change
	2001	2000		2001	2000
Interest income	$29,127,734	$26,033,618	11.9%	$14,455,402	$13,378,293	8.1%
Interest expense	10,998,117	8,914,460	23.4%	5,262,342	4,613,233	14.1%

Net interest income	18,129,617	17,119,158	5.9%	9,193,060	8,765,060	4.9%
Provision for loan losses	680,000	1,034,500	-34.3%	420,000	584,500	-28.1%
Non interest income	7,956,423	5,823,333	36.6%	4,155,317	2,835,632	46.5%
Non interest expense	15,980,708	13,891,707	15.0%	8,229,997	6,923,912	18.9%

Operating income before merger expense	9,425,332	8,016,284	17.6%	4,698,380	4,092,280	14.8%
Income Taxes	3,689,213	2,938,001	25.6%	1,783,682	1,543,492	15.6%

Income before merger expenses	5,736,119	5,078,283	13.0%	2,914,698	2,548,788	14.4%
Merger expenses net of tax benefit(1)	596,077	—		109,916	—

Net income	$5,140,042	$5,078,283	1.2%	$2,804,782	$2,548,788	10.0%

    Excluding merger-related expenses the Company earned $5,736 for the six months ended June 30, 2001 compared with $5,078 for the comparable period in 2000, a 13.0% increase. Return on average shareholders' equity was 14.3% and return on average assets was 1.47% for the six months ended June 30, 2001 before merger related expenses. Including merger expenses of $969 ($596 net of tax) the Company earned $5,140 for the six months ended June 30, 2001.

    Total assets reached $826.6 million at June 30, 2001, a $41.0 million increase since December 31, 2001.

    December 31, 2000 and 1999.  The Company earned $10,453,000 before merger related expenses for the year ended December 31, 2000, a 7.1% increase over the prior year. Diluted earnings per share before merger related expenses was $0.72 in 2000 compared with $0.66 in 1999. Return on equity before merger related expenses was 14.07% in 2000 compared with 13.86% in 1999. Total loans increased 18.1% to $530.1 million at December 31, 2000 compared with $448.8 million at December 31, 1999. Total deposits increased 18.0% to $681.3 million during the same period.

Financial Highlights	2000	1999	Percentage Growth
Before Merger Expenses(1):
Income before merger related expenses	$10,452,520	$9,762,322	7.1%
Basic earnings per common share before merger related expenses	$0.73	$0.67	9.0%
Diluted earnings per common share before merger related expenses	$0.72	$0.66	9.1%
After Merger Expenses:
Income after merger related expenses	$8,871,394	$9,762,322	(9.1)%
Basic earnings per common share after merger related expenses	$0.62	$0.67	(7.5)%
Diluted earnings per common share after merger related expenses	$0.61	$0.66	(7.6)%
Total shareholders' equity	$78,800,533	$70,325,566	12.1%
Total assets	$785,648,262	$697,469,483	12.6%
Total loans	$530,143,203	$448,845,860	18.1%
Total deposits	$681,305,294	$577,297,363	18.0%
Selected Ratios	2000	1999
Before Merger Expenses(1):
Return on average assets	1.44%	1.51%
Return on average equity	14.07%	13.86%
Efficiency ratio	60.26%	55.74%
Efficiency ratio—Umpqua Bank	55.02%	55.33%
After Merger Expenses:
Return on average assets	1.22%	1.51%
Return on average equity	11.94%	13.86%
Efficiency ratio	64.28%	55.74%
Efficiency ratio—Umpqua Bank	59.66%	55.33%
Net interest margin	5.50%	5.66%
Loans/deposits	77.81%	77.75%
Asset Quality Ratios	2000	1999
Allowance for loan losses to ending total loans	1.34%	1.55%
Nonperforming assets to ending total loans	0.18%	0.48%
Net loan charge-offs to average loans	0.33%	0.23%

(1)
Excludes merger related expenses of $1,581,126, net of tax benefit in 2000

Selected Quarterly Financial Data

    The following tables set forth the Umpqua's unaudited consolidated financial data regarding operations for each quarter of 2001, 2000 and 1999. This information, in the opinion of management, includes all adjustments necessary, consisting only of normal and recurring adjustments, to state fairly the information set forth therein. Certain amounts previously reported have been reclassified to conform with current presentation. These reclassifications had no net impact on the results of operations.

	2001
(in thousands, except per share amounts) (unaudited)	First Quarter	Second Quarter
INCOME STATEMENT DATA
Interest income	$14,672	$14,455
Interest expense	5,736	5,262

Net interest income	8,936	9,193
Provisions for loan losses	260	420

Net interest income after provision for loan losses	8,676	8,773
Non-interest income	3,801	4,155
Non-interest expense	8,538	8,230

Income before provision for income taxes	3,939	4,517
Provision for income taxes	1,604	1,712

Net income	$2,335	$2,805

Basic earnings per common share	$0.16	$0.19
Diluted earnings per common share	$0.16	$0.19
	2000
(in thousands, except per share amounts) (unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
INCOME STATEMENT DATA
Interest income	$12,655	$13,378	$14,143	$14,897
Interest expense	4,301	4,613	5,126	5,704

Net interest income	8,354	8,765	9,017	9,193
Provisions for loan losses	450	585	375	233

Net interest income after provision for loan losses	7,904	8,180	8,642	8,960
Non-interest income	2,988	2,836	3,472	3,545
Non-interest expense	6,968	6,924	7,954	9,688

Income before provision for income taxes	3,924	4,092	4,160	2,817
Provision for income taxes	1,395	1,544	1,651	1,532

Net income	$2,529	$2,548	$2,509	$1,285

Basic earnings per common share	$0.18	$0.18	$0.17	$0.09
Diluted earnings per common share	$0.17	$0.18	$0.17	$0.09

	1999
(in thousands, except per share amounts) (unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
INCOME STATEMENT DATA
Interest income	$11,254	$11,539	$12,034	$12,537
Interest expense	3,544	3,576	3,751	3,998

Net interest income	7,710	7,963	8,283	8,539
Provisions for loan losses	328	327	226	511

Net interest income after provision for loan losses	7,382	7,636	8,057	8,028
Non-interest income	1,489	1,437	1,467	1,956
Non-interest expense	4,976	5,362	5,624	6,164

Income before provision for income taxes	3,895	3,711	3,900	3,820
Provision for income taxes	1,441	1,361	1,450	1,312

Net income	2,454	2,350	2,450	2,508

Basic earnings per common share	$0.17	$0.16	$0.17	$0.17
Diluted earnings per common share	$0.16	$0.16	$0.17	$0.17

Average Balances and Average Rates Earned and Paid

    The following table shows average balances and interest income or interest expense, with the resulting average yield or rates by category of average earning asset or interest-bearing liability:

	Year-end December 31, 2000			Year-end December 31, 1999			Year-end December 31, 1998
(dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans and loans held for sale(1)(2)	$485,819	$44,742	9.21%	$398,639	$36,528	9.16%	$360,668	34,693	9.62%
Investment securities—available-for-sale:
Taxable securities	109,895	6,954	6.33%	121,114	7,449	6.15%	98,384	5,974	6.07%
Non-taxable securities(1)	21,455	1,419	6.61%	19,925	1,307	6.56%	9,017	569	6.31%
Investment securities— held-to-maturity(1)	17,487	1,329	7.60%	18,004	1,382	7.68%	18,432	1,410	7.65%
Trading account securities(1)	1,067	123	11.53%	—	—		—	—
Temporary investments	21,964	1,391	6.33%	30,993	1,547	4.99%	48,415	2,647	5.47%

Total interest earning assets	657,687	55,958	8.51%	588,675	48,213	8.19%	534,916	45,293	8.47%
Cash and due from banks	37,289			38,587			34,643
Allowance for loan losses	(7,365)			(6,826)			(6,508)
Other assets	36,752			27,637			23,828

Total assets	$724,363			$648,073			$586,879

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	$286,868	$7,043	2.46%	$279,614	$6,998	2.50%	$254,611	$6,941	2.73%
Time deposits	187,061	11,116	5.94%	136,838	6,492	4.74%	138,046	7,195	5.21%
Repurchase agreements	2,253	130	5.77%	—	—		—	—
Term debt	26,302	1,455	5.53%	26,678	1,379	5.17%	14,699	829	5.64%

Total interest-bearing liabilities	502,484	19,744	3.93%	443,130	14,869	3.36%	407,356	14,965	3.67%
Non-interest-bearing deposits	143,208			129,730			110,527
Other liabilities	4,400			4,762			3,941

Total liabilities	650,092			577,622			521,824
Shareholders' equity	74,271			70,451			65,055

Total liabilities and shareholder's equity	$724,363			$648,073			$586,879

Net interest income(1)		$36,214			$33,344			$30,328

Net interest spread			4.58%			4.83%			4.79%
Average yield on earning assets(1)(2)			8.51%			8.19%			8.47%
Interest expense to earning assets			3.01%			2.53%			2.80%

Net interest income to earning assets(1)(2)			5.50%			5.66%			5.67%

(1)
Tax exempt income has been adjusted to a tax equivalent basis at a 35% effective rate. The amount of such adjustment was an addition to recorded income of $884, $849 and $607 for 2000, 1999 and 1998, respectively.

(2)
Non-accrual loans are included in average balance.

Analysis of Changes in Interest Differential

    The following table sets forth, on a tax-equivalent basis, a summary of the changes in net interest income resulting from changes in volumes and rates. Changes not due solely to volume or rate are allocated to rate.

	2000 Compared to 1999			1999 Compared to 1998
	Increase (Decrease) Due to change in			Increase (Decrease) Due to change in
(in thousands)	Volume	Rate	Net Change	Volume	Rate	Net Change
INTEREST-EARNING ASSETS:
Loans	$7,988	$226	$8,214	$3,652	$(1,817)	$1,835
Investment securities— available-for-sale
Taxable securities	(690)	195	(495)	1,380	95	1,475
Non-taxable securities(1)	100	12	112	688	50	738
Investment securities— held-to-maturity(1)	(40)	(13)	(53)	(33)	5	(28)
Trading account securities(1)	—	123	123	—	—	—
Temporary investments	(451)	295	(156)	(953)	(147)	(1,100)

Total(1)	6,907	838	7,745	4,734	(1,814)	2,920
INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	182	(137)	45	682	(625)	57
Time deposits	2,383	2,241	4,624	(63)	(640)	(703)
Repurchase agreements	—	130	130	—	—	—
Term debt	(19)	95	76	676	(126)	550

Total	2,546	2,329	4,875	1,295	(1,391)	(96)

Net increase (decrease) in net interest income	$4,361	$(1,491)	$2,870	$3,439	$(423)	$3,016

(1)
Tax-exempt interest income has been adjusted to a tax equivalent basis at a 35% effective tax rate.

Net Interest Income for the Six Months Ended June 30, 2001 and the Years Ended December 31, 2000, 1999 and 1998

    The primary component of earnings for financial institutions is net interest income. Net interest income is the difference between interest income, primarily from loans and investments, and interest expense on deposits and borrowings. Changes in net interest income result from changes in "volume," changes in "spread," and change in "margin." Volume refers to the level of average interest-earning assets or interest-bearing liabilities. Spread refers to the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities. Margin refers to the ratio of net interest income to average earning assets and is influenced by the mix of interest-earning assets and interest-bearing liabilities as well as the relative proportion of interest-bearing liabilities to interest earning assets.

    June 30, 2001 and 2000.  Net interest income on a taxable equivalent basis was $9,408 for the quarter ended June 30, 2001 compared with $9,007 for the same period in 2000 (Tables A and B). The increase of $402 was primarily attributable to an increase in the volume of earning assets, offset by a compression in the net interest margin. Average earning assets increased $85.9 million or 13.4%

compared with the same period in the prior year. Average loans, the largest component of earning assets, increased $101.4 million on average compared with the prior year period. Average investment securities available-for-sale decreased $51.1 million in the current year due to maturities and calls. Partly due to these maturities and calls, the average volume of temporary investments increased $36.1 million compared with the prior year. Overall, the yield on earning assets decreased to 8.11% for the quarter compared with 8.56% for the same period in the prior year. Average interest bearing liabilities increased $56.4 million compared with the prior year period. Of this increase, $70.6 million was in the time deposit category, generally the most expensive deposit product, offset by a $17.4 million decrease in term borrowings. As a result of the mix changes in interest bearing liabilities, the average cost of those liabilities increased 0.08% to 3.90% for the quarter ended June 30, 2001. Somewhat offsetting the increase in interest bearing liability cost was a $19.6 million increase in average noninterest bearing deposits. As a result of the preceding changes, the interest spread (the difference between the yield on earning assets and the cost of interest bearing liabilities) decreased 0.53% to 4.22% for the quarter ended June 30, 2001 compared with the same period in the prior year. The net interest margin for the quarter ended June 30, 2001 was 5.20%, a decrease of 0.46% from the same period in the prior year.

Table A

	Quarter ended June 30, 2001			Quarter ended June 30, 2000
(dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans and loans held for sale(2)	$579,643	$12,577	8.70%	$478,264	$10,956	9.21%
Investment securities—Available for sale
Taxable securities	57,855	865	5.98%	109,892	1,745	6.35%
Non-taxable securities(1)	22,181	370	6.68%	21,230	359	6.76%
Investment securities—Held to maturity(1)	16,399	303	7.40%	17,761	360	8.11%
Trading account assets	1,763	29	6.69%	932	25	10.73%
Temporary investments	47,664	527	4.43%	11,563	175	6.09%

Total interest earning assets	725,505	14,671	8.11%	639,642	13,620	8.56%
Allowance for loan losses	(7,502)			(7,578)
Other assets	75,044			71,836

Total assets	$793,047			$703,900

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	$278,963	$1,537	2.21%	$280,695	$1,725	2.47%
Time deposits	243,317	3,496	5.76%	172,750	2,436	5.67%
Repurchase agreements	4,928	45	3.66%	0	0	—
Term debt	14,602	185	5.08%	32,013	452	5.68%

Total interest-bearing liabilities	541,810	5,263	3.90%	485,458	4,613	3.82%
Non-interest-bearing deposits	162,711			143,112
Other liabilities	5,973			2,081

Total liabilities	710,494			630,651
Shareholders' equity	82,553			73,249

Total liabilities and shareholders' equity	$793,047			$703,900

NET INTEREST INCOME(1)		$9,408			$9,007

NET INTEREST SPREAD			4.21%			4.74%
AVERAGE YIELD ON EARNING ASSETS(1),(2)			8.11%			8.56%
INTEREST EXPENSE TO EARNING ASSETS			2.91%			2.90%

NET INTEREST INCOME TO EARNING ASSETS(1),(2)			5.20%			5.66%

(1)
Tax exempt income has been adjusted to a tax equivalent basis at a 35% effective rate. The amount of such adjustment was an addition to recorded income of $210 and $164 for 2001 and 2000, respectively.

(2)
Non-accrual loans are included in average balance.

    Table B Analysis of changes in interest differential.  The following table sets forth, on a tax-equivalent basis, a summary of the changes in net interest income resulting from changes in volumes and rates. Changes not due solely to changes in volume or rate are allocated to rate.

Table B

	QTD 6/30/01 Compared to QTD 6/30/00
	Increase (Decrease) Due to Change in
(dollars in thousands)	Volume	Rate	Net Change
INTEREST-EARNING ASSETS:
Loans(1)	$2,329	$(708)	$1,621
Investment securities- Available for sale
Taxable securities	(826)	(54)	(880)
Non-taxable securities(1)	16	(5)	11
Investment securities- Held to maturity(1)	(28)	(29)	(57)
Trading account assets	22	(18)	4
Temporary investments	548	(196)	352

Total(1)	2,061	(1,010)	1,051
INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	(11)	(177)	(188)
Time deposits	998	63	1,061
Repurchase agreements	45	—	45
Term debt	(247)	(21)	(268)

Total	785	(135)	650

Net increase (decrease) in net interest income	$1,276	$(875)	$401

(1)
Tax-exempt interest income has been adjusted to a tax equivalent basis at a 35% effective tax rate.

    Net interest income on a taxable equivalent basis was $18,576 for the six months ended June 30, 2001 compared with $17,605 for the same period in 2000 (Tables C and D). The increase was due to the increase in average earning assets in 2001 compared with 2000. Average earning assets were $717.8 million in 2001 compared with $630.4 million in 2000. Average loans, the largest component of earning assets, increased $91.3 million for the first six months of 2001 compared with the same period in the prior year. The yield on earning assets decreased from 8.51% for the six months ended June 30, 2000 to 8.31% for the same period in 2001. The decrease was primarily due to decreases in the yield on loans and temporary investments. The cost of interest bearing liabilities increased to 4.10% for the six months ended June 30, 2001 compared with 3.73% for the first six months of 2000. The increase was due partially to increases in the cost of time deposits, as well as a change in the mix of interest-bearing liabilities. Average time deposits were 34% of interest-bearing liabilities for the first six months of 2000 compared with 45% of interest bearing deposits for the first six months of 2001. As a result of the preceding changes, the interest spread (the difference between the yield on earning assets and the cost of interest bearing liabilities) decreased 0.56% to 4.21% for the six months ended June 30, 2001 compared with the same period in the prior year. The net interest margin for the six months ended June 30, 2001 was 5.22%, a decrease of 0.43% from the same period in the prior year.

Table C

	Six Months Ended June 30, 2001			Six Months Ended June 30, 2000
(in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans and loans held for sale (2)	$559,504	$24,847	8.96%	$468,165	$21,191	9.15%
Investment securities- Available for sale
Taxable securities	72,963	2,267	6.21%	111,825	3,544	6.34%
Non-taxable securities(1)	22,293	746	6.69%	21,275	716	6.73%
Investment securities- Held to maturity(1)	16,716	615	7.36%	17,886	725	8.11%
Trading account assets	1,503	57	7.53%	729	35	9.60%
Temporary investments	44,818	1,043	4.69%	10,542	308	5.91%

Total interest earning assets	717,797	29,575	8.31%	630,422	26,519	8.51%
Allowance for loan losses	(7,349)			(7,480)
Other assets	76,407			72,459

Total assets	$786,854			$695,401

INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	$279,231	$3,376	2.44%	$282,016	$3,556	2.55%
Time deposits	241,799	7,147	5.96%	164,037	4,330	5.34%
Repurchase agreements	5,114	108	4.26%	—		0.00%
Term debt	14,608	368	5.08%	36,622	1,028	5.68%

Total interest-bearing liabilities	540,750	10,999	4.10%	482,675	8,914	3.73%
Non-interest-bearing deposits	159,988			137,129
Other liabilities	4,622			3,430

Total liabilities	705,361			623,234
Shareholders' equity	81,494			72,167

Total liabilities and shareholders' equity	$786,854			$695,401

NET INTEREST INCOME(1)		$18,576			$17,605

NET INTEREST SPREAD			4.21%			4.77%
AVERAGE YIELD ON EARNING ASSETS(1),(2)			8.31%			8.51%
INTEREST EXPENSE TO EARNING ASSETS			3.09%			2.86%

NET INTEREST INCOME TO EARNING ASSETS(1),(2)			5.22%			5.65%

(1)
Tax exempt income has been adjusted to a tax equivalent basis at a 35% effective rate. The amount of such adjustment was an addition to recorded income of $427 and $595 for 2001 and 2000, respectively.

(2)
Non-accrual loans are included in average balance.

Table D

	2001 Compared to 2000
	Increase (Decrease) Due to Change in
(dollars in thousands)	Volume	Rate	Net Change
INTEREST-EARNING ASSETS:
Loans(1)	$4,146	$(490)	$3,656
Investment securities- Available for sale
Taxable securities	(1,232)	(45)	(1,277)
Non-taxable securities(1)	34	(4)	30
Investment securities- Held to maturity(1)	(47)	(62)	(109)
Trading account assets	37	(16)	21
Temporary investments	1,004	(269)	735

Total(1)	3,942	(886)	3,056
INTEREST-BEARING LIABILITIES:
Interest-bearing checking and savings accounts	(35)	(145)	(180)
Time deposits	2,058	759	2,817
Repurchase agreements	108	—	108
Term debt	(620)	(40)	(660)

Total	1,511	574	2,085

Net increase (decrease) in net interest income	$2,431	$(1,460)	$971

(1)
Tax-exempt interest income has been adjusted to a tax equivalent basis at a 35% effective tax rate.

    December 31, 2000 and 1999.  Net interest income for the year ended December 31, 2000 was $36.2 million, a $2.9 million increase over the same period in 1999. Interest income on a taxable equivalent basis increased to $56.0 in 2000 compared with $48.2 million in 1999. This $7.8 million increase was driven primarily by increases in the volume of earning assets, and to a lesser extent by an increase in the yield on earning assets. The yield on earning assets increased from 8.19% in 1999 to 8.51% in 2000 due primarily to a shift in the mix of earning assets from lower yielding investment securities and temporary investments to higher yielding loans. In 1999, average loans were 67.7% of average earning assets, while in 2000 they improved to 73.9% of average earning assets. Interest expense for 2000 increased to $19.7 million from $14.9 million in 1999 due to both increases in the volume of interest-bearing liabilities and increases in the rates paid. The cost of interest-bearing liabilities increased from 3.36% in 1999 to 3.93% in 2000 due to changes in the mix of interest-bearing liabilities. Average time deposits, which are generally the highest cost deposits, increased from 30.9% of average interest-bearing liabilities in 1999 to 37.2% of average interest-bearing liabilities in 2000. The net interest margin compressed from 5.66% in 1999 to 5.50% in 2000 due primarily to funding costs increasing more than the yield on earning assets. The net interest margin compression is due partially to the entry into new markets where Umpqua Bank must pay premiums on deposits and maintain very competitive loan rates in order to generate acceptable volumes of business.

    Net interest income increased from $30.3 million in 1998 to $33.4 million in 1999. Interest income on a taxable equivalent basis increased $2.9 million due primarily to the volume of average earning assets, offset by a decrease in the rate earned. The average volume of earning assets increased $53.8 million due to approximately equal growth in loans and investment securities. The decrease in the yield on earning assets was primarily attributable to the overall lower level of interest rates that existed in 1999 compared with 1998. Interest expense decreased from $15.0 million in 1998 to $14.9 million in 1999 due primarily to decreases in the rates paid on average interest-bearing liabilities offset by growth in average interest-bearing liabilities. Growth in average interest-bearing liabilities was primarily in lower cost interest-bearing checking and savings accounts, which grew $25.0 million from 1998 to 1999. The net interest margin was 5.66% in 1999 compared with 5.67% in 1998.

Provision for Loan Losses

    The provision for loan losses is management's estimate of the amount necessary to maintain an allowance for loan losses at a level which is considered adequate based on the risk of losses inherent in the loan portfolio (see additional discussion under Allowance for Loan Losses). The provision for loan losses for the quarter ended June 30, 2001 was $420 compared with $585 during the second quarter of 2000. Net charge-offs were $63 for the three months ended June 30, 2001 compared with $743 of net charge-offs for the same period in 2000. The provision for loan losses was $680 for the six months ended June 30, 2001 compared with $1,035 for the first six months of 2000. Net charge-offs were $121 for the first six months of 2001 compared with $743 for the first six months of 2000. Management believes the allowance has been maintained at an adequate level with the provision for loan loss expense of $1,643,000 in 2000, $1,392,000 in 1999 and $1,025,000 in 1998. Loan charge-offs, net of loan recoveries, were $1,519,000, $623,000 and $641,000 for the years 2000, 1999, and 1998, respectively.

    Nonperforming assets at June 30, 2001 were $1,967 up from $931 at December 31, 2000. The allowance for loan losses totaled $7,656, or 1.31% of total loans, at June 30, 2001, compared with $7,096, or 1.34% at December 31, 2000.

Non-Interest Income for Three and Six Months Ended June 30, 2001

    Noninterest income for the quarter ended June 30, 2001 was $4,155, a $1,319 increase over the same period in 2000. Brokerage commissions and fees, the largest component of noninterest income increased $773 over the prior year. This increase was due to the acquisition of Adams, Hess, Moore & Co. (Adams, Hess) by Strand, Atkinson in August 2000. Revenue generated by Adams, Hess was $674 in the second quarter of 2001. Service charges, the second largest component of noninterest income increased $329 compared with the same quarter in the prior year. Service charges increased primarily due to deposit fee repricings that occurred during the first quarter of 2001. These repricings were a result of the integration of the deposit products at the Bank.

    For the first six months of 2001 noninterest income was $7,956 compared with $5,823 for the same period in the prior year. Brokerage commissions and fees were up $1,223 for the first six months of 2001 due primarily to the acquisition of Adams, Hess. Revenue generated by Adams, Hess was $1,294 for the first six months of 2001. Service charges were $2,977 for the six months ended June 30, 2001 compared with $2,386 for the first six months of 2000, a 25% increase.

Non-Interest Expense Three and Six Months Ended June 30, 2001

    Noninterest expense for the quarter ended June 30, 2001 was $8,411 compared with $6,924 for the same period in 2000. Salaries and employee benefits expense was $4,304 for the quarter ended June 30, 2001, up $258 compared with the same period in 2000. Salaries and benefits at Strand, Atkinson increased $548 due primarily to the acquisition of Adams, Hess in August 2000. Premises and equipment expense was $1,211for the quarter ended June 30, 2001, an increase of $242 from the same period in the prior year. The increase was attributable to the acquisition of Adams, Hess as well as the opening of a new store in Central Point in February 2001 and increased data processing expenses. Other noninterest expense which consists of marketing, services, insurance, other fees, communication costs, intangible amortization and other expense increased $802 over the second quarter of 2000 to $2,715. Merger expenses were $181 for the quarter ended June 30, 2001 and were related to the acquisition of Valley of the Rogue Bank in November 2000. No additional charges are anticipated related to this merger.

    Noninterest expense for the six months ended June 30, 2001 was $16,949 compared with $13,892 for the same period in the prior year.

    Details of merger expenses incurred in 2001 were as follows:

Professional fees	$88
Supplies	48
Severance and relocation	284
Premises and equipment write-downs	212
Computer conversions	161
Other	176

Total	$969

    Accrued merger expenses at June 30, 2001 were $206 and consisted of accrued severance and related expenses.

Income Taxes

    The effective tax rate for the Company was 37.9% during the second quarter of 2001 compared with 37.7% during the first quarter of 2000. The effective tax rate for the first six months of 2001 was 39.2% compared with 36.7% during the first six months of 2000.

Investment Portfolio

    The following table provides the carrying values of the company's portfolio of investment securities as of December 31, 2000 and 1999:

	December 31,
(in thousands)	2000	1999
INVESTMENT SECURITIES AVAILABLE-FOR-SALE AT FAIR VALUE:
U.S. Treasury securities	$94,857	$96,417
U.S. Government agency mortgage-backed securities	6,768	13,830
Obligations of states and political subdivisions	22,025	21,512

	$123,650	$131,759

	December 31,
(in thousands)	2000	1999
INVESTMENT SECURITIES HELD-TO-MATURITY:
At Amortized Cost:
Obligations of states and political subdivisions	$17,060	$18,010

	$17,060	$18,010

    The maturity distribution and yields of securities at December 31, 2000 were as follows:

	December 31, 2000
(dollars in thousands)	Amortized Cost	Approximate Market Value	Weighted Average Yield(1)
U.S. TREASURIES AND AGENCIES:
One year or less	$6,304	$6,286	5.52%
One to five years	52,969	52,730	6.05%
Five to ten years	35,188	34,862	6.44%
Over ten years	1,000	978	7.00%

Total	95,461	94,856	6.17%

OBLIGATIONS OF STATES AND POLITICAL SUBDIVISIONS:
One year or less	722	723	6.61%
One to five years	11,082	11,183	7.17%
Five to ten years	18,924	19,099	6.42%
Over ten years	8,927	8,500	7.61%

Total	39,025	39,505	6.89%

Serial Maturies(2)	6,770	6,768	6.35%

	$141,256	$141,129	6.38%

(1)
Weighted average yields are stated on a federal tax equivalent basis at a 35% effective tax rate.

(2)
Serial maturities include mortgage-backed securities, collateralized mortgage obligations and asset-backed securities.

Financial Condition

    Significant changes in the Company's financial position from December 31, 2000 to June 30, 2001 are as follows:

  Investment Securities Available for Sale

    Investment securities have decreased $55.8 million since year-end 2000 due primarily to early calls of approximately $50 million of U.S. agency securities. The cash flows from these calls has been temporarily invested in federal funds sold and interest bearing balances in other banks, which together have increased $35.8 million since year-end.

  Loans

    Loans have increased $54.3 million since year-end. Details of the loan portfolio at June 30, 2001 and December 31, 2000:

(in thousands)	June 30, 2001	December 31, 2000
Commercial & Industrial	$100,183	$104,559
Real Estate:
Construction	76,902	67,790
Residential and commercial	358,419	308,423
Individuals	48,357	47,662
Other	609	1,709

Total Loans	$584,470	$530,143

    Commitments to extend credit were $106 million at June 30, 2001 and $108 million at December 31, 2000.

    The following table presents the composition of the loan portfolio at December 31 of the years indicated:

	2000		1999		1998		1997		1996
(in thousands)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Commercial and industrial	$104,559	19.7%	$84,076	24.2%	$64,558	25.9%	$57,207	28.7%	$42,029	25.6%
Real estate:
Construction	67,789	12.8%	58,996	12.1%	37,318	7.4%	26,237	6.9%	15,347	5.5%
Mortgage	308,423	58.2%	260,630	51.4%	219,911	50.2%	146,827	45.0%	119,329	47.1%
Individuals	47,662	9.0%	44,889	12.2%	42,636	16.3%	41,398	19.1%	37,067	21.5%
Other	1,710	0.3%	255	0.1%	458	0.2%	557	0.3%	497	0.3%

Total	$530,143	100.0%	$448,846	100.0%	$364,881	100.0%	$272,226	100.0%	$214,269	100.0%

    The following table sets forth the loan portfolio maturities on fixed-rate loans and the repricing dates on variable-rate loan, at December 31, 2000:

(in thousands)	Within One Year	One to Five Years	After Five Years	Total
FIXED-RATE LOAN MATURITIES
Commercial and industrial	$3,246	$14,798	$4,703	$22,747
Real estate	12,955	15,549	33,054	61,557
Individuals	3,583	15,489	15,692	34,764
Other	2,133	—	—	2,133

Total	$21,917	$45,836	$53,449	$121,201

ADJUSTABLE-RATE LOAN REPRICINGS
Commercial and industrial	$72,437	$9,376	$—	$81,812
Real estate	124,202	178,359	11,965	314,525
Individuals	12,460	2	144	12,605
Other	—	—

Total	$209,099	$187,737	$12,109	$408,942

  Non-Performing Loans

    Commercial and real estate loans are placed on non-accrual status when they are 90 days past due as to principal or interest, unless the loans are both well-secured and in the process of collection. Non-performing assets have not materially changed between December 31, 2000 and June 30, 2001.The following table presents information with respect to non-performing assets:

	Years Ended December 31,
(in thousands)	2000	1999	1998	1997	1996
Loans on non-accrual status	$739	$1,949	$719	$1,529	$276
Loans past due greater than 90 days but not on non-accrual status	192	206	163	101	38
Other real estate owned	—	—	51	—	—

Total non-performing assets	$931	$2,155	$933	$1,630	$314

Percentage of non-performing loans to total loans	0.18%	0.48%	0.26%	0.60%	0.15%

Allowance for Loan Losses

    The allowance for loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in the loan portfolio. Management monitors and evaluates the adequacy of the allowance on an ongoing basis. The following tools are used to manage and evaluate the loan portfolio:

  •
  Internal credit review and risk grading system

  •
  Regulatory examination results

  •
  Monitoring of charge-off, past due and non-performing activity and trends

  •
  Assessment of economic and business conditions in our market areas

    On a quarterly basis, losses inherent in the portfolio are estimated by reviewing the following key elements of the loan portfolio:

  •
  Portfolio performance measures

  •
  Portfolio mix

  •
  Portfolio growth rates

  •
  Historical loss rates

  •
  Portfolio concentrations

  •
  Current economic conditions in our market areas

    Umpqua also tests the adequacy of the allowance for loan losses using the following methodologies:

  •
  Loss allocation by internally assigned risk rating

  •
  Loss allocation by portfolio type, based on historic loan loss experience

  •
  The allowance as a percentage of total loans

    The allowance for loan losses is based upon estimates of losses inherent in the portfolio. The amount of losses actually incurred can vary significantly from these estimates. Assessing the adequacy of the allowance on a quarterly basis allows management to adjust these estimates based upon the most recent information available.

    Activity in the allowance for loan losses was as follows for the three and six month periods ending June 30, 2001 and 2000:

	Three months ended June 30, 2001	Year to Date June 30, 2001	Three months ended June 30, 2000	Year to Date June 30, 2000
Beginning Balance	$7,298	$7,096	$7,279	$6,973
Provision for Loan Losses	420	680	585	1,035
Charge-offs	(90)	(182)	(616)	(780)
Recoveries	28	62	16	36

Net charge-offs/recoveries	(62)	(120)	(600)	(744)

Ending Balance	$7,656	$7,656	$7,264	$7,264

    At December 31, 2000 the allowance for loan losses was $7 million, or 1.34% of total loans, and is considered by management adequate to absorb credit losses on specifically identified loans as well as estimated credit losses inherent in the portfolio.

    The following table shows activity in the allowance for loan losses for the periods indicated:

Summary of Loan Loss Experience

	Years Ended December 31,
(in thousands)	2000	1999	1998	1997	1996
Loans outstanding at end of year	$530,143	$448,846	$364,881	$272,225	$214,269

Average loans outstanding	$484,563	$398,136	$359,478	$245,569	$192,892

Allowance for loan losses, beginning of year	$6,972	$6,203	$3,921	$3,623	$2,644
Loans charged off:
Commercial	1,126	549	276	130	63
Real estate	105	28	91	—	—
Consumer	386	346	422	484	106

Total loans charged off	1,617	923	789	614	169

Recoveries:
Commercial	53	251	76	61	276
Real estate	6	—	—	—	—
Consumer	39	49	72	39	22

Total recoveries	98	300	148	100	298

Net loans charged off (recovered)	1,519	623	641	514	(129)
Provision charged to income	1,643	1,392	1,025	812	850
Acquisitions	—	—	1,898	—	—

Allowance for loan losses, end of year	$7,096	$6,972	$6,203	$3,921	$3,623

Ratio of net loans charged off to average loans outstanding	0.31%	0.16%	0.18%	0.21%	-0.07%

Ratio of allowance for loan losses to ending total loans	1.34%	1.55%	1.70%	1.44%	1.69%

    The following table sets forth the allocation of the allowance for loan losses:

	December 31, 2000
(in thousands)	Amount	Percentage of Loans in Each Category to Total Loans
Commercial and industrial	$2,127	32.6%
Real estate	3,420	52.5%
Loans to individuals	970	14.8%
Other	1	0.1%
Unallocated	578	N/A

	$7,096	100.0%

	December 31, 1999
(in thousands)	Amount	Percentage of Loans in Each Category to Total Loans
Commercial and industrial	$1,603	18.7%
Real estate	3,837	71.2%
Loans to individuals	564	10.0%
Other	13	0.1%
Unallocated	955	N/A

	$6,972	100.0%

Capital Expenditures

    Capital expenditures for premises and equipment were $2.9 million and $4.7 million for the years ended December 31, 2000 and 1999, respectively. Capital expenditures in 2000 included the construction of a new Central Point store and the acquisition of land in Salem for an additional store, which opened in            , 2001.

Deposits and Borrowings

    Deposits have grown from $681 million at December 31, 2000 to $713 million at June 30, 2001. Details of deposits at December 31, 2000 and June 30, 2001 were as follows:

	June 30, 2001	December 31, 2000
Noninterest bearing demand	$176,686	$161,351
Interest bearing demand and Money market accounts	237,305	246,192
Savings	45,265	43,072
Time deposits	253,936	230,690

Total Deposits	$713,192	$681,305

    Total deposits increased $104.0 million over year-end 1999 to $681.3 million at December 31, 2000. Growth was particularly strong in non-interest bearing demand deposits which were up $27.6 million and time deposits which were up $81.4 million. Borrowings decreased $31.5 million as Umpqua reduced the amount of on balance sheet liquidity that had been built up in anticipation of possible Year 2000 depositor withdrawals. Additionally, deposit growth was higher than loan growth which allowed Umpqua to pay down its borrowings.

    The following table sets forth the average balances of the company's interest-bearing liabilities, interest expense and average rates paid for the periods indicated:

	Years ended December 31,
	2000			1999			1998
(in thousands)	Average Balance	Interest Expense	Average Rate	Average Balance	Interest Expense	Average Rate	Average Balance	Interest Expense	Average Rate
LIABILITIES
Interest-bearing checking	$286,868	$7,043	2.46%	$279,614	$6,998	2.50%	$254,611	$6,941	2.73%
Savings accounts	187,061	11,116	5.94%	136,838	6,492	4.74%	138,046	7,195	5.21%
Time deposits	2,253	130	5.77%	—	—	—	—	—	—
Borrowed funds	26,302	1,455	5.53%	26,678	1,379	5.17%	14,699	829	5.61%

Total interest-bearing liabilities	$502,484	$19,744	3.93%	$443,130	$14,869	3.36%	$407,356	$14,965	3.67%

Non-interest-bearing liabilities	147,608			134,492			114,468

Total liabilities	$650,092			$577,622			$521,824

Asset-Liability Management/Interest Rate Sensitivity

    Asset and liability management is an integral part of managing a financial institution's primary source of income, net interest income. Umpqua manages the balance between the rate-sensitive assets and rate-sensitive liabilities being repriced in any given period with the objectives of minimizing fluctuations in net interest income. The company considers its rate-sensitive assets to be those that either contain a provision to adjust the interest rate periodically or mature within one year. These assets include certain loans and investment securities and interest-bearing deposits in other banks. Rate-sensitive liabilities are those liabilities that are considered sensitive to periodic interest rate changes within one year, including maturing time certificates, certain savings deposits and interest-bearing demand deposits. The difference between the aggregate amount of assets and liabilities that reprice within various time frames is called the "gap." Generally, if repricing assets exceed repricing liabilities during a time frame, the company would be deemed to be asset sensitive. If aggregate repricing liabilities exceeded aggregate repricing assets during a time frame, the company would be deemed to be liability sensitive during that time frame. The company generally seeks to maintain a balanced position within one year, whereby the difference between assets and liabilities repricing is minimized. This is accomplished by maintaining a significant level of loans, investment securities and deposits available for repricing within one year.

    According to the traditional financial institution industry static gap basis table set forth below, the company was slightly liability sensitive within one year. Changes in interest rates would not be expected to have a significant impact on net interest margin.

INTEREST RATE SENSITIVITY—STATIC GAP BASIS

	BY REPRICING INTERVAL
December 31, 2000 (in thousands)	0-3 Months	3-12 Months	1-5 Years	Over 5 Years	Non-Interest- Bearing Funds	Total
ASSETS
Interest-bearing deposits in other banks	$32,954	$—	$—	$—	$—	$32,954
Securities available-for-sale	852	6,852	60,344	55,602	—	123,650
Securities held-to-maturity	100	80	3,319	13,561	—	17,060
Trading account assets	1,106	—	—	—	—	1,106
Loans	172,374	110,721	189,815	58,767	—	531,677
Non-interest-earning assets and allowance for credit losses	—	—	—	—	79,201	79,201

Total	$207,386	$117,653	$253,478	$127,930	$79,201	$785,648

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand deposits	246,192	—	—	—	—	246,192
Savings deposits	43,072	—	—	—	—	43,072
Time deposits	62,599	131,936	36,131	23	—	230,689
Term debt	4,514	7,500	7,118	—	—	19,132
Non-interest-bearing liabilities and shareholders' equity	—	—	—	—	246,563	246,563

Total	$356,377	$139,436	$43,249	$23	$246,563	$785,648

Interest rate sensitivity gap	$(148,991)	$(21,783)	$210,229	$127,907	$(167,362)

Cumulative	$(148,991)	$(170,774)	$39,455	$167,362	$—

Cumulative gap as a % of earning assets	-21.1%	-24.2%	5.6%	23.7%

    In addition to this static gap report, management performs a financial analysis (dynamic gap) to specifically analyze the change in net interest margin from a changing rate environment. The estimate of interest rate sensitivity takes into account the differing time intervals and differing rate change increments of each type of interest sensitive asset and liability. It then measures the projected impact of changes in market interest rates on the company's net interest income, net interest margin, and return on equity.

    The interest rate gaps in the following table arise when assets are funded with liabilities having different repricing intervals. Since these gaps are actively managed and change daily as adjustments are made in interest rate views and market outlook, positions at the end of any period may not be reflective of the company's interest rate sensitivity in subsequent periods. Active management dictates that longer-term economic views are balanced against prospects for short-term interest rate changes in all repricing intervals. For purposes of the analysis above, repricing of fixed-rate instruments is based upon the contractual maturity of the applicable instruments. Actual payment patterns may differ from contractual payment patterns. The change in net interest income may not always follow the general expectations of an asset-sensitive or liability-sensitive balance sheet during periods of changing interest rates, because interest rates earned or paid may change by differing increments and at different time intervals for each type of interest-sensitive asset or liability.

    Umpqua's asset liability position has not changed materially between December 31, 2000 and June 30, 2000.

    Based on a financial analysis (dynamic gap) performed as of December 31, 2000, which takes into account how the specific interest rate scenario would be expected to affect each interest-earning asset and each interest-bearing liability, the company estimates that changes in the prime rate of interest would affect the company's performance as follows:

	December 31, 2000
(Prime rate of 9.50%)	Increase (decrease) in Net Interest Income (000's)	Net Interest Margin 2000=5.50%	Return on Equity 2000=14.07%
PRIME RATE INCREASE OF:
2% TO 11.50%	$1,144	5.68%	14.95%
1% TO 10.50%	$569	5.60%	14.51%
PRIME RATE DECREASE OF:
2% TO 8.50%	$(1,790)	5.24%	12.69%
1% TO 9.50%	$(687)	5.41%	13.54%
	December 31, 1999
(Prime rate of 8.50%)	Increase (decrease) in Net Interest Income (000's)	Net Interest Margin 1999 = 5.66%	Return on Equity 1999 = 13.86%
PRIME RATE INCREASE OF:
2% TO 10.50%	$373	5.73%	14.16%
1% TO 9.50%	$188	5.70%	14.01%
PRIME RATE DECREASE OF:
2% TO 6.50%	$(1,180)	5.46%	12.89%
1% TO 7.50%	$(89)	5.65%	13.78%

  Liquidity

    Liquidity enables the bank to meet the borrowing needs of its customers and withdrawals of its depositors. Umpqua meets its liquidity needs through the maintenance of cash resources, lines of credit with other financial institutions, and a stable base of core deposits. Excess funds, when available, are deposited on a short-term basis with the Federal Home Loan Bank (FHLB), whose interest rates approximate Federal Funds sold. The bank's main source of funds is the deposits of its individual and commercial customers. Having a stable and diversified deposit base is a significant factor in the company's long-term liquidity structure.

    Umpqua's liquidity position has not materially changed between December 31, 2000 and June 30, 2001.

    At June 30, 2001, Umpqua had overnight investments of $68.7 million and available lines of credit of approsimately $200 million with various financial institutions.

    At December 31, 2000, the bank had a total funding line with the FHLB of $120.8 million. Umpqua also had available lines of $39.7 million at other financial institutions. At December 31, 2000, Umpqua had $33 million in overnight investments. Umpqua also has the flexibility of selling securities from its available-for-sale portfolio to meet liquidity needs.

  Capital

    Management seeks to maintain capital at a level that provides shareholders, customers and regulators with assurance of the company's financial soundness, while at the same time employing leverage to achieve a desirable level of profitability. Umpqua Bank is subject to certain minimum regulatory capital standards. These minimum standards include maintaining Tier 1 Capital at 4.0% and Total Capital at 8.0% of risk-weighted assets. At June 30, 2001, the bank's Tier 1 and Total Risk-Based Capital ratios were approximately 10.76% and 13.04%, respectively. At December 31, 2000 the bank had a Tier 1 ratio of 11.69% and a Total Capital ratio of 12.91%.

    Total shareholder's equity increased $5.0 million to $83.8 million at June 30, 2001. The increase was the result of earnings of $5.1 million, a $0.7 million increase in accumulated other comprehensive income and $0.3 million from the exercise of stock options, offset by dividends paid of $1.2 million.

  Inflation

    Assets and liabilities of a financial institution are primarily monetary in nature. Therefore, inflation has a less significant impact on financial institutions than fluctuations in interest rates. Inflation, as measured by the Consumer Price Index, has not changed significantly during the past two years and has not had a material impact on the company.

IFN SPECIAL MEETING

When and Where the Meeting Will Be Held

    The IFN special shareholder meeting will be held on            , 2001, commencing at       p.m., local time at            ,             , Coos Bay, Oregon.

Purpose of the Meeting

    At the meeting, IFN shareholders will consider and vote only on approval of the holding company merger.

Who May Vote

    If you were an IFN shareholder as of the close of business on            , 2001, you are entitled to vote at the meeting. As of that date, there were             shares outstanding held by approximately      holders of record.

Voting By Proxy

    IFN shareholders do not have to attend the meeting, although IFN cordially invites you to do so. You may vote your shares by proxy, and we ask that you provide a proxy even if you intend to attend the meeting. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the proxy holders, whose names appear on the proxy card, will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the holding company merger. In addition, the named proxy holders will vote in their discretion on any other matters that may be considered at the shareholder meeting. The IFN board of directors has named Charles Brummel and William Lansing as the IFN proxy holders. You may name another person to act as your proxy, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting by submitting a proxy bearing a later date or by notifying IFN's corporate secretary (personally, in writing or by mail) that you wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

    You are invited to attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke your proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the IFN shareholder meeting. Shareholders holding at least a majority of the outstanding shares of IFN's common stock must either attend the meeting or submit proxies to form a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

    A "broker non-vote" occurs when a broker or other nominee, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

    The affirmative vote of the holders of a majority of all shares of IFN common stock outstanding on            , 2001 is required to approve the holding company merger. An abstention or a broker non-vote will therefore have the effect of a vote against the holding company merger.

Shares Owned by Directors and Officers

    As of            , 2001, IFN directors and executive officers beneficially owned            shares, of which            are entitled to vote. Those shares constitute      % of the total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, each member of the IFN board of directors has agreed to vote their shares in favor of the merger agreement. We expect all directors and executive officers to vote in favor of the holding company merger.

Costs of Solicitation

    IFN will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting materials to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of IFN and its subsidiaries, acting on IFN's behalf, may solicit proxies personally. IFN may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of IFN's officers, directors or employees, or the officers, directors or employees of IFN's subsidiaries.

INFORMATION ABOUT IFN

Introduction

    Independent Financial Network, Inc., incorporated in 1981, is a multi-bank bank holding company headquartered in Coos Bay, Oregon. In April 1983, IFN became the holding company for Security Bank, a state-chartered, FDIC-insured commercial bank, that was renamed Independent Financial Network Bank in January 2001.

    Independent Financial Network Bank operates banking divisions with the assumed business names Security Bank and Roseburg Community Banking Company, and also operates a mortgage division under the assumed business name Security Mortgage.

    IFN is also the parent company of the wholly owned subsidiary banks, Pacific State Bank, Lincoln Security Bank, and Family Security Bank. IFN also controls MSB and OSB. The IFN group of banks together operates      branches along the Oregon coast and a branch in each of Roseburg, Winston, Springfield and Corvallis Oregon.

    Until 1996, IFN conducted its business primarily through Security Bank, but over the past five years IFN embarked on a strategy to diversify through investment in banking and non-banking operations outside of Security Bank's primary market area through wholly and majority owned subsidiaries.

    As part of that strategy, IFN made the following investments:

  •
  In 1996, IFN helped found and acquired a 68% controlling interest in Lincoln Security Bank, a state-chartered commercial bank located in Newport, Oregon.

  •
  In 1997, IFN completed the acquisition of Pacific State Bank, a wholly-owned state-chartered commercial bank located in Reedsport, Oregon.

  •
  In 1998, IFN spun-off the former Brookings-Harbor branch of Security Bank into Family Security Bank, a wholly-owned state-chartered commercial bank.

  •
  In 1998, IFN helped found and acquired a 66% controlling interest in MSB, a state-chartered commercial bank located in Springfield, Oregon.

  •
  In 1999, IFN helped found and acquired a 69% controlling interest in OSB, a state chartered commercial bank located in Corvallis, Oregon.

  •
  In 2000, IFN opened Independent Financial Network Bank offices in Roseburg and Winston, Oregon, under the assumed business name Roseburg Community Banking Company.

  •
  In 2000, IFN spun-off its information technology department into Alliance Technology, Inc., a wholly owned subsidiary.

  •
  In 2000, IFN changed its name from Security Bank Holding Company to Independent Financial Network, Inc., in an effort to better align the name of IFN with its vision.

  •
  In 2001, IFN acquired the remaining 32% of Lincoln Security Bank.

    IFN has enjoyed growth and performance in its markets of Coos, Curry and Douglas Counties. The population and employment in these counties, is now growing, rebounding from significant declines during the late 1970's and early 1980's when forest products production dropped precipitously in these areas. IFN attributes its success to its emphasis on personalized customer service and its mix of innovative products tailored to the needs of its local customers. To enhance this success, IFN recently began pursuing strategic opportunities in markets beyond those it has historically served. For example, to diversify credit risks and generate more loan demand, IFN opened mortgage banking offices in Bend and Portland, Oregon. IFN invested in MSB and OSB along the I-5 corridor in Oregon to diversify its resources and provide for growth in larger, more economically diverse communities.

    IFN competes directly with much larger commercial banks, most of which are offices of multi-state financial services companies that operate in a number of other markets and have greater resources than IFN. To compete effectively, IFN's subsidiary banks attempt to provide more personal customer service than their competitors, and distinguish themselves as the local community bank of choice in their respective markets. The subsidiary banks offer loan and deposit products specifically designed for the markets they serve. For example, Independent Financial Network Bank and Pacific State Bank offer products intended to meet the needs of the increasing number of retirees that constitute a high percentage of incoming residents to Coos and Douglas Counties. As a result of its business strategy, Independent Financial Network Bank has been the fastest growing bank in its market since 1990, as measured by the rate of increase in total deposits. Pacific State Bank dominates its market with a 63% market share.

Products and Services

    IFN's state-chartered subsidiary banks primarily receive deposits and make loans in Coos, Curry, Lincoln, Douglas, Lane, and Benton Counties of Oregon. As community banks focused on their respective local communities, they have realized certain competitive advantages compared to their competitors that serve a number of geographic markets.

    Security Bank.  Security Bank, founded in 1919, operates five branches in Coos County in Coos Bay, North Bend, Bandon, Coquille and Myrtle Point, Oregon. Security Bank has no significant local community bank competitors, but instead competes with four multi-state institutions that have assets exceeding $100 billion. To meet this competition, Security Bank markets to individuals and small businesses who prefer personalized banking services, and has developed focusing on customers who are age 55 or over. In 2001, Security Bank changed its name to Independent Financial Network Bank, with Security Bank, Security Mortgage and Roseburg Community Banking Company operating as divisions of Independent Financial Network Bank.

    Lincoln Security Bank.  Lincoln Security Bank, organized in 1996, has branches in Newport and Waldport, Oregon. Lincoln Security Bank offers commercial banking services to small and medium size businesses, professionals and retail customers in the Lincoln County local market area. IFN facilitated the organization of Lincoln Security Bank by investing 68.44% of the start-up equity. In January 2001, IFN purchased the remaining minority interest in Lincoln Security Bank, resulting in 100% ownership.

    Pacific State Bank.  Pacific State Bank, incorporated in 1962, has offices in Reedsport and Lakeside, Oregon. Pacific State Bank offers commercial banking services to small and medium size businesses, professionals and retail customers in Western Douglas County. IFN acquired Pacific State Bank in 1997.

    Family Security Bank.  Family Security Bank was incorporated in May 1998 through the spin-off of the former Brookings-Harbor branch of Security Bank. This spin-off was intended to promote expansion in that market by establishing a local community bank as an alternative to yet another branch of an out-of-town financial institution. Family Security Bank offers commercial banking services to small and medium size businesses, professionals and retail customers in Curry County.

    McKenzie State Bank.  McKenzie State Bank, incorporated in 1998, is located in Springfield, Oregon, and offers commercial banking services to small and medium size businesses, professionals and retail customers in Lane County

    IFN facilitated the organization of MSB by investing 65.89% of the start-up capital of MSB. In 1999, IFN increased its ownership position to 68.14%, and in 2000 increased its ownership to 86.57%.

IFN purchased additional shares of MSB Class A Common Stock in 2001 and now owns 68% of MSB's Class A Common Stock and 100% of its Class B Common Stock. The remaining Class A Common Stock is owned predominately by local investors.

    Oregon State Bank.  Oregon State Bank, incorporated in April 1999, is located in Corvallis, Oregon, and offers commercial banking services to small and medium size businesses, professionals and retail customers in the city of Corvallis and Benton and Linn Counties.

    IFN facilitated the organization of OSB and acquired 69.19% of its common stock. The remaining equity consists of common stock owned primarily by local investors.

    Roseburg Community Banking Company.  In late 1999, IFN opened a branch of Security Bank in Roseburg, Oregon, under the name Roseburg Community Banking Company. In 2000, Independent Financial Network Bank opened a branch in Winston, Oregon, under the same assumed business name. Roseburg Community Banking Company offers commercial banking services to small and medium size businesses, professionals and retail customers.

    Security Mortgage.  Security Mortgage, a division of IFN Bank, conducts mortgage-banking activities and sells residential real estate loans in the secondary market. In addition, Security Mortgage manages a growing portfolio of mortgage servicing rights. Security Mortgage has offices in Coos Bay, Bend and Portland, Oregon.

    Alliance Technology.  In October 2000, IFN created Alliance Technology, Inc. (ATI), a wholly owned subsidiary by spinning-off its information technology department. ATI has offices in Coos Bay and Portland. IFN intended to create an additional source of non-interest income by leveraging its intellectual property, technology equipment, and personnel resources to provide a data processing networking and electronic commerce solution for non-affiliated financial institutions along the West Coast.

    IFN and its subsidiary banks have sought to achieve growth in earning assets, while maintaining a strong return on equity. The strategy for accomplishing those goals as an independent entity has been based upon:

  •
  Personalized Customer Service

  •
  Development of Innovative Products

  •
  Diversification into New Geographic Markets

  •
  Leverage of "Back-Room" Costs Across All Subsidiaries

    Personalized Customer Service.  IFN's banking subsidiaries pride themselves on being community banks serving western Oregon. The key distinguishing characteristic of community banking is a commitment to customers through quality personal service. In an era when larger competitors are minimizing personnel expenses through the use of part-time tellers, centralized loan centers, and electronic technology, IFN's constituent banks remain committed to personal service. IFN subsidiary banks have done this by maintaining personnel who are long-time residents of their communities, many of whom have significant banking experience in those communities and know and are known by their customers.

    Innovative Products.  IFN seeks to increase market share through innovative products oriented to the needs of potential customers. For example, Security Bank provides specially designed deposit and insurance products for customers over age fifty-five, such as tax-deferred annuities and a certificate of deposit that waives early withdrawal penalties when funds are withdrawn to pay health care expenses. IFN provides internet banking services, offers a telephone banking system that allows customers to access their account information and perform simple transactions after hours. During banking hours, however, employees answer customer telephone calls to maintain personal contact rather than relying upon computerized answering services. The banks also offer combination debit/ATM cards, allowing customers worldwide direct debit and bank ATM network access.

    Geographic Market Expansion.  IFN has been diversifying and expanding its asset base by moving outside of its traditional coastal market area. IFN has moved into the I-5 corridor with OSB in Corvallis and MSB in Springfield. IFN has also opened mortgage loan offices in Bend and Portland in addition to the main mortgage servicing office in Coos Bay, Oregon.

    Prior to the organization of Lincoln Security, IFN had considered expanding its market geographically through acquisitions or by opening Security Bank branch offices in coastal communities north of its existing market area. However, IFN believed that remaining a community bank is crucial to IFN's success, and that branching beyond the existing market would pose some risk to Security Bank's image as a local bank. IFN planned to organize new community banks in cooperation with local business people to provide expansion opportunities while retaining the benefits of a local community bank.

    Leverage of "Back-Room" Costs Across All Subsidiaries.  IFN has sought to leverage the costs of the "back-room" functions across all of its subsidiaries. The "back-room" functions include accounting, investment management, human resources, and loan processing. The costs of these functions are relatively fixed at the holding company level, and generally do not increase proportionately as the subsidiary banks grow in size. The centralized "back-room" functions has enabled the subsidiary banks to focus on growing its business without the burden of managing these "back-room:functions from their day-to-day operations.

Competition

    The geographic areas served by IFN and its subsidiaries are highly competitive for both deposits and loans. IFN competes primarily with commercial banks, savings and loan associations, credit unions, mortgage companies, and other financial institutions. The major commercial bank competitors are statewide institutions that are among the largest commercial and savings banks. These competitors are owned by multi-state, multi-billion dollar holding companies. These banks can offer their customers services and regional or national banking facilities that IFN cannot offer.

    IFN's primary competition for deposits comes from commercial banks, credit unions, and money market funds, some of which may offer higher rates than IFN can offer. Secondary competition comes from issuers of corporate and government securities, insurance companies, mutual funds, and other financial intermediaries. Other than for large certificates of deposit, IFN competes for deposits by offering a variety of deposit accounts at rates generally competitive with similar financial institutions in the area.

    IFN's competition for loans comes principally from commercial banks, mortgage companies, finance companies, insurance companies, and other institutional lenders. Many of its competitors have substantially higher legal lending limits than those of IFN's subsidiaries, individually or in the aggregate. IFN competes for loan origination through the level of interest rates and loan fees charged, the variety of commercial and mortgage loan products, and the efficiency and quality of services provided to borrowers. Lending activity can also be affected by the availability of funds for lending, local and national economic conditions, current interest rate levels, and loan demand. As discussed previously, IFN and its subsidiaries compete with their larger commercial bank competitors by emphasizing their community bank orientation and efficient personal service to local customers.

Market Area

  Coos and Curry Counties

    [To be completed.]

  Lincoln County

    [To be completed.]

  Lane County

    [To be completed.]

  Corvallis

    [To be completed.]

Employees

    As of June 30, 2001, IFN and its subsidiaries had a total of 236 full-time equivalent employees. None of the employees of IFN or its subsidiaries are subject to a collective bargaining agreement. IFN and its subsidiaries consider their relationships with their employees to be good.

Properties

    IFN.  IFN's principal executive offices are at 170 S. Second Street, Coos Bay, Oregon. IFN Bank owns the building and occupies the second floor. Additional space is leased to United Communications and to American Family Mortgage Co., a joint venture between IFN and United Real Estate Brokers, Inc.

    Independent Financial Network Bank.  Independent Financial Network Bank has its principal offices at the Security Bank branch located at 700 South Broadway, Coos Bay, Oregon.

    Myrtle Point Branch.  Security Bank's original Main Office was located at 503 Spruce, Myrtle Point, Oregon. The building now serves as a branch of the bank, which owns the building and land.

    Coquille Branch.  The Coquille Branch of Security Bank is located at 479 N. Central, Coquille, Oregon. The building and land are owned by IFN Bank.

    Bandon Branch.  The Bandon Branch of Security Bank is located at 1125 Hwy. 101, Bandon, Oregon. The building and land are owned by IFN Bank.

    Bunker Hill.  Located at 900 Hwy. 101 South, Coos Bay, Oregon. The building and land are owned by IFN Bank. IFN's mortgage lending operation occupies this facility.

    North Bend Property.  The North Bend Branch of Security Bank is located at 2330 Broadway, North Bend, Oregon. The building and land are owned by IFN Bank.

    Roseburg Property.  The Roseburg Branch of Roseburg Community Banking Company is located at 567 SE Jackson, Roseburg, Oregon. The building and land are leased from an unaffiliated third party through January 2002, with an option to renew.

    Winston Property.  The Winston Branch of Roseburg Community Banking Company is located at 4900 Grange, Roseburg, Oregon. The building and land are owned by IFN Bank.

    Mortgage Lending Offices.  Security Mortgage's offices are located at 20273 Reed Lane, Bend, Oregon and at 10365 SE Sunnyside Road, Suite 340, Clackamas, Oregon. The Bend office is leased under a lease agreement that expires April 30, 2004. The Clackamas office is leased under a lease agreement that expires November 30, 2005.

    Lincoln Security Bank—Newport and Waldport.  Lincoln Security Bank's principal office is located at 1250 North Coast Highway in Newport, Oregon, in a facility owned by the bank and situated on land leased through January 2011. The lease may be renewed by Lincoln Security Bank for two additional 10-year periods. An additional branch is located at 355 NW Alder in Waldport, Oregon; the building and land are owned by the bank. Lincoln Security Bank also leases branch office space at 4741 SW Hwy. 101, Suite 102, Lincoln City, Oregon.

    Pacific State Bank—Reedsport and Lakeside.  Pacific State's principal office is located at 1975 Winchester Avenue in Reedsport, Oregon. The building and land are owned by the bank. Pacific State also leases space for a branch at 200 South 8th Street in Lakeside, Oregon. The Lakeside lease agreement expires July 31, 2003, with an option to renew.

    Family Security Bank—Brookings.  Family Security Bank's principal office is located at 16271 Hwy 101 South, Brookings, Oregon. The building and land are leased. The lease expires in 2004. The bank also leases additional space for mortgage operations at the same address. In addition, a separate loan center location is leased at 855 Railroad in Brookings, Oregon.

    MSB—Springfield.  MSB's principal office is located at 5251Main Street in Springfield, Oregon. The building and land are owned by MSB.

    OSB—Corvallis.  OSB's principal office is located at 415 NW 3rd Avenue in Corvallis, Oregon. The building is owned by OSB and the land is leased through November 2, 2028.

    Alliance Technology Inc—Portland.  Alliance Technology Inc.'s principal office is located at 7505 NE Ambassador Place, Suite Q, Portland, Oregon. The building and land are leased under a lease that expires September 30, 2005.

Legal Proceedings

    IFN and its subsidiary banks are from time to time a party to various legal actions arising in the normal course of business. Management believes that there is no threatened or pending proceedings against IFN or the banks, which, if determined adversely, would have a material effect on the business or financial position of IFN or the banks.

Security Ownership of IFN Management and Others

    The following table sets forth as of            , 2001, the shares of common stock beneficially owned by all of the directors and executive officers of IFN. As of that date there were            shares of IFN's common stock issued and outstanding. All shares are held directly unless otherwise indicated.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Class
Charles D. Brummel	200,858	(1)%
William A. Lansing	33,542	(2)	*
Kenneth C. Messerle	15,583	(3)	*
Glenn A. Thomas		(4)	*
Ronald C. LaFranchi		(5)%
Gary L. Waggoner			*
Robert L. Fullhart	10,339	(6)	*
Antoinette M. Poole	36,513	(7)	*
Ronald L. Farnsworth	14,356	(8)	*
Marcia A. Carr	1,734	(9)	*
Marcia M. Hart	6,425	(10	*
All Directors and Executive Officers as a Group (9 persons)		(1-10)%

*
Less than 1%.

(1)
Charles D. Brummel's holdings include 1,418 shares held by his spouse and 3,676 shares in his spouse's trust and 78,346 shares held directly. Also includes 117,418 shares covered by stock options exercisable in 60 days.

(2)
All shares held in trust.

(3)
Includes 4,940 shares held in trust and 92 shares held as custodian for grandson.

(4)
Includes 339 shares held as custodian for his grandchildren.

(5)
Includes 15,205 shares held as custodian for the benefit of minor children and 35,189 shares held in IRA.

(6)
Includes 1,883 shares held by a corporation of which Mr. Fullhart is            , and includes 12,076 shares held in trust             by Mr. Fullhart. Includes 5,520 shares held by Mr. Fullhart's wife.

(7)
Includes 3,926 shares covered by stock options exercisable in 60 days.

(8)
Includes 6,764 shares directly and 2,843 shares held by his spouse. Also includes 4,749 shares covered by stock options exercisable in 60 days.

(9)
Includes 579 shares covered by stock options exercisable in 60 days.

(10)
Includes 2,318 shares covered by stock options exercisable in 60 days.

Transactions With Directors And Officers

    Some of IFN's directors and officers, and members of their immediate families and firms and corporations with which they are associated, have had transactions with IFN, including personal and business loans and investments in time deposits. All such loans and investments have been made in the ordinary course of business pursuant to applicable banking regulations, and have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons. Management believes that none of these transactions involve more than the normal risk of collectibility or present other unfavorable features.

    As of June 30, 2001, the aggregate outstanding amount of all loans to officers and directors was approximately $7,572,000, which represented approximately 22% of IFN's consolidated shareholders' equity at that date. In addition, IFN had deposits from directors and officers totaling $3,029,000 as of June 30, 2001. No director or principal officer of IFN has a direct family relationship with another director or executive officer of IFN.

IFN MANAGEMENT'S DISCUSSION AND ANALYSIS

    The following discussion of IFN's consolidated financial condition and results of operations should be read in conjunction with the selected consolidated financial and other data, the consolidated financial statements, and the related notes to the consolidated financial statements. As with other sections of this proxy statement, this discussion contains various "forward looking statements" as that term is defined under the Securities Exchange Act of 1934, as amended. This statement is included for the express purpose of availing IFN of the protections of the safe harbor provisions of the Section 21D of the Exchange Act. The forward looking statements contained in this discussion and other sections of this proxy statement are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from the expectations of IFN's management expressed here. Important factors that might cause those variations include, without limitation, the factors discussed in this proxy statement; expenses and uncertainties relating to the negotiating and consummating of the mergers; general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; legislative and regulatory developments; rapidly changing technology and evolving banking industry standards; increased competition; fluctuating interest rate environments; and other factors that pose a risk to financial services businesses generally. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's expectations and projections only as of the date of this proxy statement. IFN undertakes no obligation to revise or update this report. Readers should carefully review the risk factors described in this and other documents of IFN files from time to time with the Securities and Exchange Commission.

    The consolidated entity includes IFN, its wholly owned subsidiaries, Indpendent Financial Network Bank, Pacific State Bank, Lincoln Security Bank, Family Security Bank and Alliance Technology, Inc. and its majority owned subsidiaries, MSB and OSB. Collectively within this document, the consolidated entity is referred to as IFN.

Summary Income Statements

(dollars in thousands)	2000	1999	1998
Interest income	$26,994	$20,905	$19,995
Interest expense	11,618	8,089	8,435

Net interest income before provision	15,376	12,816	11,560
Provision for loan losses	293	470	1,107

Net interest income	15,083	12,346	10,453
Non-interest income	4,762	5,201	4,968
Merger related expense	—	—	10
ESOP compensation expense	—	—	3,499
Other non-interest expenses	16,667	14,724	13,471

Income (loss) before taxes and minority interest	3,178	2,823	(1,559)
Income taxes	816	869	25

Income (loss) before minority interest	2,362	1,954	(1,584)
(Income) loss attributable to minority interest	(126)	60	35

Net income (loss)	$2,236	$2,014	$(1,549)

Return on average assets	0.64%	0.69%	-0.57%
Return on average equity	7.48%	7.00%	-5.39%
Cash Dividend yield	0%	2.28%	3.27%

General

  Year ended December 31, 2000 over 1999

    IFN's growth strategy has begun to increase overall consolidated earnings. IFN reported net income of $2,236,000 in 2000, as compared to $2,014,000 in 1999, an increase of 11%. IFN currently has two subsidiary banks, Security Bank and Pacific State Bank, that are contributing significant earnings. Two other banks, Lincoln Security Bank and Family Security Bank, are contributing earnings, but not yet at their long-term sustainable goals. MSB has reached profitability on a monthly basis, and OSB generated profits during some months of 2000.

    In addition, IFN has incurred increased costs associated with the back-room functions during this rapid growth stage. However, IFN's strategy has been to control the amount of back-room costs and leverage those costs across the subsidiary banks, increasing the efficiencies as the banks grow in size.

    As indicated later, total loans and deposits increased 19% and 18%, respectively, at December 31, 2000 as compared to December 31,1999. This growth on the balance sheet has been greater than expected, and directly resulted of from IFN's growth strategy of de novo start-ups. However, growth on the balance sheet typically comes before growth in earnings.

    Net income increased to $1,001,000 for the six months ended June 30, 2001 from $787,000 for the same period in 2000. The increase is due primarily to growth in the overall balance sheet associated with IFN's expansion. Fees from sold real estate loans also increased, with higher real estate lending activity due to the decline in interest rates. A $177,000 gain on the sale of investment securities available for sale was recognized in the six months ended June 30, 2001. Increases were offset by higher expenses due to expansion in Alliance Technology Inc., new branch offices in Winston, Lakeside and Waldport, Oregon, early payoffs of mortgages for which IFN held servicing rights, and other annual increases.

  Years Ended December 31, 1999 over 1998

    IFN reported net income of $2,014,000 in 1999, as compared to a net loss in 1998 of $1,549,000. In 1999, IFN commenced operations with the new, majority owned subsidiary OSB. IFN incurred a loss of $276,000 associated with this de novo operation, which was expected during the start-up stage of operations. In addition, IFN entered the Salem, Oregon market with plans to open a new, wholly owned subsidiary to be named Willamette Valley Bank (WVB). WVB was scheduled to begin operations in February 2000. However, our results during the pre-opening stage fell short of expectations, both in terms of initial loan production and attracting the talent IFN needed to ensure success in the market. In December 1999, IFN cancelled its expansion plans into Salem. As a result, IFN incurred $282,000 in start up and exit costs in 1999 associated with WVB.

    The net loss in 1998 resulted primarily from de-leveraging IFN's ESOP, increasing the loan loss allowance and a change in accounting practice requiring the write-off of organizational costs in the period incurred. Excluding these adjustments, net income for 1998 would have been approximately $2,322,000.

    Net income excluding the loss from OSB and the costs associated with WVB would have been approximately $2,473,000, or $0.48 per share in 1999, compared to $2,322,000 or $0.47 per share in 1998. This represents an increase of $151,000 or 7%.

    IFN's strategy of growing through de novo subsidiary banks resulted in decreased consolidated earnings during the start-up stages of these operations. In 1999, IFN had two subsidiary banks, Security Bank and Pacific State Bank, that were contributing significant sustainable earnings. Two other banks, Lincoln Security Bank and Family Security Bank, were contributing earnings, but as of December 31, 1999, were not at their long-term sustainable goals. During this period, MSB reached profitability on a monthly basis, and OSB was expected to generate monthly profits in the second half of 2000. In 1999 IFN opened a new branch of Security Bank (now IFN Bank) in Roseburg and expected to open a second such branch in nearby Winston, each under the name of Roseburg Community Banking Company.

    In addition, the Holding Company incurred increased costs associated with the back-room functions during this rapid growth stage. However, IFN's strategy has been to control the amount of back-room costs and leverage those costs across the seven subsidiary banks, and increasing the efficiencies as the banks grow in size.

    As indicated later, total loans and deposits increased 29% and 16%, respectively, at December 31, 1999 as compared to December 31,1998. This growth on the balance sheet was greater than expectations, and was a direct result of IFN's growth strategy. However, asset growth typically comes before growth in earnings. Growth in earnings is expected to increase in a similar fashion over the coming few years.

Financial Condition

  June 30, 2001 compared to December 31, 2000

    Total assets increased 8% to $404 million at June 30, 2001 compared to $374 million at December 31, 2000, resulting from increased deposit and borrowing levels associated with IFN's expansion.

    Investment securities available for sale decreased $6 million to $102 million at June 30, 2001. IFN sold investments to provide liquidity and fund loan growth.

    Loans and leases, net of reserves, increased from $221 million at December 31, 2000 to $259 million at June 30, 2001. The increase was primarily due to IFN's growth strategy and the addition of the new bank branches.

    Purchased mortgage servicing rights increased 28% to $4 million at June 30, 2001. The increase was due to increases in the amount of new loans sold, with IFN retaining servicing.

    The increase in bank premises and equipment owned at June 30, 2001 resulted from IFN's expansion activities. IFN incurred costs associated with these additions at Alliance Technology Inc. and for the construction of the new Winston/Green branch of Roseburg Community Banking Company in Winston, Oregon and the new Waldport branch of Lincoln Security Bank in Waldport, Oregon.

    Deposit growth continued during the second quarter of 2001, increasing $23 million, or 7% to $335 million at June 30, 2001, compared to $312 million at December 31, 2000. The growth in 2001 was spread predominantly between demand accounts, money market accounts, and time certificates of deposit.

    Other borrowings increased to $4,188,000 at June 30, 2001. The increase was due to borrowings from a third party bank, the majority of which IFN used for the purchase of the minority shares in Lincoln Security Bank in January 2001.

    Federal Home Loan Bank borrowings increased to $15 million at June 30, 2001, compared to $10 million at December 31, 2000. Management increased its borrowings to provide for IFN's liquidity needs associated with strong loan growth.

    Other liabilities increased 24% to $4 million at June 30, 2001, compared to $3.2 million at December 31, 2000, due primarily to increases in temporary suspense items and accrued expenses.

    Net income increased 13% to $592,000 for the three months ended June 30, 2001 from $526,000 for the same period in 2000. The increase is primarily due to growth in the overall balance sheet based upon the expansion activities of the Company. Fees from sold real estate loans also increased with higher real estate lending activity due to the decline in interest rates. Increases were in part offset by higher expenses due to expansion in Alliance Technology Inc., new branch offices in Winston, Lakeside and Waldport, Oregon, early payoffs of mortgage servicing rights, and other annual expense increases.

Net Interest Income

    Net interest income is the difference between interest income (principally from loans and investment securities) and interest expense (principally on customer deposits and borrowings.) Changes in net interest income result from changes in volume, net interest spread, and net interest margin. Volume refers to the average dollar level of interest earning assets and interest bearing liabilities. Net interest spread refers to the differences between the average yield on interest earning assets and the average cost of interest bearing liabilities. Net interest margin refers to net interest income divided by average interest earning assets. IFN's profitability, like that of many financial institutions, depends to a large extent upon net interest income. Since IFN tends to be asset sensitive, as interest earning assets mature or reprice more quickly than interest bearing liabilities in a given period, a significant decrease in the market interest rates could adversely affect net interest income. In contrast, an increasing interest rate environment could favorably impact net interest income. Competition and the economy also impact IFN's net interest income.

  Six Months Ended June 30, 2001 and 2000

    Net interest income before the provision for loan losses increased $843,000, or 12%, for the six months ended June 30, 2001 over the same period in 2000. Of the increase of $843,000, an increase in volume accounted for an increase of $961,000, offset by a decrease in rate of $118,000. Average interest earning assets increased $48.7 million, while average interest bearing liabilities increased $52 million. The increase in average interest earning assets and interest bearing liabilities resulted from IFN's overall growth and its leverage of loans and deposits.

    The average net interest spread decreased from 4.88% to 4.76%, mainly due to the higher cost of additional borrowings. Average rates paid increased 29 basis points to 3.83% for the six months ended June 30, 2001 from 3.54% for the same period of 2000. Average earning asset yields increased 17 basis points from 8.42% to 8.59%, resulting from an increase in market interest rates for loans and investment securities. IFN's net interest margin for the six months ended June 30, 2001 was 4.77%, a decrease of 16 basis points from 4.93% for the same period of 2000.

  Years Ended 2000 and 1999

    Net interest income before the provision for loan losses increased $2,560,000 or 19.98% in 2000 as compared to 1999. Of the net increase of $2,560,000, an increase in volume accounted for an increase in net interest income of $2,253,000, an increase in spread accounted for an increase in net interest income of $273,000, and the additional operating days accounted for an increase of $34,000. Average interest earning assets increased $53.4 million, while average interest bearing liabilities increased $56.2 million. The increase in average interest earning assets and interest bearing liabilities resulted from an increase in deposits and an increase in borrowings from the Federal Home Loan Bank to facilitate its growth strategy.

    The average net interest spread increased from 4.74% to 4.76%, mainly due to yields on interest earning assets increasing more than the yields on costing liabilities. The increases in 2000 resulted from the overall increase in market interest rates. Average earning asset yields have increased 59 basis points, from 7.87% in 1999 to 8.46% in 2000. Average costing liability rates paid have increased 57 basis points, from 3.13% in 1999 to 3.70% in 2000. IFN's net interest margin for 2000 was 4.82%, remaining constant with 1999.

  Years Ended 1999 and 1998

    Net interest income before the provision for loan losses increased $1,256,000 or 10.87% in 1999 as compared to 1998. Of the net increase of $1,256,000, an increase in volume accounted for an increase in net interest income of $1,743,000, while a decrease in spread accounted for a decrease in net interest income of $487,000. Average interest earning assets increased $17,100,000, while average interest bearing liabilities increased $19,400,000. The increase in average interest earning assets and interest bearing liabilities resulted from an increase in deposits resulting from the growth strategy of IFN, offset by a decrease in borrowings from the Federal Home Loan Bank.

    The average net interest spread increased from 4.51% to 4.74%, mainly due to decreased average costing liability rates paid which declined 40 basis points from 3.53% to 3.13%. The decrease in 1999 results from the overall decrease in market interest rates, the increase in demand deposits from new markets and the prepayment of FHLB advances in December 1998. Average earning asset yields have decreased 17 basis points, from 8.04% in 1998 to 7.87% in 1999. The decrease in earning asset yields resulted from the low, flat interest rate environment that existed through the first three quarters of fiscal 1999. IFN's net interest margin for 1999 was 4.82%, an increase of 17 basis points from 4.65% for 1998.

Provision for Loan Losses

    Management's policy is to maintain an adequate allowance for loan loss based on historical trends, current economic forecasts, statistical analysis of the loan portfolio, as well as detailed review of individual loans and current loan performance. The loan loss allowance ratio is      . The peer group average generally ranges from 1.20% to 1.50%.

  Six Months Ended 2001 and 2000

    The loan loss provision during the six-month period ended June 30, 2001, was $142,000 compared to $264,000 for the same period in 2000. At June 30, 2001, the consolidated loan loss ratio was 1.08% of total loans, compared to 1.36% at June 30, 2000. The decrease in the loan loss provision and the loan loss ratio was due primarily to two factors. First, while IFN has experienced loan growth within all business units, a significant portion has come from Security Mortgage, where the loans are lower risk and will be sold into the secondary market within two quarters after origination. Second, recent guidance from regulatory agencies has been incorporated into the analysis of IFN's allowance.

    Management believes the loan loss provision maintains the allowance for loan losses at an appropriate level based on anticipated losses inherent in the portfolio. IFN has performed a detailed assessment of potential risk in its loan portfolio, considering several factors including local economic conditions, to estimate the appropriate allowance for loan losses. As of June 30, 2001, there is no material difference between our internal analysis and the allowance for loan loss presented in the accompanying financial statements. Additional provision may be necessary in future periods based on changes in loan quality and growth in the overall loan portfolio. The allowance for loan losses was $2,811,000 at June 30, 2001, as compared to $2,885,000 at June 30, 2000.

    Net charge-offs during the six-month periods were $74,000 and $24,000 for 2001 and 2000, respectively.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $1,071,000 and $773,000 at June 30, 2001 and 2000, respectively. Management believes these non-performing loans are adequately secured and that no significant losses will be incurred.

  Years Ended 2000 and 1999

    The provision for loan losses was $293,000 and $470,000 for 2000 and 1999, respectively. Net charge-offs were $196,000 and $119,000 for 2000 and 1999, respectively. The allowance for loan losses was $2,742,000 at December 31, 2000, as compared to $2,645,000 at December 31, 1999. IFN's ratio of allowance for loan losses to total loans was 1.22% at December 31, 2000, compared to 1.39% at December 31, 1999.

    Non-performing assets (defined as loans on non-accrual status, 90 days or more past due, and other real estate owned) were $650,000 and $710,000 at December 31, 2000 and 1999, respectively.

  Years Ended 1999 and 1998

    The provision for loan losses was $470,000 and $1,107,000 for 1999 and 1998, respectively. Net charge-offs were $119,000 and $242,000 for 1999 and 1998, respectively. The allowance for loan losses was $2,645,000 at December 31, 1999, as compared to $2,294,000 at December 31, 1998. IFN's ratio of allowance for loan losses to total loans was 1.39% at December 31, 1999, compared to 1.50% at December 31, 1998. IFN increased the allowance for loan losses in the fourth quarter of 1998 to 1.50% to address regulatory recommendations. The loan loss allowance ratio for IFN's peer group ranges from 1.20% to 1.50%. Regulatory recommendations did not address specific loans within the banks' subsidiary portfolios, but rather recommended the allowance be increased to match more closely IFN's peer group. Prior to 1998, IFN maintained its allowance for loan losses at approximately 1.00%

    Non-performing assets were $710,000 and $719,000 at December 31, 1999 and 1998, respectively.

Non-Interest Income

  Six Months Ended June 30, 2001 and 2000

    Other income increased 59% to $3,720,000 for the six months ended June 30, 2001 as compared to $2,345,000 for the same period in 2000. The increase was due primarily to increases in fees from sold real estate loans and gains on the sale of investment securities. Fees from sold real estate loans increased due to higher real estate lending activity as interest rates declined. Fees from loan servicing also increased with the increase in mortgage loans serviced. Increases were experienced in all other income categories due primarily to IFN's growth.

  Years Ended 2000 and 1999

    Non-interest income decreased $439,000, or 8.4%, in 2000 to $4,762,000 as compared to $5,201,000 in 1999. Sold real estate loan fees decreased $339,000 or 16%, in 2000 as compared to 1999, resulting from the increase in mortgage rates. Gain on the sale of investment securities decreased $182,000 from 1999 resulting from little sales activity in 2000. Other income also decreased $123,000 or 9.8% from 1999, resulting generally from a non recurring gain on sale of IFN's credit card portfolio in 1999 of $85,000. Decreases were offset by increases in service charges on deposit accounts, which increased $168,000 as overall deposit levels increased. Loan servicing fees also increased $37,000 based on the growth in loans serviced.

  Years Ended 1999 and 1998

    Non-interest income increased $233,000, or 4.7%, in 1999 to $5,201,000 as compared to $4,968,000 in 1998. Service charges on deposit accounts increased $90,000, as overall deposit levels increased. Gain on sale of investment securities increased $164,000 from 1998, resulting from non-recurring gains IFN had on restructuring the investment portfolio in the first quarter of 1999. Loan servicing fees increased $69,000, based on the growth in loans serviced. Sold real estate loan fees decreased $546,000 or 20%, in 1999 as compared to 1998, resulting from the increase in mortgage rates. IFN benefited in 1998 as mortgage rates decreased and refinancing activity increased. Other income increased $456,000, or 57% from 1998, resulting generally from a non-recurring gain on sale of IFN's credit card portfolio in 1999 of $85,000. IFN had historically incurred a high charge-off level with the credit card portfolio. The credit card portfolio was small in comparison to the rest of the loan portfolio, and constantly faced increased competitive pressures. Based on this, IFN sold the credit card portfolio to a third party bank in the fourth quarter of 1999. The remainder of the increase in other income results from the increased growth of the subsidiary banks.

Other Non-Interest Expense

  Six Months Ended June 30, 2001 and 2000

    Other expense increased 27% to $10,301,000 for the six months ended June 30, 2001 compared to $8,133,000 for the same period in 2000. Salaries and employee benefits, the largest non-interest expense, increased $1,428,000. The increase in salaries was primarily due to the additions of Alliance Technology Inc., the new branches in Winston, Lakeside and Waldport, and annual increases in personnel costs. Additionally, there is a one-time $250,000 expense adjustment associated with the mergers. Additional increases were experienced in all other categories resulting from IFN's overall growth strategy. Increased expense also resulted from the increase in early pay-offs on mortgage servicing rights associated with the decline in market rates and resulting refinancings.

  Years Ended 2000 and 1999

    Other non-interest expense increased 13.2% to $16,667,000 in 2000 as compared to $14,724,000 in 1999. Salaries and employee benefits, the largest non-interest expense, increased $1,043,000, or 12.5%. The increase was due primarily to the startup of the new subsidiaries, Alliance Technology, Inc., OSB, and the Roseburg Community Banking Company division of Security Bank. Additional salary increases were due to expansion activities of Security Bank, Pacific State Bank and Lincoln Security Bank. Increases were experienced in most other areas due to growth of operations. Increases were offset by a decrease in other costs, due to non recurring costs of $282,000 for Salem exit costs incurred in 1999.

  Years Ended 1999 and 1998

    Other non-interest expense decreased 13.3% to $14,724,000 in 1999 as compared to $16,980,000 in 1998. Salaries and employee benefits, the largest non-interest expense, increased $992,000, or 13.5%. Approximately $550,000 of this increase was related to the new subsidiaries MSB and OSB. The remaining increase resulted from the continuing expansion activities of three of the other four subsidiary banks. Pacific State Bank salary expense decreased $50,000 in 1999 over 1998, resulting from the transfer of certain back-room functions to the holding company. In addition, salary expense of the holding company decreased $128,000 in 1999 over 1998, partially due to the decline in mortgage company operations based on the increase in market interest rates.

    Also included in other expense in 1999 is $282,000 of pre-opening and severance costs associated with IFN's cancelled expansion plans into the Salem, Oregon market.

    ESOP compensation expense decreased $3,499,000 in 1999 as the ESOP debt was repaid in full in 1998 releasing all shares for allocation; refer to note 10 of the consolidated financial statements.

    Merger expense also decreased $10,000 in 1999 as there were no mergers in 1999.

Provision for Income Taxes

    The actual effective tax rate for 2000 and 1999 was lower than the expected federal statutory rate of 34% primarily due to IFN's investment in tax exempt municipal bonds. The effective rate for 2000 of

25.7% is less than the effective rate for 1999 of 30.8% primarily due to adjustments to measure deferred tax assets at OSB and MSB at 38%.

    The provision for income taxes increased significantly from 1998 to 1999, resulting from the overall net loss in 1998. IFN's effective tax rate for 1999 of 30.8% was less than the expected rate of 34%, resulting primarily from the large level of municipal bond investments.

Loan Losses and Recoveries

    The provision for loan losses charged to operating expense is based on IFN's loan loss experience and such factors which, in management's judgment, deserve recognition in estimating possible loan losses. Management monitors the loan portfolio to ensure that the allowance for loan losses is adequate to cover outstanding loans on non-accrual status and any current loans deemed to be in serious doubt of repayment according to each loan's repayment plan. The following table summarizes IFN's allowance for loan losses, and charge-off and recovery activity:

	Year Ended December 31,
(dollars in thousands)	2000	1999	1998
Loans and leases outstanding at end of period	$224,147	$190,680	$151,152

Average loans and leases outstanding during the period	$209,395	$168,231	$141,950

Allowance balance, beginning of period	$2,645	$2,294	$1,429
Recoveries:
Commercial	—	12	10
Real estate	—	—	—
Installment	19	55	15
Credit card	9	10	13

Total recoveries	28	77	38
Loans Charged off:
Commercial	(79)	(4)	(13)
Real estate	—	(3)	—
Installment	(143)	(147)	(199)
Credit card	(2)	(42)	(68)

Total charged off	(224)	(196)	(280)
Net loans charged off	(196)	(119)	(242)
Provision charged to operations	293	470	1,107

Allowance balance, end of period	$2,742	$2,645	$2,294

Ratio of net loans charged off to average loans and leases outstanding	0.09%	0.07%	0.17%

Lending and Credit Management

    Although a risk of nonpayment exists with respect to all loans, certain specific types of risks are associated with different types of loans. Due to the nature of IFN's customer base and the growth experienced in Coos, Curry, Lincoln, Douglas, Linn, Benton and Lane Counties, real estate is frequently a material component of collateral for IFN's loans. The expected source of repayment of these loans is generally the operations of the borrower's business or personal income, but real estate provides an additional measure of security. Risks associated with real estate loans include fluctuating land values, local economic conditions, changes in tax policies, and a concentration of loans within a limited geographic market area.

    IFN mitigates risk on construction loans by generally lending funds to customers that have been pre-qualified for long term financing and who are using contractors acceptable to IFN. The commercial real estate risk is further mitigated by making the majority of commercial real estate loans on owner-occupied properties.

    IFN manages the general risks inherent in the loan portfolio by following loan policies and underwriting practices designed to result in prudent lending activities. For example, IFN limits commercial loans to 70% of the value of the collateral, and residential mortgages, which may be first or second liens, to 80% of the value of the collateral. Residential loans with a loan to value greater than 80% carry private mortgage insurance.

    The following table presents information with respect to non-performing assets:

	December 31,
(dollars in thousands)	2000	1999
Loans on non-accrual status	$536	$468
Loans past due greater than 90 days, not on non-accrual	114	156
Other real estate owned, net	—	86

Total non-performing assets	$650	$710

Percentage of non-performing assets to total assets	0.17%	0.22%

Interest income which would have been realized on non-accrual or past-due loans if they had remained current was insignificant.

Allocation of Allowance for Loan Losses

    IFN does not normally allocate the allowance for loan losses to specific loan categories, with the exception of credit cards. An allocation by credit quality is made below for presentation purposes. This allocation process does not necessarily measure anticipated future credit losses; rather, it seeks to measure IFN's assessment at a point in time of perceived credit loss exposure and the impact of current economic conditions.

	December 31,
(dollars in thousands)	2000	Percentage of Total Loans	1999	Percentage of Total Loans
Unclassified loans	$1,636	0.73%	$1,764	0.94%
Letters of credit	13	0.01%	1	0.00%
Credit cards	40	0.02%	53	0.03%
Watchlist	272	0.12%	330	0.17%
Substandard	591	0.26%	481	0.25%
Doubtful	190	0.08%	16	0.00%

Total	$2,742	1.22%	$2,645	1.39%

    In 1999, a special Year 2000 related reserve of $37,000 was established based on an assessment of loan customers' ability to address the Year 2000 issues.

Analysis of Net Interest Income

    The following table presents average balances of interest-earning assets and interest-bearing liabilities, along with yields earned/paid, net interest spread and net interest margin for the period indicated (amounts in thousands, except percentages):

Analysis for the years ended December 31,	2000	1999	1998
(dollars in thousands)
Average interest-earning assets	$319,058	$265,685	$248,550
Average interest-bearing liabilities	$314,371	$258,217	$238,770
Average yields earned	8.46%	7.87%	8.04%
Average rates paid	3.70%	3.13%	3.53%

Net interest spread	4.76%	4.74%	4.51%
Net interest margin	4.82%	4.82%	4.65%

Average yields earned and paid increased in 2000 compared to 1999 and 1998, resulting from the overall increase in market rates and from increased competitive pressures. However, the net interest margin remained constant in 2000 resulting from the decrease in the loan to deposit ratio.

Analysis of Change in Interest Differential

    The following tables set forth the dollar amount of the change in IFN's consolidated interest income and interest expense and attributes such dollar amounts to changes in volume and rates. Rate/volume variances which were immaterial have been allocated equally between rate and volume changes.

	Year Ended December 31, 2000 over 1999
		Amount of Change Attributed to
	Total Increase (Decrease)
(dollars in thousands)		Volume	Rate	Days
Interest income:
Loans, net and mortgage loan held for sale	$4,642	$3,897	$703	$42
Investment securities—taxable	1,345	987	347	11
Investment securities—exempt from federal income taxes(1)	18	5	11	2
Dividend income on Federal Home Loan Bank stock	(4)	14	(18)	—
Dividend income on Federal Reserve Bank stock	—	—	—	—
Federal funds sold	(108)	(295)	186	1
Net investment in direct financing leases	196	75	120	1

Total interest income(1)	$6,089	$4,683	$1,349	$57

Interest expense:
Interest on deposits:
NOW accounts	$156	$71	$83	$2
Money market accounts	612	360	247	5
Savings accounts	38	(7)	43	2
Time deposits	2,058	1,406	639	13
Securities sold under agreement to repurchase	110	63	46	1
Short term borrowings	6	(1)	7	—
Other borrowings	80	71	9	—
Federal Home Loan Bank borrowings	469	467	2	—

Total interest expense	$3,529	$2,430	$1,076	$23

Net interest income(1)	$2,560	$2,253	$273	$34

(1)
Interest income from investment securities exempt from federal income tax is not reported on a tax equivalent basis.

	Year Ended December 31, 1999 over 1998
		Amount of Change Attributed to
	Total Increase (Decrease)
(dollars in thousands)		Volume	Rate
Interest income:
Loans, net and mortgage loan held for sale	$1,845	$2,442	$(597)
Investment securities—taxable	(121)	195	(316)
Investment securities—exempt from federal incom tax(1)	(99)	(53)	(46)
Dividend income on Federal Home Loan Bank stock	—	—	—
Dividend income on Federal Reserve Bank stock	30	30	—
Federal funds sold	(702)	(600)	(102)
Net investment in direct financing leases	(43)	(24)	(19)

Total interest income(1)	$910	$1,990	$(1,080)

Interest expense:
Interest on deposits:
NOW accounts	$41	$28	$13
Money market accounts	413	367	46
Savings accounts	26	40	(14)
Time deposits	98	391	(293)
Securities sold under agreement to repurchase	85	113	(28)
Short term borrowings	(4)	(6)	2
Other borrowings	49	49	—
Federal Home Loan Bank borrowings	(1,054)	(735)	(319)

Total interest expense	$(346)	247	(593)

Net interest income(1)	$1,256	$1,743	$(487)

(1)
Interest income from investment securities exempt from federal income tax is not reported on a tax equivalent basis.

Summary Balance Sheets

	December 31,
				% Change
(dollars in thousands)	2000	1999	$ Change
Loans and leases, net	$221,405	$188,035	$33,370	17.7%
Investments	111,539	90,841	20,698	22.8%
Other assets	40,558	37,725	2,833	7.5%

Total asset	$373,502	$316,601	$56,901	18.0%

Deposits	312,273	263,969	48,304	18.3%
Borrowings	22,758	18,718	4,040	21.6%
Other liabilities	3,207	1,890	1,317	69.7%

Total liabilities	$338,238	$284,577	$53,661	18.9%
Minority interest	2,579	3,306	(727)	-22.0%
Shareholders' equity	32,685	28,718	3,967	13.8%

Total liabilities, minority interest and equity	$373,502	$316,601	$56,901	18.0%

Equity to asset ratio	8.75%	9.07%
Loan to deposit ratio	71.78%	72.24%

    As shown in the table above, net loans (including mortgage loans held for sale and leases) increased $33.4 million, or 17.7%, and total deposits increased $48.3 million, or 18.3%, resulting from IFN's growth initiatives. Five of IFN's six subsidiary banks increased loans and deposits significantly, while the sixth, Pacific State Bank held constant with prior year amounts.

    The increase in deposits and borrowed funds was utilized to fund all loan growth, as well as capital expenditures associated with new bank premises, and increases in investments which increased $20.7 million, or 22.8%.

    The holding company borrowed $2 million to complete the capitalization of Alliance Technology, Inc. and to purchase additional shares of MSB stock. In addition, Security Bank utilized the Federal Home Loan Bank with a 1 year advance for $10 million for leverage purposes.

Liquidity

    Liquidity enables IFN to meet the withdrawal needs of its depositors and the borrowing needs of its loan customers. IFN's primary sources of funds are customer deposits, maturities of investment securities, sales of "available for sale" securities, loan sales, loan repayments, net income, advances from the Federal Home Loan Bank of Seattle, and the use of the Federal Funds markets. IFN maintains four unsecured lines of credit totaling $33 million for the purchase of funds on an overnight basis. As discussed previously, IFN is also a member of the Federal Home Loan Bank of Seattle, which provides a secured line of credit in the amount of $54.1 million, and other funding opportunities for liquidity and asset/liability matching. Over the last four years, these lines have been used periodically.

    As of June 30, 2001, IFN had borrowed $700,000 under unsecured lines of credit and $15 million from the Federal Home Loan Bank. Interest rates charged on the lines are determined by market factors. IFN's liquidity has been stable and, in management's opinion, adequate over the past several years. Short-term deposits have continued to grow and excess cash is invested on a short-term basis into federal funds sold. IFN's primary source of funds is consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of changing interest rates and other economic factors, and therefore enhance IFN's long-term liquidity.

    As of December 31, 2000, no funds were borrowed under IFN's unsecured lines of credit and $10,000,000 in borrowings from the Federal Home Loan Bank was outstanding. Interest rates charged on the lines are determined by market factors. IFN's liquidity has been stable and adequate over the past several years. Short-term deposits have continued to grow and excess investible cash is invested on a short-term basis into Federal Funds Sold. IFN's primary source of funds are consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of fluctuating interest rates and other economic factors, and therefore enhance IFN's long term liquidity. In addition, the Holding Company has a $2,500,000 secured line of credit, of which $2,000,000 was outstanding at December 31, 2000.

Capital Resources

    Beginning in 1990, federal regulators required the calculation of Risk-based Capital. This is an analysis that weights balance sheet and off-balance sheet items for their inherent risk. It requires minimum standards for Risk-based Capital by Capital Tier. Full implementation of this analysis was required in 1992, requiring a minimum total Risk-based Capital ratio of 8.00% and a minimum Tier I Capital Ratio of 4.00%.

    At June 30, 2001, IFN's estimated regulatory capital ratios were as follows: Total Risk-Based Capital Ratio of 11.78%, Tier 1 Capital Ratio of 10.85% and Leverage Capital Ratio of 8.27%. This compares to 13.53%, 12.51% and 9.86% for total Risk-Based Capital Ratio, Tier 1 Capital Ratio and Leverage Capital Ratio, respectively, at December 31, 2000. If IFN were fully leveraged, further growth would be restricted to the level attainable by generating and reinvesting net income unless the additional capital were available from outside sources. The decrease in regulatory capital from December 2000 resulted primarily from the purchase of the outstanding minority interest in Lincoln Security Bank and the related increase in goodwill amortization.

    At December 31, 2000, IFN had a Risk-based Capital Ratio of 13.5% and Tier I Capital Ratio of 9.2%. This was compared to 15.6% and 10.3% for total Risk-Based Capital and Tier I Capital, respectively, at December 31, 1999.

Quantitative and Qualitative Disclosures About Market Risk

  Overview

    Interest rate, credit, and operations risks are the most significant risks impacting IFN's performance. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk do not arise in the normal course of IFN's business activities. IFN relies on loan reviews, prudent loan underwriting standards and an adequate allowance for loan loss to mitigate credit risk.

    IFN defines interest sensitivity (or interest rate risk) as the risk that IFN's earnings or capital will change when interest rates change. Market, or economic risk, by comparison, is the risk that the value of IFN's assets will change when interest rates change. To ensure consistent measurement, IFN has developed comprehensive asset and liability management policies that are followed by all subsidiary banks.

    "Exposure" is the change in pre-tax earnings, over a 12 month period, when the federal funds rate changes. "Leverage" is IFN's exposure calculated as a percent of capital and therefore is expressed in terms of a pre-tax return on equity.

    If IFN's earnings move in the same direction as interest rates, then IFN is "asset sensitive" (i.e. interest income changes more than interest expense). If the earnings move in the opposite direction from the change in rates, then IFN is "liability sensitive" (i.e. interest expense changes more than interest income).

  Calculation of Interest Rate Risk

    A change in earnings as a result of changes in interest rates is caused by two factors. First, the rate on each asset and liability changes by a different amount and at a different time. Second, there are different volumes of assets and liabilities maturing and repricing (the traditional gap). The combination causes a change in IFN's net interest margin.

  Exposure Calculation of Interest Rate Risk

    IFN will use change in earnings exposure as its primary measure of interest rate risk. IFN's policy is to control the exposure of IFN's earnings to changing interest rates by generally maintaining a position within a reasonable range around an "earnings neutral" or "balanced" position. This is defined as the mix of assets and liabilities that generate a net interest margin that is not affected by interest rate changes.

    There are three reasons for establishing a target range rather than an exact earnings neutral position. Measuring interest rate risk is not an exact science. We can only estimate the earnings impact of a change in rates, and this estimate may change as the rate environment changes (this is often called "basis risk"). Also, the mix of assets and liabilities available in IFN's market may not produce an exact earnings neutral position, thus forcing IFN to forego good business opportunities if it must keep a totally balanced position. Lastly, a neutral position does not allow IFN to position itself modestly to take advantage of a rising or falling rate trend.

    There can be exceptions to this general rule. If, for example, IFN has a liquidity or capital problem then this takes priority and IFN would employ a strategy that protects liquidity by maintaining an asset sensitive position (i.e. having assets that will reprice quickly to reflect a change in interest rates). This would keep assets at current rates to allow their sale, if needed, without recognizing a significant loss.

  Interest Rate Risk Exposure/Leverage Limits

    IFN shall normally maintain a mix of assets and liabilities that produces interest rate risk that will change IFN's net interest income over the next 12 months less than the following limits, if the federal funds rate changes 2%:

Asset sensitive	4.0%
Liability sensitive	2.0%

    There is a lower risk limit for liability sensitivity because, in a liability sensitive company, interest rate risk and market risk move in the same direction, thereby exaggerating the impact of changing rates. If IFN were asset sensitive, these two risks would tend to offset each other.

    Interest rate risk is calculated quarterly and reported to the asset/liability management committee and then to the respective boards of directors. Significant changes in the structure of IFN's finances can be modeled during the quarters to ensure continued compliance with these policy limits. At no time during the year were these limitations exceeded.

Inflation

    The primary impact of inflation on IFN's operations is increased asset yields, deposit costs and operating overhead. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary. As a result, interest rates generally have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates. The effects of inflation can magnify the growth of assets, and if significant, would require that equity capital increase at a faster rate than would otherwise be necessary.

Investment Portfolio

    See note three of the consolidated financial statements for the amortized costs, estimated market values, unrealized gains and unrealized losses of IFN's investment portfolio as of December 31, 2000 and 1999.

Loan Portfolio

    Interest earned on the loan portfolio is the primary source of income for IFN. Net loans and leases represented 59.3% of total assets as of December 31, 2000. Although IFN strives to serve the credit needs of its service area, its primary focus is on real estate, commercial and consumer installment loans. IFN banks make substantially all of their loans to customers located within their respective service areas. IFN banks have no loans defined as highly leveraged transactions by the Federal Reserve Bank, nor do they have significant agricultural loans. Commercial real estate loans primarily include owner-occupied commercial properties occupied by the proprietor of the business conducted on the premises, and income-producing or farm properties. The primary risks of such loans include loss of income of the owner or occupier of the property and the inability of the market to sustain rent levels. IFN's underwriting standards attempt to mitigate these risks by requiring a minimum of three consecutive years of sufficient income generation from the owner or occupier or rental incomes of 1.2 times the combined debt service, insurance and taxes. In addition, a 70% loan-to-value ratio limitation is expected to provide sufficient protection against unforeseen circumstances. Other commercial loans include renewable operating lines of credit, short-term notes, and equipment financing. The principal risks associated with these types of loans is default due to insufficient business income. Accordingly, IFN banks do not lend to start-up businesses or others lacking operating history, and ordinarily require personal guarantees and secondary sources of repayment. Residential real estate loans include 1-4 family owner or non-owner occupied residences, multi-family units, construction and secondary market loans pending sale. Generally, the risk associated with such loans is the loss of the borrower's income. IFN banks attempt to mitigate this risk by thoroughly reviewing the borrower's credit and employment history, and limiting the loan-to-value ratio to 80% to provide protection in the event of foreclosure. Installment loans consist of personal, automobile and home equity loans. See note four of the consolidated financial statements for the composition of IFN's loan portfolio.

    The following is a summary of the contractual maturities and weighted average yields of investment securities classified as available for sale at December 31, 2000:

(dollars in thousands)	Amortized Cost	Estimated Market Value	Weighted Average Yield(1)
U.S. Government federal agencies
One year or less	$8,008	$7,994	5.59%
After one year through five years	30,061	30,633	6.37%
After five years though ten years	—	—	0.00%
Total	$38,069	$38,627	6.20%

Mortgage-backed securities
One year or less	$1,805	$1,805	5.63%
After one year through five years	31,261	31,625	6.89%
After five years though ten years	1,562	1,581	7.48%
After 10 years	—	—	0.00%
Total	$34,628	$35,011	6.89%

United States Treasury
One year or less	$1,004	$1,006	5.69%
After one year through five years	—	—
Total	$1,004	$1,006	5.69%

Corporate obligations
One year or less	$2,912	$2,887	5.63%
After one year through five years	11,679	11,630	6.29%
After five years though ten years	725	700	6.26%
After ten years	—	—
Total	$15,316	$15,217	6.15%

Obligations of state and political subdivisions(1)
One year or less	$1,675	$1,715	8.36%
After one year through five years	3,988	4,007	7.36%
After five years though ten years	9,975	10,155	7.76%
After ten years	2,637	2,668	7.81%
Total	$18,275	$18,545	7.69%

Total securities available for sale(1)	$107,292	$108,406	6.68%

(1)
Yields on tax-exempt securities have not been stated on a tax-equivalent basis.

As of December 31, 2000, IFN had no securities classified as "held to maturity." Actual maturities may differ for mortgage backed securities due to ability to prepay.

Deposit Liabilities

    The following table sets forth the average deposit liabilities of, and rates paid by, IFN for the periods indicated:

	Year Ended December 31,
	2000		1999
(dollars in thousands)	Amount	Rate	Amount	Rate
Deposit liabilities
Demand	$54,160	n/a	$45,126	n/a
NOW accounts	39,519	1.74%	35,363	1.50%
Money market accounts	55,545	4.22%	46,879	3.69%
Savings accounts	22,080	2.60%	22,256	2.41%
Time deposits	122,620	5.57%	97,161	4.91%

Total deposits	$293,924	3.55%	$246,785	3.07%

Time deposits of $100 or more represented 11.43% and 10.60% of total deposits as of December 31, 2000 and 1999, respectively. All other time deposits represent 32.53% and 31.1% of total deposits as of December 31, 2000 and 1999, respectively.

Borrowings

    The following table sets forth information regarding IFN's Federal Home Loan Bank (FHLB) borrowings for the years ended December 31, 2000 and 1999:

(dollars in thousands)	2000	1999
FHLB Borrowings
Amount outstanding at year end	$10,000	$4,000
Average outstanding for the year	$7,197	$208
Maximum outstanding at any month end	$10,000	$4,000
Weighted average rate for the year	6.69%	5.57%
Weighted average rate fat year end	6.70%	5.80%
Weighted average maturity ate year end (days)	106	12

Average Balance Sheet and Average Rates Earned and Paid

    The following table presents, for the periods indicated, information regarding average balances of assets and liabilities of IFN, the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, the average interest yields earned or rates paid, net interest income, net interest spread (the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities), and the ratio of net interest income to average earning assets or margin. The table does not reflect any effect of income taxes. All average balances are based on daily balances.

	Year-end December 31, 2000			Year-end December 31, 1999			Year-end December 31, 1998
(dollars in thousands)	Average Balance	Interest	Average Yield or Rates	Average Balance	Interest	Average Yield or Rates	Average Balance	Interest	Average Yield or Rates
Assets
Federal funds sold	$5,991	$403	6.73%	$10,431	$511	4.90%	$22,573	$1,213	5.37%
Investment securities—taxable	85,550	5,276	6.17%	69,503	3,931	5.66%	66,098	4,052	6.13%
Investment securities—exempt from federal income tax	15,102	755	5.00%	14,692	737	5.02%	15,758	836	5.30%
Loans, gross and mortgage loans held for sale, at cost which approximates market(1) (2)	206,113	19,931	10.00%	165,519	15,289	9.25%	138,968	13,444	9.67%
Net investment in direct financing leases	3,282	437	13.32%	2,712	241	8.89%	2,982	284	9.53%
Federal Home Loan Bank stock, at cost	2,262	147	6.50%	2,082	151	7.25%	1,915	151	7.87%
Federal Reserve Bank Stock, at cost	758	45	5.94%	746	45	6.03%	256	15	5.86%

Total interest-earning assets/ interest income	$319,058	$26,994	8.46%	$265,685	$20,905	7.87%	$248,550	$19,995	8.04%
Cash and due from banks	12,315			10,494			8,264
Premises and equipment, net	12,802			9,655			5,747
Loan lass allowance	(2,826)			(2,465)			(1,433)
Investment market value adjustment	(1,465)			(425)			800
Purchased mortgage servicing rights	2,861			2,471			1,634
Other assets	7,398			8,006			8,474

Total assets	$350,143			$293,421			$272,036

Liabilities, Minority Interest and Shareholders' Equity
Demand accounts	$54,160	$—	0.00%	$45,126	$—	0.00%	$37,211	$—	0.00%
NOW accounts	39,519	688	1.74%	35,363	532	1.50%	33,440	491	1.47%
Money market accounts	55,545	2,342	4.22%	46,879	1,730	3.69%	39,957	1,317	3.56%
Savings accounts	22,080	574	2.60%	22,256	536	2.41%	20,581	510	2.48%
Time depostis	122,620	6,833	5.57%	97,161	4,775	4.91%	89,208	4,677	5.24%
Securities sold under agrement to repurchase	11,688	546	4.66%	10,394	436	4.19%	7,666	351	4.58%
Short-term borrowings	211	25	11.85%	225	19	8.44%	284	23	8.10%
Other borrowings	1,351	129	9.55%	605	49	8.10%	—	—	0.00%
Federal Home Loan Bank borrowings	7,197	481	6.68%	208	12	5.77%	13,423	1,066	7.94%

Total interest-bearing liabilities/interest expense	$314,371	$11,618	3.70%	$258,217	$8,089	3.13%	$238,770	$8,435	3.53%
Other liabilities	2,989			3,389			3,419

Total liabilities	317,360			261,606			242,189
Minority interest	2,892			3,031			1,111
Shareholders' equity	29,891			28,784			26,736
Total liabilities, minority interest and shareholders' equity	$350,143			$293,421			$272,036

Net interest income		$15,376			$12,816			$11,560
Net interest spread			4.76%			4.74%			4.51%
Net interest income to earning assets (margin)			4.82%			4.82%			4.65%

(1)
Average non-accrual loans included in the computation of average loans were $692, $596 and $681 for 2000, 1999 and 1998, respectively.

(2)
Loan related fees recognized during the period and included in the yield calculation totaled approximately $999, $421 and $147 in 2000, 1999 and 1998, respectively.

MCKENZIE STATE BANK SPECIAL MEETING

When and Where the Meeting Will Be Held

    The MSB special meeting of shareholders will be held on October 23, 2001, commencing at       a.m./p.m., at            ,             , Oregon.

Purpose of the Meeting

    At the meeting, MSB shareholders will consider and vote on approval of the merger of MSB with and into Umpqua Bank.

Who May Vote

    If you were an MSB shareholder as of the close of business on            , 2001, you are entitled to vote at the meeting. As of that date, there were 400,000 shares outstanding held by approximately      holders of record.

Voting By Proxy

    Shareholders do not have to attend the meeting, although we invite you to do so. You may vote your shares by proxy and we ask that you provide a proxy even if you intend to attend the meeting. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the MSB merger. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The board of directors has named            and            as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying MSB's corporate secretary (personally, in writing or by mail) of your intention to revoke your proxy. You also may revoke your proxy by oral request if you are present at the meeting.

    You are invited to attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

    A "broker non-vote" occurs when a broker or other nominee, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

    The affirmative vote of the holders of two-thirds of all shares of MSB common stock outstanding on            , 2001 is required to approve the MSB merger. An abstention or a broker non-vote will therefore have the effect of a vote against the MSB merger.

Shares Owned by Directors and Officers

    As of            , 2001, MSB directors and executive officers beneficially owned            shares, of which            are entitled to vote. Those shares constitute      % of the total shares outstanding and entitled to be voted at the meeting.

Shares owned by IFN

    As of            , 2001 IFN owned      shares, of which            are entitled to be voted. Those shares constitute 82% of the total total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, the IFN board of directors has agreed to vote the IFN shares in favor of the MSB merger.

Costs of Solicitation

    MSB will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting materials to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of MSB acting on MSB's behalf, may solicit proxies personally. MSB may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of MSB's officers or employees.

Rights of Dissenting Shareholders of MSB

    MSB shareholders may dissent from the MSB merger and be entitled to receive the fair value of their shares in cash under statutory procedures set forth in the Oregon Bank Act, Oregon Revised Statutes 711.175 to 711.185. MSB shareholders have the right to dissent from the MSB merger and receive the fair value of their shares in cash in lieu of the consideration otherwise issuable to them pursuant to the plan of merger. The fair value under the statute may be more or less than or equal to that received by non-dissenting shareholders. To perfect dissenters' rights, MSB shareholders must (i) either give notice, prior to or at the special meeting of MSB shareholders, of their intent to demand payment for their shares, or vote against the proposed merger, and (ii) deliver a written demand for payment to MSB within 30 days following the MSB shareholder vote on the MSB merger together with the certificate or certificates representing all of the shareholders shares, properly endorsed. A shareholder may not dissent as to fewer than all of his or her shares.

    EACH OF THE PRESCRIBED STEPS MUST BE TAKEN AS SPECIFIED OR DISSENTERS' RIGHTS MAY BE LOST. FAILURE TO CONFORM EXPRESSLY TO ALL CONDITIONS MAY RESULT IN LOSS OF RIGHTS.

    The discussion of dissenters' rights in this Proxy Statement is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by the statutory provisions. A copy of the statute is attached as Appendix      . Shareholders are urged to read this discussion and the statute carefully. Failure to comply with the statutory provisions will result in the loss of dissenters' rights.

    A shareholder who returns an executed but unmarked proxy, or abstains either by not returning a proxy or by marking "Abstain" on the proxy, will be deemed to have not voted against the MSB merger and will therefore not be entitled to exercise dissenters' rights unless proper written notice is given prior to the shareholder vote on the MSB merger.

    Within 30 days after the effective date of the MSB merger, MSB will give notice to dissenting shareholders who have properly delivered demand for payment and make a written offer to pay an amount equal to MSB's estimate of the fair value of each such dissenting shareholder's shares, plus any applicable accrued interest from the effective date of the MSB merger. That amount may be more than, equal to, or less than the amount of consideration received by other shareholders in accordance with the plan of merger. If a dissenting shareholder accepts the offer within 30 days of that payment offer, MSB will pay that amount and the dissenting shareholder will have no further rights with respect to those shares.

    If, however, a dissenting shareholder does not accept the offer within 30 days, or if no offer is made, the fair value of the shares held by such dissenting shareholder will be determined by an appraisal process. The Director of the Oregon Department of Consumer and Business Services will select a qualified appraiser whose determination may be appealed in limited circumstances. The Oregon Director also assesses the reasonable costs and expenses of the appraisal.

    A shareholder may not dissent as to less than all of the shares registered in the shareholder's name; except a shareholder holding as a fiduciary shares registered in his or her name for the benefit of more than one beneficiary may dissent as to less than all of the shares registered in his or her name, provided that any dissent made as to a particular beneficiary is as to all of the shares held for that beneficiary by the fiduciary.

    Receipt of cash by dissenting shareholders for their shares will be treated, for federal income tax purposes as a redemption of shares under Section 302 of the Internal Revenue Code, and may be a taxable transaction. Any shareholder contemplating a demand for payment pursuant to statutory dissenters' rights is urged to consult with a competent tax advisor.

INFORMATION ABOUT MSB

Introduction

    McKenzie State Bank was organized on November 16, 1998 as an Oregon state-chartered bank with authority to issue 5,000,000 shares of common stock. MSB conducts its business solely through its head offices in Springfield, Oregon. MSB emphasizes a personalized approach to banking, and targets those customers that utilize traditional products and services.

Products and Services

    McKenzie State Bank offers all the services of a large bank including a full suite of personal and business products, as well as, internet banking capabilities, on-line bill paying, commercial real-estate and construction loans.

Market Area

    McKenzie State Bank is an independent state chartered bank emphasizing personalized service in the Springfield Community specifically and Lane County generally.

Competition

    McKenzie State Bank's primary competition is other community banks and credit unions that are expanding their presence in the Willamette Valley.

Employees

    As of June 30, 2001, MSB had a total of 9 full-time equivalent employees. A number of benefit plans are available to eligible employees, including paid sick leave and vacation, group medical plans, a 401(k) plan, and a discretionary stock option plan. None of MSB's employees are subject to a collective bargaining agreement and the company considers its relationships with its employees to be good.

Security Ownership of MSB Management and Others

    The following table sets forth the shares of MSB common stock beneficially owned as of July 31, 2001, by each director and executive officer of MSB, and all directors and executive officers as a group:

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Class
John Moretti	—	*
Charles Brummel	—	*
Roy Gray	—	*
William Hoffman	2,000	*
Murray McDowell	5,000	1.25%
Rodger Van Voorhis	5,000	1.25%
Robert Fullhart	—	*
Marvin Stovall	500	*
John Raleigh	—	*
Sandra Shoemaker	—	*
Independent Financial Network, Inc.	348,000	87.00%
All Directors and Executive Officers as a Group (10 persons)	12,500	3.13%

*
Less than 1.0%

(1)
Shares held directly with sole voting and investment power unless otherwise indicated.

Transactions with Management

    Various directors and executive officers are customers of and have had banking transactions with MSB, in the ordinary course of business, and the bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, and companies with which they are associated was $1,680,294 at July 31, 2001, which represented approximately 42% of MSB's shareholders' equity at that date. MSB had deposits from directors and officers totaling $743,000 as of June 30, 2001.

MSB MANAGEMENT'S DISCUSSION AND ANALYSIS

  General

    December 31, 2000 to June 30, 2001.  Net income decreased 29% to $33,000 for the six months ended June 30, 2001 from $47,000 for the same period in 2000. Included in net income for 2000 is a $46,000 tax credit relating to increasing the deferred tax asset for net operating loss carry-forward. Income before tax was $49,000 for the six months ended June 30, 2001, compared to a pre-tax loss of $1,000 for the same period in 2000. The increase in pre-tax income is primarily due to growth in the overall balance sheet as MSB is now in its third full year of operations. Net interest income, other income and other expense all increased significantly over the previous year as a result of MSB's growth.

    December 31, 2000 to 1999.  Net income increased to $117,000 for the year ended December 31, 2000 from a loss of $73,000 for the same period in 1999. Included in net income for 2000 is a $46,000 tax credit relating to increasing the deferred tax asset for net operating loss carry-forward. Income before tax was $112,000 for the year ended December 31, 2000, compared to a pre-tax loss of $73,000 for the same period in 1999. The increase in pre-tax income is primarily due to growth in the overall balance sheet as MSB completed its second full year of operations. Net interest income and other expense increased significantly over the previous year as a result of the growth MSB has experienced.

  Net Interest Income

    Net interest income is the difference between interest income (principally from loans and investment securities) and interest expense (principally on customer deposits and borrowings). Changes in net interest income result from changes in volume, net interest spread, and net interest margin. Volume refers to the average dollar level of interest earning assets and interest bearing liabilities. Net interest spread refers to the differences between the average yield on interest earning assets and the average cost of interest bearing liabilities. Net interest margin refers to net interest income divided by average interest earning assets. MSB's profitability, like that of many financial institutions, depends to a large extent upon net interest income. Since MSB tends to be asset sensitive, as interest earning assets mature or reprice more quickly than interest bearing liabilities in a given period, a significant decrease in market interest rates could adversely affect net interest income. In contrast, an increasing interest rate environment could favorably impact net interest income. Competition and the economy also impact MSB's net interest income.

    December 31, 2000 to June 30, 2001.  Net interest income before the provision for loan losses increased $96,000 or 20% for the six months ended June 30, 2001 over the same period in 2000. Of the increase in net interest income, $130,000 represents an increase in volume, which was partially offset by a $34,000 decrease resulting from a declining rate environment. Average interest earning assets increased $5,800,000, or 34%, while average interest bearing liabilities increased $6,100,000, or 38%. The increase in average interest earning assets and interest bearing liabilities resulted from MSB's overall growth strategy, primarily in loans funded by deposit growth.

    The average net interest spread decreased from 5.27% to 4.87%, mainly due to a decline in market interest rates. Average rates paid increased 11 basis points to 4.25% in 2001 from 4.14% in 2000. Average earning asset yields decreased 29 basis points from 9.41% to 9.12%, resulting from the decline in interest rates offset by a higher loan to deposit ratio. MSB's net interest margin for the six months ended June 30, 2001 was 5.03%, a decrease of 53 basis points from 5.56% for the same period in 2000.

    December 31, 2000 over 1999.  Net interest income before the provision for loan losses increased $484,000 or 86% for the year ended December 31, 2000 over the same period in 1999. Of the increase in net interest income, $438,000 represents an increase in volume, and $46,000 represents an increase in rate. Average interest earning assets increased $8.3 million, or 77%, while average interest bearing liabilities increased $8.6 million, or 92%. The increase in average interest earning assets and interest bearing liabilities resulted from MSB's overall growth strategy, primarily in loans funded by deposit growth.

    The average net interest spread increased from 4.73% to 5.19%, mainly due to an increase in loans. Average rates paid increased 91 basis points to 4.31% in 2000 from 3.40% in 1999. Average earning asset yields increased 137 basis points from 8.13% to 9.50%, resulting from the growth in loans. MSB's net interest margin for the year ended December 31, 2000 was 5.45%, an increase of 27 basis points from 5.18% for 1999.

  Provision for Loan Losses

    December 31, 2000 to June 30, 2001.  The loan loss provision during the six months ended June 30, 2001 was $54,000 compared to $60,000 for the same period in 2000. At June 30, 2001, the loan loss ratio was 1.04% of total loans, compared to 1.06% at December 31, 2000.

    Net charge-offs during the six month periods were $24,000 and $0 for 2001 and 2000, respectively.

    Management believes the loan loss provision maintains the allowance for loan losses at an appropriate level based on anticipated losses inherent in the portfolio. MSB performs a detailed assessment of potential risk in the loan portfolio, using several methodologies to estimate the appropriate allowance for loan losses. Additional provision may be necessary in future periods based on changes in loan quality and growth in the overall loan portfolio. The allowance for assets losses was $203,000 at June 30, 2001, compared to $173,000 at December 31, 2000.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $237,000 and $0 at June 30, 2001 and December 31, 2000, respectively. Of the nonperforming assets as of June 30, 2001, $180,000 represents excess land available for sale included by regulation in other real estate owned. Management believes these loans are adequately secured and that no material losses will be incurred in excess of established reserves.

    December 31, 2000 to 1999.  The loan loss provision during year ended December 31, 2000 was $80,000 compared to $84,000 for the same period in 1999. At December 31, 2000, the loan loss ratio was 1.06% of total loans, compared to 0.81% at December 31, 1999.

    Net charge-offs during the twelve month periods were $0 and $5,000 for 2000 and 1999, respectively.

    The allowance for loan losses was $173,000 at December 31, 2000, compared to $93,000 at December 31, 1999.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $0 and $0 at December 31, 2000 and December 31, 1999, respectively. Management believes these loans are adequately secured and that no material losses will be incurred in excess of established reserves.

  Other Income

    December 31, 2000 to June 30, 2001.  Other income increased 142%, or $48,000, to $82,000 for the six months ended June 30, 2001 as compared to $34,000 for the same period in 2000. The increase in other income is due primarily to an increase in fees from sold real estate loans, caused by increased real estate lending activity as interest rates declined. In addition, service charge income on deposit accounts has increased, as the overall deposit level of MSB has increased.

    December 31, 2000 to 1999.  Other income remained consistent for the year ended December 31, 2000 compared to the previous year. In fiscal 1999, MSB realized a gain of $50,000 on the sale of excess land. Excluding the gain on sale of land, other income increased $48,000 to $94,000 for 2000. This increase resulted primarily from increase service charge income on deposit accounts, as the overall level of deposits have increased, and from increased sold real estate loan fees.

  Other Expense

    December 31, 2000 to June 30, 2001.  Other expense increased 22%, or $100,000, to $552,000 for the six months ended June 30, 2001 compared to $452,000 for the same period in 2000. Salaries and employee benefits, the largest non-interest expense, increased $53,000 or 26% resulting from growth of MSB and normal annual increases in pay. In addition, the intercompany service charge from holding company increased $32,000 to $90,000 for the six months ended June 30, 2001, as compared to $58,000 for the same period in 2000. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from MSB's overall growth strategy.

    December 31, 2000 to 1999.  Other expense increased 42%, or $282,000, to $947,000 for the year ended December 31, 2000 compared to $665,000 for the same period in 1999. Salaries and employee benefits, the largest non-interest expense, increased $104,000 or 31% resulting from growth of MSB. In addition, the intercompany service charge from Independent Financial Network (IFN) increased $95,000 to $120,000 for the year ended December 31, 2000, as compared to $25,000 for the same period in 1999. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from MSB's overall growth strategy.

  Provision for Income Tax

    The provision for income tax for the six months ended June 30, 2000 was impacted favorably by a $48,000 credit associated with an increase in MSB's deferred tax assets, as it was determined prior net operating losses would be utilized to offset taxable income in future periods.

    The provision for income tax for the year ended December 31, 2000 was impacted favorably by a $48,000 credit associated with an increase in MSB's deferred tax assets, as it was determined prior net operating losses would be utilized to offset taxable income in future periods.

  Financial Condition

    Total assets increased 17% to $28,800,000 at June 30, 2001 compared to $24,600,000 at December 31, 2000, resulting from increased deposit levels associated with MSB's growth in the Springfield market.

    Loans and leases, net of reserves, increased 20% from $16,100,000 at December 31, 2000 to $19,300,000 at June 30, 2001. The increase is due to MSB's growth strategy and increased relationships gained in the Springfield market.

    Investment securities remained consistent from December 31, 2000 resulting from MSB using excess funds to meet loan demand.

    Deposit growth continued during the first six months of 2001, increasing $4,200,000, or 21%, to $24,600,000 at June 30, 2001, compared to $20,400,000 at December 31, 2000. The growth in 2001 has been spread predominantly between demand accounts, money market accounts, and time certificates of deposit.

  Liquidity

    Liquidity enables MSB to meet the withdrawals of its depositors and the borrowing needs of its loan customers. MSB maintains its liquidity position by managing its cash resources and maintaining a stable core deposit base. A further source of liquidity is MSB's ability to borrow funds. MSB maintains two unsecured lines of credit totaling $2,500,000 for the purchase of funds on an overnight basis. MSB is also a member of the Federal Home Loan Bank, which provides a secured line of credit in the amount of $2,800,000, as well as other funding opportunities for liquidity and asset/liability matching. As of June 30, 2001, MSB had no borrowings under the unsecured lines of credit and no borrowings from the Federal Home Loan Bank. Deposits have increased faster than loans over the first six months of 2001, resulting in no need for external borrowings at June 30, 2001. Interest rates charged on the lines are determined by market factors. MSB's liquidity has been stable and, in management's opinion, adequate over the past year. Short-term deposits have continued to grow and excess cash is invested on a short-term basis into Federal funds sold. MSB's primary source of funds is consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of changing interest rates and other economic factors, and therefore enhance MSB's long-term liquidity.

OREGON STATE BANK SPECIAL MEETING

When and Where the Meeting Will Be Held

    The OSB special meeting of shareholders will be held on            , 2001, commencing at      a.m./p.m., at the            ,             , Oregon.

Purpose of the Meeting

    At the meeting, OSB shareholders will consider and vote on approval of the merger of OSB with and into Umpqua Bank.

Who May Vote

    If you were an OSB shareholder as of the close of business on            , 2001, you are entitled to vote at the meeting. As of that date, there were             shares outstanding held by approximately      holders of record.

Voting By Proxy

    Shareholders do not have to attend the meeting, although we invite you to do so. You may vote your shares by proxy and we ask that you provide a proxy even if you intend to attend the meeting. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

    If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the OSB merger. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders' meeting. The board of directors has named            and            as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but that person would need to attend the meeting in person or further vote your shares by proxy.

Revoking a Proxy

    You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date or by notifying OSB's corporate secretary (personally, in writing or by mail) of your intention to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

    You are invited to attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting will not, of itself, revoke a proxy.

    Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

How We Determine a Quorum

    We must have a quorum to conduct any business at the meeting. Shareholders holding at least a majority of the outstanding shares of common stock must either attend the meeting or submit proxies to have a quorum. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

    The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders but they will have the effect of a vote against the proposal. Each share is entitled to one vote.

    A "broker non-vote" occurs when a broker or other nominee, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the nominee. A broker may only vote those shares if the beneficial owner gives the broker voting instructions. We will count broker non-votes as present for establishing a quorum.

    The affirmative vote of the holders of two-thirds of all shares of OSB common stock outstanding on            , 2001 is required to approve the OSB merger. An abstention or a broker non-vote will therefore have the effect of a vote against the OSB merger.

Shares Owned by Directors and Officers

    As of            , 2001 OSB directors and executive officers beneficially owned            shares, of which            are entitled to vote. Those shares constitute      % of the total shares outstanding and entitled to be voted at the meeting.

Shares owned by IFN

    As of            , 2001, IFN owned  shares, of which            are entitled to be voted. Those shares constitute 69% of the total total shares outstanding and entitled to be voted at the meeting. Pursuant to the merger agreement, the IFN board of directors has agreed to vote the IFN shares in favor of the OSB merger.

Costs of Solicitation

    OSB will bear the cost of soliciting proxies from its shareholders. In addition to using the mail, proxies may be solicited by personal interview, telephone, and electronic communication. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward proxy soliciting materials to their principals and obtain authorization for the execution of proxies. Officers and other employees or agents of OSB acting on OSB's behalf, may solicit proxies personally. OSB may pay compensation for soliciting proxies, and will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of OSB's officers or employees.

Rights of Dissenting Shareholders of OSB

    OSB shareholders may dissent from the OSB merger and be entitled to receive the fair value of their shares in cash under statutory procedures set forth in the Oregon Bank Act, Oregon Revised Statutes 711.175 to 711.185. OSB shareholders have the right to dissent from the OSB merger and receive the fair value of their shares in cash in lieu of the consideration otherwise issuable to them pursuant to the plan of merger. The fair value under the statute may be more or less than or equal to that received by non-dissenting shareholders. To perfect dissenters' rights, OSB shareholders must (i) either give notice, prior to or at the special meeting of OSB shareholders, of their intent to demand payment for their shares, or vote against the proposed merger, and (ii) deliver a written demand for payment to OSB within 30 days following the OSB shareholder vote on the OSB merger together with the certificate or certificates representing all of the shareholders shares, properly endorsed. A shareholder may not dissent as to fewer than all of his or her shares.

EACH OF THE PRESCRIBED STEPS MUST BE TAKEN AS SPECIFIED OR DISSENTERS' RIGHTS MAY BE LOST. FAILURE TO CONFORM EXPRESSLY TO ALL CONDITIONS MAY RESULT IN LOSS OF RIGHTS.

    The discussion of dissenters' rights in this proxy statement is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by the statutory provisions. A copy of the statute is attached as Appendix X. Shareholders are urged to carefully read this discussion and the statute. Failure to comply with the statutory provisions will result in the loss of dissenters' rights.

    A shareholder who returns an executed but unmarked proxy, or abstains either by not returning a proxy or by marking "Abstain" on the proxy, will be deemed to have not voted against the OSB merger and will therefore not be entitled to exercise dissenters' rights unless proper written notice is given prior to the shareholder vote on the OSB merger.

    Within 30 days after the effective date of the OSB merger, OSB will give notice to dissenting shareholders who have properly delivered demand for payment and make a written offer to pay an amount equal to OSB's estimate of the fair value of each such dissenting shareholder's shares, plus any applicable accrued interest from the effective date of the OSB merger. That amount may be more than, equal to, or less than the amount of consideration received by other shareholders in accordance with the plan of merger. If a dissenting shareholder accepts the offer within 30 days of that payment offer, OSB will pay that amount and the dissenting shareholder will have no further rights with respect to those shares.

    If, however, a dissenting shareholder does not accept the offer within 30 days, or if no offer is made, the fair value of the shares held by such dissenting shareholder will be determined by an appraisal process. The Director of the Oregon Department of Consumer and Business Services will select a qualified appraiser whose determination may be appealed in limited circumstances. The Oregon Director also assesses the reasonable costs and expenses of the appraisal.

    A shareholder may not dissent as to less than all of the shares registered in the shareholder's name; except a shareholder holding as a fiduciary shares registered in his or her name for the benefit of more than one beneficiary may dissent as to less than all of the shares registered in his or her name, provided that any dissent made as to a particular beneficiary is as to all of the shares held for that beneficiary by the fiduciary.

    Receipt of cash by dissenting shareholders for their shares will be treated, for federal income tax purposes as a redemption of shares under Section 302 of the Internal Revenue Code, and may be a taxable transaction. Any shareholder contemplating a demand for payment pursuant to statutory dissenters' rights is urged to consult with a competent tax advisor.

INFORMATION ABOUT OSB

Introduction

    Oregon State Bank is an Oregon state-chartered bank organized in 1999. OSB conducts its business solely through its headquarters in Corvallis, Oregon.

Products and Services

    OSB operates as a commercial bank conducting a general banking business with an emphasis on retail and consumer banking services. OSB offers its customers a range of banking services, including checking, savings and negotiable order for withdrawal ("NOW") accounts; time certificates of deposit, commercial loans, real estate loans and various types of consumer loans; and other banking services similar to that of a larger bank.

Market Area

    OSB is an independent state-chartered bank emphasizing personalized service in the Corvallis community.

Competition

    OSB's primary competition is other community banks and credit unions that are expanding their presence in the Willamette Valley.

Employees

    As of June 30, 2001, OSB had a total of 13 full-time equivalent employees. A number of benefit plans are available to eligible employees, including paid sick leave and vacation, group medical plans, a 401(k) plan, and a discretionary stock option plan. None of OSB's employees are subject to a collective bargaining agreement and the company considers its relationships with its employees to be good.

Security Ownership of OSB Management and Others

    The following table sets forth the shares of OSB common stock beneficially owned as of July 31, 2001, by each director and executive officer of OSB, and all directors and executive officers as a group:

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Percentage of Class
Neil Grossnicklaus	220	(2)	*
Charles Brummel	300	(3)	*
Ken Messerle	—		*
Glenn Thomas	—		*
Robert Fullhart	—		*
Gary Waggoner	—		*
Toni Poole	—		*
Ron Farnsworth	—		*
Vickie Schroeder	600	(4)	1.07%
Kent Virgin	4,300	(5)	1.82%
Independent Financial Network, Inc.	276,000		69.00%
All Directors and Executive Officers as a Group (10 persons)	7,400	(6)	1.82%

*
Less than 1.0%

(1)
Shares held directly with sole voting and investment power unless otherwise indicated.

(2)
Includes 2000 shares subject to options exercisable within 60 days.

(3)
Includes 300 shares subject to options exercisable within 60 days.

(4)
Includes 600 shares subject to options exercisable within 60 days.

(5)
Includes 1,300 shares subject to options exercisable within 60 days.

(6)
Includes 4,200 shares subject to options exercisable within 60 days.

Transactions with Management

    Various Directors and executive officers are customers of and have had banking transactions with OSB, in the ordinary course of business, and the bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of the bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, and companies with which they are associated was $57,000 at June 30, 2001, which represented approximately 2% of OSB's shareholders' equity at that date. OSB had deposits from directors and officers of $4,195 as of June 30, 2001.

Certain Recent Developments

    On June 25, 2001 six of the eight OSB directors resigned rather than vote to approve or disapprove of the OSB merger. On June 26, 2001, acting pursuant to OSB's bylaws, Charles Brummel and Neil Grossnicklaus, as the two remaining directors, appointed Kenneth Messerle, Glenn Thomas, Gary Wagonner, Robert Fullhart, Ronald Farnsworth and Antoinette Poole to fill the vacancies. Messrs. Messerle, Thomas, Waggoner and Fullhart are directors of IFN, and Ms. Poole and Mr. Farnsworth are executive officers of IFN. The replacement board of directors received and considered such further information and regarded such risks, conflicts of interest, and other matters as they deemed appropriate in the interest of OSB's shareholders (including the shareholders other than IFN) in voting on July 9, 2001 to approve the transaction.

OREGON STATE BANK MANAGEMENT'S DISCUSSION AND ANALYSIS

  General

    December 31, 2000 to June 30, 2001.  Net loss decreased 84% to $15,000 for the six months ended June 30, 2001 from $93,000 for the same period in 2000. The reduction in net loss is primarily due to growth in the overall balance sheet as OSB is now in its third full year of operations. Net interest income, other income and other expense all increased significantly over the previous year as a result of the growth OSB has experienced.

    December 31, 2000 to 1999.  Net loss decreased to $11,000 for the year ended December 31, 2000 from a loss of $400,000 for the same period in 1999. Included in the net loss for 2000 is a $110,000 tax credit relating to increasing the deferred tax asset for net operating loss carry-forward. Loss before tax was $156,000 for the year ended December 31, 2000, compared to a pre-tax loss of $506,000 for the same period in 1999. Fiscal year 1999 was the first year of operations for Oregon State Bank, which included the start-up costs of OSB. The decrease in pre-tax loss is primarily due to growth in the overall balance sheet as OSB completed its second year of operations. Net interest income and other expense increased significantly over the previous year as a result of the growth OSB has experienced.

  Net Interest Income

    Net interest income is the difference between interest income (principally from loans and investment securities) and interest expense (principally on customer deposits and borrowings). Changes in net interest income result from changes in volume, net interest spread, and net interest margin. Volume refers to the average dollar level of interest earning assets and interest bearing liabilities. Net interest spread refers to the differences between the average yield on interest earning assets and the average cost of interest bearing liabilities. Net interest margin refers to net interest income divided by average interest earning assets. OSB's profitability, like that of many financial institutions, depends to a large extent upon net interest income. Since OSB tends to be asset sensitive, as interest earning assets mature or reprice more quickly than interest bearing liabilities in a given period, a significant decrease in market interest rates could adversely affect net interest income. In contrast, an increasing interest rate environment could favorably impact net interest income. Competition and the economy also impact OSB's net interest income.

    December 31, 2000 to June 30, 2001.  Net interest income before the provision for loan losses increased $161,000 or 57% for the six months ended June 30, 2001 over the same period in 2000. Of the increase in net interest income, $213,000 represents an increase in volume, which was partially offset by a $52,000 decrease resulting from a declining rate environment. Average interest earning assets increased $9,600,000, or 79%, while average interest bearing liabilities increased $10,500,000, or 98%. The increase in average interest earning assets and interest bearing liabilities resulted from OSB's overall growth strategy, primarily in loans funded by growth in deposits and other borrowings.

    The average net interest spread decreased from 4.14% to 3.99%, mainly due to a decline in market interest rates. Average rates paid increased 55 basis points to 4.93% in 2001 from 4.38% in 2000. Average earning asset yields increased 39 basis points from 8.52% to 8.91%, resulting from higher loan balances. OSB's net interest margin for the six months ended June 30, 2001 was 4.13%, a decrease of 55 basis points from 4.68% for the same period in 2000.

    December 31, 2000 to 1999.  Net interest income before the provision for loan losses increased $392,000 or 132% for the year ended December 31, 2000 over the same period in 1999. Of the increase in net interest income, $140,000 represents an increase in volume, and $252,000 represents an increase in rate. Average interest earning assets increased $8.6 million, or 146%, while average interest bearing liabilities increased $9.6 million, or 254%. The increase in average interest earning assets and interest bearing liabilities resulted from OSB's overall growth strategy, primarily in loans funded by deposit growth.

    The average net interest spread increased from 3.48% to 4.37%, mainly due to an increase in loans. Average rates paid increased 40 basis points to 4.68% in 2000 from 4.28% in 1999. Average earning asset yields increased 129 basis points from 7.76% to 9.05%, resulting from the growth in loans. OSB's net interest margin for the year ended December 31, 2000 was 4.73%, a decrease of 28 basis points from 5.01% for 1999.

  Provision for Loan Losses

    December 31, 2000 to June 30, 2001.  The loan loss provision during the six months ended June 30, 2001 was $45,000 compared to $28,000 for the same period in 2000. At June 30, 2001, the loan loss ratio was 0.52% of total loans, compared to 0.60% at December 31, 2000.

    Net charge-offs during the six month periods were $25,000 and $0 for 2001 and 2000, respectively.

    Management believes the loan loss provision maintains the allowance for loan losses at an appropriate level based on anticipated losses inherent in the portfolio. OSB performs a detailed assessment of potential risk in the loan portfolio, using several methodologies to estimate the appropriate allowance for loan losses. Additional provision may be necessary in future periods based on changes in loan quality and growth in the overall loan portfolio. The allowance for loan losses was $115,000 at June 30, 2001, compared to $95,000 at December 31, 2000.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $0 and $0 at June 30, 2001 and December 31, 2000, respectively. Management believes these loans are adequately secured and that no material losses will be incurred in excess of established reserves.

    December 31, 2000 to 1999.  The loan loss provision during year ended December 31, 2000 was $42,000 compared to $53,000 for the same period in 1999. At December 31, 2000, the loan loss ratio was 0.60% of total loans, compared to 0.75% at December 31, 1999.

    There were no charge-offs during 2000 or 1999.

    The allowance for loan losses was $95,000 at December 31, 2000, compared to $53,000 at December 31, 1999.

    Non-performing assets (defined as loans on non-accrual status, loans 90 days or more past due, and other real estate owned) were $0 and $0 at December 31, 2000 and December 31, 1999, respectively. Management believes these loans are adequately secured and that no material losses will be incurred in excess of established reserves.

  Other Income

    Other income increased 118%, or $95,000, to $176,000 for the six months ended June 30, 2001 as compared to $81,000 for the same period in 2000. The increase in other income is due primarily to an increase in fees from sold real estate loans, due to increased real estate lending activity as interest rates declined. In addition, service charge income on deposit accounts has increased, as the overall deposit level of OSB has increased.

    December 31, 2000 to 1999.  Other income increased 296%, or $136,000, to $182,000 for the year ended December 31, 2000 compared to $46,000 for the previous year. This increase resulted primarily from increased sold real estate loan fees and increased service charge income on deposit accounts, as the overall level of deposits have increased.

  Other Expense

    Other expense increased 32%, or $145,000, to $600,000 for the six months ended June 30, 2001 compared to $454,000 for the same period in 2000. Salaries and employee benefits, the largest non-interest expense, increased $83,000 or 35% resulting from growth of OSB and normal annual increases in pay. In addition, the intercompany service charge from Independent Financial Network (IFN) increased $38,000 to $92,000 for the six months ended June 30, 2001, as compared to $54,000 for the same period in 2000. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from OSB's overall growth strategy.

    December 31, 2000 to 1999.  Other expense increased 24%, or $191,000, to $985,000 for the year ended December 31, 2000 compared to $794,000 for the same period in 1999. Salaries and employee benefits, the largest non-interest expense, increased $216,000 or 75% resulting from growth of OSB. In addition, the intercompany service charge from IFN increased $96,000 to $115,000 for the year ended December 31, 2000, as compared to $19,000 for the same period in 1999. This increase resulted from the increased level in back-room services provided by IFN. Additional increases were experienced in all remaining categories resulting from OSB's overall growth strategy.

  Provision for Income Tax

    The provision for income tax for the year ended December 31, 2000 was impacted favorably by a $110,000 credit associated with an increase in OSB's deferred tax assets, as it was determined prior net operating losses would be utilized to offset taxable income in future periods.

  Financial Condition

    Total assets increased 24% to $27,300,000 at June 30, 2001 compared to $22,000,000 at December 31, 2000, resulting from increased deposit levels associated with OSB's growth in the Corvallis, Oregon market.

    Loans and leases, net of reserves, increased 42% from $15,600,000 at December 31, 2000 to $22,200,000 million at June 30, 2001. The increase is due to OSB's growth strategy and growing relationships in the Corvallis, Oregon market. It remains unclear what will be the effect, if any, of the resignation of OSB board members on OSB's total assets or deposits.

    Investments decreased $1.2 million from December 31, 2000 resulting from OSB using excess funds to meet loan demand.

    Deposit growth continued during the first six months of 2001, increasing $3.8 million, or 22% to $21.5 million at June 30, 2001, compared to $17.7 million at December 31, 2000. The growth in 2001 has been spread predominantly between demand accounts, money market accounts, and time certificates of deposit.

  Liquidity

    Liquidity enables OSB to meet the withdrawals of its depositors and the borrowing needs of its loan customers. OSB maintains its liquidity position by managing its cash resources and maintaining a stable core deposit base. A further source of liquidity is OSB's ability to borrow funds. OSB maintains two unsecured lines of credit totaling $2.5 million for the purchase of funds on an overnight basis. OSB is also a member of the Federal Home Loan Bank, which provides a secured line of credit in the amount of $2.7 million, as well as other funding opportunities for liquidity and asset/liability matching. As of June 30, 2001, OSB had no borrowings under the unsecured lines of credit and no borrowings from the Federal Home Loan Bank. Deposits have increased faster than loans over the first six months of 2001, resulting in no need for external borrowings at June 30, 2001. Interest rates charged on the lines are determined by market factors. OSB's liquidity has been stable and, in management's opinion, adequate over the past year. Short-term deposits have continued to grow and excess cash is invested on a short-term basis into Federal funds sold. OSB's primary source of funds is consumer deposits and commercial accounts. These funds are not subject to significant movements as a result of changing interest rates and other economic factors, and therefore enhance OSB's long-term liquidity.

REGULATORY CONSIDERATIONS

    Umpqua is a registered financial holding company under the Gramm-Leach-Bliley Act of 1999 (the "Act"), and is subject to the supervision of, and regulation by, the Board of Governors of the Federal Reserve System. To continue its status as a financial holding company, Umpqua must maintain its "well capitalized" and "well managed" status. Additionally, its banking subsidiary must also receive "satisfactory or better" ratings on the last CRA exam. The Federal Reserve reserves authority to limit the activities of a financial holding company if it finds the company as a whole lacks the financial or managerial strength to engage in new activities, make new acquisitions or retain ownership of companies engaged in financial activities.

    IFN is a registered bank holding company and is also subject to the supervision of, and regulation by, the Federal Reserve Board.

    General.  The subsidiary banks and Umpqua's broker-dealer subsidiary are extensively regulated under federal and state law. These laws and regulations are generally intended to protect depositors, borrowers and other customers, not shareholders. To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory or regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of the companies. Neither company can accurately predict the nature or the extent of the effects on its business and earnings that fiscal or monetary policies, or new federal or state legislation may have in the future.

    Federal and State Bank Regulation.  The banks, as state chartered banks with deposits insured by the Federal Deposit Insurance Corporation, are also subject to supervision and regulation by the Oregon Director of the Department of Consumer and Business Services and the FDIC. These agencies may prohibit the banks from engaging practices what the agencies believe constitute unsafe or unsound banking.

    The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or new facility. Umpqua Bank and the IFN banking subsidiaries' current CRA ratings are "satisfactory."

    Banks are also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons. Extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral as, and follow credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with persons not affiliated with the bank, and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. Banks are also subject to certain lending limits and restrictions on overdrafts to such persons. A violation of these restrictions may result in the assessment of substantial civil monetary penalties on the affected bank or any officer, director, employee, agent or other person participating in the conduct of the affairs of that bank, the imposition of a cease and desist order, and other regulatory sanctions. Neither company is aware of any material violation of these laws and regulations.

    Under the Federal Deposit Insurance Corporation Improvement Act, each federal banking agency has prescribed, by regulation, non-capital safety and soundness standards for institutions under its authority. These standards cover internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, and standards for asset quality, earnings and stock valuation. An institution which fails to meet these standards must develop a plan acceptable to the agency, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. Management of both companies believes that their companies and subsidiary banks are in substantial compliance with these standards.

    Deposit and Account Insurance.  The deposits of each bank are currently insured to a maximum of $100,000 per depositor through the Bank Insurance Fund ("BIF"), administered by the FDIC. Each bank is required to pay semi-annual deposit insurance premium assessments to the FDIC. The customer accounts of Strand, Atkinson, Williams & York, Inc. are insured to a maximum of $100,000 for any failure of the brokerage firm by the Securities Investors Protection Corporation.

    Under the federal deposit insurance system, banks are assessed insurance premiums according to how much risk they are deemed to present to the BIF. Banks with higher levels of capital and a low degree of supervisory concern are assessed lower premiums than banks with lower levels of capital or involving a higher degree of supervisory concern. Umpqua Bank and the IFN Subsidiary banks qualify for the lowest premium level, and currently pay only the statutory minimum rate.

    Dividends.  Under the Oregon Bank Act, a bank is subject to restrictions on the payment of cash dividends to its shareholders, or in the case of Umpqua Bank and the IFN wholly owned subsidiary banks, to the parent company. A bank may not pay cash dividends if that payment would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. In addition, the appropriate regulatory authorities are authorized to prohibit banks and bank holding companies from paying dividends which would constitute an unsafe or unsound banking practice.

    Capital Adequacy.  The federal and state bank regulatory agencies use capital adequacy guidelines in their examination and regulation of financial holding companies, bank holding companies and banks. If the capital falls below the minimum levels established by these guidelines, a holding company or a bank may be denied approval to acquire or establish additional banks or non-bank businesses or to open new facilities.

    The FDIC and Federal Reserve have adopted risk-based capital guidelines for banks and holding companies. The risk-based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The current guidelines require all holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Generally, banking regulators expect banks to maintain capital ratios well in excess of the minimum.

    Tier 1 capital for banks includes common shareholders' equity, qualifying perpetual preferred stock (up to 25% of total Tier 1 capital, if cumulative; under a Federal Reserve rule, redeemable perpetual preferred stock may not be counted as Tier 1 capital unless the redemption is subject to the prior approval of the Federal Reserve) and minority interests in equity accounts of consolidated subsidiaries, less intangibles, except as described above. Tier 2 capital includes:(i) the allowance for loan losses of up to 1.25% of risk-weighted assets; (ii) any qualifying perpetual preferred stock which exceeds the amount which may be included in Tier 1 capital; (iii) hybrid capital instruments (iv) perpetual debt; (v) mandatory convertible securities and (vi) subordinated debt and intermediate term preferred stock of up to 50% of Tier 1 capital. Total capital is the sum of Tier 1 and Tier 2 capital less reciprocal holdings of other banking organizations, capital instruments and investments in unconsolidated subsidiaries.

    Banks' assets are given risk-weights of 0%, 20%, 50%, and 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply. These computations result in the total risk-weighted assets.

    Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property, which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of or obligations guaranteed by the U.S. Treasury or U.S. Government agencies, which have 0% risk-weight. In converting off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given 100% conversion factor. The transaction-related contingencies such as bid bonds, other standby letters of credit and undrawn commitments, including commercial credit lines with an initial maturity of more than one year, have a 50% conversion factor. Short-term, self-liquidating trade contingencies are converted at 20%, and short-term commitments have a 0% factor.

    The FDIC also has implemented a leverage ratio, which is Tier 1 capital as a percentage of total assets less intangibles, to be used as a supplement to risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank may leverage its equity capital base. The FDIC requires a minimum leverage ratio of 3%. However, for all but the most highly rated holding companies and for banks seeking to expand or experiencing or anticipating significant growth, the FDIC requires a minimum leverage ratio of 4%.

    Under regulations adopted by the FDIC, an institution is assigned to one of five capital categories depending on its total risk-based capital ratio, Tier 1 risk-based capital ratio, and leverage ratio, together with certain subjective factors. Institutions which are deemed to be "undercapitalized" are subject to certain mandatory supervisory corrective actions. Both banks are considered well capitalized and management does not believe that these regulations have any material effect on their respective operations.

    As a registered broker-dealer, Strand, Atkinson, Williams & York, Inc. is required to maintain capital levels adequate to cover its underwriting activities. Since its acquisition by Umpqua, its current activities have not been impeded by its capital level and Umpqua believes that its subsidiary's capital position is adequate for its expected activities over the next year.

    Effects of Government Monetary Policy.  The earnings and growth of the companies are affected not only by general economic conditions, but also by the fiscal and monetary policies of the federal government, particularly the Federal Reserve. The Federal Reserve can and does implement national monetary policy for such purposes as curbing inflation and combating recession, by its open market operations in U.S. Government securities, control of the discount rate applicable to borrowings from the Federal Reserve, and establishment of reserve requirements against certain deposits. These activities influence growth of bank loans, investments and deposits, and also affect interest rates charged on loans or paid on deposits. The nature and impact of future changes in monetary policies and their impact on the companies cannot be predicted with certainty.

    Changing Regulatory Structure of the Banking Industry.  The laws and regulations affecting banks and holding companies are subject to significant change. Bills are now pending or expected to be introduced in the United States Congress that contain proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. If enacted into law, these bills could have the effect of increasing or decreasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance among banks, savings associations, and other financial institutions. Some of these bills would reduce (or, increase) the extent of federal deposit insurance, broaden the powers or the geographical range of operations of holding companies, and realign the structure and jurisdiction of various financial institution regulatory agencies. Whether or in what form any such legislation may be adopted or the extent to which the business of the companies might be affected thereby, cannot be predicted with certainty.

    Of particular note is legislation enacted by Congress in 1995 permitting interstate banking and branching, which allows banks to expand nationwide through acquisition, consolidation or merger. Under this law, an adequately capitalized holding company may acquire banks in any state or merge banks across state lines if permitted by state law. Further, banks may establish and operate branches in any state subject to the restrictions of applicable state law. Under Oregon law, an out-of-state bank or holding company may merge with or acquire an Oregon state chartered bank or holding company if the Oregon bank, or in the case of a holding company, the subsidiary bank, has been in existence for a minimum of three years, and the law of the state in which the acquiring bank is located permits such merger. Branches may not be acquired or opened separately, but once an out-of-state bank has acquired branches in Oregon, either through a merger with or acquisition of substantially all the assets of an Oregon bank, the acquirer may open additional branches.

    In December 1999, Congress enacted the Gramm-Leach-Bliley Act and repealed the nearly 70-year prohibition on banks and bank holding companies engaging in the businesses of securities and insurance underwriting imposed by the Glass-Steagall Act.

    Under the GLB Act, a bank holding company may, if it meets certain criteria, elect to be a "financial holding company." A financial holding company permitted to offer, through a non-bank subsidiary, products and services that are "financial in nature" and to make investments in companies providing such services. A financial holding company may also engage in investment banking, and an insurance company subsidiary of a financial holding company may also invest in "portfolio" companies, without regard to whether the businesses of such companies are financial in nature.

    The GLB Act also permits eligible banks to engage in a broader range of activities through a "financial subsidiary," although a financial subsidiary of a bank is more limited than a financial holding company in the range of services it may provide. Financial subsidiaries of banks are not permitted to engage in insurance underwriting, real estate investment or development, merchant banking or insurance portfolio investing. Banks with financial subsidiaries must (i) separately state the assets, liabilities and capital of the financial subsidiary in financial statements; (ii) comply with operational safeguards to separate the subsidiary's activities from the bank; and (iii) comply with statutory restrictions on transactions with affiliates under Sections 23A and 23B of the Federal Reserve Act.

    Activities that are "financial in nature" include activities normally associated with banking, such as lending, exchanging, transferring and safe-guarding money or securities, and investing for customers. Financial activities also include the sale of insurance as agent (and as principal for a financial holding company, but not for a financial subsidiary of a bank), investment advisory services, underwriting, dealing or making a market in securities, and any other activities previously determined by the Federal Reserve to be permissible non-banking activities.

    Financial holding companies and financial subsidiaries of banks may also engage in any activities that are incidental to, or determined by order of the Federal Reserve to be complementary to, activities that are financial in nature.

    To be eligible to elect status as a financial holding company, a bank holding company must be well-capitalized, under the Federal Reserve capital adequacy guidelines discussed above, and be well-managed, as indicated in the institution's most recent regulatory examination. In addition, each bank subsidiary must also be well-capitalized and well-managed, and must have received a rating of "satisfactory" in its most recent CRA examination. Failure to maintain eligibility would result in suspension of the institution's ability to commence new activities or acquire additional businesses until the deficiencies are corrected. The Federal Reserve could require a non-compliant financial holding company that has failed to correct noted deficiencies within 180 days to divest one or more subsidiary banks or to cease all activities other than those permitted to ordinary bank holding companies under the regulatory scheme in place prior to enactment of the GLB Act.

    In addition to expanding the scope of financial services permitted to be offered by banks and bank holding companies, the GLB Act addressed the jurisdictional conflicts between the regulatory authorities that supervise various types of financial businesses. Historically, supervision was an entity-based approach, with the Federal Reserve regulating member banks and bank holding companies and their subsidiaries. As holding companies are now permitted to have insurance and broker-dealer subsidiaries, the supervisory scheme is oriented toward functional regulation. Thus, a financial holding company is subject to regulation and examination by the Federal Reserve, but a broker-dealer subsidiary of a financial holding company is subject to regulation by the Securities and Exchange Commission, while an insurance company subsidiary of a financial holding company would be subject to regulation and supervision by the applicable state insurance commission.

    The GLB Act also includes provisions to protect consumer privacy by prohibiting financial services providers, whether or not affiliated with a bank, from disclosing non-public, personal, financial information to unaffiliated parties without the consent of the customer, and by requiring annual disclosure of the provider's privacy policy. Each functional regulator is charged with promulgating rules to implement these provisions.

DESCRIPTION OF CAPITAL STOCK; COMPARATIVE RIGHTS OF STOCKHOLDERS

Umpqua

    The Articles of Incorporation of Umpqua authorize the issuance of up to 20 million shares of common stock with no par value and 2 million shares of preferred stock with no par value. If Umpqua's shareholders approve the proposed amendment to Umpqua's Articles of Incorporation, Umpqua will be authorized to issue up to      million shares of common stock with no par value and     million shares of preferred stock with no par value. As of July 31, 2001, there were 14,435,412 shares of common stock issued and outstanding. Following the mergers, a total of approximately 19,073,027 shares are expected to be issued and outstanding, assuming an exchange ratio of 0.827 in the IFN merger and 1.3 in the MSB and OSB mergers. If the exchange ratio is 0.80 in the IFN merger, a total of approximately 18,998,736 shares of Umpqua stock are expected to be issued and outstanding after the mergers. No preferred shares have been issued. The terms of the preferred stock are not established in the Articles of Incorporation, but may be designated in one or more series by the board of directors when the shares are issued. Each outstanding share of common stock has the same relative rights and preference as each other share of common stock, including the rights to the net assets of Umpqua upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are, and all shares to be issued to IFN, MSB and OSB shareholders pursuant to the mergers will be, fully paid and non-assessable.

    The board of directors is authorized to issue or sell additional capital stock of Umpqua, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law or the listing requirements of the Nasdaq National Market.

    A total of      shares of common stock have been reserved for issuance under Umpqua's existing stock option plan, of which      shares were subject to options outstanding as of            , 2001. An additional approximately      shares will be subject to substitute options granted to IFN stock option holders upon completion of the mergers. The maximum number of options which may be issued pursuant to the plan is limited to 10% of the issued and outstanding shares, excluding shares issued upon exercise of previously granted options.

IFN

    The Articles of Incorporation of IFN authorize the issuance of up to 10 million shares of common stock with $5.00 par value, 5 million shares of voting preferred stock with $5.00 par value and 5 million shares of nonvoting preferred stock with $5.00 par value. As of June 30, 2001, there were 5,418,156 shares of common stock issued and outstanding. No preferred shares have been issued. The terms of the preferred stock are not established in the Articles of Incorporation, but may be designated in one or more series by the board of directors when the shares are issued. Each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of IFN upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are fully paid and non-assessable.

    The board of directors is authorized to issue or sell additional capital stock of IFN, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law or the listing requirements of the Nasdaq National Market.

    A total of 335,480 shares of common stock have been reserved for issuance under IFN's stock option plans, of which 297,526 shares were subject to options outstanding as of June 30, 2001.

MSB

    The Articles of Incorporation of MSB authorize the issuance of up to 2,500,000 shares of Class A Common Stock with no par value and 2,500,000 shares of Class B Common Stock with no par value. As of June 30, 2001, there were 150,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock issued and outstanding. Shares of Class A Common Stock have different voting rights than the Class B Common Stock. As of June 30, 2001, IFN owned      shares of Class A Common stock, or    %, and 100% of the Class B Common Stock. Shares of the Class A and Class B Common Stock vote as separate classes in the election of directors, with Class B shares being entitled to vote for a number of directors constituting a mere majority of the directors, and the Class A shares being entitled to vote for the remaining directors. In all other respects, each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of MSB upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are fully paid and non-assessable.

    MSB's board of directors is authorized to issue or sell additional capital stock of MSB, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law.

OSB

    The Articles of Incorporation of OSB authorize the issuance of up to 1,000,000 shares of common stock with no par value. As of July 31, 2001, there were 401,500 shares of common stock issued and outstanding, and at that date IFN owned      , or    %, of those shares. Each outstanding share of common stock has the same relative rights and preference as each other shares of common stock, including the rights to the net assets of OSB upon liquidation. Each share is entitled to one vote on matters submitted to a vote of shareholders. Holders of common stock are not entitled to preemptive rights and may not cumulate votes in the election of directors. All issued and outstanding shares are fully paid and non-assessable.

    OSB's board of directors is authorized to issue or sell additional capital stock of OSB, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval except as otherwise required by law.

    A total of 40,000 shares of common stock have been reserved for issuance under OSB's stock option plans, of which 31,500 shares were subject to options outstanding as of July 31, 2001, of which 1,500 had been exercised as of the same date.

Anti-Takeover Provisions

    The Articles of Incorporation of Umpqua also authorize the board of directors, when evaluating a merger, tender offer or exchange offer, to consider the social, legal and economic effects on employees, customers and suppliers of the company, and on the communities and geographical areas in which the company operates, as well as the state and national economies and the short- and long-term interests of the company and its shareholders. This provision may be amended only by the affirmative vote of at least 75% of the outstanding shares. Such provisions may have the effect of discouraging potential acquirors, and may be considered anti-takeover defenses. Under the Oregon Business Corporation Act, a proposed merger or plan of exchange requires the approval of the bof directors and the affirmative vote of a majority of the outstanding shares.

    The articles of incorporation for both companies contain certain provisions that could make more difficult their acquisition by means of an unsolicited tender offer or proxy contest. The articles of incorporation of both companies authorize the issuance of voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition, or selling authorized but previously unissued shares to a friendly third party. In addition, the articles of incorporation authorize the issuance of warrants, rights, options or other obligations convertible into, or entitling the holder thereof, to purchase shares of any class of stock, the issuance of which may also have the effect of diluting the ownership interest of a shareholder or increasing the consideration necessary to effect an acquisition of a controlling interest in the companies.

COMPARISON OF CAPITAL STOCK

Provision	Umpqua	IFN	Oregon State Bank	McKenzie State Bank
Authorized Capital	22,000,000 shares authorized, divided into 2 classes:

2,000,000 shares preferred stock, designation to be adopted by action of the Board or by shareholder action;

20,000,000 shares of common stock.

No preemptive rights.

No cumulative voting for directors.	20,000,000 shares authorized, divided into 3 classes:

5,000,000 shares of voting preferred stock, $5 par value; 5,000,000 shares of nonvoting preferred stock, no par value, which may vote if there is a default on dividend or with the grant of a right to the issuance of a different series of preferred stock; 10,000,000 shares of common stock, $5 par value.

No preemptive rights.

No cumulative voting for directors.	1,000,000 shares authorized of common stock, no par value No preemptive rights. No cumulative voting for directors.	5,000,000 shares authorized, divided into two classes:

2,500,000 shares of class A common stock, no par value; 2,500,000 shares of class B common stock, no par value.

No preemptive rights.

No cumulative voting for directors.
Quorum
Shareholder meeting—the presence at the meeting of a majority of shares entitled to vote; an action (other than the election of directors) is approved if the votes cost in favor exceed the votes opposed, unless a greater number is required by the Oregon Business Corporations Act ("OBCA") or the Articles of Incorporation.

Board meeting—the presence of the meeting of a majority of the board; the affirmative vote of a majority of those present passes a resolution.

Shareholder meeting—the presence at the meeting of a majority of the shares entitled to vote in person or by proxy; the affirmative vote of a majority present passes, unless a greater number of shares or voting by class is required by law; if a shareholder leave a meeting after a quorum has been established, the remaining shareholders may continue to transact business.

Board meeting—the presence at the meeting of a majority of the board; the affirmative vote of a majority of those present passes a resolution.
Shareholder meeting—the presence at the meeting of a majority of shares entitled to vote; an action passes if the votes cast in favor exceed the votes opposed, unless a greater number is required by Oregon Bank Act ("OBA") or the Articles of Incorporation

Board meeting—the presence at the meeting of a majority of the board; resolution passes if a majority of those present vote in favor.
Shareholder meeting—the presence at the meeting of a majority of shares entitled to vote; an action passes if the votes cast in favor exceed the votes opposed, unless a greater number is required by Oregon Bank Act ("OBA") or the Articles of Incorporation

Board meeting—the presence at the meeting of a majority of the board; resolution passes if a majority of those present vote in favor.

Voting
Common stock: Each outstanding share = 1 vote; common shareholders vote together as a voting group, and together have unlimited voting rights.

Non-convertible preferred stock, 1 share = 1 vote;

Convertible preferred stock votes on an as converted basis.

Preferred shares vote together with the Common as a single voting group;

	Non-voting preferred shareholders will have the voting rights provided by the OBCA.	Each outstanding share = 1 vote.	Each outstanding share = 1 vote.
Class A common stock—unlimited voting rights subject to the voting rights of Class B shareholders;

Each class votes separately with respect to the election of directors, and as one class for all other matters;

the Class B shareholders are entitled to elect a mere majority of the directors;

the Class A shareholders may elect a majority of the Board if the Class B shareholders decline to do so.
Voting for mergers and other corporate reorganization
The Board may consider factors in determining what is in the best interest of the corporation including the merger or reorganization's social, legal, and economic effect on employees, suppliers, customers, community, the economy of the state and nation, short- and long-term interests of the corporation and shareholders, and other relevant factors.
		Not addressed in Articles of Incorporation or Bylaws.	Not addressed in Articles of Incorporation or Bylaws.	Not addressed in Articles of Incorporation or Bylaws.
Amendment to Charter Documents
	Provisions relating to limitation of director's liability, indemnification, and consideration of other constituencies may be amended or revised, only by approval of at least 75% of the shares entitled to vote. The inclusion of other provisions which would be inconsistent with the above provisions must also be passed by at least 75% of the shares entitled to vote.	Not addressed in Articles of Incorporation or Bylaws.	Not addressed in Articles of Incorporation or Bylaws.	Not addressed in Articles of Incorporation or Bylaws.

Dividends
Common stockholders are entitled to a dividend if and when declared by the Board, subject to the preferred shareholder's rights.

	Except as set forth in the Preferred designation, the Board has sole discretion to declare the timing, amount, and terms of dividends. The Board is not obligated to issue dividends.	Common stockholders are entitled to a dividend if and when declared by the Board, subject to the rights of voting and non-voting preferred shareholders.	Shareholders are entitled to receive a dividend as may be declared by the board of directors. The board has no obligation to declare a dividend.	Shareholders are entitled to receive a dividend as may be declared by the board of directors. The board has no obligation to declare a dividend.
Shareholder meetings
Annual meeting—third Thursday in May; business to be brought by a shareholder must be submitted to the corporate Secretary no later than 14 days following the annual meeting notice date

Special meeting—on call of President, Board, or by a demand in writing by shareholder(s) holding at least 10% of the votes entitled to be cast for the proposition at the special meeting.
Annual meeting—third Tuesday in February

Special meeting—notice requires statement of purpose; meeting may be held on request of President or Board or on demand in writing by shareholders of record holding at least 10% of the stock entitled to vote

Notice must be given not less than 10, nor more than 50, days prior to the date of the meeting; no business other than that specified in the notice may be transacted unless all shares present or represented consent, and 2/3 of all stock consent.
Annual meeting—third Wednesday in April, but not later than120 days after the end of the preceding fiscal year.

Special Meeting—may be held at any time on the call of the President, CEO, or Board, or on demand in writing by not fewer than 3 shareholders of record holding not less than 1/3 of all outstanding shares entitled to be cast on the matter proposed to be considered. Notice must be delivered not less than 10, nor more than 50, days prior to the date of the meeting.
Annual meeting—third Wednesday in April

Special Meeting—held at any time on call of the President, CEO, or Board, or on demand in writing by not fewer than 3 shareholders of record holding not less than 1/3 of all outstanding shares entitled to be cast on the matter proposed to be considered. Notice must be delivered not less than 10, nor more than 50, days prior to the date of the meeting.
Indemnification of directors and officers	See notes following table.	Limitation on Liability—Same as Umpqua, except no provision for super majority vote to alter or amend. Indemnification—Same as Umpqua, except no provision for super majority vote to alter or amend.	Limitation on Liability—Same as Umpqua, except no provision for super majority vote to alter or amend. Indemnification—Same as Umpqua, except no provision for super majority vote to alter or amend.	Limitation on Liability—Same as Umpqua, except no provision for super majority vote to alter or amend. Indemnification—Same as Umpqua, except no provision for super majority vote to alter or amend.
Rights on a winding-up
	Net assets after discharge, or providing for the discharge, of all liabilities shall be distributed to shareholders according to interest; Common shareholders subject to Preferred shareholders rights, if any.	Not addressed in Articles of Incorporation or Bylaws.	Net assets after discharge, or providing for the discharge, of all liabilities shall be distributed to shareholders according to interest.	Net assets after discharge, or providing for the discharge, of all liabilities shall be distributed to shareholders according to interest.

Election of directors; classified board of directors
Classified Board—not less than 6, no more than 19 directors, divided into 3 classes as nearly equally as possible

No fewer than 2 directors, no more than 5 have terms expiring in same year, the terms of less than 50% of total number of Directors may expire in any one year;

	directors are elected by a plurality of the votes cast.	Classified Board—not more than 15 directors, divided into 3 classes, with 1/3 in each; directors are elected at the annual meeting of shareholders by a majority of those entitled to vote.
Classified Board—not less than 6, nor more than 15 directors, divided into 3 classes as nearly equally as possible;

No fewer than 2 directors, no more than 5 have terms expiring in same year, the terms of less than 50% of total number of Directors may expire in any one year;

directors are elected by a plurality of the votes cast.
Not less than 5, nor more than 15 directors;

elected by a plurality of the votes cast;

one year terms epiring at the next annual meeting;

directors must be nominated not less than 60 days prior to meeting.

Class B common stock shareholders are entitled to elect a mere majority, and Class A shareholders the balance;

Class A may elect a majority of the Board only if Class B declines to do so.
Removal of directors
Majority of outstanding shares entitled to elect such director may remove only for cause, at a meeting called for that purpose. If the director was elected by a voting group, then a majority of that group must vote in favor of removal.

	For Cause = breach of the duty of loyalty to the corporation or shareholders; acts or omissions not in good faith or which involve intentional or knowing violation of the law; unlawful distribution under the OBA or other applicable state or federal law; or a transaction from which director received improper personal benefit.	Majority of shareholders then entitled to vote may remove a director, with or without cause, at an annual meeting or special meeting called for that purpose.	Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose.	Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose.
Vacancies on board of directors	Vacancy is filled by the affirmative vote of a majority of remaining the directors; shareholders may not fill vacancies.
Vacancy is filled at the next shareholder meeting, with the replacement director serving out the remaining term of the vacating director.

Board may fill the vacancy in the interim.

Additional directors are elected as if a vacancy occurred.
Vacancy is filled by the affirmative vote of the directors representing the class of shareholders who would otherwise be entitled to elect the vacated directorship. The replacement director serves the remaining, unexpired term of the vacating director.
Vacancy is filled by the affirmative vote of the directors representing the class of shareholders who would otherwise be entitled to elect the vacated directorship. The replacement director serves the remaining, unexpired term of the vacating director.

    Limitation of Liability.  No director is liable to the corporation or any shareholder for conduct as a director, except that the limitation shall not eliminate liability for breach of the duty of loyalty; bad faith act or omission or involving intentional misconduct or knowing violation of law; unlawful distribution to shareholders; transaction from which director derives an improper personal benefit

    Indemnification.  A director, officer, or person acting at their request, is indemnified in a non-derivative action against reasonable expenses so long as the person acted in good faith, did not engage in intentional misconduct, and did not know the conduct was unlawful. The same holds true for a derivative action except no indemnification if the person is adjudged liable for deliberate misconduct in performance of a duty to the corporation, for a transaction from which he received an improper benefit, for breach of the duty of loyalty to corporation, or for an unlawful distribution to shareholders, unless the court holds that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The determination of whether to indemnify is made by the Board by a majority vote of a quorum of directors not party to the suit. If no quorum is possible, then by vote of a duly designated committee; by special legal counsel; by the shareholders if referred by a majority of a quorum of the Board (whether or not interested directors are present); or by a court of competent jurisdiction. The corporation may indemnify persons other than directors or officers by a majority vote of a quorum of the Board, or by a majority of the shareholders of the outstanding. A director, officer or other employee successful on the merits or otherwise in defense of any claim, shall be indemnified against expenses actually and reasonably incurred.

LEGAL MATTERS

    The validity of Umpqua common stock to be issued in the mergers will be passed upon for Umpqua by its counsel, Foster Pepper & Shefelman LLP, 101 SW Main Street, Fifteenth Floor, Portland, Oregon.

AVAILABLE INFORMATION

    Each of IFN and Umpqua is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Umpqua has included this proxy statement as an exhibit to a registration statement filed with the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities, 21 Labor and Industries Building, 350 Winter St., NE, Salem, Oregon 97310. Both Umpqua and IFN have also filed the proxy statement with the SEC in compliance with their Exchange Act reporting requirements. This proxy statement omits certain of the information contained in such registration statement and reference is hereby made thereto and related exhibits for further information with respect to IFN, Umpqua and the securities being offered by Umpqua. Statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of any such documents filed as an exhibit to such registration statement or other documents filed with the SEC. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits filed therewith may be inspected at the office of the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities during regular business hours. The proxy statements, and other information filed with the SEC by IFN and Umpqua under the Exchange Act may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1204, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the regional offices of the SEC located at 7 World Trade Center, Thirteenth Floor, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549 or from the SEC website at www.sec.gov.

UMPQUA HOLDINGS CORPORATION

INDEX TO FINANCIAL STATEMENTS

Page
UMPQUA HOLDINGS CORPORATION
Consolidated Balance Sheets	F-2
Consolidated Statements of Income	F-3
Consolidated Statements of Cash Flows	F-5
Consolidated Statements of Changes In Shareholders' Equity	F-4
Notes to Consolidated Financial Statements	F-6
Independent Auditor's Report	F-30
IFN
Consolidated Balance Sheets	F-31
Consolidated Statements of Income	F-32
Consolidated Statements of Cash Flow	F-34
Consolidated Statements of Changes In Stockholders' Equity	F-33
Notes to Consolidated Financial Statements	F-35
Report of Independent Public Accountants	F-66

F–1

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

		December 31,
	June 30, 2001
		2000	1999
	(unaudited)
ASSETS
Cash and due from banks, non-interest-bearing (Note 2)	$44,052,589	$43,998,452	$46,279,859
Interest-bearing deposits in other banks	68,784,085	9,203,982	17,230,197
Federal funds sold	—	23,750,000	—

Total cash and cash equivalents	112,836,674	76,952,434	63,510,056
Trading account securities	4,477,964	1,105,868	474,782
Investment securities available-for-sale at fair value (Note 3)	67,848,434	123,649,847	131,758,539
Investment securities held-to-maturity, at amortized cost (Note 3)	16,373,147	17,060,488	18,010,109
Mortgage loans held for sale, at cost which approximates market	6,196,790	1,534,060	1,182,951
Loans receivable (Note 4)	584,469,565	530,143,203	448,845,860
Less: Allowance for loan losses	(7,655,559)	(7,096,499)	(6,972,518)

Loans, net	576,814,006	523,046,704	441,873,342
Federal Home Loan Bank stock, at cost	4,680,000	4,527,300	4,245,000
Premises and equipment, net (Note 5)	20,241,278	18,678,617	17,217,164
Intangible assets, net	10,964,278	11,113,258	10,708,406
Accrued interest receivable and other assets	6,130,602	7,979,686	8,489,134

Total assets	$826,563,174	$785,648,262	$697,469,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposit liabilities
Demand, non-interest-bearing	$176,686,532	$161,351,466	$133,771,739
Demand, interest-bearing	237,305,000	246,192,202	247,890,752
Savings	45,265,000	43,072,219	46,389,841
Time deposits (Note 6)	253,936,250	230,689,407	149,245,031

Total deposit liabilities	713,192,782	681,305,294	577,297,363
Securities sold under agreements to repurchase	6,982,825	4,513,924	—
Term debt (Note 12)	14,598,000	14,618,000	46,158,000
Accrued interest payable and other liabilities	7,976,376	6,410,511	3,688,554

	742,749,983	706,847,729	627,143,917

Commitments and contingencies (Note 7 and 15)
Shareholders' equity (Note 13 and 14)
Common stock, no par value (20,000,000 shares authorized; issued and outstanding: 14,435,412 at June 30, 2001; 14,378,784 at December 31, 2000; and 14,364,702 at December 31, 1999)	44,915,413	44,618,852	44,477,319
Retained earnings	38,509,578	34,523,533	29,136,655
Accumulated other comprehensive (loss) income	388,201	(341,852)	(3,288,408)

	83,813,192	78,800,533	70,325,566

	$826,563,174	$785,648,262	$697,469,483

See accompanying notes to consolidated financial statements.

F–2

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
INTEREST INCOME
Interest and fees on loans	$24,846,728	$21,191,365	$44,742,225	$36,527,743	$34,692,871
Interest on taxable investment securities	2,267,044	3,544,535	6,954,403	7,448,927	5,973,968
Interest on tax-exempt investment securities	930,898	958,471	1,899,583	1,840,498	1,371,955
Interest on temporary investments	1,043,440	307,948	1,390,952	1,546,453	2,646,843
Interest on trading account assets	39,624	31,299	86,744	—	—

Total interest income	29,127,734	26,033,618	55,073,907	47,363,621	44,685,637
INTEREST EXPENSE
Interest on deposits	10,522,176	7,885,877	18,158,599	13,490,644	14,135,943
Interest on borrowed funds	475,941	1,028,583	1,585,809	1,378,455	829,045

Total interest expense	10,998,117	8,914,460	19,744,408	14,869,099	14,964,988

Net interest income	18,129,617	17,119,158	35,329,499	32,494,522	29,720,649
Provision for loan losses (Note 4)	680,000	1,034,500	1,642,833	1,392,250	1,024,650

Net interest income after provision for loan losses	17,449,617	16,084,658	33,686,666	31,102,272	28,695,999
NON-INTEREST INCOME
Service fees	2,977,296	2,385,913	4,975,684	4,308,049	3,591,847
Brokerage commissions and fees	3,962,972	2,740,293	6,457,997	829,554	523,162
Gain on sale of loans	451,209	271,843	476,771	363,554	562,130
Other income	564,946	425,286	929,301	848,464	876,184
Total non-interest income	7,956,423	5,823,335	12,839,753	6,349,621	5,553,323
NON-INTEREST EXPENSE
Salaries and benefits (Note 11)	8,566,983	8,109,032	17,074,982	12,220,820	10,820,675
Occupancy and equipment	2,322,311	2,011,768	4,233,750	3,315,682	2,769,273
Communications	820,901	636,069	1,267,939	1,165,522	960,666
Marketing	664,284	458,062	1,004,723	1,157,789	929,031
Supplies	536,055	396,616	777,388	698,032	747,392
Services	1,051,189	1,045,380	2,287,712	1,918,238	1,664,626
Settlement fees	298,600	238,688	546,161	47,974	—
Intangible amortization	482,313	437,254	909,880	762,943	775,961
Other operating	1,238,072	558,840	1,459,404	838,531	1,196,927
Merger expense (Note 17)	968,670	—	1,971,603	—	—

Total non-interest expense	16,949,378	13,891,709	31,533,542	22,125,531	19,864,551
INCOME BEFORE PROVISION FOR INCOME TAXES	8,456,662	8,016,284	14,992,877	15,326,362	14,384,771
PROVISION FOR INCOME TAXES (Note 8)	3,316,620	2,938,001	6,121,483	5,564,040	5,347,711

NET INCOME	$5,140,042	$5,078,283	$8,871,394	$9,762,322	$9,037,060

EARNINGS PER COMMON SHARE (NOTE 10)
Basic	$0.36	$0.35	$0.62	$0.67	$0.63
Diluted	$0.35	$0.35	$0.61	$0.66	$0.62

See accompanying notes to consolidated financial statements.

F–3

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock
			Retained Earnings	Comprehensive Income (Loss)	Accumulated Other Comprehensive Income (Loss)
	Shares	Amount
BALANCE AT JANUARY 1, 1998	13,293,547	$32,469,140	$19,147,068		$217,000
Net income			9,037,060	$9,037,060
Other comprehensive income, net of tax
Unrealized gains on securities arising during the period, net of taxes of $273,421				570,864	570,864
Unrealized losses on securities transferred from held-to-maturity to available-for-sale				(62,140)	(62,140)

Comprehensive income				$9,545,784

Stock issuance, net of issuance costs of $1,416,000	1,150,000	12,384,000
Proceeds from stock options exercised (Note 14)	24,990	145,400
Stock dividend	271,816	3,010,529	(3,010,529)
Cash dividends, $0.17 per share			(2,527,315)

Balance at December 31, 1998	14,740,353	48,009,069	22,646,284		$725,724

BALANCE AT JANUARY 1, 1999	14,740,353	$48,009,069	$22,646,284		$725,724
Net income			9,762,322	$9,762,322
Other comprehensive income, net of tax
Unrealized losses on securities arising during the period, net of taxes of $2,193,075				(4,014,132)	(4,014,132)

Comprehensive income				$5,748,190

Stock repurchase and retired	(436,883)	(3,960,976)
Proceeds from stock options exercised (Note 14)	61,232	429,226
Cash dividends, $0.23 per share			(3,271,951)

Balance at December 31, 1999	14,364,702	$44,477,319	$29,136,655		$(3,288,408)

BALANCE AT JANUARY 1, 2000	14,364,702	$44,477,319	$29,136,655		$(3,288,408)
Net income			8,871,394	$8,871,394
Other comprehensive income, net of tax
Unrealized gaines on securities arising during the period, net of taxes of $1,611,948				2,946,556	2,946,556

Comprehensive income				$11,817,950

Stock repurchase and retired	(15,962)	(116,662)
Proceeds from stock options exercised (Note 14)	44,643	258,195
Cash dividends, $0.24 per share			(3,484,516)

Balance at December 31, 2000	14,393,383	$44,618,852	$34,523,533		$(341,852)

See accompanying notes to consolidated financial statements.

F–4

UMPQUA HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,140,042	$5,078,283	$8,871,394	$9,762,322	$9,037,060
Adjustments to reconcile net income to net cash provided by operating activities:
Federal Home Loan Bank stock dividends	(152,700)	(138,100)	(282,300)	(281,880)	(280,420)
Deferred income tax expense	—	—	248,590	204,339	227,550
Amortization of investment premiums, net	45,353	68,841	121,907	179,694	277,869
Origination of loans held for sale	(33,760,444)	(9,913,409)	(20,862,663)	(15,346,946)	(29,667,550)
Proceeds from sales of loans held for sale	29,619,239	5,812,801	20,895,417	16,134,851	29,510,856
Net increase in trading account securities	(3,372,096)	(590,826)	(276,795)	—	—
Provision for loan losses	680,000	1,034,500	1,642,833	1,392,250	1,024,650
Gain on sales of loans	(521,525)	(275,844)	(476,771)	(363,554)	(562,130)
Depreciation of premises and equipment	810,948	723,164	1,446,517	1,215,958	1,041,851
Amortization of intangibles	482,313	437,254	909,880	762,943	775,961
Net (increase) decrease in other assets	1,060,556	(393,216)	(1,257,337)	(594,594)	274,579
Net increase (decrease) in other liabilities	1,588,020	107,182	2,768,110	226,293	(1,895,805)

Net cash provided by operating activities	1,619,706	1,950,630	13,748,782	13,291,676	9,764,471

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investment securities available-for-sale	(6,035,625)	—	—	(21,945,247)	(99,409,800)
Purchases of investment securities held-to-maturity	—	—	—	(1,125,587)	(2,371,411)
Purchases of Federal Home Loan Bank stock	—	—	—	(248,700)	—
Maturities of investment securities available-for-sale	61,658,403	3,696,473	7,046,252	6,917,235	40,424,035
Maturities of investment securities held-to-maturity	690,000	770,000	955,000	575,000	3,425,000
Principal repayments received on mortgage-backed and related securities	1,315,870	2,267,143	5,493,657	8,457,039	11,076,719
Sales of investment securities available-for-sale	—	—	—	10,559,844	—
Net loan (originations) payments	(54,447,302)	(30,283,237)	(87,747,743)	(83,897,782)	1,805,704
Purchase of loans	—	—	(8,933,328)	(4,314,232)	(2,060,223)
Acquisitions, net of cash acquired	—	—	(1,797,170)	(2,819,882)	(1,644,499)
Proceeds from sales of loans	—	—	13,957,785	3,797,921	1,584,656
Purchases of premises and equipment	(2,373,609)	(909,561)	(2,874,102)	(4,672,218)	(1,110,641)

Net cash used by investing activities	807,737	(24,459,182)	(73,899,649)	(88,716,609)	(48,280,460)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in deposit liabilities	31,887,487	45,896,682	104,007,931	47,978,504	27,189,350
Net increase in securities sold under agreements to repurchase	2,468,901	625,271	4,531,924	—	—
Dividends paid on common stock	(1,153,996)	(1,612,928)	(3,484,516)	(3,271,951)	(2,527,315)
Net proceeds from stock offering	—	—	—	—	12,384,000
Proceeds from stock options exercised	274,405	103,888	212,571	324,137	84,899
Repurchase and retirement of common stock	—	(116,665)	(116,665)	(3,960,975)	—
Proceeds from borrowings of term debt	—	—	—	41,500,000	27,000,000
Repayments of term debt	(20,000)	(10,520,000)	(31,540,000)	(20,540,000)	(15,789,041)

Net cash provided by financing activities	33,456,797	34,376,248	73,593,245	62,029,715	48,341,893

Net increase (decrease) in cash and cash equivalents	35,884,240	11,867,696	13,442,378	(13,395,218)	9,825,904
Cash and cash equivalents, beginning of period	76,952,434	63,510,056	63,510,056	76,905,274	67,079,370

Cash and cash equivalents, end of period	$112,836,674	$75,377,752	$76,952,434	$63,510,056	$76,905,274

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$11,117,339	$8,855,725	$19,339,314	$14,751,643	$14,835,457
Income taxes	$3,030,000	$2,746,000	$5,555,635	$5,629,100	$4,754,109

See accompanying notes to consolidated financial statements.

F–5

UMPQUA HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

    Umpqua Holdings Corporation (the "Company") is a financial holding company headquartered in Roseburg, Oregon, and is engaged primarily in the business of commercial and retail banking and the delivery of retail brokerage services. The Company provides a wide range of banking, asset management, mortgage banking, and other financial services to corporate, institutional and individual customers through its wholly-owned banking subsidiary Umpqua Bank (the "Bank"). The Company engages in the retail brokerage business through its wholly-owned subsidiary Strand, Atkinson, Williams & York, Inc. (Strand). The Company and its subsidiaries are subject to the regulations of certain National and State agencies and undergo periodic examination by these regulatory agencies.

Basis of Financial Statement Presentation

    The accompanying consolidated financial statements have been prepared by the Company and in conformity with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of Umpqua Holdings Corporation (the Company), and its wholly-owned subsidiaries Umpqua Bank (the Bank) and Strand, Atkinson, Williams & York, Inc. (Strand, Atkinson). All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, the consolidated financial statements for the interim periods include all necessary adjustments (which are of a normal and recurring nature) for the fair presentation of the results of the interim periods presented. The results of operations for the 2001 interim periods shown in this report are not necessarily indicative of the results for any future interim period or the entire fiscal year.

Consolidation

    The accompanying consolidated financial statements include the accounts of Umpqua Holdings Corporation, Umpqua Bank and Strand, Atkinson, Williams & York, Inc. All intercompany balances and transactions have been eliminated in consolidation. Effective December 1, 2000 Umpqua Holdings Corporation ("Umpqua") merged with VRB Bancorp ("VRBA"). Each share of VRBA stock was exchanged for .8135 shares of Umpqua stock. The transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the assets and liabilities of the two corporations were combined using historical cost. Additionally, all financial statements and footnotes have been restated for all periods presented to reflect the combined organization

Cash and Cash Equivalents

    For purposes of the accompanying statements of cash flows, cash and cash equivalents includes cash and due from banks, federal funds sold and interest bearing balances due from other banks.

Trading Account Assets

    Debt securities held for resale are classified as trading account securities and reported at fair value. Realized and unrealized gains or losses, recognized on a specific identification basis, are recorded in noninterest income.

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Investment Securities

    Investment securities held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available-for-sale are stated at fair value. Gains and losses on sales of securities, recognized on a specific identification basis, are included in noninterest income. Net unrealized gain or loss on securities available-for-sale is included, net of tax, as a component of shareholders' equity.

    Mortgage-backed and related securities represent participating interests in pools of mortgage loans originated and serviced by the issuers of the securities. Premiums and discounts are amortized using a method that approximates the level yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Certain obligations of U.S. government agencies are callable by the agency. Premiums on these securities are amortized using a method that approximates the level yield method over the remaining period to the first call date. Discounts are amortized under the level yield method over the remaining period to scheduled maturity.

    In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and resulting designation. As permitted by the standard, the Company transferred certain held-to-maturity securities with a carrying value of $18,169,354 to the available-for-sale designation, resulting in a charge to accumulated other comprehensive income of $62,140, net of tax.

Loans Held For Sale

    Loans held for sale include mortgage loans and are reported at the lower of cost or market value. Gains or losses on the sale of loans that are held for sale are recognized at the time of the sale and determined by the difference between net sale proceeds and the net book value of the loans less the estimated fair value of any retained mortgage servicing rights.

Loans

    Loans are reported net of unearned income. All discounts and premiums are recognized over the life of the loan as yield adjustments.

Impaired Loans

    Loans specifically identified as impaired are measured based on the present value of expected future cash flows discounted at the loans observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. If the measurement of the impaired loan is less than the recorded investment in the loan, impairment is recognized by

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creating or adjusting an existing allocation of the allowance for loan losses. Interest received on impaired loans is applied in the following order:

  •
  Against the recorded impaired loan until paid in full

  •
  As a recovery up to any amounts charged off related to the impaired loan

  •
  As revenue

Allowance for Loan Losses

    The allowance for loan losses is established to absorb known and inherent losses primarily resulting from loans outstanding and related off-balance sheet commitments. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The provision for loan losses charged to operating expense is based on past loan loss experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such other factors include growth and composition of the loan portfolio, credit concentrations, trends in portfolio volume, maturities, delinquencies and nonaccruals, the relationship of the allowance for loan losses to outstanding loans, and general economic conditions. While management uses the best information available to base its estimates, future adjustments to the allowance may be necessary if economic conditions, particularly in the Company's market, differ substantially from the assumptions used. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. The Company's principal lending activity is concentrated along the Interstate 5 corridor in Oregon state.

Loan Fees and Direct Loan Origination Costs

    Loan origination fees and direct loan origination costs are capitalized and recognized as an adjustment to the yield over the life of the related loans.

Non-Accrual Loans

    Commercial and real estate loans are placed on nonaccrual status when they are 90 days past due as to principal or interest unless the loan is both well secured and in process of collection. When a loan is placed on nonaccrual status, unpaid interest that is deemed uncollectible is reversed and charged against current earnings and all amortization of net deferred fees or costs is discontinued.

Income Taxes

    Income taxes are accounted for using the asset and liability method. Under this method a deferred tax asset or liability is determined based on the enacted tax rates which will be in effect when the differences between the financial statement carrying amounts and tax basis of existing assets and liabilities are expected to be reported in the Company's income tax returns. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established to reduce the net carrying amount of deferred tax assets if it is determined to be more likely than not, that all or some portion of the potential deferred tax asset will not be realized.

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Premises, Equipment and Other Long-Lived Assets

    Company premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful life of the respective assets, 5 to 39 years, on a straight-line or accelerated basis. Expenditures for major renovations and betterments of the Company's premises and equipment are capitalized. In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, management reviews long-lived assets and intangibles any time that a change in circumstance indicates that the carrying amount of these assets may not be recoverable. Recoverability of these assets is determined by comparing the carrying value of the asset to the forecasted undiscounted cash flows of the operation associated with the asset. If the evaluation of the forecasted cash flows indicates that the carrying value of the asset is not recoverable, the asset is written down to fair value. Goodwill, the price paid over the net fair value of acquired businesses, is amortized on a straight-line basis over 15 years. Intangibles are evaluated periodically for impairment.

Other Real Estate Owned

    Other Real Estate Owned by the Company represents property acquired through foreclosures or settlement of loans and is carried at the lower of the principal amount of the loans outstanding at the time acquired or at the estimated fair market value of the property. The Company had no other real estate owned at December 31, 2000 or 1999.

Profit Sharing and Stock Option Plans

    The Company has a profit sharing plan covering substantially all its employees. The contribution is determined annually by the Board of Directors at its discretion.

    The Company has a stock option plan. Stock option grants are issued with an exercise price equal to the fair value of the shares at the date of grant. In accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, no compensation expense is recognized for the issuance of these grants.

Federal Home Loan Bank Stock

    The Company's investment in Federal Home Loan Bank ("FHLB") stock is carried at par value, which reasonably approximates its fair value. As a member of the FHLB system, the Company is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding mortgages, total assets or FHLB advances. At December 31, 2000, the Company's minimum required investment was approximately $759,600. The Company may request redemption at par value of any stock in excess of the minimum required investment. Stock redemptions are at the discretion of the FHLB.

Reclassifications

    Certain amounts reported in prior years' financial statements have been reclassified to conform to the current presentation.

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Business Segments

    SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires public enterprises to report certain information about their operating segments in a complete set of financial statements to shareholders. It also requires reporting of certain enterprise-wide information about the Company's products and services, its activities in different geographic areas, and its reliance on major customers. The basis for determining the Company's operating segments is the manner in which management operates the business.

NOTE 2—CASH AND DUE FROM BANKS

    The Company is required to maintain an average reserve balance with the Federal Reserve Bank or maintain such reserve balance in the form of cash. The amount of average required reserve balance for the period including December 31, 2000 and 1999 was approximately $8,367,000 and $13,803,000, respectively, and was met by holding cash and maintaining an average balance with the Federal Reserve Bank.

NOTE 3—INVESTMENT SECURITIES

    The amortized costs, unrealized gains, unrealized losses and approximate fair values of investment securities are as follows:

	December 31, 2001
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-For-Sale
U.S. Treasury and agencies	$95,461,207	$70,885	$675,411	$94,856,681
U.S. Government agency mortgage-backed securities	6,770,417	33,625	35,567	6,768,475
Obligations of state and political subdivisions	21,964,038	158,360	97,707	22,024,691

	$124,195,662	$262,870	$808,685	$123,649,847

Held-To-Maturity:	$17,060,488	$452,243	$32,973	$17,479,758

Obligations of states and political subdivisions	$17,060,488	$452,243	$32,973	$17,479,758

	December 31, 1999
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-For-Sale
U.S. Treasury and agencies	$100,477,873	$13,040	$4,073,497	$96,417,416
U.S. Government agency mortgage-backed securities	14,137,374	1,536	309,302	13,829,608
Obligations of state and political subdivisions	22,247,610	26,441	762,536	21,511,515

	$136,862,857	$41,017	$5,145,335	$131,758,539

Held-To-Maturity:	$18,010,109	$138,198	$249,314	$17,898,993

Obligations of states and political subdivisions	$18,010,109	$138,198	$249,314	$17,898,993

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    Investment securities having a carrying value of $33,936,363 and $41,922,018 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

    The carrying value and fair value of debt securities at December 31, 2000 with contractual maturity dates are shown below. Securities with serial maturities, which include mortgage-backed securities, collateralized mortgage obligations, and asset-backed securities, are detailed on a separate line. Serial maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Certain obligations of U.S. Government agencies and states and political subdivisions are callable by the applicable agency or political subdivision. These borrowers also have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-For-Sale		Held-To-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$6,845,783	$6,828,890	$180,000	$180,571
Due after one year through five years	60,730,769	60,542,783	3,319,274	3,370,273
Due after five years through ten years	48,749,532	48,431,833	5,362,802	5,528,581
Due after ten years	1,099,161	1,077,903	8,198,412	8,400,333
Serial maturities	6,770,417	6,768,438	—	—

Total	$124,195,662	$123,649,847	$17,060,488	$17,479,758

    There were no sales of securities available-for-sale during 2000 or 1999.

NOTE 4—LOANS RECEIVABLE

    The breakdown of loan receivable is as follows:

	12/31/00	12/31/99
Commercial and industrial	$104,558,973	$84,076,056
Real estate:
Construction	67,789,678	58,995,297
Residential and commercial	308,422,746	260,630,514
Individuals	47,661,761	44,889,406
Other	1,710,045	254,587

Total	$530,143,203	$448,845,860

    Included in the above balances are net deferred fees of $995,645 and $557,239 at December 31, 2000 and 1999, respectively. At December 31, 2000, loans are comprised of fixed and variable rate instruments as follows:

Loans at fixed rates	$121,200,936
Loans at variable rates	408,942,267

Total	$530,143,203

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    Loans at variable rates include loans that reprice immediately, as well as loans that reprice any time prior to maturity.

    Approximate loan portfolio maturities on fixed-rate loans and repricings on variable-rate loans at December 31, 2000 are as follows:

	Within 1 Year	1 to 5 Years	After 5 Years	Total
Commercial and industrial	$75,682,376	$24,173,797	$4,702,800	$104,558,973
Real estate	137,156,507	194,037,531	45,018,386	376,212,424
Individuals	16,465,376	15,361,098	15,835,287	47,661,761
Other	1,710,045	—	—	1,710,045

Total	$231,014,304	$233,572,426	$65,556,473	$530,143,203

    Approximately $209,098,000 of variable-rate loans will reprice within one year. Variable residential real estate loans have maturities between 15 and 30 years; variable commercial and industrial real estate loans typically have maturities between 5 and 10 years. In the ordinary course of business, the Company has made loans to its directors, executive officers, principal shareholders and their associated and affiliated companies ("related parties"). All such loans have been made on the same terms as those prevailing at the time of origination to other borrowers. At December 31, 2000 and 1999, outstanding loans to related parties were $2,967,570 and $9,209,948, respectively. Repayments of $4,449,260 and new advances of $1,490,884 were made during the year ended December 31, 2000. The remaining decrease relates to loans to indviduals who are no longer related parties.

    Transactions in the allowance for loan losses of the Company for the indicated years ended December 31 are summarized as follows:

	2000	1999	1998
Balance January 1	$6,972,518	$6,202,583	$3,920,931
Acquistions	—	—	1,898,078
Provision for loan losses	1,642,833	1,392,250	1,024,650

	8,615,351	7,594,833	6,843,659
Loans charged off	(1,616,531)	(922,377)	(789,155)
Recoveries	97,679	300,062	148,079

Net loans charged off	(1,518,852)	(622,315)	(641,076)

Balance December 31	$7,096,499	$6,972,518	$6,202,583

    A summary of non-accrual loans and the related loss of interest income is presented below:

	2000	1999
Non-accrual loans December 31	$744,342	$1,922,296
Interest income that would have been earned during the year at original contractual rates	$95,461	$189,248
Interest income actually recognized during the year	$18,705	$89,871

F–12

    At December 31, 2000 the Company had no loans considered impaired under SFAS No. 114, Accounting for Impaired Loans. The Company had loans totaling $1,575,557 considered impaired at December 31, 1999. The allowance allocated to impaired loans was $50,000 and $610,000 at December 31, 2000 and 1999, respectively. The amount of the allowance against impaired loans was determined after measuring impairment based on the present value of the expected future cash flows discounted at the loan's effective rate. The average recorded investment in impaired loans was $794,692, $611,600 and zero for the years ended December 31, 2000, 1999 and 1998. The Company has no commitment to extend additional credit on loans which are nonaccrual or impaired at December 31, 2000.

    All of the Bank's loans, commitments and commercial and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities are not significantly concentrated within any one region of the United States. The distribution of commitments to extend credit were granted primarily to commercial borrowers as of December 31, 2000. The Bank's loan policy does not allow the extension of credit to any single borrower or group of related borrowers in excess of a total of $3,000,000 commercial credit or $5,000,000 real estate secured credit without approval from the Board of Directors.

NOTE 5—PREMISES AND EQUIPMENT

    The detail of premises and equipment is as follows:

	2000	1999
Land	$4,299,170	$3,285,014
Buildings	13,358,445	12,797,816
Furniture, fixtures and equipment	11,134,941	9,898,122

	28,792,556	25,980,952
Less accumulated depreciation and amortization	10,113,939	8,763,788

Total	$18,678,617	$17,217,164

NOTE 6—TIME DEPOSITS

    Included in time deposits at December 31, 2000 and 1999 are $71,572,918 and $37,429,124, respectively, of deposits $100,000 or greater. The following table sets forth, by remaining maturity, time certificates of deposit at December 31, 2000:

	Time Deposits of $100,000 or more	All Other Time Deposits	Total
Three months or less	$18,635,176	$29,512,227	$48,147,403
Over three months through twelve months	44,276,494	103,395,950	147,672,444
Over one year through five years	7,745,595	22,436,598	30,182,193
Over five years	915,653	3,771,714	4,687,367

Total	$71,572,918	$159,116,489	$230,689,407

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NOTE 7—LEASES

    The Bank is obligated under a number of non-cancelable operating leases for land, buildings and equipment. The majority of these leases have renewal options. In addition, some of the leases contain escalation clauses tied to the consumer price index with caps. The Bank's future minimum rental payments required under land, building and equipment operating leases that have initial or remaining non-cancelable lease terms of one year or more are as follows:

Year Ending December 31:
2001	$872,117
2002	1,047,224
2003	921,156
2004	751,363
2005	635,902
Thereafter	3,607,229

Total	$7,834,991

    Rent expense applicable to operating leases for the years ended December 31, 2000, 1999 and 1998 was $773,413, $509,005 and $381,080 respectively. The Bank leases a portion of its Eugene, Oregon building to other tenants. The leases provide for monthly lease payments to the Bank in the amount of $6,267 through January 2006.

NOTE 8—INCOME TAXES

    The following is a summary of consolidated income tax expense:

	Current	Deferred	Total
Year ended December 31, 2000:
U.S. Federal	$4,752,119	$252,638	$5,004,757
State	1,065,770	50,956	1,116,726

Total	$5,817,889	$303,594	$6,121,483

Year ended December 31, 1999:
U.S Federal	$4,344,151	$170,712	$4,514,863
State	1,015,550	33,627	1,049,177

Total	$5,359,701	$204,339	$5,564,040

Year ended December 31, 1998:
U.S. Federal	$4,685,863	$162,979	$4,848,842
State	434,298	64,571	498,869

Total	$5,120,161	$227,550	$5,347,711

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    A reconciliation of the Company's expected tax expense using the U.S. Federal income tax statutory rate to the actual effective rate is as follows:

	2000	1999	1998
Statutory Federal income tax rate	35.0%	35.0%	35.0%
Tax-exempt income	(3.9)	(4.3)	(3.1)
State excise tax, net of
Federal income tax benefit	4.8	4.6	4.4
Amortization of intangibles	2.1	1.7	1.8
Non-deductible merger expenses	2.2	—	—
Other	0.6	0.8	(0.9)

Effective income tax rate	40.8%	36.3%	37.2%

    The tax effects of temporary differences which give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31 are as follows:

	2000	1999
Deferred tax assets:
Loans receivable, due to allowances for loan losses	$2,245,464	$2,164,126
Unrealized loss on investment securities	204,389	1,101,578
Deferred bonus	78,028	64,000
Accrued liabilities	160,782	45,676
Other	77,181	245,184

Total gross deferred tax assets	2,765,844	3,620,564
Deferred tax liabilities:
Investment securities, due to accretion of discount	10,068	10,605
Excess tax over book depreciation	411,760	299,940
Investment securities, due to FHLB stock dividends	685,652	580,736
Deferred loan fees	1,332,841	1,182,659
Other	—	20,316

Total gross deferred tax liabilities	2,440,321	2,094,256

Net deferred tax assets	$325,523	$1,526,308

    There was no valuation allowance for deferred tax assets as of December 31, 2000 and 1999, based on the Company's anticipated furture ability to generate taxable income from operations.

NOTE 9—FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve elements of credit and interest-rate risk similar to the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the Company's involvement in particular classes of financial instruments.

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    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, and financial guarantees written, is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company's experience has been that a majority of loan commitments are drawn upon by customers. While most commercial letters of credit are not utilized, a significant portion of such utilization is on an immediate payment basis. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral varies but may include cash, accounts receivable, inventory, premises and equipment, and income-producing commercial properties.

    Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds cash, marketable securities, or real estate as collateral supporting those commitments for which collateral is deemed necessary.

    The Company has not been required to perform on any financial guarantees during the past three years. The Company has not incurred any losses on its commitments in either 2000, 1999 or 1998.

NOTE 10—EARNINGS PER SHARE

    Basic and diluted earnings per share are based on the weighted average number of common shares outstanding during each period, with diluted including the effect of potentially dilutive common shares. The weighted average number of common shares outstanding for basic and diluted earnings per share computations were as follows:

	Three months ended		Six months ended
	June 30, 2001	June 30, 2000	June 30, 2001	June 30, 2000
Net Income	$2,804,782	$2,548,788	$5,140,042	$5,078,283

Average O/S shares	14,424,583	14,377,182	14,413,543	14,368,259
Basic EPS	$0.19	$0.18	$0.36	$0.35

Common Stock Equivalents	177,602	148,047	168,058	152,147
Fully diluted shares	14,602,185	14,525,229	14,581,601	14,520,406
Fully diluted EPS	$0.19	$0.18	$0.35	$0.35

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    Options to purchase 142,690 shares of common stock for prices ranging from $11.68 to $13.59 per share were outstanding during the quarter ended June 30, 2001 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares during the period.

    The following table reconciles basic earnings per common share (EPS) to diluted EPS:

	For the Year Ended December 31, 2000
	Income	Weighted Average Shares	Per Share Amount
Basic EPS
Income available to common shareholders	$8,871,394	14,378,228	$0.62
Effect of dilutive securities: stock options	—	154,105	(0.01)

Diluted EPS	$8,871,394	$14,532,333	$0.61

	For the Year Ended December 31, 1999
	Income	Weighted Average Shares	Per Share Amount
Basic EPS
Income available to common shareholders	$9,762,322	14,615,030	$0.67
Effect of dilutive securities: stock options	—	183,655	(0.01)

Diluted EPS	$9,762,322	14,798,685	$0.66

	For the Year Ended December 31, 1998
	Income	Weighted Average Shares	Per Share Amount
Basic EPS
Income available to common shareholders	$9,037,060	14,437,862	$0.63
Effect of dilutive securities: stock options	—	229,181	(0.01)

Diluted EPS	$9,037,060	14,667,043	$0.62

    Options to purchase 425,438 shares of common stock for prices ranging from $8.375 to $13.59 per share were outstanding during 2000 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares, and would therefore be anti-dilutive.

NOTE 11—PROFIT SHARING PLAN

    The Bank's employees participate in a defined contribution profit sharing and 401(k) plan sponsored by the Bank. At the discretion of the Bank's Board of Directors, the Bank may elect to contribute to the profit sharing plan based on profits of the Bank. Employees become eligible to participate in the profit sharing plan the first year they achieve 1,000 hours of service. The provision for profit sharing costs charged to expense amounted to $524,530, $579,639 and $513,010 in 2000, 1999 and 1998, respectively.

    Strand's employees participate in a defined contribution profit sharing and 401(k) plan sponsored by Strand, Atkinson, Williams & York, Inc. At the discretion of Strand's Board of Directors, Strand may elect to contribute to the profit sharing plan based on profits of Strand. Employees become

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eligible to participate in the profit sharing plan upon completion of two years of service. The provision for profit sharing costs charged to net income amounted to $49,094 and $1,345 in 2000 and 1999, respectively.

NOTE 12—TERM DEBT

    The Bank had outstanding notes from the FHLB at December 31, 2000 and 1999 as follows:

	December 31, 2000
	Amount	Maturity	Interest Rate
	$7,500,000	October 2001	4.85%
	118,000	November 2003	5.75%
	7,000,000	December 2003	5.30%

Total	$14,618,000

	December 31, 1999
	Amount	Maturity	Interest Rate
	$6,000,000	January 2000	5.84%
	10,000,000	February 2000	6.04%
	7,500,000	October 2001	4.85%
	12,500,000	December 2002	5.78%
	158,000	November 2003	5.75%
	3,000,000	December 2003	4.53%
	7,000,000	December 2003	5.30%

Total	$46,158,000

    Interest on the above borrowings is due monthly with the principal due at maturity, with the exception of the note due November 2003, where, in addition to interest, a portion of the principal is due monthly.

    The Bank has pledged as collateral for these notes all FHLB stock, all funds on deposit with the FHLB, all notes or other instruments representing obligations of third parties, and its instruments, accounts, general intangibles, equipment and other property in which a security interest can be granted by the Bank to the FHLB. The Bank had unused lines of credit of $160,531,555 at December 31, 2001. The FHLB requires the Bank to maintain a required level of investment in FHLB stock to qualify for notes.

NOTE 13—SHAREHOLDERS' EQUITY

    The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are

F–18

also subject to qualitative judgments by the regulators about risk components, asset risk weighting, and other factors.

    Risk based capital guidelines issued by the Federal Reserve Bank establish a risk adjusted ratio relating capital to different categories of assets and off balance sheet exposures for bank holding companies. The Company's Tier 1 capital is comprised primarily of common equity, and excludes the equity impact of adjusting available-for-sale securities to fair value. Total capital also includes a portion of the allowance for loan losses, as defined according to regulatory guidelines.

    Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets (as defined in the regulations), and of Tier I capital to average assets (as defined in the regulations). Management believes, as of December 31, 2000, that the Company meets all capital adequacy requirements to which it is subject.

    The Company's actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000:
Total capital (to risk weighted assets)	$75,009,000	12.91%	$46,466,000	8.00%	$58,082,500	10.00%
Tier I capital (to risk weighted assets)	67,913,000	11.69%	$23,233,000	4.00%	34,849,500	6.00%
Tier I capital (to average assets)	67,913,000	9.53%	$28,518,760	4.00%	35,648,450	5.00%

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 1999:
Total capital (to risk weighted assets)	$68,210,000	13.95%	$39,054,640	8.00%	$48,359,900	10.00%
Tier I capital (to risk weighted assets)	62,097,000	12.70%	19,527,320	4.00%	29,015,340	6.00%
Tier I capital (to average assets)	62,097,000	9.22%	26,942,520	4.00%	33,678,650	5.00%

    The Bank is a state chartered bank with deposits insured by the Federal Deposit Insurance Corporation (FDIC) and is not a member of the Federal Reserve System, and is subject to the supervision and regulation of the Director of the Oregon Department of Consumer and Business Services, administered through the Division of Finance and Corporate Securities and to the supervision and regulation of the FDIC. As of December 31, 2000, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions present since the notification that management believes have changed the institution's category.

F–19

NOTE 14—EMPLOYEE STOCK OPTION PLAN

    The Company adopted a new stock option plan that was approved by shareholders in November 2000 which provided for grants of up to 1,000,000 shares. The plan further provides that no grants would be issued if existing options and later grants under the 2000 stock option plan exceed 10% of outstanding shares. Under the plan, the exercise price of each option equals the market price of the Company's stock on the date of the grant, and an option's maximum term is 11 years. Options vest upon meeting performance criteria, but in all circumstances no later than six years after the date of the grant. No options have been granted under this plan as of December 31, 2000. Upon adoption of the plan, the previous stock option plan, adopted by shareholders in 1995, was terminated. The following table summarizes information about stock options outstanding at December 31, 2000, 1999 and 1998:

	2000		1999		1998
	Options Outstanding	Average Price per Share	Options Outstanding	Average Price per Share	Options Outstanding	Average Price per Share
Balance, beginning of year	802,148	$6.80	732,138	$6.07	603,476	$2.45
Grants	87,618	7.79	166,835	9.31	158,514	11.45
Exercised	(44,643)	3.48	(61,232)	3.54	(24,990)	2.78
Cancelled and returned to plan	(7,792)	8.65	(35,593)	8.30	(4,862)	10.03

Balance, end of year	837,331	$7.06	802,148	$6.80	732,138	$6.07

Options exercisable at end of year	482,173		410,143		383,538
Average fair value of options granted during year		$3.11		$4.22		$3.52

    The fair value per share of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumption for grants in 2000, 1999 and 1998: dividend yield from 1.7% to 3.3%, risk-free interest rate of 5.1% - 5.5%, volatility of 25% - 47% and expected lives of six to ten years.

    The Company applies Accounting Principles Board Opinion No. 25 in accounting for its plan and, accordingly, no compensation cost has been recognized for its stock options in the accompanying consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under the Black-Scholes option-pricing model described above, as permitted in SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

	2000	1999	1998
Net income, as reported	$8,871,394	$9,762,322	$9,037,060
Net income, pro forma	$8,650,783	$9,564,635	$8,808,956
Basic EPS, as reported	0.62	0.67	0.63
Basic EPS, pro forma	0.60	0.65	0.61
Diluted EPS, as reported	0.61	0.66	0.62
Diluted EPS, pro forma	0.60	0.65	0.60

F–20

    Outstanding options at December 31, 2000 are as follows:

Total Shares	Vested Shares	Weighted Average Exercise Price per Share	Expiration
2,398	2,398	$1.54	2001
2,491	2,491	$1.69	2002
2,244	2,244	$1.90	2003
6,074	6,074	$3.10	2004
48,086	23,589	$3.16	2005
237,009	234,302	$2.74	2006
97,895	49,756	$8.62	2007
76,934	48,032	$7.61	2008
199,834	86,614	$11.12	2009
95,366	26,673	$9.27	2010
69,000	—	$8.38	2011

NOTE 15—COMMITMENTS AND CONTINGENCIES

    The Company and its subsidiaries are defendants in various legal proceedings. Management, after reviewing these actions and proceedings with legal counsel, believes that the outcome of such proceedings will not have a materially adverse effect upon the financial position or results of operations of the Company and its subsidiaries.

    In the normal course of business, there are various commitments and contingent liabilities outstanding, such as commitments to extend credit. At December 31, 2000, the Company had approximately $2,038,002 committed under standby letters of credit. The Company issues these standby letters of credit using the same guidelines as a direct loan. Management anticipates no material losses as a result of these transactions.

    At December 31, 2000 outstanding commitments to advance funds amounted to approximately $107,335,619 of which approximately $32,905,561 were for fixed-rate loans and approximately $74,430,058 were for variable-rate loans.

F–21

NOTE 16—FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following is presented pursuant to the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair values of the Company's financial instruments are as follows:

	December 31, 2000		December 31, 1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$76,952,434	$76,952,434	$63,510,056	$63,510,056
Trading account securities	1,105,868	1,105,868	474,782	474,782
Securities held-to-maturity	17,060,488	17,479,758	18,010,109	17,898,993
Securities available-for-sale	123,649,847	123,649,847	131,758,539	131,758,539
Loans	530,143,203	522,601,064	448,845,860	444,283,919
FHLB stock	4,527,300	4,527,300	4,245,000	4,245,000
Mortgage loans held for sale	1,534,060	1,534,060	1,182,951	1,182,951
Financial liabilities:
Deposits	$681,305,294	$680,860,825	$577,297,363	$577,591,151
Term debt	14,618,000	14,420,825	46,158,000	44,460,820
Off-balance-sheet financial instruments:
Loan commitments	N/A	—	N/A	$—
Letters of credit	N/A	—	N/A	—

    The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale have not been taken into consideration.

Cash and Short-term Investments

    For short-term instruments, including cash and due from banks, interest-bearing deposits with banks, the carrying amount is a reasonable estimate of fair value.

Securities

    For trading securities and securities available-for-sale, fair values are based on quoted market prices or dealer quotes.

Loans

    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, including commercial, real estate and consumer loans. Each loan category is further segregated by fixed and variable rate, performing and non-performing categories. For variable-rate loans, carrying value approximates fair value. Fair value of fixed-rate loans is calculated by discounting contractual cash flows at current rates.

F–22

Deposit Liabilities

    The fair value of deposits with no stated maturity, such as non-interest-bearing deposits, savings and interest checking accounts, and money market accounts, is equal to the amount payable on demand as of December 31, 2000 and 1999. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Term Debt

    The fair value of medium-term notes is calculated based on the discounted value of the contractual cash flows using current rates at which such borrowings can currently be obtained.

Loan Commitments and Letters of Credit

    No fair value was ascribed, as the majority of commitments were at variable rates or had maturities of 30 days or less.

NOTE 17—MERGER OF UMPQUA HOLDINGS CORPORATION AND VRB BANCORP

    Effective December 1, 2000 Umpqua Holdings Corporation ("Umpqua") merged with VRB Bancorp ("VRBA"). Each share of VRBA stock was exchanged for .8135 shares of Umpqua stock. The transaction was accounted for under the pooling-of-interests method of accounting and, accordingly, the assets and liabilities of the two corporations were combined using historical cost. Additionally, all financial statements and footnotes have been restated for all periods presented to reflect the combined organization.

    The following data summarizes the results of operations of the previously separate companies for the nine months ending September 30, 2000 and the years ended 1999 and 1998 before the acquisition. Certain reclassifications of prior period components have been made to conform to current classifications and consistent presentations. Intercompany transactions have been eliminated from the information provided.

			Year ended
	Nine months ended September 30, 2000
			December 31, 1999		December 31, 1998
	Umpqua	VRBA	Umpqua	VRBA	Umpqua	VRBA
(in thousands)
Interest Income	$22,309	$17,868	$24,688	$22,676	$20,717	$23,968
Interest expense	8,495	5,546	8,456	6,413	7,294	7,671

Net interest income	13,814	12,322	16,232	16,263	13,423	16,297
Provision for loan losses	1,409	—	1,392	—	1,025	—
Non-interest income	7,517	1,778	4,417	1,933	3,572	1,982
Non-interest expense	13,569	8,276	11,702	10,425	9,478	10,386

Income before taxes	6,353	5,824	7,555	7,771	6,492	7,893
Provision for taxes	2,322	2,268	2,681	2,883	2,382	2,966

Net income	$4,031	$3,556	$4,874	$4,888	$4,110	$4,927

F–23

    As a result of the merger, the Company incurred $1,971,603 in merger-related expenses. The components of the charges for the year ended December 31, 2000 were as follows:

Professional fees	$1,209,494
Severance and relocation	422,656
Premises and equipment write-down	245,447
Computer conversions	76,060
Other	17,946

Total	$1,971,603

    The Company expects to incur approximately $600,000 of additional merger related expenses in early 2001 due primarily to conversion of the Company's computer systems and relocation costs. At December 31, 2000 the Company had recorded accrued merger expenses of $351,539, the majority of which relates to severance and will be paid out in the first six months of 2001.

    In August 2000, the Company paid $1,500,000 to acquire Adams, Hess, Moore & Co. ("Adams Hess"), a retail brokerage company. In November 1999, the Company paid $2,700,000 to acquire Strand, Atkinson, Williams & York ("Strand"), a retail brokerage company. In January 1998, the Company completed its acquisition of the $111 million Colonial Banking Company. These transactions were accounted for under the purchase method of accounting. The Adams Hess and Strand acquisitions provide for future contingent payments through August 2003, which will be paid if certain earnings objectives are met. If these contingent payments occur, they will be accounted for as additional goodwill and will be amortized over the remaining life of the original goodwill.

F–24

NOTE 18—PARENT COMPANY FINANCIAL STATEMENTS

	December 31,
	2000	1999
Condensed Balance Sheet
Assets
Non-interest-bearing deposits with subsidiary banks	$418,177	$437,622
Investments in:
Bank subsidiary	73,584,937	67,083,630
Nonbank subsidiary	2,951,910	2,808,305
Receivable from bank subsidiary	800,000	410,000
Receivable from nonbank subsidiary	1,557,234	—
Other assets	79,745	93,176

Total assets	$79,392,003	$70,832,733

Liabilities and Shareholders' Equity
Payable to bank subsidiary	$15,887	$45,571
Other liabilities	575,583	461,596

Total liabilities	591,470	507,167
Shareholders' equity	78,800,533	70,325,566

Total liabilities and shareholders' equity	$79,392,003	$70,832,733

Condensed Statement of Income
Income
Dividends from subsidiaries	$5,554,708	$437,622
Equity (deficiency) in undistributed earnings of subsidiaries	3,406,835
Other income	57,231	67,083,630

Total income	9,018,774	2,808,305
Expenses
Management fees paid to subsidiaries	64,728	25,710
Other expenses	115,069	77,606

Total expense	179,797	103,316
Income before income tax	8,838,977	9,728,563
Income tax benefit	(32,417)	(33,759)

Net income	$8,871,394	$9,762,322

F–25

Condensed Statement of Cash Flows
Operating activities:
Net income	$8,871,394	$9,762,322
Adjustment to reconcile net income to net cash provided by operating activities:
(Equity) deficiency in undistributed earnings of subsidiaries	(3,406,835)	98,565
Increase in other liabilities	159,615	490,519
Increase in other assets	13,431	(34,454)

Net cash provided by operating activities	5,637,605	10,316,952
Investing activities:
Investment in subsidiary	(234,422)	(2,720,793)
Net increase in receivables from subsidiaries	(1,947,234)	(410,000)

Net cash used by investing activities	(2,181,656)	(3,130,793)
Financing activities:
Net increase (decrease) in payables to subsidiaries	(29,684)	45,571
Dividends paid	(3,484,516)	(3,271,951)
Stock repurchased	(116,662)	(3,721,108)
Proceeds from exercise of stock options	155,468	148,965

Net cash used by investing activities	(3,475,394)	(6,798,523)
Change in cash and cash equivalents	(19,445)	387,636
Cash and cash equivalents at beginning of year	437,622	49,986

Cash and cash equivalents at end of year	$418,177	$437,622

NOTE 19—SEGMENT INFORMATION

    For purposes of measuring and reporting the financial results, the Company is divided into two business segments; Community Banking and Retail Brokerage Services. The Community Banking segment consists of the operations conducted by the Company's subsidiary Umpqua Bank. The Bank provides a full array of credit and deposit products to meet the banking needs of its market area and targeted customers. At June 30, 2001, the Bank had 28 full service stores. The Retail Brokerage Services segment consists of the operations of the Company's subsidiary Strand, Atkinson, Williams & York, Inc. which was acquired in November 1999. Strand, Atkinson provides a full range of retail brokerage services to its clients and has sales counters at most of the Bank's stores. At June 30, 2001, Strand, Atkinson, Williams & York, Inc. had 40 full time brokers. The following table presents

F–26

summary income statements and a reconciliation to the Company's consolidated totals for the six months ended June 30, 2001 and 2000 (in thousands).

	Six months ended June 30, 2001
	Community Banking	Retail Brokerage Services	Unaudited Administration and Eliminations	Consolidated
Interest Income	$29,088	$40	$—	$29,128
Interest Expense	10,998	59	(59)	10,998

Net Interest Income	18,090	(19)	59	18,130
Provision for Loan Losses	680	—	—	680
Noninterest Income	4,046	3,963	(53)	7,956
Noninterest Expense	12,991	3,876	83	16,950

Income before Taxes	8,465	68	(77)	8,456
Income Tax Expense (Benefit)	3,275	72	(31)	3,316

Net Income	$5,190	$(4)	$(46)	$5,140

	Six months ended June 30, 2000
	Community Banking	Retail Brokerage Services	Unaudited Administration and Eliminations	Consolidated
Interest Income	$26,003	$31	$—	$26,034
Interest Expense	8,914	—	—	8,914

Net Interest Income	17,089	31	—	17,120
Provision for Loan Losses	1,035	—		1,035
Noninterest Income	3,146	2,724	(47)	5,823
Noninterest Expense	11,620	2,319	(47)	13,892

Income before Taxes	7,580	436	—	8,016
Income Tax Expense (Benefit)	2,785	182	(29)	2,938

Net Income	$4,795	$254	$29	$5,078

    Total assets by segment have not changed materially since December 31, 2000.

    During 2000, the Company operated two primary segments, the community banking segment and the retail brokerage segment. The community banking segment consists of the Company's subsidiary Umpqua Bank which operates 26 stores from Ashland to Portland along the I-5 corridor. The Bank offers loan and deposit products to its customers who consist of individuals, state and local governmental bodies, and small to medium size commercial companies. The retail brokerage segment consists of the Company's subsidiary Strand, Atkinson, Williams and York. Strand offers a full range of retail brokerage services and products to its clients who consist primarily of individual investors. Prior to the acquisition of Strand in November 1999, the Company operated in only one segment—community banking.

F–27

    The Company accounts for intercompany fees and services at an estimated fair value according to regulatory requirements for services provided. Intercompany items relate primarily to management services and interest on intercompany borrowings.

    Summarized financial information concerning the Company's reportable segments and the reconciliation to the Company's consolidated results for the year 2000 is shown in the following table:

	Community Banking	Retail Brokerage	Other	Consolidated
(in thousands)
Interest income	$54,987	$87	$—	$55,074
Interest expense	19,744	57	(57)	19,744

Net interest income	35,243	30	57	35,330
Provision for loan losses	1,643	—	—	1,643
Non-interest income	6,407	6,445	(13)	12,839
Non-interest expense	22,636	5,857	159	28,652
Intagible amortization	744	158	8	910
Merger expenses	1,972	—	—	1,972

Income before taxes	14,655	460	(123)	14,992
Provision for income taxes	5,932	221	(32)	6,121

Net income	$8,723	$239	$(91)	$8,871

Total asets	$779,180	$5,531	$937	$785,648
Loans	$530,143	$—	$—	$530,143
Deposits	$681,723	$—	$(418)	$681,305

NOTE 20—RECENT ACCOUNTING PRONOUNCEMENTS

    In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations". The statement discontinues the use of the pooling of interest method of accounting for business combinations. The statement is effective for all business combinations initiated after June 30, 2001. Management has completed an evaluation of the effects of this statement and does not believe that it will have a material effect on the Company's consolidated financial statements.

    In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". The statement will require discontinuing the amortization of goodwill and other intangible assets with indefinite useful lives. Instead, these assets will be tested periodically for impairment and written down to their fair market value as necessary. This statement is effective for fiscal years beginning after December 15, 2001, however, early adoption is allowed for companies that have not issued first quarter financial statements as of July 1, 2001. The Company plans to adopt the provisions of this statement on January 1, 2002, and is currently evaluating the effect on the Company's consolidated financial statements.

F–28

NOTE 21—ACQUISITION OF INDEPENDENT FINANCIAL NETWORK

    On June 22, 2001 the Company announced an agreement to acquire Independent Financial Network, Inc. (IFN), a multi-bank holding company based in Coos Bay, Oregon with subsidiaries throughout Southwest Oregon. Upon approval of the agreement, IFN shareholders will receive 0.827 shares of Umpqua Holdings Corporation common stock for each share of IFN stock. All of IFN's subsidiary banks will be consolidated into Umpqua Bank which will have consolidated assets of approximately $1.2 billion. The acquisition will be accounted for using the pooling method of accounting. Completion of the merger is expected by the end of 2001 and is subject to regulatory and shareholder approval.

F–29

INDEPENDENT AUDITORS' REPORT

F–30

INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

		December 31,
	June 30, 2001
		2000	1999
	(unaudited)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$12,501	$12,459	$13,632
Federal funds sold	3,580	5,750	3,060

Total cash and cash equivalents	16,081	18,209	16,692
Investment securities available for sale	102,451	108,406	87,904
Loans, net	249,257	215,369	181,385
Mortgage loans held for sale, at cost which approximates market	5,506	2,280	3,925
Net investment in direct financing leases	3,843	3,756	2,725
Premises and equipment, net	3,999	14,917	13,785
Mortgage servicing rights	14,808	3,137	2,717
Federal Home Loan Bank stock, at cost	2,496	2,374	2,181
Federal Reserve Bank stock, at cost	767	759	756
Other assets	5,033	4,295	4,531

Total assets	$404,241	$373,502	$316,601

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$62,049	$57,503	$43,610
NOW accounts	44,052	42,360	36,996
Money market accounts	56,893	54,117	50,841
Savings accounts	21,890	21,038	22,450
Time deposits	150,098	137,255	110,072

Total deposits	334,982	312,273	263,969
Securities sold under agreements to repurchase	10,110	10,619	13,501
Short term borrowings	—	139	417
Federal Home Loan Bank borrowings	15,000	10,000	4,000
Other borrowings	4,188	2,000	800
Other liabilities	3,982	3,207	1,890

Total liabilities	368,262	338,238	284,577

Minority interst in subsidiary	1,565	2,579	3,306
Shareholders' equity:
Nonvoting preferred stock, $5 par value Authorized 5,000,000 shares; none issued	—	—	—
Voting preferred stock, $5 par value Authorized 5,000,000 shares; none issued	—	—	—
Common stock, $5 par value Authorized 10,000,000 shares—issued and outstanding 5,418,646 shares in 2000 and 1999	27,091	27,093	27,093
Surplus	4,415	4,414	4,414
Retained earnings (deficit)	1,493	493	(1,741)
Accumulated other comprehensive (loss) income, net of taxes	1,415	685	(1,048)

Total shareholders' equity	34,414	32,685	28,718
Commitments and contingent liabilities
Total liabilities and shareholders' equity	$404,241	$373,502	$316,601

See accompanying notes to consolidated financial statements.

F–31

INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

OTHER EXPENSE:
Salaries and benefits	5,996	4,568	9,388	8,345	7,353
Occupancy of bank premises	606	557	1,043	1,009	823
Furniture and equipment	1,046	907	1,912	1,389	1,107
Professional fees	636	604	1,241	628	1,143
FDIC assessment	29	27	56	27	26
Supplies	311	264	539	587	409
ESOP compensation	—	—	—	—	3,499
Other	1,677	1,206	2,488	2,739	2,620

Total other expense	10,301	8,133	16,667	14,724	16,980

Income (loss) before provision for income taxes and minority interest	1,312	1,140	3,178	2,823	(1,559)
Provision for income taxes	312	325	816	869	25

Income (loss) before minority interest	1,000	815	2,362	1,954	(1,584)
Net (income) loss attributable to minority intest	1	(28)	(126)	60	35

Net income (loss)	$1,001	$787	$2,236	$2,014	$(1,549)

Net income (loss) per share—basic	$0.18	$0.15	$0.41	$0.37	$(0.28)

Net income (loss) per share—diluted	$0.18	$0.15	$0.41	$0.37	$(0.28)

NET INCOME (LOSS):	$1,001	$787	$2,236	$2,014	$(1,549)
OTHER COMPREHENSIVE INCOME, NET OF INCOME TAX:
Unrealized gain (loss) on investment securities (Net of tax of $455 and $71 for the six months ended June 30, 2001 and 2000, respectively; net of tax: of $(1,049), $753, and $6 for the years ended December 31, 2000, 1999 and 1998, respectively.)	730	(69)	1,731	(1,635)	(13)
Less: reclassification adjustment for gains included in net income (Net of tax of $2, $58 and $7 for the years ended December 31, 2000, 1999 and 1998, respectively.)	—	—	2	128	15

Unrealized gain (loss) on investment securities	—	—	1,733	(1,507)	2

COMPREHENSIVE INCOME (LOSS):	$1,731	$718	$3,969	$507	$(1,547)

See accompanying notes to consolidated financial statements.

F–32

INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Stock					Accumulated Other Comprehensive Income (Loss)
				Retained Earnings (Deficit)	Unearned ESOP Shares at Cost		Total Shareholders' Equity
	Shares	Amount	Surplus
BALANCE, December 31, 1997	5,400,590	$27,003	$2,118	$314	$(1,469)	$457	$28,423
Net loss	—	—	—	(1,549)	—	—	(1,549)
Dividends	—	—	—	(1,626)	—	—	(1,626)
Sale of common stock	3,946	20	(3)	—	—	—	17
Stock options exercised	6,086	30	1	—	—	—	31
Release of ESOP shares	—	—	2,265	—	1,469	—	3,734
Unrealized loss on securities available for sale, net	—	—	—	—	—	2	2

BALANCE, December 31, 1998	5,410,622	$27,053	$4,381	$(2,861)	$—	$459	$29,032
Net income	—	—	—	2,014	—	—	2,014
Dividends	—	—	—	(894)	—	—	(894)
Sale of common stock	8,024	40	33	—	—	—	73
Unrealized loss on securities available for sale, net	—	—	—	—	—	(1,507)	(1,507)

BALANCE, December 31, 1999	5,418,646	$27,053	$4,414	$(1,741)	$—	$(1,048)	$28,718
Net income	—	—	—	2,236	—	—	2,236
Dividends	—	—	—	(2)	—	—	(2)
Unrealized gain on securities available for sale, net	—	—	—	—	—	1,733	1,733

BALANCE, December 31, 2000	5,418,646	$27,093	$4,414	$493	$—	$685	$32,685

See accompanying notes to consolidated financial statements.

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INDEPENDENT FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,001	$787	$2,236	$2,014	$(1,549)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	897	862	1,713	1,537	471
Deferred tax expense (benefit)	3	(73)	26	301	(735)
Provision for loan losses	142	264	293	470	1,107
ESOP related compensation expenses	—	—	—	—	3,499
Origination of mortgage loans held for sale	(117,801)	(36,705)	(76,026)	(107,698)	(121,856)
Proceeds from mortgage loans sold	114,575	36,317	77,671	109,693	118,144
Net (gain) loss on sale of fixed assets	—	—	—	(66)	20
Net gain on call/sale of investment securities available for sale	(177)	—	(4)	(186)	(22)
Increase in mortgage servicing rights	(862)	(143)	(420)	(631)	(1,192)
Federal Home Loan Bank stock dividend	(81)	(64)	(146)	(156)	(146)
Net gain (loss) attributable to minority interest	(1)	28	126	(60)	(35)
Decrease (increase) in other assets	(738)	(889)	236	(331)	1,006
Decrease in other liabilities	315	919	245	(3,278)	1,365

Net cash (used in) provided by operating activities	2,727	1,303	5,950	1,609	77

Cash flows from investing activities:
Purchase of investment securities available for sale	(15,603)	(21,439)	(40,717)	(44,860)	(50,725)
Proceeds from sale of investment securities available for sale	11,873	41	1,059	20,231	8,786
Proceeds from the maturities and call of investment securities available for sale	10,968	11,631	21,751	21,563	40,306
Net loan originations	(20,333)	(16,000)	(23,339)	(32,070)	(1,434)
Purchase of participations	(13,697)	(3,977)	(10,938)	(9,661)	(4,656)
Additions to premises and equipment	(709)	(1,672)	(2,657)	(4,295)	(3,710)
Purchase of Federal Home Loan Bank stock	(41)	(45)	(47)	(18)	(21)
Purchase of Federal Reserve Bank stock	(8)	(3)	(3)	(115)	(649)
Redemption of Federal Reserve Bank stock	—	—	—	8	—
Proceeds from sales of premises and equipment	—	—	—	66	—
Originations of direct financing leases	(679)	(1,434)	(1,980)	(1,122)	(718)
Gross payments on direct financing leases	592	660	949	1,210	961
Minority interest in subsidiaries	(1,013)	(731)	(853)	1,142	1,351

Net cash used in investing activities	(28,650)	(32,969)	(56,775)	(47,921)	(10,509)

Cash flows from financing activities:
Net increase in deposits	22,709	27,107	48,304	37,174	12,954
(Decrease) increase in securities sold with agreements to repurchase	(509)	(1,531)	(2,882)	3,113	2,443
Increase (decrease) in Federal Home Loan Bank borrowings	5,000	6,000	6,000	4,000	(16,000)
Increase in other borrowings	2,188	800	1,200	800	—
Proceeds from issuance of common stock	—	1	—	73	2,313
Payment of dividends	—	—	(2)	(894)	(1,626)
(Decrease) increase in securities short term borrowings	(139)	103	(278)	385	(551)

Net cash provided by (used in) financing activities	29,249	32,480	52,342	44,651	(467)

Net increase (decrease) in cash and cash equivalents	(2,128)	814	1,517	(1,661)	(10,899)
Cash and cash equivalents at beginning of period	18,209	16,692	16,692	18,353	29,252

Cash and cash equivalents at end of period	16,081	17,506	18,209	16,692	18,353

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$6,624	$5,071	$11,263	$8,019	$8,543
Income taxes	252	75	$458	$713	$957
Supplemental disclosures of investing activities:
Unrealized gain (loss) on investment securities available for sale, net of tax	$730	$(69)	$1,733	$(1,507)	$2

See accompanying notes to consolidated financial statements.

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INDEPENDENT FINANCIAL NETWORK, INC.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of Independent Financial Network, Inc. (the Company), a bank holding company, its wholly-owned subsidiaries, Security Bank (Security Bank), Pacific State Bank (Pacific State), Family Security Bank (Family Security), and Alliance Technology, Inc., its majority-owned subsidiaries, Lincoln Security Bank (Lincoln Security), McKenzie State Bank (McKenzie State), and Oregon State Bank (Oregon State). Security Bank, Pacific State, Family Security, Lincoln Security, McKenzie State and Oregon State are referred to collectively herein as the Banks. All intercompany accounts and transactions have been eliminated in consolidation.

Description of Business

    Security Bank conducts a general banking business. Its activities include the usual functions of a commercial bank: commercial, real estate and installment loans; equipment leasing; checking and savings accounts; collection and escrow services and safe deposit facilities. Security Bank's primary market area consists of cities and communities along the Southern Oregon Coast in Coos County. Security Mortgage Company and Roseburg Community Banking Company operate as divisions of Security Bank.

    Alland Inc. holds title to certain assets of Security Bank.

    Pacific State conducts a general banking business, offering commercial banking services to small and medium size businesses, professionals and retail customers in the Reedsport, Lakeside and Gardiner communities of Oregon. Pacific State was acquired by the Company in November 1997, and now operates as a wholly-owned subsidiary. The acquisition was accounted for as a pooling of interests. Accordingly, all prior period financial data have been restated to include the financial results of Pacific State.

    Family Security conducts a general banking business. Its activities include the usual functions of a commercial bank: commercial, real estate and installment loans; checking and savings accounts; collection and escrow services and safe deposit facilities. Family Security's primary market area consists of Curry County.

    Lincoln Security is a state chartered bank located in Newport, Oregon, in which the Company holds a majority interest. The Company facilitated the organization of Lincoln Security by purchasing 68.44% of all outstanding common shares of Lincoln Security common stock, with the remainder of the outstanding common stock held by local investors. Lincoln Security commenced operations in May 1996, and engages in general commercial banking business. Lincoln Security offers commercial banking services to small and medium size businesses, professionals and retail customers in their market area. The Company's ownership of Lincoln Security was 68.33% as of December 31, 2000, 1999, and 1998. Subsequent to December 31, 2000 the company acquired the remaining stock in Lincoln Security Bank; refer to note 20.

    McKenzie State is a newly organized state chartered bank located in Springfield, Oregon in which the company holds a majority interest. The Company facilitated the organization of McKenzie State by purchasing 65.89% of the outstanding common shares of McKenzie State's common stock, with the remainder of the outstanding common stock held by local investors. McKenzie State commenced operations in November of 1998, and engages in general commercial banking business. McKenzie State offers commercial banking services to small and medium size businesses, professionals and retail

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customers in their market area. The Company's ownership of McKenzie State was 86.57% as of December 31, 2000, 68.14% as of December 31, 1999, and 65.89% as of December 31, 1998.

    Oregon State is a newly organized state chartered bank located in Corvallis, Oregon, in which the Company holds a majority interest. The Company facilitated the organization of Oregon State by purchasing 69.19% of all outstanding common shares of Oregon State's common stock, with the remainder of the outstanding common stock held by local investors. Oregon State commenced operations in April 1999, and engages in general commercial banking business. Oregon State offers commercial banking services to small and medium businesses, professionals and retail customers in their market area. The Company's ownership of Oregon State was 69.19% as of December 31, 2000 and 1999.

    Alliance Technology, Inc. is a newly organized nonbank subsidiary located in Portland, Oregon. Alliance Technology commenced operations on October of 2000, and engages in the business of information technology services. Alliance Technology offers data, item, network and e commerce services to affiliate and non-affiliate companies.

    The Banks are subject to the regulations of certain federal agencies and undergo periodic examinations by these regulatory authorities.

Basis of Financial Statement Preparation

    The interim condensed consolidated financial statements include the accounts of Independent Financial Network (IFN, or the Company) (formerly Security Bank Holding Company), a bank holding company, its wholly-owned subsidiaries, IFN Bank (which includes Security Bank and its divisions, Security Mortgage and Roseburg Community Banking Company), Pacific State Bank, Family Security Bank, Lincoln Security Bank, and Alliance Technology Inc., and its majority-owned subsidiaries, McKenzie State Bank and Oregon State Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The interim condensed consolidated financial statements include all normal recurring adjustments that the Company considers necessary for a fair presentation of the results of operations for such interim periods. In preparing the condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and income and expenses for the periods. Actual results could differ from those estimates. The balance sheet data as of December 31, 2000 was derived from audited financial statements, but does not include all disclosures contained in the Company's 2000 Annual Report to Shareholders. The interim condensed consolidated financial statements should be read in conjunction with the December 31, 2000 consolidated financial statements, including the notes thereto, included in the Company's 2000 Annual Report to Shareholders. Certain amounts for 2000 have been reclassified to conform with the 2001 presentation. The results of operations for the interim periods shown in this report are not necessarily indicative of results for any future interim period or the entire fiscal year.

    The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and judgements that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

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    Estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of real estate owned, management obtains independent appraisals for significant properties.

    The Banks are located in Coos, Curry, Douglas, Lincoln, Lane and Benton Counties of Oregon. A large portion of the Banks' assets are loans, which are collateralized by real estate in this geographic area and other assets of the borrower and, accordingly, the ultimate collectibility of this portion of the Banks' loan portfolios are susceptible to changes in the local market conditions. However, the loan portfolio is diversified and management believes there is no concentration of loans exceeding 10% for any particular industry. It is management's opinion that the allowance for losses on loans and real estate owned is adequate to absorb credit losses on specifically identified loans as well as estimated probable losses in the remainder of the portfolio. The allowance for loan losses was $2,742,000 and $2,645,000 at December 31, 2000 and 1999.

    While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance may be necessary based on changes in economic conditions.

Investment Securities

    Investment securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available for sale and trading account securities are stated at market value. Gains and losses on sales of securities, recognized on a specific identification basis, and valuation adjustments of trading account securities are included in noninterest income. Net unrealized gain or loss on securities available for sale are included, net of tax, as a component of other comprehensive income.

Income Recognition

    Interest is accrued on a simple interest basis. The accrual of interest on loans is discontinued and the loan is considered impaired when, in management's judgement, the future collectibility of interest or principal is in doubt. Loans are generally placed on non accrual status when they are 90 days past due. Interest previously accrued and unpaid is subsequently recognized only to the extent cash payments are received. When delinquent interest is paid in full and, in management's judgement, the borrower's ability to make periodic interest and principal payments is back to normal, the loan is returned to accrual status.

    Loan origination and commitment fees, net of certain direct loan origination costs, are generally recognized over the life of the related loan as an adjustment of the yield.

Allowance for Loan Losses

    The allowance for loan losses represents management's recognition of the assumed risks of extending credit and its evaluation of the quality of the loan portfolio. The allowance is maintained at a level considered adequate to provide for potential loan losses based on management's assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions, loss experience and an overall evaluation of the quality of the portfolio. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. Regulatory

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examiners may require the Banks to recognize additions to the allowance based upon their judgements about information available to them at the time of their examinations.

Direct Financing Leases

    The aggregate lease payments to be received over the term of the leases plus the estimated residual values are capitalized as Security Bank's net investment in the leases. The excess of the investment in the leases over the costs of the equipment (unearned income) is recognized as income over the term of the lease using the effective interest method.

Premises and Equipment

    Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense over the estimated useful lives of the assets (building-thirty-one and one half to forty years; furniture and equipment-five to seven years). Depreciation is computed principally on the straight-line method for assets acquired prior to 1991 and subsequent to January 1, 1997, and on accelerated methods for assets acquired from 1991 through 1996.

Other Real Estate

    Other real estate, acquired through foreclosure or deed in lieu of foreclosure, is carried at the lower of cost or estimated fair value, not to exceed estimated net realizable value. When the property is acquired, any excess of the loan balance over the estimated net realizable value is charged to the allowance for loan losses. Subsequent write-downs, if any, are charged to the allowance for other real estate losses.

Income Taxes

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock Option Plan

    In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," which provides an alternative to Accounting Principals Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employee," in accounting for stock-based compensation issued to employees. The Statement encourages, but does not require financial reporting to reflect compensation expense for grants of stock, stock options and other equity instruments to employees based on changes in the fair value of the underlying stock. The Company continues to apply the existing accounting rules contained in APB Option No. 25, "Accounting for Stock Issued to Employees." While recognition of employee stock-based compensation is not mandatory, SFAS 123 requires companies that choose to continue applying the provisions of APB No. 25 to disclose pro forma net loss and loss per share data. As such,

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compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

    The fair market value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

Capitalized Mortgage Loan Servicing Rights

    The Company adopted Statement of Financial Accounting Standards (SFAS) No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," on January 1, 1997. SFAS No. 125 requires that corporations that acquire mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and loans (without the mortgage servicing rights) based on their relative fair values. The statement also requires that corporations assess their capitalized mortgage servicing rights for impairment based on the fair value of those rights.

    In September 2000, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" to replace SFAS 125. This statement is effective for transfers and servicing of financial costs and extinguishments of liabilities occurring after March 31, 2001. The Company does not expect implementation to have a material impact on the Consolidated Financial Statements.

Cash and Cash Equivalents

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Generally, Federal funds are sold for one-day periods.

Stock Dividend

    On January 16, 2001, the Company declared a 5% stock dividend on the Company's common stock which was paid on March 16, 2001, to stockholders of record on March 2, 2001. The dividend was charged to retained earnings in the amount of $1.2 million, which was based on the then-current fair value of the common stock issued in respect of the dividend. In connection with the 5% stock dividend, the Company increased the number of stock options and purchase rights under the 1995 Stock Option Plan by 5% and reduced the exercise prices accordingly. All references to weighted average shares outstanding, per share amounts, stock purchase rights, option shares, and exercise prices included in the accompanying consolidated financial statements and notes reflect the 5% stock dividend and its retroactive effect.

Reclassifications

    Certain amounts previously reported on the December 31, 1999 and 1998, Consolidated Financial Statements have been reclassified to conform to classifications in the December 31, 2000, Consolidated Financial Statements.

Recently Issued Accounting Standards

    In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement establishes accounting and reporting standards requiring that every derivative

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instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. Due to the issuance of SFAS No. 137 Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS No. 133, this SFAS is effective for fiscal years beginning after June 15, 2000 and as such, will be adopted by the Company in 2001. The Company does not expect implementation to have a material impact on the consolidated financial statements.

    In March 2000, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation—an interpretation of APB Opinion No. 25, (FIN 44). We adopted the provisions of FIN 44 as of the reported effective dates and this adoption has not had a significant impact on the Company's condition or results of operations.

NOTE 2—CASH AND DUE FROM BANKS

    The Banks are required to maintain an average reserve balance with the Federal Reserve Bank, or maintain such reserve balance in the form of cash. The amount of this required reserve balance on December 31, 2000 and 1999 was approximately $2,402 and $1,541, respectively, and was met by holding cash and maintaining an average reserve balance with the Federal Reserve Bank.

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NOTE 3—INVESTMENT SECURITIES

    The amortized cost and estimated market unrealized gains and unrealized losses of investment securities for sale at December 31, 2000 and 1999, are as follows (in thousands):

	Amortized Cost	Unrealized Gains		Unrealized Losses	Estimated Market Value
December 31, 2000
Available for sale:
U.S. Government and Federal Agencies	$38,069	$633		$75	$38,627
Mortgage-backed securities	34,628	417		34	35,011
United States Treasury	1,004	2		—	1,006
Corporate obligations	15,316	93.50	% 8	149	15,217
Obligations of state and political subdivisions	18,275	99.31%		59	18,454

Total available for sale	$107,292	$1,054		$317	$108,315

December 31, 1999
Available for sale:
U.S. Government and Federal Agencies	$31,508	$4		$489	$31,023
Mortgage-backed securities	27,274	29		330	26,973
United States Treasury	4,008	1		42	3,967
Corporate obligations	12,572	—	8	441	12,131
Obligations of state and political subdivisions	14,213	61		464	13,810

Total available for sale	$89,575	$95		$1,766	$87,904

    Gross realized gains and gross realized losses on sales of securities available for sale for the years ended December 31, 2000, 1999 and 1998 were:

	2000		1999		1998
Losses	Realized Gains	Realized Losses	Realized Gains	Realized Losses	Realized Gains	Realized Losses
U.S. Government and Federal Agencies	$—	$—	$9	$—	$13	$2
United States Treasury	—	—	17	—	4	—
Corporate obligations	4	—	16	54	2	—
Obligations of state and political subdivisions	—	—	228	30	6	1

Total	$4	$—	$270	$84	$25	$3

F–41

    Approximately investment portfolio maturities at December 31, 2000 are as follows:

	Securities Available For Sale
	Amortized Cost	Estimated Market Value
One year or less	$15,405	$15,406
After one year through five years	76,989	77,894
After five years through ten years	12,261	12,437
After ten years	2,637	2,669

Total	$107,292	$108,406

    The following table represents the carrying value of securities pledged to secure public deposits as required or permitted by law and securities sold under agreements to repurchase at December 31, 2000 and 1999:

	2000	1999
U.S. Government and Federal Agencies	$26,775	$26,147
United States Treasury	—	—
Obligations of state and political subdivisions	10,546	7,824

Total	$37,321	$33,971

NOTE 4—LOANS AND MORTGAGE LOANS HELD FOR SALE

    Major catergories of loans at December 31, 2000 and 1999 included in the portfolio are as follows (in thousands):

	2000	1999
Commercial—real estate	$78,955	$60,120
Commercial—lines of credit	57,504	45,729
Residential—real estate	58,316	48,881
Installment	21,795	30,213
Credit cards and other	4,175	3,356

Total loans	220,745	188,299

Deferred loan fees, net	(354)	(344)
Allowance for loan losses	(2,742)	(2,645)

Net loans	$217,649	$185,310

F–42

    Approximate loan portfolio maturities on fixed rate loans and repricing on variable rate loans at December 31, 2000 are as follows (in thousands):

	Within One Year	One To Five Years	After Five Years	Total
Commercial—real estate	$25,461	$39,327	$14,167	$78,955
Commercial—lines of credit	34,624	16,909	5,971	57,504
Residential—real estate	22,516	9,264	26,536	58,316
Installment	2,318	14,682	4,795	21,795
Credit cards and other	2,511	845	819	4,175

Total loans	87,430	81,027	52,288	220,745

    Mortgage loans held for sale are included above as residential real estate loans maturing within one year.

    Loans on nonaccrual status were approximately $536 and $468 at December 31, 2000 and 1999, respectively. Interest income which would have been realized on non-accrual loans if they had remained current was insignificant.

    Renegotiated loans were approximately $246 and $172 at December 31, 2000 and 1999, respectively. These loans were renegotiated to accommodate the borrower.

    The Company has no commitments to extend additional credit on loans which are renegotiated, non-accrual or impaired at December 31, 2000.

    At December 31, 2000 and 1999, Security Bank serviced approximately $324,229 and $280,241, respectively, of loans owned by others.

    The Bank's lending activities are concentrated on the Central and Southwestern coasts of Oregon and in Western Oregon.

NOTE 5—ALLOWANCE FOR LOAN LOSSES

    Transactions in the allowance for loan losses for the years ended December 31, 2000, 1999 and 1998 were as follows:

	2000	1999	1998
Balance, beginning of year	$2,645	$2,294	$1,429
Provision for loan losses	293	470	1,107
Loans charged off	(224)	(196)	(280)
Recoveries of loans previously charged off	28	77	38

Balance, end of year	$2,742	$2,645	$2,294

    The recorded investment in loans for which an impairment has been recognized at December 31, 2000, 1999 and 1998 was $1,379, $768 and $580, respectively. The related allowance for loan losses on impaired loans at December 31, 2000, 1999 and 1998 was $340, $128 and $190, respectively. The average recorded investment in impaired loans during 2000, 1999 and 1998 was $1,395, $760 and $515, respectively. Interest income recognized on impaired loans receivable during 2000, 1999 and 1998 was insignificant.

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NOTE 6—DIRECT FINANCING LEASES

    Following are the components of the net investment in direct financing leases at December 31, 2000 and 1999 (in thousands):

	2000	1999
Total minimum lease payments receivable	$3,909	$2,450
Add:
Estimated unguaranteed residual values of leased equipment	676	812
Less:
Unearned income	$829	$537

Net investment in direct financing leases	$3,756	$2,725

    Future minimum lease payments to be received on direct financing leases are as follows:

Year ending December 31:
2001	$2,436
2002	621
2003	430
2004	230
2005	192

Total	$3,909

NOTE 7—PREMISES AND EQUIPMENT

    The composition of premises and equipment at December 31, 2000 and 1999 are as follows:

	2000	1999
Land	$2,473	$2,175
Buildings	10,248	9,995
Furniture and equipment	9,977	7,871

	22,698	20,041
Less accumulated depreciation and amortization	(7,781)	(6,256)

	$14,917	$13,785

NOTE 8—SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

	Repurchase Amount	Weighted Average Interest Rate	Carrying Value of Underlying Assets	Market Value of Underlying Assets
December 31, 2000: Overnight	$10,619	4.12%	$10,619	$10,619
December 31, 1999: Overnight	$13,501	4.10%	$13,501	$13,501

    The securities underlying agreements to repurchase entered into by the Banks are for the same securities originally sold, with a one-day maturity. In all cases, the Company maintains control over the securities. Securities sold under agreements to repurchase averaged approximately $10,417 for the year ended December 31, 2000, and the maximum amount outstanding at any month end for the year ended

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December 31, 2000 was $11,777. Investment securities are pledged as collateral in an amount equal to the repurchase agreements.

NOTE 9—TIME DEPOSITS

    Time certificates of deposit in excess of $100 aggregated to $35,678, $27,974 and $21,214 at December 31, 2000, 1999 and 1998, respectively. Interest expense on these certificates amounted to approximately $1,963, $1,177 and $1,448 for the years ended December 31, 2000, 1999 and 1998, respectively.

    As of December 31, 2000, remaining time to maturity of time deposits were as follows:

	Time deposits of $100 or more		All other time deposits
2001	$31,633	88.66%	$86,104	84.76%
2002	3,418	9.58%	10,581	10.42%
2003	313	0.88%	2,541	2.50%
2004	210	0.59%	809	0.80%
2005 and after	104	0.29%	1,542	1.52%

Total	$35,678	100.00%	$101,577	100.00%

NOTE 10—EMPLOYEE BENEFIT PLANS

Employee Savings Plan

    The Company has a qualified profit sharing (401k) plan covering all half-time or greater personnel with at least twelve months of service. Actual contributions by the Company to the plan are determined by the Board of Directors and are not to exceed the amount deductible for federal income tax purposes. The Company made no contributions to the 401k plan in 2000, 1999 or 1998.

Employee Stock Ownership Plan (ESOP)

    The Company sponsored an employee stock ownership plan that covered all employees who met the eligibility requirements. To be eligible, an employee must have been age twenty-one or older and have completed one year of service during which the employee had at least 1,000 hours of service. The ESOP was noncontributory. Employees were 20% vested after two years of service and vesting increases at the rate of 20% each year thereafter such that employees were 100% vested after six years of service. The Company made annual contributions to the ESOP at a minimum, sufficient to pay interest due on outstanding loans, required principal repayments, operating expenses and administrative fees. In certain years, the Company also deposited additional funds to enable the ESOP to repurchase shares from participants. All dividends received by the ESOP were used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt was repaid, shares were released from the collateral based on the proportion of debt service paid in the year and allocated to active employees.

    The shares pledged as collateral for debt due to the Company by the ESOP were reported as unearned ESOP shares on the consolidated balance sheets. As shares were committed to be released from collateral, the Company reported compensation expense equal to the shares being released for allocation multiplied by the average market price of the Company's common stock during the year.

F–45

Dividends on allocated ESOP shares were recorded as a reduction of retained earnings. Dividends on unallocated ESOP shares were recorded as a reduction of debt and accrued interest.

    In 1998, the ESOP debt was repaid in full, thereby releasing all remaining shares for allocation. On December 30, 1999 the Company decided to terminate the ESOP pending approval from the Internal Revenue Service (IRS). In December of 2000, the Company received approval from the IRS to terminate the plan. All participants were immediately 100% vested and the plan will be disbursed in February 2001. The ESOP shares as of December 31, 2000, 1999 and 1998 were as follows (share amounts have been restated for the 5% stock dividend issued August 1999 and February and August 2000 and the 5% stock dividend declared January 2001):

	2000	1999	1998
Allocated	1,091,169	877,813	704,652
Shares released for allocation	—	213,356	467,705
Unreleased shares	—	—	—
Total ESOP shares	1,091,169	1,091,169	1,172,357

Fair value of unreleased shares	$—	$—	$—

Executive Supplemental Income Plan

    The Company sponsors a Key Executive Deferred Compensation Plan which is a noncontributory defined benefit plan covering a select group of key management employees. Benefits under the Plan are based on years of service, final average pay and covered compensation. At December 31, 2000, the Plan covered eight participants, including four employees, two former employees with vested rights to future benefits, and two retirees and beneficiaries receiving benefits.

    The key Executive Deferred Compensation Plan is an unfunded plan providing supplementary retirement benefits to high-level employees. The activity with respect to this plan in 2000, 1999 and 1998 is as follows:

	2000	1999	1998
Allocated	1,091,169	877,813	704,652
Shares released for allocation	—	213,356	467,705
Unreleased shares	—	—	—
Total ESOP shares	1,091,169	1,091,169	1,172,357

Fair value of unreleased shares	$—	$—	$—

F–46

	Pension Benefits
	2000	1999	1998
Change in benefit obligation
Benefit obligation at beginning of year	$920	$1,016	$808
Service cost	34	43	39
Interest cost	59	65	60
Amendments	—	—	66
Actuarial (gain) loss	206	(189)	159
Benefits paid	(15)	(15)	(116)
Benefit obligation at end of year	$1,204	$920	$1,016

Change in plan assets
Fair value of plan assets at January 1	—	—	—
Employer contribution	15	15	116
Plan participations' contributions	—	—	—
Benefits paid	(15)	(15)	(116)
Fair value of plan assets at end of year	—	—	—

Reconciliation at December 31,
Funded status	(1,162)	(920)	(1,016)
Unrecognized net actuarial loss	231	25	239
Unrecognized prior service cost	31	38	45
Net amount recognized	(900)	(857)	(732)

Total recognized amounts in the balance sheet consist of:
Accrued benefit cost	(900)	(857)	(732)
Total recognized	(900)	(857)	(732)

Net Periodic Benefit Cost	$100	$140	$123

Weighted-average assumptions as of December 31,
Discount rate	6.50%	6.50%	6.50%
Expected return on plan assets	N/A	N/A	N/A
Rate of compensation increase	4.00%	3.50%	3.50%
Components of net periodic benefit cost
Service cost	34	43	39
Interest cost	59	65	60
Amortization of prior service cost	7	7	7
Recognized net actuarial loss	—	25	17
Net periodic benefit costs	$100	$140	$123

F–47

Stock Option Plan

    The Company maintains an Employee Stock Option Plan (the "Employee Plan"), adopted in 1995, under which 335,480 shares of common stock are reserved for issuance to key employees. The Employee Plan provides for the grant of options to purchase shares to selected employees. The purchase price of shares for which stock options are granted shall not be less than 100% of the fair market value of such shares on the date of the grant. Options granted under the Employee Plan are exercisable in installments and expire on such date as the Compensation Committee of the Board of Directors may determine, but not later than 10 years from the date of grant. The following table summarizes stock option activity for the years ended December 31, 2000, 1999 and 1998 (per share amounts have been restated for the 5% stock dividend issued August 1999, February and August 2000, and the 5% stock dividend declared January 2001):

		2000		1999		1998
	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
Beginning of year	231,554	$6.42	153,762	$5.96	110,077	$4.98
Grants	48,838	$4.36	96,025	$7.26	63,814	$7.20
Exercised	—	$0.00	—	$0.00	(6,710)	$(4.66)
Cancelled and returned to plan	(9,116)	$(7.20)	(18,233)	$(7.19)	(13,419)	$(4.66)

End of year	271,276	$6.01	231,554	93.50%	153,762	$5.96
Options exercisable at the end of year	122,523	$4.90 - $11.45	79,859	99.31%	57,615	$4.66 - $10.90
Weighted average fair value per share of options granted during year	$2.44		$3.49		$3.14

    The fair value per share of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1998, 1999 and 2000: Dividend yield of 3.3%, 2.4%, and 0.0% risk-free interest rates of 4.5%, 6.0%, and 5.4% volatility of 60%, and expected lives of five years.

    The Company applies APB Opinion No. 25 in accounting for its plan and, accordingly, no compensation cost has been recognized for its stock options in the accompanying consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under the Black-Scholes option-pricing model described above, as permitted by

F–48

SFAS No. 123, the Company's net income (loss) would have been reduced (increased) to the pro forma amounts indicated below:

	2000	1999		1998
Net income (loss), as reported	$2,236	$2,014	#	$(1,549)
Net income (loss), pro forma	$2,140	$1,933		$(1,590)
Basic EPS, as reported	$0.41	$0.37		$(0.28)
Basic EPS, pro forma	$0.40	$0.35		$(0.29)
Diluted EPS, as reported	$0.41	$0.37		$(0.28)
Diluted EPS, pro forma	$0.40			$(0.28)

    Outstanding options at December 31,2000 are as follows:

	Total Shares	Vested Shares	Exercised Price Per Share	Expiration
	83,870	83,870	$4.66	2005
	83,870	16,774	$7.34	2009
	6,078	3,647	$10.90	2007
	36,462	14,587	$7.20	2008
	22,052	—	$4.56	2010
	15,750	—	$4.11	2010
	6,078	2,431	$6.68	2008
	6,078	1,216	$6.68	2009
	5,250	—	$3.87	2010
	5,788	—	$4.74	2010

Total:	271,276	122,525

    The pro forma expense related to stock options was $96, $81 and $41 for 2000, 1999 and 1998, respectively.

NOTE 11—EARNINGS PER SHARE

    Basic and diluted earnings per share are based on the weighted average number of common shares outstanding during each period, with diluted earnings data including the effect of the exercise of all authorized and outstanding options. The effect of stock options outstanding on diluted earnings per share is calculated using the treasury stock method. The following table presents information relating to

F–49

the weighted average number of common shares outstanding for all periods presented for both basic and diluted earnings per share calculations:

	Three months ended June 30,				Three months ended June 30,
	2001		2000		2000		2000
Weighted average shares—basic	5,418,145		5,418,684		5,418,137		5,418,723
Potential dilution of stock options	15,258	*	—	**	10,465	***	208	****

Weighted average shares—diluted	5,433,403		5,418,684		5,428,602		5,418,931

*	Options to purchase 158,960 shares of common stock at $6.68 - $10.90 per share were outstanding during the three months ended June 30, 2001 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares at that date.
**
Options to purchase 259,392 shares of common stock at $4.56 - $10.90 per share were outstanding during the three months ended June 30, 2000 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares at that date.
***
Options to purchase 153,172 shares of common stock at $4.74 - $10.90 per share were outstanding during the six months ended June 30, 2001 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares at that date.
****
Options to purchase 237,342 shares of common stock at $4.67 - $10.90 per share were outstanding during the six months ended June 30, 2000 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares at that date.

    Basic and diluted net income per share are based on the weighted average number of common shares outstanding during each year with diluted including the effect of potentially dilutive common shares. The following table presents information relating to the weighted average number of common shares outstanding for all periods presented for both basic and diluted net income per share

F–50

calculations. All amounts have been restated for the 5% stock dividend issued August 1999, February and August 2000, and the 5% stock dividend declared January 2001.

	2001		1999		1998
Weighted average shares—basic	5,418,487		5,418,439		5,407,834
Potential dilution of stock options	1,826	***	26,991	**	39,475	*

Weighted average shares—diluted	5,420,313		5,445,430		5,447,309

*	Options to purchase 6,078 shares of common stock were outstanding during 1998 but were not included in the computation of diluted EPS as they were anti-dilutive.
**	Options to purchase 135,529 shares of common stock were outstanding during 1999 but were not included in the computation of diluted EPS as they were anti-dilutive.
***	Options to purchase 250,276 shares of common stock were outstanding during 2000 but were not included in the computation of diluted EPS as they were anti-dilutive.

NOTE 12—REGULATORY MATTERS

    The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I Capital to average assets (as defined). Management believes, as of December 31, 2000, that the Company meets all capital adequacy requirements to which it is subject.

    As of December 31, 2000, the most recent notification from the Federal Reserve Board categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Company's category.

F–51

    The Company's capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000 (in thousands)
Total Capital (to Risk Weighted Assets)	$37,339	13.53%	$22,073	38.0%	$27,592	310.0%
Tier 1 Capital (to Risk Weighted Assets)	$34,516	12.51%	$11,037	34.0%	$16,555	36.0%
Tier 1 Capital (to Average Assets)	$34,516	9.86%	$14,006	34.0%	$17,507	35.0%
As of December 31, 1999 (in thousands)
Total Capital (to Risk Weighted Assets)	$35,439	15.59%	$18,184	38.0%	$22,730	310.0%
Tier 1 Capital (to Risk Weighted Assets)	$32,792	14.43%	$9,092	34.0%	$13,638	36.0%
Tier 1 Capital (to Average Assets)	$32,792	11.18%	$11,737	34.0%	$14,671	35.0%

    The Banks, as state-chartered banks with deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), are members of the Federal Reserve System and are subject to the supervision and regulation of the Director of the Oregon Department of Consumer and Business Services, administrated through the Division of Finance and Corporate Securities ("Oregon Director"), and to the supervision and regulation of the Federal Reserve Bank (FRB). As of December 31, 2000, the most recent notification from the FRB categorized the Banks as well capitalized under the regulatory framework for prompt corrective action.

    The Banks, as state-chartered banks, are prohibited from declaring or paying any dividends in an amount greater than undivided profits. At December 31, 2000, 1999 and 1998, undivided profits of approximately $8,626, $6,223 and $4,244, respectively, were available for the payment of dividends to the Company without prior regulatory approval.

NOTE 13—COMMITMENTS AND CONTINGENCIES

    The Banks are leasing five of their branches under operating leases which include renewals at various dates. The approximate future minimum rental payments under these leases are as follows:

    Year ending December 31:

2001	$291
2002	268
2003	263
2004	250
2005	185
Thereafter	942

$2,199

F–52

    Rental expense for all operating leases was approximately $215, $238 and $175 for the years ended December 31, 2000, 1999 and 1998, respectively.

    At December 31, 2000, the Company has $77.6 million available under unused lines of credit with various renewal dates.

    In the normal course of business, there are various commitments outstanding, including commitments to extend credit and commercial letters of credit to ensure performance of certain commercial customer obligations.

    At December 31, 2000, 1999 and 1998, these commitments and obligations were as follows:

	2000	1999	1998
Loans at fixed rates	$15,654	$16,994	$5,235
Loans at variable rates	58,436	25,403	33,577

	$74,090	$42,397	$38,812

    The Company is, from time to time, a defendant in legal proceedings arising in the normal course of business. In the opinion of management the disposition of pending litigation will not have a material effect on the Company's financial position.

NOTE 14—PROVISION FOR INCOME TAXES

    The provision for income taxes for the years ended December 31, 2000, 1999 and 1998 consists of the following:

	2000	1999	1998
Current	$790	$568	$760
Deferred	26	301	(735)

	$816	$869	$25

    The provision for income taxes results in effective tax rates which are different from the federal income tax statutory rate. The nature of the differences for the years ended December 31, 2000, 1999 and 1998, are as follows:

	2000	1999	1998
Computed expected fedral tax statutory rate of 34%	$1,038	$960	$(530)
State taxes, net of federal effect	133	123	86
Tax exempt interest	(315)	(304)	(304)
ESOP adjustments	—	—	793
Other, net	(40)	90	(20)

	$816	$869	$25

F–53

    The tax effects of temporary differences which give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2000 and 1999 are as follows:

	2000	1999
Deferred tax assets:
Investment securities due to reserve for unrealized losses	$—	$619
Loans receivable, due to allowance for possible loan losses	694	794
Organization cost, due to difference in amoritization	72	93.50%
Other liabilities,		99.31%
due to deferred compensation reserve	184	472
Deferred loan fees	25	32
Net operating loss carry forward	331	119
Other	160	153

Total gross deferred tax assets	$1,466	$2,191
Less valuation allowance	—	—
Net deferred tax assets	$1,466	$2,191

Deferred tax liabilities:
Investment securities, due to reserve for unrealized gains	$427	$—
FHLB stock	246	190
Investment securities, due to accretion of discount	162	84
Leased assets	238	239
Premises and equipment, due to difference in depreciation	606	748
Other	—	69
Total gross deferred tax liabilities	$1,679	$1,330

Net deferred tax (liability) asset	$(213)	$861

    The valuation allowance for deferred tax assets as of January 1, 1999 was zero. The net change in the total valuation allowance for the years ended December 31, 2000 and 1999 was zero.

    The Company has determined that no valuation allowance is necessary as it is more likely than not that the gross deferred tax asset as of December 31, 2000 and 1999 of $1,466 and $2,189, respectively, will be principally realized through carryback to taxable income in prior years, future reversals of existing taxable temporary differences, and, to a lesser extent, future taxable income. Management believes that future taxable income will be sufficient to realize the benefits of temporary differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences.

NOTE 15—TRANSACTION WITH RELATED PARTIES

    Some of the directors, executive officers and principal shareholders of the Company, and the companies with which they are associated, are customers of and have had banking transactions with the Banks in the ordinary course of business, and the Banks expect to have such transactions in the future. All loans and commitments to loan included in such transactions were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Banks, do not involve more than the normal risk of collectibility or present any other unfavorable features.

F–54

    An analysis of activity with respect to loans to directors, executive officers and principal shareholders of the Company for the years ended December 31, 2000, 1999 and 1998 follows:

	2000	1999	1998
Balance, beginning of year	$10,302	$6,730	$3,837
Additions	16,963	10,177	5,935
Repayments	(18,229)	(6,605)	(3,042)

Balance, end of year	$9,036	$10,302	$6,730

    Deposits from related parties were $3,636 and $4,342 at December 31, 2000 and 1999, respectively.

NOTE 16—FEDERAL HOME LOAN BANK BORROWINGS

    At June 30, 2001 the Company had outstanding advances from the Federal Home Loan Bank ("FHLB") of $15,000,000 with a weighted average rate of 5.02% and a maturity in 2002. These advances were collateralized by certain investment securities, certain residential first mortgage loans, deposits with the FHLB, and FHLB stock totaling approximately $15,000,000 at June 30, 2001.

    At December 31, 2000, Security Bank had outstanding advances from the Federal Home Loan Bank (FHLB) of $10,000 with a weighted average rate of 6.70% and a weighted average maturity of 4 months. These advances were collateralized by certain investment securities, certain residential first mortgage loans, deposits with the FHLB, and FHLB stock totaling approximately $10,000 at December 31, 2000. The FHLB requires the Banks to maintain a level of investment of FHLB stock. The required amount was $699 and $742 at December 31, 2000 and 1999, respectively.

    The Company borrowed $2,000 in 2000 to complete the capitalization of Alliance Technology Inc. and to purchase additional shares of McKenzie State Bank stock.

NOTE 17—OTHER BORROWINGS

    At June 30, 2001 the Company had $4,188,000 in borrowings from a third party bank, with interest based on the prime rate (6.75% at June 30, 2001). The term loan will mature in 2011.

NOTE 18—FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the following information is presented.

F–55

    Financial instruments have been construed to generally mean cash or a contract that implies an obligation to deliver or receive cash or another financial instrument to or from another entity. The estimated fair values of the Company's financial instruments are as follows:

	December 31, 2000		December 31, 1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$18,209	$18,209	$16,692	$16,692
Investment securities	108,406	108,406	87,904	87,904
Loans and leases, net	219,125	222,004	184,110	182,058
Mortgage servicing rights	3,137	4,217	2,717	2,947
Mortgage loans held for sale	2,280	2,280	3,925	3,925
Federal Home Loan Bank stock	2,374	2,374	2,181	2,181
Federal Reserve Bank Stock	759	759	756	756
Financial liabilities:
Deposits	312,273	312,514	263,969	264,193
Securities sold under agreements to repurchase	10,619	10,619	13,501	13,501
Short term borrowings	139	139	417	417
Other borrowings	2,000	2,000	800	800
Federal Home Loan Bank borrowings	10,000	10,000	4,000	4,000
Off balance sheet financial instruments:
Loan commitments	73,790	73,790	42,072	42,072
Letters of credit	300	300	325	325

    Financial assets and financial liabilities other than investment securities are not traded in active markets. The above estimates of fair value require subjective judgements and are approximate. Changes in the following methodologies and assumptions could significantly affect the estimates. These estimates may also vary significantly from the amounts that could be realized in actual transactions.

    Financial Assets—The estimated fair value approximates the carrying amount of cash equivalents. For investment securities, the fair value is based on quoted market prices. The fair value of loans is estimated by discounting future cash flows using current rates at which similar loans would be made. The fair value of mortgage servicing rights is estimated by discounting future cash flows using current rates at which similar loans would be made, and a constant prepayment rate of 5%. The fair value of mortgage loans held for sale, Federal Home Loan Bank stock and Federal Reserve Bank stock approximates their carrying amounts.

    Financial Liabilities—The estimated fair value of time deposits is estimated by discounting the future cash flows using current rates at which similar deposits would be made. The estimated fair value approximates the carrying amounts of short term borrowings, securities sold under agreements to repurchase and other borrowings. The estimated fair value of Federal Home Loan Bank borrowings is estimated by discounting the future cash flows using current rates at which similar borrowings would be made.

    Off-Balance Sheet Financial Instruments—The fair value of off-balance sheet commitments to extend credit is considered equal to notional amounts.

F–56

    The Company did not hold any derivative financial instruments in its investment portfolio at or during the year ended December 31, 2000, with the exception of collateralized mortgage obligations, carried at fair value.

NOTE 19—SEGMENT INFORMATION

    The Company has four reportable segments: commercial banking, mortgage banking, information technology services, and administration. The commercial banking segment's activities include the usual functions of a commercial bank: commercial real estate and installment loans; equipment leasing; checking and savings accounts; collection and escrow services and safe deposit facilities. The mortgage banking segment's activities include primarily the origination of residential mortgage loans and subsequent sale in the secondary market. The information technology services segment's activities include data, item, network and e commerce services to affiliate and non-affiliate companies. The administration segment's activities include strategic planning, management of investment portfolio, accounting, human resource administration, and data processing.

    The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Management evaluates segment performance based on segment profit or loss before income taxes and nonrecurring gains and losses. Transfers between segments are accounted for at market value.

    The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

F–57

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the quarter ended June 30, 2000.

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest Income	$6,546	$—	$—	$—	$(68)	$6,478
Interest Expense	2,797	—	—	29	—	2,758

Net interest income before provision	3,749	—	—	(29)	(68)	3,720
Provision for loan loss	118	—	—	—	—	118

Net interest income	3,631	—	—	(29)	(68)	3,602
Non-interest income	917	599	—	1,256	(1,451)	1,321
Other non-interest expense	3,203	527	—	986	(562)	4,154

Income before taxes and minority interest	1,345	72	—	241	(889)	769
Income taxes						210

Income before minority interest						559
Loss attributable to minority interest						(33)

Net income						$526

F–58

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the six months ended June 30, 2000.

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest Income	$12,537	$—	$—	$—	$(134)	$12,403
Interest Expense	5,295	—	—	50	—	5,211

Net interest income before provision	7,242	—	—	(50)	(134)	7,192
Provision for loan loss	264	—	—	—	—	264

Net interest income	6,978	—	—	(50)	(134)	6,928
Non-interest income	1,650	833	—	2,474	(2,612)	2,345
Other non-interest expense	6,303	783	—	2,124	(1,077)	8,133

Income before taxes and minority interest	2,325	50	—	300	(1,535)	1,140
Income taxes						325

Income before minority interest						815
Loss attributable to minority interest						(28)

Net income						$787

F–59

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the quarter ended June 30, 2001.

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest Income	$6,816	$689	$—	$—	$(27)	$7,478
Interest Expense	2,867	392	—	80	—	3,312

Net interest income before provision	3,949	297	—	(80)	(27)	4,166
Provision for loan loss	76	—	—	—	—	76

Net interest income	3,873	297	—	(80)	(27)	4,090
Non-interest income	1,014	1,103	578	1,301	(1,789)	2,207
Other non-interest expense	3,506	1,056	716	970	(673)	5,575

Income before taxes and minority interest	1,381	344	(138)	251	(1,116)	722
Income taxes						128

Income before minority interest						594
Loss attributable to minority interest						(2)

Net income						$592

F–60

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the six months ended June 30, 2001.

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest Income	$13,480	$1,209	$—	$—	$(46)	$14,643
Interest Expense	5,826	666	—	162	—	6,608

Net interest income before provision	7,654	543	—	(162)	(46)	8,035
Provision for loan loss	142	—	—	—	—	142

Net interest income	7,512	543	—	(162)	(46)	7,893
Non-interest income	1,920	1,734	959	2,325	(3,218)	3,720
Other non-interest expense	6,842	1,746	1,244	1,734	(1,265)	10,301

Income before taxes and minority interest	2,590	531	(285)	429	(1,953)	1,312
Income taxes						312

Income before minority interest						1,000
Loss attributable to minority interest						1

Net income						$1,001

F–61

    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the year ended December 31, 2000:

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest income	$25,962	$1,205	$—	$—	$(173)	$26,994
Interest expense	10,833	829	—	129	(173)	11,618

Net interest income before provision	15,129	376	—	(129)	—	15,376
Provision for loan losses	301	(8)	—	—	—	293

Net interest income	14,828	384	—	(129)	—	15,083
Non-interest income	3,208	93.50%	305	6,108	(5,792)	3,830
Other non-interest expense	12,704	99.31%	378	4,661	(2,121)	15,623

Income (loss) before taxes and minority interest	5,332	272	(73)	1,318	(3,671)	3,178
Income taxes	1,672	88	(26)	(918)	—	816

Income (loss) before minority interest	3,660	184	(47)	2,236	(3,671)	2,362
Loss attributable to minority interest	—	—	—	—	(126)	(126)
Net income (loss)	$3,660	$184	$(47)	$2,236	$(3,797)	$2,236

Loans, net	$200,397	$21,008	$—	$—	$—	$221,405
Investments, net	111,539	—	—	—	—	111,539
Other assets	35,872	3,503	1,235	35,708	(35,760)	40,558

Total assets	$347,808	$24,511	$1,235	$35,708	$(35,760)	$373,502
Deposits	$311,529	$1,779	$—	$—	$(1,035)	$312,273
Borrowings	21,558	—	—	2,000	(800)	22,758
Other liabilities	2,121	86	(23)	1,023	—	3,207

Total liabilities	$335,208	$1,865	$(23)	$3,023	$(1,835)	$338,238

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    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the year ended December 31, 1999:

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest income	$20,988	$—	$—	$12	$(95)	$20,905
Interest expense	8,136	—	—	48	(95)	8,089

Net interest income before provision	12,852	—	—	(36)	—	12,816
Provision for loan losses	470	—	—	—	—	470

Net interest income	12,382	—	—	(36)	—	12,346
Non-interest income	3,115	2,403	—	4,325	(4,642)	5,201
Other non-interest expense	10,940	1,985	—	3,396	(1,597)	14,724

Income (loss) before taxes and minority interest	4,557	418	—	893	(3,045)	2,823
Income taxes	1,574	149	—	(854)	—	869

Income (loss) before minority interest	2,983	269	—	1,747	(3,045)	1,954
Loss attributable to minority interest	—	—	—	—	60	60
Net income (loss)	$2,983	$269	$—	$1,747	$(2,985)	$2,014

Loans, net	$188,035	$—	$—	$—	$—	$188,035
Investments, net	90,841	—	—	—	—	90,841
Other assets	38,693	269	—	30,065	(31,302)	37,725

Total assets	$317,569	$269	$—	$30,065	$(31,302)	$316,601
Deposits	$264,800	$—	$—	$—	$(831)	$263,969
Borrowings	20,953	—	—	800	(3,035)	18,718
Other liabilities	1,074	—	—	816	—	1,890

Total liabilities	$286,827	$—	$—	$1,616	$(3,866)	$284,577

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    The following table presents summary income and balances for reportable segments and reconciles segments to the Company's consolidated totals for the year ended December 31, 1998:

	Commercial Banking	Mortgage Banking	Information Technology Services	Administration	Intersegment Eliminations	Consolidated
Interest income	$19,905	$—	$—	$93	$(3)	$19,995
Interest expense	8,438	—	—	—	(3)	8,435

Net interest income before provision	11,467	—	—	93	—	11,560
Provision for loan losses	1,107	—	—	—	—	1,107

Net interest income	10,360	—	—	93	—	10,453
Non-interest income	2,609	2,904	—	2,163	(2,708)	4,968
ESOP compensation expense	1,884	717		898	—
Other non-interest expense	8,556	1,888	—	4,176	(1,139)	13,481

Income (loss) before taxes and		291				291
minority interest	2,529	—	—	(2,818)	(1,569)	(1,858)
Income taxes	995	111	—	(1,081)	—	25

Income (loss) before minority interest	1,534	(111)	—	(1,737)	(1,569)	(1,883)
Loss attributable to minority interest	—	—	—	—	35	35
Net income (loss)	$1,534	$(111)	$—	$(1,737)	$(1,534)	$(1,848)

Loans, net	$150,942	$—	$—	$—	$—	$150,942
Investments, net	90,231	—	—	—	—	90,231
Other assets	35,445	237	—	30,151	(33,367)	32,466

Total assets	$276,618	$237	$—	$30,151	$(33,367)	$273,639
Deposits	$229,295	$—	$—	$—	$(2,500)	$226,795
Borrowings	16,495	—	—	—	(6,075)	10,420
Other liabilities	3,811	50	—	1,307	—	5,168

Total liabilities	$249,601	$50	$—	$1,307	$(8,575)	$242,383

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NOTE 20—PARENT COMPANY FINANCIAL DATA

    The following sets form the condensed financial information of Independent Financial Network, Inc. on a stand-alone basis:

	2000	1999
Deferred tax assets:
Investment securities due to reserve for unrealized losses	$—	$619
Loans receivable, due to allowance for possible loan losses	694	794
Organization cost, due to difference in amoritization	72	93.50%
Other liabilities,		99.31%
due to deferred compensation reserve	184	472
Deferred loan fees	25	32
Net operating loss carry forward	331	119
Other	160	153

Total gross deferred tax assets	$1,466	$2,191
Less valuation allowance	—	—
Net deferred tax assets	$1,466	$2,191

Deferred tax liabilities:
Investment securities, due to reserve for unrealized gains	$427	$—
FHLB stock	246	190
Investment securities, due to accretion of discount	162	84
Leased assets	238	239
Premises and equipment, due to difference in depreciation	606	748
Other	—	69
Total gross deferred tax liabilities	$1,679	$1,330

Net deferred tax (liability) asset	$(213)	$861

NOTE 21—ACQUISITION OF LINCOLN SECURITY BANK

    In January 2001 the Company completed the purchase of the minority interest in Lincoln Security Bank, resulting in IFN having 100% ownership. IFN had owned approximately 68% of Lincoln Security Bank since its inception in May 1996. The purchase price of the minority interest was $25 per share for a total of approximately $2.6 million.. The acquisition was accounted for using the purchase accounting method and resulted in approximately $1.4 million in goodwill, which is being amortized over 15 years. Also in January of 2001, a $185,000 bond owned by Family Security Bank declined in value. The decline is due to the current energy crisis in California. The Company is unable to determine at this time if the decline in value is temporary or permanent. In addition, the Security Bank charter name was changed to Independent Financial Network Bank (IFN Bank). Security Bank, Security Mortgage and Roseburg Community Banking Company operate as divisions of IFN Bank.

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INDEPENDENT AUDITOR'S REPORT

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Appendix I

AGREEMENT AND PLAN OF REORGANIZATION

    This Agreement and Plan of Reorganization is entered into effective this 22nd day of June, 2001 (the "Agreement"), by and among Umpqua Holdings Corporation ("Umpqua"), Umpqua Bank ("Umpqua Bank") and Independent Financial Network, Inc. ("IFN").

RECITALS:

    A.  Umpqua is an Oregon corporation, and registered financial holding company, with its executive offices at 200 Market Street, Suite 1900, Portland, Oregon.

    B.  Umpqua Bank is an Oregon state chartered bank with its principal office at 445 SE Main Street, Roseburg, Oregon.

    C.  IFN is an Oregon corporation, and registered financial holding company, with its executive offices at 170 S. Second Street, Suite 201, Coos Bay, Oregon.

    D.  IFN is the parent company of, and the registered financial holding company for, Independent Financial Network Bank, Pacific State Bank, Lincoln Security Bank, Family Security Bank, McKenzie State Bank and Oregon State Bank (collectively "IFN Banks") all of which are Oregon state chartered banks, and Alliance Technology, Inc. ("ATI"), an Oregon corporation which, together with the IFN Banks, are collectively referred to herein as "IFN Subsidiaries."

    E.  The parties hereto desire to enter into a strategic business combination pursuant to the terms of this Agreement.

    F.  The parties intend that the transactions contemplated hereby shall qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and as a "pooling of interests" transaction within the meaning Accounting Principles Board Opinion No. 16 and its related interpretations.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby enter into this Agreement and agree as follows:

1.  Definitions. For purposes of this Agreement, the following terms shall have the definitions given:

    (a) "Alternative Acquisition Transaction" means any event or series of events pursuant to which a party or its board of directors enters into an agreement or recommends to its shareholders any agreement (other than this Agreement) pursuant to which any Person would (i) merge or consolidate with such party, with the result that the shareholders of such Person hold less than 50% of the stock of the surviving entity, (ii) acquire 50% or more of the assets or liabilities of such party or any of its subsidiaries, or (iii) purchase or otherwise acquire (including by merger, consolidation, share exchange or any similar transaction) stock or other securities representing or convertible into 50% or more of the stock of such party or any one or more of its subsidiaries.

    (b) "Bank Mergers" means the mergers of the IFN Banks with and into Umpqua Bank in accordance with the Bank Plans of Merger.

    (c) "Bank Plans of Merger" means each of the Plans of Merger to be executed by Umpqua Bank and each of the IFN Banks and delivered to the Oregon Director for filing substantially in the form attached hereto as Exhibit B.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

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    (e) "Daily Sales Price" means for any trading day, subject to the following sentence, the last reported trade price as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence thereof by such other source upon which Umpqua and IFN shall mutually agree. If there are no reported trades on any trading day, such day shall be deemed to be a non-trading day.

    (f)  "Effective Date" is the date on which the Articles of Merger for the Holding Company Merger are filed with the Oregon Secretary of State.

    (g) "Effective Time" is the time set forth in the Holding Company Plan of Merger at which the Holding Company Merger is effective.

    (h) "Employee Benefit Plan" means an employee benefit plan as defined by Section 3 of ERISA.

    (i)  "ERISA" means the Employee Retirement Income Security Act of 1984, as amended.

    (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and, to the extent the context requires, the rules promulgated thereunder.

    (k) "Exchange Agent" means Umpqua Bank or such other company designated by Umpqua to perform the duties of Exchange Agent in this Agreement.

    (l)  "Exchange Ratio" means 0.827; but if the Weighted Average Sales Price of the Umpqua Common Stock is at least $13.00 per share, the Exchange Ratio means 0.80.

    (m) "FDIC" means the Federal Deposit Insurance Corporation.

    (n) "FHA" means the Federal Housing Administration.

    (o) "FHLMC" means the Federal Home Loan Mortgage Corporation.

    (p) "FNMA" means the Federal National Mortgage Association.

    (q) "FRB" means Federal Reserve Board.

    (r) "GNMA" means the Government National Mortgage Association.

    (s) "Holding Company Merger" means the merger of IFN with and into Umpqua at the Effective Time in accordance with the Holding Company Plan of Merger.

    (t)  "Holding Company Plan of Merger" means the Plan of Merger to be executed by Umpqua and IFN and delivered together with Articles of Merger to the Oregon Secretary of State for filing on the Effective Date substantially in the form attached hereto as Exhibit A.

    (u) "IFN" means Independent Financial Network, Inc., an Oregon corporation, and includes, unless the context otherwise suggests, each of its Subsidiaries.

    (v) "IFN Common Stock" means the shares of common stock, $5.00 par value, of IFN.

    (w) "IFN Public Reports" means the reports and other information required to be filed by IFN with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by IFN to its shareholders pursuant to Exchange Act Rule 14a-3.

    (x) "Mergers" means the Holding Company Merger and the Bank Mergers.

    (y) "Oregon Director" means the Director of the Oregon Department of Consumer and Business Services acting by and through the Administration of the Division of Finance and Corporate Securities.

    (z) "Oregon Bank Act" means Chapter 706 through 716 of the Oregon Revised Statutes.

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    (aa) "Person" means any natural person or any other entity, person, or group. For purposes of this definition, the meaning of the term "group" shall be determined in accordance with Section 13(d)(3) of the Exchange Act.

    (bb) "Plans of Merger" means the Bank Plans of Merger and the Holding Company Plan of Merger.

    (cc) "PBGC" means the Pension Benefit Guaranty Corporation.

    (dd) "SBA" means the Small Business Administration of the Department of Commerce.

    (ee) "SEC" means the Securities and Exchange Commission.

    (ff) "Securities Act" means the Securities Act of 1933, as amended, and to the extent the context requires, the rules promulgated thereunder.

    (gg) "Subsidiary" means, with respect to a party to this Agreement, any entity in which such party owns, directly or indirectly, more than 50% of the voting securities, other than in such party's capacity as a fiduciary or a secured party.

    (hh) "Treasury Regulations" means the treasury regulations promulgated by the United States Internal Revenue Service under the Code.

    (ii) "Umpqua" means Umpqua Holdings Corporation, an Oregon corporation, and includes, unless the context otherwise suggests, each of its Subsidiaries.

    (jj) "Umpqua Common Stock" means shares of common stock, no par value, of Umpqua.

    (kk) "Umpqua Public Reports" means the reports and other information required to be filed by Umpqua with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by Umpqua to its shareholders pursuant to Exchange Act Rule 14a-3.

    (ll) "VA" means the Veterans Administration.

    (mm) "Weighted Average Sales Price" means the weighted average (based upon the reported number of shares traded and rounded to the nearest penny) of each Daily Sales Price of Umpqua Common Stock for the twenty consecutive trading days ending on and including the tenth calendar day preceding the projected Effective Date (or, if that calendar day is not a trading day, the most closely preceding day that is a trading day).

2.  Mergers

    2.1.  Transactions Pursuant to the Holding Company Plan of Merger.  Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, on the Effective Date:

      2.1.1.   IFN shall be merged with and into Umpqua under Oregon law on the terms and conditions set forth in the Holding Company Plan of Merger. The Holding Company Plan of Merger, the form of which is attached hereto as Exhibit A, and the Holding Company Articles of Merger shall be filed with the Secretary of State of the State of Oregon to effect the Holding Company Merger.

      2.1.2.   Umpqua shall be the surviving corporation in the Holding Company Merger, and the Articles of Incorporation and the Bylaws of Umpqua shall be the Articles of Incorporation and Bylaws of the surviving corporation.

      2.1.3.   As of the Effective Time, each share of Umpqua capital stock outstanding immediately prior to the Holding Company Merger shall remain outstanding and shall be deemed to be one share of the capital stock of the surviving corporation.

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      2.1.4.   As of the Effective Time, each outstanding share of IFN Common Stock shall be converted into the right to receive the number of shares of Umpqua Common Stock determined by the Exchange Ratio, except that cash shall be paid in lieu of any resulting fractional shares.

      2.1.5.   As of the Effective Time, by virtue of the Holding Company Merger and without any action on the part of any holder of any such option, all existing stock option plans of IFN shall terminate, no further options shall be granted thereunder, and each outstanding option to acquire IFN Common Stock (each an "IFN Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by IFN; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of IFN Common Stock issuable upon exercise of the IFN Option, and (b) the Exchange Ratio; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the IFN Option, divided by (b) the Exchange Ratio; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Merger except as may be set forth in such option agreements. With respect to any IFN Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    2.2.  Transactions Pursuant to the Bank Plans of Merger.  Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, and promptly following the Effective Time:

      2.2.1.   The IFN Banks will be merged with and into Umpqua Bank in accordance with the provisions of the Oregon Bank Act. The Bank Plans of Merger, the forms of which are attached hereto as Exhibit B shall be filed with the Oregon Director for purposes of obtaining Certificates of Merger.

      2.2.2.   As of the date set forth in each Certificate of Merger, each of the IFN Banks will merge with Umpqua Bank, with Umpqua Bank being the resulting bank and having its head office in Roseburg, Oregon.

      2.2.3.   The Articles of Incorporation, Bylaws and banking charter of Umpqua Bank in effect immediately prior to the date set forth on each Certificate of Merger shall be the Articles of Incorporation, Bylaws and banking charter of the resulting bank.

      2.2.4.   Upon effectiveness of the Bank Mergers, each outstanding share of Umpqua Bank common stock shall remain outstanding as shares of the resulting bank, the holders of such shares shall retain their rights with respect to such shares as in effect prior to the Bank Mergers, and each outstanding share of each of the IFN Banks held by IFN will be cancelled. Each outstanding share of McKenzie State Bank and Oregon State Bank not held by IFN shall be converted into the right to receive 1.3 shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares.

      2.2.5.   Upon the effectiveness of the McKenzie State Bank and Oregon State Bank Plans of Merger and without any action on the part of any holder of any such option, all existing stock option plans of McKenzie State Bank and Oregon State Bank shall terminate, no further options shall be granted thereunder, and each outstanding option to acquire Bank Common Stock (each a "Bank Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by McKenzie State Bank and Oregon State Bank, respectively, provided that (i) the number of shares

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  of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of Bank Common Stock issuable upon exercise of the Bank Option, and (b) 1.3; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the Bank Option, divided by (b) 1.3; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Bank Mergers except as may be set forth in such option agreements. With respect to any Bank Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

3.  Umpqua Directors.

    Promptly following the Effective Time two members of the IFN Board of Directors shall become members of the Umpqua Board of Directors and are each designated to serve a term to expire with the annual Umpqua shareholders meeting to be held in 2002 and in 2004. The director whose term ends with the 2004 annual shareholder meeting will be entitled to be nominated for reelection at the discretion of the nominating committee of Umpqua's Board of Directors subject to Umpqua's then applicable nominating procedures. The director whose term expires in 2002 will not stand for reelection. The Board of Directors of IFN may recommend the identity of such persons prior to the Effective Time; however, the final determination of the two new members to be appointed will be made by Umpqua.

4.  Representations and Warranties of IFN

    Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, IFN represents and warrants to Umpqua as follows:

    4.1.  Organization, Existence, and Authority.  IFN and ATI are corporations duly organized and validly existing under the laws of the State of Oregon and have all requisite corporate power and authority to own, lease, and operate their properties and assets and carry on their business in the manner now being conducted. The IFN Banks are state chartered banks, duly organized, validly existing, and in good standing under the laws of the State of Oregon and have all requisite corporate power and authority to own, lease, and operate their properties and assets and carry on their business in the manner now being conducted. Each of IFN and each IFN Subsidiary is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify would not result in any material adverse effect on its business operation, financial condition or properties.

    4.2.  Authorized and Outstanding Stock, Options, and Other Rights.  The authorized capital stock of IFN consists of (i) 10,000,000 shares of undesignated preferred stock, with $5.00 par value per share, of which 5,000,000 shares are designated voting preferred stock and 5,000,000 shares are designated non-voting preferred stock, and of which no shares are issued or outstanding, and (ii) 10,000,000 shares of common stock, with $5.00 par value per share, of which 5,418,109 shares are outstanding, all of which are validly issued, fully paid and nonassessable except as set forth in Schedule 4.2. All outstanding shares of capital stock of the IFN Subsidiaries are validly issued, fully paid and nonassessable and held by IFN except as set forth in Schedule 4.2. Other than as set forth in Schedule 4.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of IFN or any IFN Subsidiary, or which enable or require IFN or any IFN Subsidiary to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding.

    4.3.  Public Reports.  Since January 1, 1998, IFN has timely filed with the SEC all IFN Public Reports required to be so filed. Until the Effective Date, IFN will file with the SEC (and will furnish

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copies to Umpqua within two days thereafter) all additional IFN Public Reports then required to be filed. Since, January 1, 1998, each IFN Bank has timely filed with the FDIC (or FRB) and the Oregon Director all Call Reports required to be so filed and until the Effective Date such IFN Banks will continue to file such reports and furnish copies thereof to Umpqua within two days thereafter. Set forth in Schedule 4.3 are audited financial statements for each of McKenzie State Bank and Oregon State Bank since the date of their formation. IFN will provide to Umpqua, when available, copies of such other audited or unaudited interim statement with respect to each such bank which statements together with those identified in the preceding two sentences are herein referred to as "Bank Financial Statements." The financial information included in the IFN Public Reports and Bank Financial Statements has been and will be prepared in accordance with generally accepted accounting principles (or with respect to the Call Reports, regulatory accounting principals), consistently applied, and present fairly the financial position and results of operation of IFN and its Subsidiaries, and each of McKenzie State Bank and Oregon State Bank, respectively, on the dates and for the periods covered thereby. As of the date filed, each IFN Public Report and each Bank Financial Statements has been and, as to those reports to be filed or provided on or after the date of this Agreement, will be accurate and complete as of the date filed or provided, and each complies or will comply with all requirements applicable to such filing.

    4.4.  Articles of Incorporation, Bylaws, Minutes.  The copies of the Articles of Incorporation, as amended, and the Bylaws of each of IFN and IFN Subsidiaries delivered to Umpqua are true, correct and complete copies of existing Articles of Incorporation and Bylaws of IFN and IFN Subsidiaries, as the case may be, as amended to date. Neither IFN nor any IFN Subsidiary is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of IFN and IFN Subsidiaries which have been or will be made available to Umpqua for its review contain accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

    4.5.  No Holding Company, Joint Venture, or Other Subsidiaries.  Other than as to IFN with respect to the IFN Banks or as otherwise set forth on Schedule 4.5, no corporation or other entity is registered or, to the knowledge of IFN or any IFN Bank, is required to be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, because of ownership or control of IFN or any of the IFN Banks. Except as set forth on Schedule 4.5 and except for IFN with respect to the IFN Subsidiaries, neither IFN nor any IFN Subsidiary, directly or indirectly, owns or controls, either by power to control the investment or power to vote, any shares of capital stock of any other corporation or entity, other than shares held in a fiduciary or custodial capacity in the ordinary course of business, and shares representing less than five percent of the outstanding shares of such corporation acquired in partial or full satisfaction of debts previously contracted. Neither IFN nor any IFN Subsidiary is a part of any joint venture, or general or limited partnership, or a member of any unincorporated association.

    4.6.  Shareholder Reports.  IFN has delivered to Umpqua copies of all of IFN's and any IFN Banks' reports and other communications to stockholders since January 1, 2000, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been filed with any IFN Public Reports. Until the Effective Date, IFN will furnish to Umpqua copies of all future communications within two days such materials are first sent by IFN to such shareholders.

    4.7.  Books and Records.  The books and records of IFN and each IFN Subsidiary accurately reflect in all material respects the transactions to which it is a party or by which it or its properties are bound or subject. Such books and records have been and are accurate and complete and comply in all material respects with applicable legal, regulatory and accounting requirements.

    4.8.  Legal Proceedings.  Except for regulatory examinations conducted in the normal course of regulation of IFN and the IFN Banks, and except as disclosed in Schedule 4.8, there are no actions,

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suits, proceedings, claims or governmental investigations pending or, to the knowledge of IFN, threatened against or affecting IFN or any IFN Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that would, if determined adversely to IFN or an IFN Subsidiary, result individually or in the aggregate in any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary or which might hinder or delay the consummation of the transactions contemplated by this Agreement.

    4.9.  Compliance with Lending Laws and Regulations.  Except as disclosed in Schedule 4.9 and except for such errors or oversights the financial effect of which are adequately reserved against:

      (a) The conduct by each of IFN and each IFN Subsidiary of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the knowledge of IFN, any foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would have a material adverse effect on either IFN or any IFN Subsidiary, its business, properties or financial condition. Specifically, but without limitations, each of IFN and each IFN Subsidiary is in compliance in all material respects with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974. All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either IFN or any of the IFN Banks, as held in its portfolios or as sold with recourse into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in full compliance, in form and substance, with any and all federal, state or local laws applicable to IFN, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in full compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

      (b) All loan files of each IFN Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

      (c) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by each IFN Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against IFN or any IFN Bank has been or will be suffered or incurred by IFN or any IFN Bank.

      (d) Neither IFN nor any IFN Bank is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage

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  insurer which insured or guaranteed any loans owned by IFN or any IFN Bank or as to which either has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Bank, and with respect to such loans neither IFN nor any IFN Bank has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Bank.

      (e) Neither IFN nor any IFN Bank has knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

    4.10.  Commitments.  Schedule 4.10 is a listing of all outstanding commitments, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of any IFN Bank.

    4.11.  Hazardous Wastes.  Except as set forth in Schedule 4.11 and to the knowledge of the directors and officers of IFN, neither IFN nor any IFN Subsidiary, nor any other person having an interest in any property which IFN or any IFN Subsidiary owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a trust deed ("Property") has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such Property. Individually or in the aggregate, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from such Property, any of which individually or collectively would have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary. Neither IFN nor any IFN Subsidiary has received any notice of, or has any reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against IFN, any IFN Subsidiary, any such other person or such Property as a result of any of the foregoing events. "Hazardous Material" means any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes or combinations of them which are now or become listed, defined or regulated in any manner by any federal, state or local law based, directly or indirectly, upon such properties or effects.

    4.12.  Contingent and Other Liabilities.  Schedule 4.12 is a list of contingent and other liabilities not set forth in other schedules. Except as set forth in any schedules to this Agreement, and except for FDIC insured deposits and federal funds purchased and securities sold under agreements to repurchase arising out of transactions subsequent to the date of the latest balance sheet filed with an IFN Public Report or any Bank Financial Statement neither IFN nor any IFN Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which are material or which, when combined with all other such obligations or liabilities would be material to the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary.

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    4.13.  No Adverse Changes.  Except as set forth in Schedule 4.13, since March 31, 2001, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by IFN or any IFN Subsidiary, nor has IFN or any IFN Subsidiary purchased or redeemed any of its shares or shares of a subsidiary or other affiliate; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to IFN or any IFN Subsidiary. As of the Effective Date, neither IFN nor any IFN Subsidiary will have any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $50,000 individually, or $150,000 in the aggregate, other than:

      (a) Obligations and liabilities disclosed in IFN Public Reports or Bank Financial Statements as of March 31, 2001, or in the schedules provided herewith;

      (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary; and

      (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided Umpqua shall have consented thereto.

Except as set forth in schedules hereto and to the best knowledge of IFN, there is no basis for any claim against IFN or any IFN Subsidiary or any other obligation or liability of any nature, in excess of $50,000 individually or $150,000 in the aggregate.

    4.14.  Regulatory Approvals Required.  The nature of the business and operations of IFN and its Subsidiaries does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit IFN to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of IFN or any IFN Subsidiary, or any material loss or disadvantage to its business, upon consummation of the Holding Company Plan of Merger or any Bank Plan of Merger, except for:

      (a) Approval of each Bank Plan of Merger by the Oregon Director and the FDIC;

      (b) Approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

      (c) Filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State;

      (d) Participation along with Umpqua in a fairness hearing before the Oregon Director relating to the Oregon Director's approval of the transactions contemplated hereby; and

      (e) Filing with the SEC of the preliminary and definitive proxy statement, relating to obtaining IFN shareholder approval of the Holding Company Merger, in accordance with Section 14 of the Exchange Act and the rules thereunder.

    4.15.  Corporate and Shareholder Approval of Agreement, Binding Obligations.  IFN has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of IFN. No other corporate action on the part of IFN other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by IFN and, assuming Umpqua's compliance with its representations, warranties

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and covenants, and assuming satisfaction of the conditions set forth in Article 9 of this Agreement, constitutes the legal, valid and binding obligation of IFN enforceable against IFN in accordance with its terms. Each IFN Bank has (or will have) all requisite corporate power to execute, deliver and perform its obligations under their respective Bank Plans of Merger and the execution, delivery and performance of such Plans and the transactions contemplated thereby, has been duly authorized by the Board of Directors of each IFN Bank except Oregon State Bank. No other corporate action on the part of any IFN Bank (except Oregon State Bank) other than shareholder approval will be required to authorize the Bank Plans of Merger or the consummation of the transactions contemplated thereby. The Holding Company Plan of Merger and each Bank Plan of Merger, when duly executed and delivered by IFN and each IFN Bank, as the case may be, will constitute the legal, valid and binding obligations of IFN and each IFN Bank, as the case may be, enforceable against IFN and the applicable IFN Bank in accordance with their terms.

    4.16.  No Defaults from Transaction.  Subject to obtaining the governmental approvals described in Section 4.14 and the consents identified in Schedule 4.21, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank Plans of Merger by IFN and the IFN Banks, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any material breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either IFN or any IFN Subsidiary, or (assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plans of Merger) of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any material contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of IFN or any IFN Subsidiary which are material to their business. Assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plans of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in the business, assets, earnings, operations or conditions (financial or otherwise) of IFN or any IFN Subsidiary.

    4.17.  Tax Returns.  IFN and each IFN Bank whose results are not included in a combined or consolidated return with IFN, has filed all federal, state and other income, franchise or other tax returns, required to be filed by it; each such return is complete and accurate in all material respects; and all taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. IFN and each IFN Bank have timely and accurately filed all currency transaction reports required by the Bank Secrecy Act, as amended, and has timely and accurately filed all required information returns and reports, including without limitation Forms 1099, and has exercised due diligence in obtaining certified taxpayer identification numbers as required by the Code and Treasury Regulations. Except as disclosed in Schedule 4.17, IFN has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and IFN does not know of any pending or threatened audit or investigation of IFN or any IFN Subsidiary with respect to any tax liabilities. There are currently no agreements in effect with respect to IFN or any IFN Subsidiary to extend the period of limitations for assessment or collection of any tax. IFN has delivered to Umpqua true and correct copies of IFN's and any unconsolidated or uncombined federal and state tax returns for years 1998 through 2000.

    4.18.  Real Property, Leased Personal Property.  Schedule 4.18 is a list setting forth all real property owned by IFN or any IFN Subsidiary as present, former or future bank premises and all real property currently held as other real estate owned. Except as set forth in that schedule or except for disposition

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of other real estate owned in the ordinary course of business, IFN or any IFN Subsidiary will own all of such real property, presently owned, on the Effective Date. Except as may be noted on that schedule, all real property reflected in the IFN Public Reports or Bank Financial Statements as of March 31, 2001 is included in that schedule. The leases pursuant to which IFN or any IFN Subsidiary leases real and personal property, copies of which have also been delivered to Umpqua as part of Schedule 4.18, are valid and effective in accordance with their respective terms and there is not under any such lease any default nor has there occurred any event which, with the giving of notice, lapse of time, would constitute an event of default. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, the real and personal property leased by IFN or any IFN Subsidiary is free of any adverse claims. Except as noted on Schedule 4.18, all buildings and structures on the real property, the equipment located thereon, and the real and personal property leased by IFN or any IFN Subsidiary, are in all material respects in good operating condition and repair and conform in all material respects to all applicable laws, ordinances and regulations. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, IFN and each IFN Subsidiary has good and marketable title to all of their real and personal property, subject to no mortgages, pledges, encumbrances, liens or charges of any kind, except liens for taxes not delinquent. IFN and each IFN Subsidiary owns or leases all property on which their continued business operations are materially dependent.

    4.19.  Insurance.  Except as set forth in Schedule 4.19, for each of the past six years and continuing to date, IFN and each IFN Subsidiary has insured its business and real and personal property against all risks of a character usually insured against, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of Oregon and such other jurisdictions where it operates or owns property, and it will maintain all existing insurance through the Effective Date. IFN and the IFN Subsidiaries are in material compliance with all existing insurance policies and have not failed to give timely notice of, or present properly, any known material claim thereunder. Schedule 4.19 includes a list of all insurance policies currently in force with respect to IFN's and IFN Subsidiaries' business and real and personal property.

    4.20.  Trademarks.  IFN and the IFN Subsidiaries own or have valid licenses to use all patents, trademarks, copyrights or trade names which they consider to be material to their business taken as a whole, and have not been charged with infringement or violation of any patent, trademark, copyright or trade name which would be likely to have a material adverse effect on their business.

    4.21.  Contracts and Agreements.  Schedule 4.21 is a list of all material outstanding contracts, agreements, leases or understandings to which IFN or any IFN Subsidiary is a party or to which any of its properties are subject except for any contracts or agreements entered into with its customers in the ordinary course of business. Such documents include, without limitation, all agreements, contracts, leases or understandings with current officers and directors and any persons who have been an officer or director within the past three years, of IFN or any IFN Subsidiary the specific terms of which are set forth in such schedule, all of which are related to, and have been entered into in the ordinary course of IFN's or such IFN Subsidiaries' business. Further, except as set forth in such schedule, IFN has, at March 31, 2001, fully accrued in accordance with generally accepted accounting principals, for all obligations under such commitments.

    Neither IFN nor any IFN Subsidiary is in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default, under any contract, agreement, instrument, lease or understanding, and, excluding any loan agreements or notices with IFN bank customers reflected in IFN's regular delinquent loan reports which have been and will be made available to Umpqua, IFN does not know of any default by any other party thereto; and no contract, agreement, lease or undertaking referred to in this Section 4.21, or in such other schedules

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will be modified or changed prior to the Effective Date without the prior written consent of Umpqua. Except as identified on Schedule 4.21, no consent or approval by the parties thereto is required by reason of this Agreement to maintain such contracts, agreements, leases and undertakings in effect. No waiver or indulgence has been granted by any of the landlords under any such leases.

    4.22.  Employee Benefits.

      (a) Each Employee Benefit Plan sponsored or maintained by IFN or any affiliate of IFN as determined under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") is set forth in Schedule 4.22. Except as set forth in such schedule, neither IFN nor any ERISA Affiliate maintains nor has sponsored any other pension, profit sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, severance, sickness, disability, medical or death benefit plans, whether or not subject to ERISA.

  Except as set forth on Schedule 4.22, there are no employment contracts entered into by IFN or any IFN Subsidiary and no other deferred compensation contracts, agreements, arrangements or commitments maintained or agreed to by it that provides for or could result in the payment to any IFN or any IFN Subsidiary employee or former employee of any money or other property rights or accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated herein, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. There are no other compensation, employment or collective bargaining agreements, stock options, stock purchase agreements, life, health, accident or other insurance, bonus, deferred or incentive compensation, change-in-control, severance or separation, profit sharing, retirement, or other employee fringe benefit policies or arrangements of any kind that could result in the payment to any employees or former employees or other persons of IFN or any IFN Subsidiary of any money or other property.

      (b) The only "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) sponsored or maintained by IFN or any ERISA Affiliate, or to which IFN or any ERISA Affiliate contributes ("Welfare Benefit Plan") or are required to contribute, are as set forth in Schedule 4.22. Schedule 4.22 includes the amount of liability of IFN or any IFN Subsidiary for payments more than thirty days past due with respect to such Welfare Benefit Plans as of December 31, 2000, the amount of monthly payments due and owing for each month that such plans are continued, and the amount of liability for claims if IFN or any IFN Subsidiary were to terminate such plans and the costs involved in any such termination. Each Welfare Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and Part 6 of the Subtitle B of Title I of ERISA. Schedule 4.22 sets forth the individuals with rights to continuation coverage under Section 4980B of the Code or Part 6 of Subtitle B of title I of ERISA or state law, including those individuals within the applicable election period.

      (c) Other than as set forth in Schedule 4.22, IFN or any ERISA Affiliate has not maintained a pension benefit plan that is subject to title 1, subtitle B, part 3 of ERISA ("Pension Benefit Plan"). With respect to any such Pension Benefit Plan, the amount of liability for any contribution paid or owing with respect to such Pension Benefit Plan for the last or current plan year and the plan year in which the Effective Date occurs are set forth on Schedule 4.22. There are no other material liabilities that would be incurred in connection with a termination of the Plan, and the Plan is fully funded.

      (d) IFN and, to the knowledge of the executive officers and directors of IFN, all persons having fiduciary or other responsibilities or duties with respect to any Employee Benefit Plan, are, and have since inception been, in compliance in all material respects with, and each such Employee Benefit Plan is and has been operated in accordance with, its provisions and in

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  compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA or the Code. Each Pension Benefit Plan and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under Section 401(a) or 403(a) or other applicable provisions of the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Employee Benefit Plans have been obtained; and a favorable determination as to the qualification under the Code of each Pension Benefit Plan set forth in Schedule 4.22 and each amendment thereto has been made by the Internal Revenue Service. No Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA. To the best knowledge of IFN, all contributions or other amounts payable by IFN or any IFN Subsidiary as of the Effective Date with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, and there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on IFN or any IFN Subsidiary.

      (e) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the claims procedure of the Code and ERISA. All reports required by any government agency and disclosures to participants with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely made or filed. Each Employee Benefit Plan has been operated since inception in material compliance with the governing instruments and applicable federal or state law. In particular, but without limitation, each Welfare Benefit Plan has been administered in material compliance with federal law, including without limitation the health care continuation requirements of federal law ("COBRA"). Except as described on Schedule 4.22, no Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of IFN or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) any deferred compensation benefits accrued as liabilities on the books of IFN or any ERISA Affiliates or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

      (f)  Neither IFN nor, to its knowledge, any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or (d) of the Code or in any prohibited transactions under predecessor provisions of the Code. To the best knowledge of IFN, neither IFN nor any ERISA Affiliate has engaged in a transaction in connection with which IFN or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

      (g) Neither IFN nor any IFN Subsidiary has had any liability to the Pension Benefit Guaranty Corporation ("PBGC"). No material liability to the PBGC has been or will be incurred by IFN or other trade or business under "common control" with IFN (as determined under Section 414(c), (b), (m) or (o) of the Code) on account of any termination of an employee pension benefit plan subject to title IV of ERISA. Except as set forth in Schedule 4.22, since September 1, 1974, no

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  filing has been made by IFN (or any ERISA Affiliate) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan subject to title IV of ERISA maintained, or wholly or partially funded by IFN (or any ERISA Affiliate). Neither IFN nor any ERISA Affiliate has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions on or before the Effective Date to any employee pension benefit plan subject to Section 4064(a) of ERISA to which IFN (or any ERISA Affiliate) made contributions during the five years prior to the Effective Date, or (iv) made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 or ERISA).

      (h) Complete and correct copies of the following documents have been furnished to Umpqua:

      (i)
      Each Employee Benefit Plan and any related trust agreements;

      (ii)
      The most recent summary plan descriptions of each Employee Benefit Plan subject to ERISA;

      (iii)
      The most recent determination letters of the Internal Revenue Service with respect to the qualified status of a Pension Benefit Plan;

      (iv)
      Annual Reports (on form 5500 series) required to be filed with any governmental agency for the last two years;

      (v)
      Financial information which identifies (x) all asserted or unasserted claims arising under any Employee Benefit Plan, (y) all claims presently outstanding against any Employee Benefit Plan, and (z) a description of any future compliance action required with respect to any Employee Benefit Plan under ERISA, or federal or state law.

      (vi)
      Any actuarial reports and PBGC Forms 1 for the last 2 years.

      (i)  Each Welfare Benefit Plan and each Pension Benefit Plan is legally valid and binding and in full force and effect and there are no defaults thereunder.

    4.23.  Employment Disputes.  There is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of IFN, threatened against IFN or any IFN Subsidiary, and IFN does not have any knowledge of any attempt to organize any employees of IFN or any IFN Subsidiary into a collective bargaining unit. Consummation of the Plans of Merger will not (either alone or in combination with any other act or event) result in any payment of severance pay or any other payment becoming due from IFN or any IFN Subsidiary to any of its employees except as set forth in Schedule 4.23. Neither IFN nor any IFN Subsidiary is a party to any agreement involving payments to any person or entity based upon the profits, revenues or other financial performance of IFN or any IFN Subsidiary except as set forth on Schedule 4.23.

    4.24.  Reserve for Loan Losses.  IFN's reserve for loan losses, as established from time to time, is adequate as determined by the standards applied to IFN and each IFN Bank by the applicable bank regulatory agencies and pursuant to generally accepted accounting principles. Since March 31, 2001, IFN has not and prior to the Effective Date IFN will not, reverse any provision taken for loan losses.

    4.25.  Repurchase Agreement.  IFN and each IFN Bank has valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

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    4.26.  Shareholder List.  The lists of shareholders of IFN, McKenzie State Bank and Oregon State Bank, provided to Umpqua, are true, correct and complete lists of the names, addresses and holdings of all record holders of IFN, McKenzie State Bank and Oregon State Bank common stock, respectively, as of the date of such list. Based on information made available to IFN and on filings with the SEC pursuant to Sections 13(d) and 16(a) of the Exchange Act, IFN shall notify Umpqua of any change in such stock ownership of over one percent (1%) through the Effective Date.

    4.27.  Interests of Directors and Others.  Except as disclosed in any IFN Public Reports or the schedules hereto, no officer or director of IFN or any IFN Subsidiary has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of IFN or any IFN Subsidiary other than as an owner of outstanding securities or deposit accounts of IFN or any IFN Subsidiary, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

    4.28.  Schedules to this Agreement.  The information contained in each schedule to this Agreement prepared by or on behalf of IFN or any IFN Subsidiary constitutes additional representations and warranties made by IFN hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

    4.29.  Pooling Letter.  IFN has received and provided to Umpqua a draft letter from KPMG LLP, its accountants, to the effect that such firm is aware of no facts concerning IFN which would preclude the Holding Company Plan of Merger and the transaction contemplated thereby from being accounted for as a "pooling of interest" in accordance with APB Opinion 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC.

    4.30.  No Misstatements or Omissions.  No representation or warranty of IFN in this Agreement or in any statement, certificate or schedule furnished or to be furnished by IFN pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

5.  Representations and Warranties of Umpqua

    Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, Umpqua represents and warrants to IFN as follows:

    5.1.  Organization, Existence, and Authority.  Umpqua is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted. Umpqua Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. Each of Umpqua and Umpqua Bank is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify would not result in any material adverse effect on its business operation, financial condition or properties.

    5.2.  Authorized and Outstanding Stock, Options, and Other Rights.  The authorized capital stock of Umpqua consists of (i) 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued or outstanding, and (ii) 20,000,000 shares of common stock, with no par value per share, of which 14,435,412 shares are outstanding, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of Umpqua Bank consists of 2,000,000 shares of

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undesignated preferred stock, with no par value per share, of which no shares are issued and outstanding and 20,000,000 shares of common stock with no par value per share, of which 7,664,752 shares are outstanding, all of which are validly issued, fully paid and nonassessable and all of which are held by Umpqua. Other than as set forth in the Umpqua Public Reports or Schedule 5.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of Umpqua, or which enable or require Umpqua to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding.

    5.3.  Public Reports.  Since January 1, 1998, Umpqua has timely filed with the SEC all Umpqua Public Reports required to be filed. Until the Effective Date, Umpqua will file with the SEC (and will furnish copies to IFN within two days thereafter) all additional Umpqua Public Reports required to be filed from time to time, and all other reports Umpqua otherwise files with the SEC. The financial information included in the Umpqua Public Reports has been and will be prepared in accordance with generally accepted accounting principles, consistently applied and present fairly the financial position and results of operation of Umpqua and its subsidiaries on the dates and for the periods covered thereby. As of the date filed, each Umpqua Public Report has been and, as to those reports filed after the date hereof, will be, accurate and complete as of the date filed, and each complies or will comply with all requirements applicable to such filing.

    5.4.  Articles of Incorporation, Bylaws, Minutes.  The copies of the Articles of Incorporation, as amended, and the Bylaws of each of Umpqua and Umpqua Bank delivered to IFN are true, correct and complete copies of existing Articles of Incorporation and Bylaws of Umpqua and Umpqua Bank, as the case may be, as amended to date. Neither Umpqua nor Umpqua Bank is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of Umpqua and Umpqua Bank which have been or will be made available to IFN for its review contain accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

    5.5.  No Adverse Changes.  Except as set forth in Schedule 5.5, since March 31, 2001, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by Umpqua, nor has Umpqua purchased or redeemed any of its shares; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to Umpqua. As of the Effective Date, Umpqua will have no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $100,000 individually, or $500,000 in the aggregate, other than:

      (a) Obligations and liabilities disclosed in Umpqua Public Reports as of March 31, 2001, or schedules provided herewith;

      (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; and

      (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided IFN shall have consented thereto.

To the best knowledge of Umpqua, there is no basis for any claim against Umpqua or any other obligation or liability of any nature, in excess of $100,000 individually or $500,000 in the aggregate.

    5.6.  Shareholder Reports.  Umpqua has delivered to IFN copies of all of Umpqua's reports and other communications to stockholders since January 1, 2000, including all proxy statements and notices

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of shareholder meetings, to the extent such reports and communications have not been filed with any Umpqua Public Reports. Until the Effective Date, Umpqua will furnish to IFN copies of all future communications within two days such materials are first sent by Umpqua to such shareholders.

    5.7.  Books and Records.  The books and records of Umpqua and each Umpqua Subsidiary accurately reflect in all material respects the transactions to which it is a party or by which it or its properties are bound or subject. Such books and records have been and are accurate and complete and comply in all material respects with applicable legal, regulatory and accounting requirements.

    5.8.  Legal Proceedings.  Except for regulatory examinations conducted in the normal course of regulation of Umpqua and Umpqua Subsidiaries, and except as disclosed in Schedule 5.8, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of Umpqua, threatened against or affecting Umpqua or any Umpqua Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that would, if determined adversely to Umpqua or an Umpqua Subsidiary, result individually or in the aggregate in any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or any Umpqua Subsidiary or which might hinder or delay the consummation of the transactions contemplated by this Agreement.

    5.9.  Compliance with Lending Laws and Regulations.  Except as disclosed in Schedule 5.9 and except for such errors or oversights the financial effect of which are adequately reserved against:

      (a) The conduct by each of Umpqua and each Umpqua Subsidiary of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the knowledge of Umpqua, any foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would have a material adverse effect on either Umpqua or any Umpqua Subsidiary, its business, properties or financial condition. Specifically, but without limitations, each of Umpqua and each Umpqua Subsidiary is in compliance in all material respects with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974. All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either Umpqua or Umpqua Bank, as held in its portfolios, or as sold with recourse into the secondary market represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in full compliance, in form and substance, with any and all federal, state or local laws applicable to Umpqua, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in full compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

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      (b) All loan files of Umpqua Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

      (c) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by Umpqua Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against Umpqua or Umpqua Bank has been or will be suffered or incurred by Umpqua or Umpqua Bank.

      (d) Neither Umpqua nor Umpqua Bank is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by Umpqua or Umpqua Bank or as to which either has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Umpqua Bank, and with respect to such loans neither Umpqua nor Umpqua Bank has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Umpqua Bank.

      (e) Umpqua Bank has not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

    5.10.  Regulatory Approvals Required.  The nature of the business and operations of Umpqua does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit Umpqua to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of Umpqua, or any material loss or disadvantage to its business, upon consummation of the Holding Company Plan of Merger or the Bank Plans of Merger, except for:

      (a) Approval of the Bank Plans of Merger by the Oregon Director and the FDIC;

      (b) Approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

      (c) Filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State;

      (d) Registration with the Oregon Director of the Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders and a finding that the transaction is fair, just and equitable and free from fraud in accordance with ORS 59.095;

      (e) Registration with, the issuance of permits from, or the perfection of exemptions from registration from applicable state blue sky administrators of the Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders;

      (f)  Filing with the SEC of the preliminary and definitive proxy statement relating to obtaining Umpqua shareholder approval of the Holding Company Merger in accordance with Section 14 of the Exchange Act and the rules thereunder; and

      (g) Approval by the Nasdaq Stock Market of the listing application relating to the Umpqua Common Stock to be issued in connection herewith.

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    5.11.  Corporate and Shareholder Approval of Agreement, Binding Obligations.  Umpqua and Umpqua Bank each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of each of Umpqua and Umpqua Bank. No other corporate action on the part of Umpqua or Umpqua Bank other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plans of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Umpqua and Umpqua Bank and, assuming compliance by IFN with its representations, warranties and covenants herein, and assuming satisfaction of the conditions set forth in Article 8, this Agreement constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms. The Holding Company Plan of Merger and Bank Plans of Merger, when duly executed and delivered by Umpqua or Umpqua Bank, as the case may be, will constitute the legal, valid and binding obligations of Umpqua and Umpqua Bank, as the case may be, enforceable in accordance with their terms.

    5.12.  No Defaults from Transaction.  Subject to obtaining the governmental approvals described in Section 5.6, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Banks Plan of Merger by Umpqua and Umpqua Bank, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either Umpqua or Umpqua Bank, or (assuming the accuracy of IFN representations and warranties, compliance with its covenants, and the performance of its obligations under this Agreement and the Holding Company Plan of Merger and the Bank Plans of Merger) of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of Umpqua or its Subsidiaries which are material to the business of Umpqua or Umpqua Bank. Assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Holding Company Plan of Merger and Bank Plans of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in the business, assets, earnings, operations or conditions (financial or otherwise) of Umpqua or Umpqua Bank.

    5.13.  Schedules to this Agreement.  The information contained in each schedule to this Agreement prepared by or on behalf of Umpqua constitutes additional representations and warranties made by Umpqua hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

    5.14.  No Misstatements or Omissions.  No representation or warranty of Umpqua or Umpqua Bank in this Agreement or in any statement, certificate or schedule furnished or to be furnished by Umpqua pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

6.  Covenants of IFN

    6.1.  Certain Actions.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN covenants to Umpqua for itself and on behalf of each IFN Subsidiary, that, without first obtaining the written approval of Umpqua:

      (a) It shall not amend its Articles of Incorporation or Bylaws or approve any amendment to the Articles of Incorporation or Bylaws of any IFN Subsidiary;

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      (b) It shall not declare or pay any dividend, redeem, repurchase or otherwise acquire or agree to acquire any of IFN's or any IFN Subsidiaries' stock; or make or commit to make any other distribution to IFN's or any IFN Subsidiaries' stockholders; provided that this Section 6.1(b) shall not preclude the ordinary course payment of dividends by the wholly owned IFN Banks to IFN, the primary purpose of which is to fund the ongoing operations of IFN;

      (c) It shall not, except under options and convertible securities identified in Schedule 4.2, issue, sell, or deliver; agree to issue, sell or deliver; or grant or agree to grant any shares of any class of the stock of IFN or any IFN Subsidiary; any securities convertible into any of such shares; or any options, warrants, or other rights to purchase such shares;

      (d) It shall not, except in the ordinary course of business, borrow or agree to borrow any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any commitment, obligation or liability (absolute or contingent); or cancel or agree to cancel any debts or claims;

      (e) It shall not, except in the ordinary course of business or with respect to the extension of the lease for its Roseburg Banking Company branch, lease, sell or transfer; agree to lease, sell or transfer; or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights; make or permit any amendment or termination of any contract, agreement, instrument or other right to which it is a party and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or mortgage, pledge or subject to a lien or any other encumbrance any of its assets, tangible or intangible;

      (f)  It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business;

      (g) Other than with respect to agreements in effect on the date of this Agreement, it shall not increase or agree to increase the compensation payable to any officer, director, employee or agent, except for merit increases to non-management personnel in the ordinary course of business consistent with past practices; enter into any contract of employment (i) for a period greater than 30 days or (ii) providing for severance payments upon termination of employment or upon the occurrence of any other event including but not limited to the consummation of the Plans of Merger; or enter into or make any material change in any Employee Benefit Plan except as required by law; provided that this Section 6.1(g) shall not preclude the payment in January 2002 of bonuses earned by IFN or IFN Subsidiary employees during fiscal year 2001 and prior to the Effective Date under existing bonus plans;

      (h) It shall not, except in the ordinary course of business through foreclosure or transfer in lieu thereof in the collection of loans to customers, acquire control of or any other ownership interest in any other corporation, association, joint venture, partnership, business trust or other business entity; acquire control or ownership of all or a substantial portion of the assets of any of the foregoing; merge, consolidate or otherwise combine with any other corporation; or enter into any agreement providing for any of the foregoing except in connection with the enforcement of bona fide security interests;

      (i)  It shall not acquire an ownership or leasehold interest in any real property whether by foreclosure, deed in lieu of foreclosure or otherwise without making an environmental evaluation that, in its opinion, is reasonably appropriate;

      (j)  It shall not make any payment in excess of $50,000 in settlement of any pending or threatened legal proceeding involving a claim against IFN or any IFN Subsidiary;

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      (k) It shall not engage in any activity or transaction (i) which is other than in the ordinary course of business including the sale of any properties, securities, servicing rights, loans or other assets except as specifically contemplated hereby, (ii) which would be reasonably expected to have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of IFN or any IFN Subsidiary or (iii) would result in the breach of any representation or warranty hereunder or the failure of a condition of closing hereunder within the control of IFN;

      (l)  It shall not acquire, open or close any office or branch;

      (m) It shall not do any act which causes it not to remain in material compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations;

      (n) It shall not make or commit to make any capital expenditures, capital additions or capital improvements involving an amount in excess of $100,000; provided, however, written consent shall not be required if prior consultation with Umpqua has taken place;

      (o) It shall not make, renew, commit to make, or materially modify any loan over $1,000,000 or a series of loans or commitments over $1,000,000 to any person or group of related persons without furnishing to Umpqua, within three (3) business days after such approval, a copy of the report provided to the IFN Bank's loan committee; and

      (p) It shall not enter into or modify any agreement or arrangement (except for renewals of previously disclosed indebtedness) which alone or together with all similar arrangements exceeds $250,000, with any director or officer of IFN or any IFN Subsidiary, any person who, to the knowledge of IFN, owns more than five percent (5%) of the outstanding capital stock of IFN or any IFN Subsidiary, or any business or entity in which such director, officer or beneficial owner has an ownership interest in excess of ten percent (10%) without furnishing a copy of the report provided to IFN Bank's loan committee to Umpqua within three (3) business days after such approval.

      (q) Since March 31, 2001, it has not and will not sell any investment securities at a gain except as necessary to provide liquidity, in accordance with past practices.

    6.2.  No Solicitation.  Between the date hereof and the Effective Date, neither IFN nor any of its officers, directors or other agents shall directly or indirectly initiate contact with any person or entity in an effort to solicit any Alternative Acquisition Transaction. Between the date hereof and the Effective Date, IFN shall not authorize or knowingly permit any officer, director or any other person representing or retained by IFN or any of its Subsidiaries to directly furnish or cause to be furnished any non-published information concerning its business, properties, or assets to any person or entity in connection with any possible Alternative Acquisition Transaction other than to the extent specifically authorized by its Board of Directors in the good faith exercise of its fiduciary duties based upon the advice of Davis Wright Tremaine LLP. IFN shall promptly orally notify Umpqua followed by written notice, of any Alternative Acquisition Transaction, whether oral or written, communicated by any Person to IFN, or any indication from any Person that such a Person is considering making any Alternative Acquisition Transaction. Each IFN director further agrees to use his best efforts to obtain the approval of the Agreement by IFN shareholders and to vote his IFN Common Stock and any shares over which he or she have voting control in favor of the Agreement. Neither IFN nor any of its directors or officers shall be required by this section to violate the duties imposed by law on IFN's directors or officers to IFN's shareholders.

    6.3.  Filing Reports and Returns, Payment of Taxes.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN shall duly and timely file and shall cause each IFN Subsidiary to duly and timely file (by the due date or any duly granted extension thereof), all reports and returns required to be filed with federal, state, local, foreign and

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other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC or Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, IFN will promptly pay and shall cause each IFN Subsidiary to promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

    6.4.  Preservation of Business.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN shall use its commercially reasonable efforts (i) to preserve intact its business organization; (ii) to preserve its relationships and goodwill with its customers, employees and others having business dealings with it; and (iii) to keep available the services of its present officers, agents and employees and those of its Subsidiaries. IFN will not institute nor permit any IFN Subsidiary to institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

    6.5.  Best Efforts.  IFN will use its commercially reasonable efforts to obtain and to assist Umpqua in obtaining all necessary approvals, consents and orders, including but not limited to approval of the FDIC, FRB and the Oregon Director, to the transactions contemplated by this Agreement and the Plans of Merger, and to obtain the approval of the shareholders of IFN, McKenzie State Bank and Oregon State Bank to the Plans of Merger. Further, IFN will use its commercially reasonable efforts to cause the Directors of IFN to execute this Agreement in their individual capacities as provided for at the end of this Agreement and to cause the directors of the IFN Banks to execute each respective Bank Plan of Merger in their individual capacities as provided for at the end of those agreements.

    6.6.  Continuing Accuracy of Representations and Warranties.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will not take nor knowingly permit any action which would cause or constitute a breach of any of the representations or warranties of IFN contained in this Agreement or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, IFN will give detailed written notice thereof to Umpqua and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

    6.7.  Updating Schedules.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will, no later than fifteen (15) days prior to the anticipated Effective Date hereof, revise and supplement the schedules hereto prepared by or on behalf of IFN to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall not be deemed a modification of IFN's representations or warranties contained herein.

    6.8.  Rights of Access.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN agrees to permit and cause each IFN Subsidiary to permit, Umpqua, and its employees, agents and representatives full access to the premises of IFN and each IFN Subsidiary on reasonable notice and to all books, files and records of IFN and each IFN Subsidiary, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to Umpqua such financial and operating data and other information with respect to the business and assets of IFN and each IFN Subsidiary as Umpqua shall reasonably request.

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    6.9.  Proxy Statement.  IFN shall provide to Umpqua such information and assistance as may be reasonably necessary to permit Umpqua to file with the Oregon Director a registration statement covering the issuance of the Umpqua Shares, and to file with the SEC a proxy statement meeting the requirements of Schedule 14A of the Exchange Act to be used by Umpqua and IFN to solicit proxies from the shareholders of Umpqua, IFN, McKenzie State Bank and Oregon State Bank respectively, for shareholder meetings at which those shareholders will be asked to consider and vote on this Agreement and the respective Plans of Merger, and the transactions contemplated hereby and thereby (in its combined, definitive form, the "Proxy Statement"). When delivered to shareholders of IFN, McKenzie State Bank and Oregon State Bank, the Proxy Statement will fairly describe the transaction with respect to the business, financial condition and operations of IFN, McKenzie State Bank and Oregon State Bank, and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in or omission from the Proxy Statement that are not descriptive of or otherwise attributable to IFN. IFN will promptly advise Umpqua in writing if at any time prior to the Effective Date IFN shall obtain knowledge of any facts that would, in the opinion of IFN or its counsel, make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

    6.10.  Delivery of Reports.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will deliver to Umpqua promptly upon preparation copies of:

      (a) Approved minutes of meetings of IFN's and each IFN Subsidiary's shareholders, Board of Directors, and management or director committees; and

      (b) IFN Bank's loan committee reports and reports of loan delinquencies, foreclosures and other adverse developments regarding loans; and of developments regarding other real estate owned or other assets acquired through foreclosure or action in lieu thereof.

    6.11.  Payment of Obligations.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, IFN will promptly pay and cause each IFN Subsidiary promptly to pay, upon receipt of billings all accounts payable, including professional fees for legal, financial and accounting services, and will maintain its assets in accordance with good business practices.

    6.12.  Shareholder Meeting.  IFN shall promptly call a meeting of its shareholders to consider and approve this Agreement, the Holding Company Plan of Merger, the transactions contemplated thereby. IFN shall deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable Oregon and federal law. Provided that the representations and warranties of Umpqua contained herein continue to be accurate, the Board of Directors of IFN will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby unless, upon advice of counsel, its fiduciary duties otherwise require, and each of IFN directors hereby agrees to vote all IFN shares held or controlled by him or her for the approval of all such matters.

    6.13.  Approval of Bank Plans of Merger.  Promptly following execution of this Agreement, IFN (i) shall execute consent action minutes of shareholders to approve and ratify such Bank Plans of Merger for all Subsidiary banks that are wholly owned and (ii) with respect to McKenzie State Bank and Oregon State Bank, shall promptly call or cause to be called a meeting of each bank's shareholders to vote upon their respective Bank Plans of Merger to be held on or about the time of the IFN shareholder meeting referred to in Section 6.11 and at which meeting will vote all of its shares of such Subsidiary bank held by IFN in favor of the applicable Bank Plan of Merger. Further, should the Board of Directors of Oregon State Bank not have approved its Bank Plan of Merger on or before June 26,

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2001, IFN shall promptly take such actions as are necessary or appropriate to appoint or elect Board of Directors who will approval the Oregon State Bank Plan of Merger.

    6.14.  Title Reports.  Prior to the Effective Date, IFN will provide Umpqua with either copies of title reports or a preliminary title report with respect to all material real property held as other real estate or used or held for future use in its business.

    6.15.  Loan Loss Reserve.  Prior to the Effective Date, IFN's consolidated loan loss reserve will comply with the representation of Section 4.24 and not be less than 1.20% of the total lease and loan receivables.

    6.16.  Agreements and Plans.  IFN agrees to take, or use its commercially reasonable efforts to effect, the actions set forth in Schedule 6.16 within the time lines set forth in such schedule.

    6.17.  Other Actions.  IFN covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals for, and to otherwise take such other necessary and appropriate actions to consummate the transactions contemplated by this Agreement and the Plans of Merger.

7.  Covenants of Umpqua

    7.1.  Certain Actions.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua covenants, for itself and on behalf of its subsidiaries, that, without first obtaining the written approval of IFN:

      (a) It shall not amend its Articles of Incorporation or Bylaws;

      (b) It shall not declare or pay any dividend (except its regular quarterly dividends of $0.04 per share), redeem, repurchase or otherwise acquire or agree to acquire any of Umpqua's capital stock; or make or commit to make any other distribution to Umpqua's stockholders; and

      (c) It shall not engage in any activity or transaction that is other than in the ordinary course of business, including the sale of any properties, securities, servicing rights, loans or other assets, which would be reasonably expected to have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua or Umpqua Bank;

      (d) It shall not do any act which causes it not to remain in material compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations; and

      (e) It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business.

    7.2.  Filing Reports and Returns, Payment of Taxes.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC and the Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, Umpqua will promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

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    7.3.  Preservation of Business.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall use its best efforts to preserve intact its business organization; to preserve its relationships and goodwill with its customers, employees and others having business dealings with it; and to keep available the services of its present officers, agents and employees. Umpqua will not institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

    7.4.  Best Efforts.  Umpqua will use its commercially reasonable efforts to obtain and to assist IFN in obtaining, all necessary approvals, consents and orders, including but not limited to approvals of the FRB, FDIC and the Oregon Director, to the transactions contemplated by this Agreement and the Plans of Merger, and to obtain the approval of the shareholders of Umpqua to the Agreement and the Holding Company Plan of Merger, and the issuance of the Umpqua Common Stock pursuant to the Mergers.

    7.5.  Continuing Accuracy of Representations and Warranties.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will not take any action which would cause or constitute a breach of any of the representations or warranties of Umpqua contained in this Agreement, or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Umpqua will give detailed written notice thereof to IFN and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

    7.6.  Updating Schedules.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will, no later than fifteen (15) days prior to the anticipated Effective Date, revise and supplement the schedules hereto prepared by or on behalf of Umpqua to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall not be deemed a modification of Umpqua's representations or warranties contained herein.

    7.7.  Rights of Access.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua agrees to permit IFN and its employees, agents and representatives full access to the premises of Umpqua on reasonable notice and to all books, files and records of Umpqua, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to IFN such financial and operating data and other information with respect to the business and assets of Umpqua as IFN shall reasonably request.

    7.8.  Shareholder Meeting.  Umpqua shall promptly call a meeting of its shareholders to consider and approve this Agreement, the Holding Company Plan of Merger, the transactions and the issuance of Umpqua Common Stock contemplated thereby. Umpqua shall deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable Oregon and federal law and rules of the Nasdaq Stock Market. Provided that the representations and warranties of IFN contained herein continue to be accurate, the Board of Directors of Umpqua will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby and the issuance of the Umpqua Common Stock unless, upon advise of counsel, their fiduciary duties otherwise require, and each of the Umpqua directors hereby agrees to vote all Umpqua shares held or controlled by him or her for the approval of all such matters.

    7.9.  Proxy Statement.  Umpqua shall prepare or provide to IFN such assistance as may be necessary to permit IFN to prepare the Proxy Statement. When delivered to shareholders, the Proxy

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Statement will fairly describe the transaction with respect to the business, financial condition and operations of Umpqua and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in or omission from the Proxy Statement that are not descriptive of or otherwise attributable to Umpqua. Umpqua will promptly advise IFN in writing if at any time prior to the Effective Date Umpqua shall obtain knowledge of any facts that would, in the opinion of Umpqua or its counsel, make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

    7.10.  Securities Registration; Fairness Hearing.  Promptly following execution of this Agreement, Umpqua will take all necessary and appropriate steps to register under Oregon securities laws the shares of Umpqua Common Stock to be issued to IFN, McKenzie State Bank and Oregon State Bank shareholders under the Plans of Merger. Umpqua shall, in connection with the application for registration of the shares, request a hearing pursuant to ORS 59.095 on the fairness of the transactions contemplated by this Agreement and the Plans of Merger.

    7.11.  Listing of Securities.  Umpqua shall, promptly following the execution of this Agreement, file with the Nasdaq Stock Market, Inc., a listing application covering the Umpqua Shares and shall continue to take such steps as may be necessary to cause the Umpqua Shares to be listed on the Nasdaq National Market System on or before the Effective Date.

    7.12.  Other Actions.  Umpqua covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals to and to otherwise accomplish this Agreement and the Plans of Merger.

    7.13.  Appointment to Umpqua Board of Directors.  Effective with the filing of the Holding Company Plan of Merger, the Umpqua Board of Directors shall by resolution, and the accordance with Umpqua Bylaws, increase the number of directors consisting such board, and shall appoint the IFN Directors selected pursuant to Section 3.1 to fill the vacancies created by such action.

    7.14.  Employee Matters.  Promptly after the Effective Date, Umpqua shall ensure that IFN and the IFN Banks employees are permitted to participate in the employee benefit programs then made available to Umpqua employees with credit for service with IFN and the IFN Banks deemed service with Umpqua for eligibility and vesting purposes, and that such employees shall receive benefits for 2001 prorated to reflect the portion of that year such employees were actually employed by Umpqua or Umpqua Bank, as the case may be. For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, and similar benefits, IFN and the IFN Banks employees shall receive credit for length of service and (except as may otherwise be provided in employment contracts) shall be entitled to participate in bonus compensation plans and awards beginning on the Effective Date, it being expressly recognized that previous IFN and IFN Subsidiary employees continuing in the employ of Umpqua or Umpqua Bank at December 31, 2001 are to be paid in January 2002 their accrued bonus compensation under IFN's and IFN Banks' bonus plans, profit sharing plans and arrangements, and similar programs through the Effective Date, in accordance with the terms thereof, and further recognized that for purposes of calculating the benefits due thereunder IFN's and the IFN Banks' financial performance for the 2001 fiscal year shall be determined without respect to any restructuring charge or any increase in the provision for loan and lease losses accrued by IFN or the IFN Banks in excess of that required by this Agreement.

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8.  Conditions to Obligations of Umpqua

    The obligations of Umpqua under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Mergers shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by Umpqua in writing and not required by law):

    8.1.  Shareholders Approvals.  Approval of this Agreement and the Plans of Merger by the shareholders of Umpqua, IFN and the IFN Banks.

    8.2.  No Litigation.  Absence of any suit, action, or proceeding (made or threatened) against Umpqua, IFN, and IFN Subsidiary or any of their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plans of Merger or the transactions contemplated thereby; seeking to restrict the rights of the parties or the operation of the business of IFN or Umpqua after consummation of the Mergers; or seeking to subject the parties to this Agreement or the Plans of Merger or any of their officers or directors to any liability, fine, forfeiture or penalty on the grounds that the parties hereto or their directors or officers have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plans of Merger.

    8.3.  No Banking Moratorium.  Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

    8.4.  Regulatory Approvals.  Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions which Umpqua determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

    8.5.  Compliance with Securities Laws.  Receipt of an order of registration from the Oregon Director relating to the shares of Umpqua Common Stock to be issued under the Plans of Merger, and receipt of such other registration and qualification orders as may be necessary under applicable laws and regulations.

    8.6.  Other Consents.  Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger.

    8.7.  Opinion of Counsel.  Receipt by Umpqua of a favorable opinion by Davis Wright Tremaine LLP, counsel to IFN, in form and substance satisfactory to Umpqua and its counsel, to the effect that:

      (a) IFN is a corporation duly organized and validly existing under the laws of the State of Oregon, each of the IFN Banks is a state chartered bank, duly organized, validly existing and in good standing under the laws of the State of Oregon and each has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business in the manner being conducted on the Effective Date.

      (b) IFN has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and under the Holding Company Plan of Merger; the execution, delivery and performance of the Agreement and the Holding Company Plan of Merger, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of IFN; and the Agreement and the Holding Company Plan of Merger have been duly executed and delivered by IFN, and constitute the legal, valid, and binding obligation of IFN, enforceable in accordance with their terms, except as the same may be limited by failure of one or more closing conditions or by Umpqua's breach of its representations,

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  warranties or covenants herein, or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles.

      (c) Each IFN Bank has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the applicable Bank Plan of Merger; the execution, delivery and performance of the Bank Plan of Merger, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the applicable IFN Bank; and each Bank Plan of Merger has been duly executed and delivered by the applicable IFN Bank, and constitutes the legal, valid, and binding obligation of the applicable IFN Bank, enforceable in accordance with its terms, except as the same may be limited by failure of one or more conditions set forth in this Agreement or such Bank Plan of Merger, or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles.

      (d) The authorized capital stock of IFN consists of 10,000,000 shares of preferred stock, $5.00 par value, none of which is issued and outstanding, and 10,000,000 shares of common stock, $5.00 par value, of which [complete as of the Effective Date] shares have been duly issued and are validly outstanding, fully paid and nonassessable except as set forth in Schedule 4.2 to the Agreement. Such shares are the only shares of capital stock of IFN authorized, issued or outstanding; and to the best of counsel's knowledge, IFN is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any equity interest in IFN except as set forth in any schedule to the Agreement or the IFN Public Reports. To the knowledge of such counsel, none of the shares of IFN Common Stock has been issued in violation of the pre-emptive rights of any stockholder.

      (e) The authorized capital stock of McKenzie State Bank consists of 5,000,000 shares of common stock, no par value, of which 2,500,000 shares have been designated as Class A Common Stock and 2,500,000 shares have been designated as Class B Common Stock. As of the Effective Date, [complete as of Effective Date] shares of Class A Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable, and 150,000 shares of Class B Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. Such shares are the only shares of capital stock of McKenzie State Bank authorized, issued or outstanding; and to the best of counsel's knowledge, McKenzie State Bank is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any equity interest in McKenzie State Bank except as set forth in any schedule to the Agreement. To the knowledge of such counsel, none of the shares of McKenzie State Bank Common Stock has been issued in violation of the pre-emptive rights of any stockholder.

      (f)  The authorized capital stock of Oregon State Bank consists of 1,000,000 shares of common stock, no par value, of which [complete as of Effective Date] shares have been duly issued and are validly outstanding, fully paid and nonassessable. Such shares are the only shares of capital stock of Oregon State Bank authorized, issued or outstanding; and to the best of counsel's knowledge, Oregon State Bank is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any equity interest in Oregon State Bank except as set forth in any schedule to the Agreement. To the knowledge of such counsel, none of the shares of Oregon State Bank Common Stock has been issued in violation of the pre-emptive rights of any stockholder.

    8.8.  Corporate Documents.  Receipt by Umpqua of:

      (a) Current certificate of existence for IFN and a good standing certificate for each of the IFN Banks, respectively, issued by the appropriate governmental officer as of a date immediately prior to the Effective Date; and

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      (b) A copy, certified by each Secretary of IFN and each of the IFN Banks, of resolutions adopted by the Board of Directors and shareholders of each corporation approving this Agreement and the applicable Plans of Merger.

    8.9.  Continuing Accuracy of Representations and Warranties.  Except as expressly contemplated hereby, the representations and warranties of IFN being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 4.13, the discovery of a claim against IFN or any other obligation or liability of IFN, not previously known, of less than $50,000 individually or $100,000 in the aggregate shall not be deemed a breach of IFN's representation and warranties hereunder.

    8.10.  Compliance with Covenants and Conditions.  Compliance by IFN with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

    8.11.  No Adverse Changes.  Between March 31, 2001 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income, or conditions, financial or otherwise, of IFN or any IFN Subsidiary, except changes contemplated by this Agreement and such changes as may have been previously approved in writing by Umpqua.

    8.12.  Certificate.  Receipt by Umpqua of a Certificate of the Chief Executive Officer and the Chief Financial Officer of IFN, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.4, 8.6, 8.9, 8.10 and 8.11 hereof, that the consolidated deposits of IFN are at least 97% of the amounts held by IFN on March 31, 2001, that there has been no net reduction in regulatory capital of the IFN Banks, taken as a whole, since March 31, 2001, that IFN's loan loss reserve represents at least 1.20% loan and lease assets at the Effective Date, and such other matters with respect to the fulfillment by IFN of any of the conditions of this Agreement as Umpqua may reasonably request.

    8.13.  Tax Opinion.  Receipt of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to Umpqua to the effect that the transactions contemplated by the Agreement and the Plans of Merger will be reorganizations within the meaning of Section 368 of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and no taxable gain or loss will be recognized by the shareholders of IFN, McKenzie State Bank and Oregon State Bank who will receive solely Umpqua Common Stock (except for cash, if any, received pursuant to the exercise of statutory dissenters' rights or paid for any of fractional share interests); that the basis in the Umpqua Common Stock to be received by the recipients will be the same as the basis in their IFN, McKenzie State Bank or Oregon State Bank Common Stock exchanged (except for cash if any, received pursuant to the exercise of statutory dissenters' rights or paid for any fractional share interests); and that, provided the stock exchanged was held as a capital asset on the Effective Date, the holding period of the Umpqua Common Stock to be received will include the holding period of the IFN, McKenzie State Bank or Oregon State Bank Common Stock previously held, prior to the Effective Date.

    8.14.  Umpqua Fairness Opinions.  Umpqua will have received from D.A. Davidson & Co. an opinion, dated as of the date the Board of Directors of Umpqua shall have approved this Agreement and updated or confirmed as of a date immediately before Umpqua mails the Proxy Statement to its shareholders, to the effect that the terms of the transactions contemplated by this Agreement are fair to Umpqua's shareholders from a financial point of view. IFN will provide Umpqua's investment advisor such information as it may reasonably request in order to render its opinion.

    8.15.  IFN Fairness Opinions.  IFN, McKenzie State Bank and Oregon State Bank will each have received from Ragen MacKenzie an opinion, dated as of the date the Board of Directors of each shall

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have approved this Agreement and updated immediately before each mails the Proxy Statement to its shareholders, to the effect that the terms of the applicable Bank Merger are fair to its shareholders from a financial point of view. Umpqua will provide Ragen MacKenzie such information as it may reasonably request in order to render its opinions.

    8.16.  Accounting Treatment.  It will have been determined to the satisfaction of Umpqua that the Holding Company Merger will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC, and Umpqua will have received a letter to such effect from Deloitte & Touche LLP, certified public accountants.

    8.17.  Employment Contracts.  The Chief Executive Officer and Chief Financial Officer of IFN shall have executed amendments to the current Termination Allowance Agreement and Change of Control Agreements, respectively, in a form substantially identical to Schedule 8.17.

    8.18.  Affiliate Letters.  Umpqua shall have received from the affiliates of IFN, McKenzie State Bank and Oregon State Bank the letter agreements provided for in Section 12.18 hereof.

    8.19.  Director Commitments.  Each of the Independent Financial Network, Inc. directors shall have executed this Agreement in their individual capacities as provided at the end of this Agreement.

9.  Conditions to Obligations of IFN

    The obligations of IFN under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Mergers, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by IFN in writing and not required by law):

    9.1.  Shareholder Approval.  Approval of this Agreement and the respective Plans of Merger by the shareholders of IFN, each of the IFN Banks and Umpqua.

    9.2.  No Litigation.  Absence of any suit, action, or proceeding (made or threatened) against Umpqua, IFN, any of the IFN Banks or their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plans of Merger or the transactions contemplated thereby; or seeking to subject any of them or their officers or directors to any liability, fine, forfeiture or penalty on the grounds that such parties have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plans of Merger.

    9.3.  No Banking Moratorium.  Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

    9.4.  Regulatory Approvals.  Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions which IFN determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

    9.5.  Other Consents.  Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger.

    9.6.  Opinions of Counsel.  Receipt by IFN of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to IFN and its counsel to the effect that:

      (a) Umpqua is a corporation, duly organized and validly existing under the laws of the State of Oregon, and has all requisite corporate power and authority to own, lease, and operate its

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  properties and assets and carry on its business in the manner being conducted on the Effective Date;

      (b) Umpqua Bank is a state banking corporation, duly organized, validly existing and in good standing under the laws of the State of Oregon, has all requisite corporate power and authority to own, lease, and operate its properties and assets, and to carry on a general banking business;

      (c) Umpqua and Umpqua Bank each have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Agreement and the Plans of Merger; the execution, delivery and performance of the Agreement and the Plans of Merger and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of each; and the Agreement and the Plans of Merger have been duly executed and delivered by them and constitute the legal, valid and binding obligation of each, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles;

      (d) The authorized capital stock of Umpqua consists of 2,000,000 shares of preferred stock, no par value per share, none of which is issued and outstanding, and 20,000,000 shares of common stock, no par value per share, of which [complete as of the Effective Date]shares are outstanding and are validly issued, fully paid and nonassessable. Such shares are the only shares of capital stock of Umpqua authorized, issued or outstanding; and to the best of knowledge of Foster Pepper & Shefelman LLP, Umpqua is not a party to, and is not obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any other equity interest in Umpqua, except as set forth in any schedule to this Agreement or the Umpqua Public Reports.

      (e) All of the issued and outstanding capital stock of Umpqua Bank is owned by Umpqua.

      (f)  The Umpqua Common Stock to be issued in accordance with the Plans of Merger, when delivered in exchange (or in partial exchange) for the shares of IFN, McKenzie State Bank or Oregon State Bank Common Stock, will be authorized, validly issued, fully paid and nonassessable; and

      (g) The Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders has been registered under Oregon securities laws, and is exempt from registration under the Securities Act and to the best of Foster Pepper & Shefelman LLP's knowledge, no stop order suspending the effectiveness of the Oregon registration or the issuance of the shares in any jurisdiction has been issued and no proceeding for that purpose has been initiated or pending or are contemplated under the Act or any other securities laws. The issuance of Umpqua Common Stock has been registered or qualified or is exempt from registration or qualification except when such failure would not (i) be material to Umpqua, or (ii) pose a material risk of material liability to any person who was, immediately prior to the Effective Date, an officer, director, employee or agent of IFN. The Umpqua Common Stock to be issued to the IFN, McKenzie State Bank and Oregon State Bank shareholders has been listed for trading on the Nasdaq National Market System, and is not "restricted securities" as that term is defined in Rule 144(a)(3) under the Act.

    9.7.  Corporate Documents.  Receipt by IFN of:

      (a) A certificate of existence for Umpqua and a good standing certificate for Umpqua Bank, issued by the appropriate governmental officer dated as of a date immediately prior to the Effective Date;

      (b) A copy, certified by each Secretary of Umpqua and Umpqua Bank, of the resolutions adopted by the Board of Directors of each approving this Agreement and the respective Plans of Merger.

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    9.8.  Continuing Accuracy with Representations and Warranties.  Except as contemplated hereby, the representations and warranties of Umpqua being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 5.5, the discovery of a claim against Umpqua or any other obligation or liability of Umpqua, not previously known, of less than $500,000 individually or $1,000,000 in the aggregate shall not be deemed a breach of Umpqua's representation and warranties hereunder.

    9.9.  Compliance with Covenants and Conditions.  Umpqua having complied with all agreements, covenants and conditions on their part required by this Agreement to be performed or complied with prior to or at the Effective Date.

    9.10.  No Adverse Changes.  Between March 31, 2001 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income or condition, financial or otherwise, of Umpqua and its Subsidiaries taken as a whole, except changes contemplated by this Agreement and such changes that may have been previously approved in writing by IFN.

    9.11.  Tax Opinion.  Receipt of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to IFN to the effect that the transactions contemplated by the Agreement and the Plans of Merger will be a reorganization within the meaning of Section 368 of the Code; that the parties to the Agreement and to the Plans of Merger will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; and no taxable gain or loss will be recognized by the shareholders of IFN, McKenzie State Bank or Oregon State Bank who will receive solely Umpqua Common Stock (except for cash, if any, received pursuant to the exercise of statutory dissenters' rights or paid for any fractional share interest); that the basis in the Umpqua Common Stock to be received by the recipients will be the same as the basis in their common stock (except for cash, if any, received pursuant to the exercise of statutory dissenters' rights or paid for any fractional share interests); and that, provided the stock exchanged was held as a capital asset on the Effective Date, the holding period of the Umpqua Common Stock to be received will include the holding period of the common stock previously held, prior to the Effective Date.

    9.12.  Certificates.  Receipt by IFN of a Certificate of the President and Chief Financial Officer of Umpqua, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 9.1, 9.2, 9.4, 9.5, 9.8, 9.9, and 9.10 hereof and such other matters with respect to the fulfillment by Umpqua of any of the conditions of this Agreement as IFN may reasonably request.

    9.13.  Fairness Opinions.  IFN, McKenzie State Bank and Oregon State Bank will each have received from Ragen MacKenzie an opinion, dated as of or prior to the date the Board of Directors of each shall have approved this Agreement or their applicable Plan of Merger and updated or confirmed as of a date immediately before each mails the Proxy Statement to its shareholders, to the effect that the terms of the applicable Holding Company Merger or Bank Mergers are fair, from a financial point of view, to its shareholders. Umpqua will provide Ragen MacKenzie such information as it may reasonably request in order to render its opinions.

    9.14.  Accounting Treatment.  It will have been determined to the satisfaction of IFN that the Holding Company Merger will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and the related interpretations of the AICPA consensuses of the FASB's Emerging Issue Task Force, and the rules and regulations of the SEC, and Umpqua will have received a letter to such effect from Deloitte & Touche LLP, certified public accountants.

    9.15.  Director Commitments.  Each of the Umpqua directors shall have executed this Agreement in their individual capacities as provided at the end of this Agreement.

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10. Closing

    The transactions contemplated by this Agreement and the Plans of Merger will close in the office of Foster Pepper & Shefelman LLP at such time and on such date within seven (7) days following the satisfaction of all conditions to closing set forth in Sections 8 and 9 (not waived or to be satisfied by delivery of documents or opinions or a state of facts to exist at closing), as set by notice from Umpqua to IFN, or at such other time and place as the parties may agree.

11. Termination

    11.1.  Procedure for Termination.  This Agreement may be terminated before the Effective Date:

      (a) By the mutual consent of the Boards of Directors of Umpqua and IFN acknowledged in writing;

      (b) By Umpqua or IFN acting through their Boards of Directors upon written notice to the other party, if (i) at the time of such notice the Mergers shall not have become effective by March 31, 2002 (or such later date as shall have been agreed to in writing by Umpqua and IFN acting through their respective Boards of Directors), (ii) shareholders of IFN shall not have approved the Agreement, the Plans of Merger and the transactions contemplated thereby prior to March 31, 2002, (iii) shareholders of Umpqua shall not have approved the Agreement, the Plans of Merger and the transactions contemplated thereby and the issuance of the Umpqua Common Stock prior to March 31, 2002, or (iv) a failure of the conditions set forth in Section 8.16 and 9.14;

      (c) By Umpqua, acting through its Board of Directors upon written notice to IFN, if there has been a material misrepresentation or material breach on the part of IFN in its representations, warranties or covenants set forth herein or if there has been any material failure on the part of IFN to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty (30) days notice to IFN of such misrepresentation, breach or failure; or by IFN, acting through its Board of Directors upon written notice to Umpqua, if there has been a material misrepresentation or material breach by Umpqua in its representations, warranties or covenants set forth herein or if there has been a material failure on the part of Umpqua to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty (30) days notice to Umpqua of such misrepresentation, breach or failure;

      (d) By Umpqua upon advice of Foster Pepper & Shefelman LLP that the fiduciary duties of the Umpqua Directors so require; and

      (e) By IFN upon advice of Davis Wright Tremaine LLP that the fiduciary duties of the IFN Directors so require.

      (f)  By IFN at any time during the five-business-day period commencing on the tenth calendar day preceding the Effective Date, if the Weighted Average Sales Price is less than $7.00 per share.

    11.2.  Effect of Termination.

      11.2.1.   In the event this Agreement is terminated pursuant to Section 11.1(a), 11.1(b)(i), or 11.1(b)(iv), it shall become wholly void and of no further force and effect and there shall be no liability on the part of any party or their respective Boards of Directors as a result of such termination or abandonment.

      11.2.2.   If the Agreement is terminated by IFN or Umpqua pursuant to Section 11.1(b)(ii), by Umpqua pursuant to Section 11.1(c) or by IFN pursuant to Section 11.1(e) or (f), then IFN agrees to pay to Umpqua its reasonable expenses incurred in entering into and attempting to consummate the transaction. In addition to the foregoing, if, prior to December 31, 2002, IFN

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  enters into an Alternative Acquisition Transaction and (a) an Alternative Acquisition Transaction had been proposed prior to the date of the IFN shareholder meeting or (b) at the time of such shareholder meeting IFN or its Directors fail to materially comply with the covenants set forth in Section 6, and in either event if at the time of IFN's shareholder meeting there was no material failure by Umpqua to meet the conditions set forth in Section 9, then IFN will, within thirty (30) days after Umpqua's request, pay Umpqua an additional $2,000,000. The payment called for in the foregoing sentence shall not be paid or payable if Umpqua elects to exercise all or any portion of that certain Stock Option Agreement dated contemporaneously herewith, the form of which is attached hereto as Exhibit C. In the event Umpqua elects to receive the payment set forth in this Section 11.2.2, this Section shall be the sole remedy in favor of Umpqua for termination of this Agreement pursuant to the sections named in the preceding sentence, and Umpqua specifically waives the protections of any equitable remedies that otherwise might be available to Umpqua.

      11.2.3.   If the Agreement is terminated by Umpqua or IFN pursuant to Section 11.1(b)(iii), by IFN pursuant to Section 11.1(c) or by Umpqua pursuant to Section 11.1(d), then Umpqua agrees to pay to IFN its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum of $500,000. This Section 11.2.3 shall be the sole remedy in favor of IFN for termination of this Agreement pursuant to the sections named in the preceding sentence, and IFN specifically waives the protections of any equitable remedies that otherwise might be available to IFN.

    11.3.  Documents from IFN.  In the event of termination of this Agreement, Umpqua will promptly deliver to IFN all originals and copies of documents and work papers obtained by Umpqua from IFN, whether so obtained before or after the execution hereof, and will not use any information so obtained, and will not disclose or divulge such information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process; and provided further that Umpqua shall not be obligated to treat as confidential any such information which is publicly available or readily ascertainable from public sources, or which was known to Umpqua at the time that such information was disclosed to it by IFN or which is rightfully received by Umpqua from a third party. The obligations arising under this Section 11.3 shall survive any termination or abandonment of this Agreement.

    11.4.  Documents from Umpqua.  In the event of termination of this Agreement, IFN will promptly deliver to Umpqua all originals and copies of documents and work papers obtained by IFN from Umpqua, whether so obtained before or after the execution hereof, and will not use, disclose or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law, regulation or judicial or regulatory process; and provided further, IFN shall not be obligated to treat as confidential any information which is publicly available or readily ascertainable from public sources, or which was known to IFN at the time that such information was disclosed to it by Umpqua or which is rightfully received by IFN from a third party. The obligations arising under this Section 11.4 shall survive any termination or abandonment of this Agreement.

12. Miscellaneous Provisions

    12.1.  Amendment or Modification.  Prior to the Effective Date, this Agreement and the Plans of Merger may be amended or modified, either before or after approval by the shareholders of IFN and Umpqua, only by an agreement in writing executed by the parties hereto upon approval of their respective boards of directors; provided, however, that no such amendment or modification shall increase the amount or modify the form of consideration to be received by the IFN, McKenzie State Bank or Oregon State Bank shareholders pursuant to the Plans of Merger without the approval of the Umpqua shareholders, or decrease the amount or modify the form of consideration to be received by

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the IFN, McKenzie State Bank or Oregon State Bank shareholders pursuant to the Plans of Merger without the approval of such shareholders.

    12.2.  Public Statements.  No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties to such release or statement, which consent will not be unreasonably withheld. The consent provided for in this section shall not be required if the delay would preclude the timely issuance of a press release or public statement required by law or any applicable regulations. The provisions of this section shall not be construed as limiting the parties from communications consistent with the purposes of this Agreement, including but not limited to seeking regulatory and shareholder approvals necessary to complete the transactions contemplated by this Agreement and the Plans of Merger.

    12.3.  Confidentiality.  Each party shall use the non-public information that it obtains from the other parties to this Agreement solely for the effectuation of the transactions contemplated by this Agreement and the Plans of Merger or for other purposes consistent with the intent of this Agreement and shall not use any such information for other purposes, including but not limited to the competitive detriment of the other parties. Each party shall maintain strictly confidential all non-public information it receives from the other parties and shall, upon termination of this Agreement prior to the Effective Date, return such information in accordance with Sections 11.3 and 11.4 hereof. The provisions of this section shall not prohibit the use of information consistent with the provisions of those sections or prohibit disclosure of information to the parties respective counsel, accountants, tax advisors, and consultants, provided that those persons also agree to maintain such information confidential in accordance with this section and Sections 11.3 and 11.4 hereof.

    12.4.  Waivers and Extensions.  Each of the parties hereto may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto of any of the covenants or conditions contained herein or in the Plans of Merger, other than those required by law. No such waiver or extension of time shall constitute a waiver of any subsequent or other performance or compliance. No such waiver shall require the approval of the shareholders of any party.

    12.5.  Expenses.  Each of the parties hereto shall pay their respective expenses in connection with this Agreement and the Plans of Merger and the transactions contemplated thereby, except as otherwise may be specifically provided.

    12.6.  Financial Advisors.  Each party is solely responsible for the payment of their own financial advisor fees.

    12.7.  Binding Effect, No Assignment.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties.

    12.8.  Representations and Warranties.  The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties, and except for claims based upon fraud of the parties or their representatives, shall not survive the closing hereof.

    12.9.  Remedies.  Except for claims based upon fraud of the parties or their representatives, the only remedy available to any party hereunder is for amounts payable pursuant to Section 11.2.

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    12.10.  No Benefit to Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason hereof.

    12.11.  Notices.  Any notice, demand or other communication permitted or desired to be given hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if personally delivered or mailed by registered or certified mail, return receipt requested, or sent via confirmed facsimile to the respective parties at their addresses or facsimile numbers set forth below:

    If to Umpqua:

    Umpqua Holdings Corporation
    200 Market Street, Suite 1900
    Portland, Oregon 97201
    Attn: Raymond P. Davis, President
    Fax: (503) 546-2498

    Copies of Notices to Umpqua to:

    Kenneth E. Roberts, Esq.
    Foster Pepper & Shefelman LLP
    One Main Place, 15th Floor
    101 SW Main Street
    Portland, OR 97204-3223
    Fax: (800) 601-9234

    If to IFN:

    Independent Financial Network, Inc.
    170 S. Second Street
    Suite 201
    Coos Bay, Oregon 97420
    Attn: Chuck Brummel, President & CEO
    Fax: (541) 267-6068

    Copies of Notices to IFN to:

    Marcus J. Williams
    Davis Wright Tremaine LLP
    1300 SW 5th Ave.
    Suite 2300
    Portland, OR 97201
    Fax: (503) 778-5299

    Any party from time to time may change such address or facsimile number by so notifying the other parties hereto of such change, which address or number shall thereupon become effective for purposes of this section.

    12.12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

    12.13.  Entire Agreement.  This Agreement, including all of the schedules and exhibits hereto and other documents or agreements referred to herein constitute the entire agreement between the parties with respect to the Mergers and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters.

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    12.14.  Headings.  The article and section headings in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.

    12.15.  Counterparts.  At the convenience of the parties, this Agreement may be executed in counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute but one Agreement.

    12.16.  Non-Competition Agreement.  Except as may be consented to in writing by Umpqua, each member of the Board of Directors of IFN signing at the end of this Agreement agrees that he or she will not, for a period of two years following his or her service on the Board of Directors of IFN be associated in any way with any financial institution other than Umpqua (or any of its affiliates) with branches in Coos, Curry or Lincoln Counties, Oregon, whether directly or indirectly, alone or as a member of a partnership, or as an officer, director, stockholder or employee. Ownership of less than one percent of the stock of a publicly held corporation shall not be deemed to be prohibited by this provision, nor shall ownership of any number of shares of stock in Umpqua.

    12.17.  Restrictions On Transfer.  Umpqua will not deliver any Umpqua Common Stock to any shareholder who, in the opinion of counsel for Umpqua, is or may be an "affiliate" (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act) of IFN, McKenzie State Bank or Oregon State Bank, except upon receipt by Umpqua of a letter or other written commitment from that shareholder to comply with Rule 145 as promulgated by the SEC, in a form reasonably acceptable to its counsel.

    The certificates representing shares to be issued to "affiliates" of IFN, McKenzie State Bank or Oregon State Bank will bear the following legend until such time as Umpqua shall have received an opinion of counsel satisfactory to Umpqua to the effect that the shares may be transferred without restriction and that the legend is no longer needed, or until such time as Umpqua shall reasonably have reached the same determination:

    "The shares represented by this certificate (i) were issued pursuant to a business combination and (ii) may be sold only in accordance with the provisions of Rule 145 under the Securities Act of 1933, as amended (the "Act"), or pursuant to an effective registration statement under the Act or an exemption therefrom."

    12.18.  Pooling Accounting.

      (a) The parties hereto intend that the Holding Company Merger be treated as a pooling of interests for accounting purposes. From and after the date of this Agreement and until the Effective Date, neither Umpqua nor IFN nor any of their affiliates (i) shall knowingly take any action, or shall knowingly fail to take any action, that would jeopardize the treatment of the Holding Company Merger as a "pooling of interests" for accounting purposes; or (ii) shall enter into any contract, agreement, commitment or arrangement with respect to the foregoing; provided, however, that no action or omission by any party shall constitute a breach of this sentence if such action or omission is specifically permitted by the terms of this Agreement or is made with the written consent of the other parties hereto. The members of the Board of Directors of IFN and each of McKenzie State Bank and Oregon State Bank may be deemed to be "affiliates" of IFN and each of McKenzie State Bank and Oregon State Bank ("IFN Affiliates") for purposes of the SEC's Codification of Financial Reporting Policies Section 201.01 and the SEC's Staff Accounting Bulletin No. 65 (collectively "SAB 65"). Umpqua will receive from each person so identified a written agreement in the form of Schedule 12.18. Prior to the Effective Date, IFN agrees to use all reasonable efforts to cause any additional person who becomes or is identified as an "IFN Affiliate" to execute such a letter agreement.

      (b) Umpqua shall have the right to place a restrictive legend on all shares of Umpqua Common Stock to be received by an IFN Affiliate so as to preclude their transfer or disposition in

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  violation of such letter agreement, to instruct its transfer agent not to permit the transfer of any such shares and/or to take any other steps reasonably necessary to ensure compliance with SAB 65. Prior to 30 days before the Effective Date, stock certificates evidencing ownership of all IFN, McKenzie State Bank and Oregon State Bank Common Stock by IFN Affiliates shall be delivered to IFN and IFN (prior to the Effective Date) and Umpqua (after the Effective Time) shall retain such certificates or the certificates of Umpqua Common Stock into which they are exchanged until such time as financial results covering at least 30 days of combined operations of Umpqua and IFN shall have been published, at which time such certificates shall be released. Umpqua covenants and agrees to promptly return such certificates to the IFN Affiliates with such restrictive legends removed after the publication of such combined results.

    IN WITNESS WHEREOF, the parties hereto pursuant to the approval and authority duly given by resolutions adopted by a majority of their respective Boards of Directors, have each caused this Agreement to be executed by its duly authorized officers.

UMPQUA HOLDINGS CORPORATION		INDEPENDENT FINANCIAL NETWORK, INC.
By:		By:
	/s/ RAYMOND P. DAVIS		/s/ CHARLES D. BRUMMEL

	Raymond P. Davis		Charles D. Brummel
	Chief Executive Officer		Chief Executive Officer
By:		By:
	/s/ JULIE M. RYAN		/s/ LINDA GOODWIN

	Julie M. Ryan		Linda Goodwin
	Secretary		Secretary
UMPQUA BANK
By:	/s/ WILLIAM A. HADEN William A. Haden President
By:	/s/ JULIE M. RYAN Julie M. Ryan Secretary

(Continued on Next Page)

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The undersigned members of the Board of Directors of Umpqua execute this Agreement for the limited purposes of Sections 7.4, 7.8 and 7.13 hereof.

/s/ ALLYN C. FORD	/s/ DAVID B. FROHNMEYER

Allyn C. Ford	David B. Frohnmeyer
/s/ JAMES D. COLEMAN	/s/ WILLIAM A. HADEN

James D. Coleman	William A. Haden
/s/ SCOTT D. CHAMBERS	/s/ LYNN K. HERBERT

Scott D. Chambers	Lynn K. Herbert
/s/ RAYMOND P. DAVIS	/s/ LARRY L. PARDUCCI

Raymond P. Davis	Larry L. Parducci
/s/ MICHAEL DONOVAN	/s/ RONALD O. DOAN

Michael Donovan	Ronald O. Doan
/s/ JOHN O. DUNKIN John O. Dunkin

The undersigned members of the Board of Directors of IFN execute this Agreement for the limited purposes of Sections 6.2, 6.5, 6.12, 12.16, 12.17 and 12.18 hereof.

/s/ WILLIAM A. LANSING	/s/ KENNETH C. MESSERLE

William A. Lansing	Kenneth C. Messerle
/s/ GLENN A. THOMAS	/s/ CHARLES D. BRUMMEL

Glenn A. Thomas	Charles D. Brummel
/s/ RONALD C. LAFRANCHI	/s/ GARY L. WAGGONER

Ronald C. LaFranchi	Gary L. Waggoner
/s/ ROBERT L. FULLHART Robert L. Fullhart

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Appendix II

Holding Company

PLAN OF MERGER

    This Plan of Merger (the "Plan of Merger") is dated            , 2001, and is by and between Umpqua Holdings Corporation ("Umpqua"), an Oregon corporation, and Independent Financial Network, Inc. ("IFN"), an Oregon corporation.

RECITALS

    A.  The Board of Directors of each of Umpqua and IFN has approved this Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

    B.  This Plan of Merger is part of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 22, 2001, by and among Umpqua, IFN and Umpqua Bank (Umpqua's wholly owned subsidiary bank), which agreement sets forth certain conditions precedent to the effectiveness of this Plan of Merger and other matters relative to the merger contemplated by this Plan of Merger (the "Merger"), including certain defined terms.

    C.  At or prior to the date the Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Merger.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby adopt this Plan of Merger:

    1.  EFFECTIVE DATE AND TIME.  This Plan of Merger shall be effective at 6:01 p.m. (the "Effective Time") on the date the Articles of Merger are filed with the Oregon Secretary of State. The date on which the Articles of Merger are filed is referred to herein as the "Effective Time".

    2.  MERGER.  At the Effective Time, IFN shall merge with and into Umpqua, which will be the surviving corporation (the "Merger"). The name of the surviving corporation shall be "Umpqua Holdings Corporation".

    3.  ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, OFFICERS.  Until altered, amended or repealed, the Articles of Incorporation and Bylaws of Umpqua on the Effective Date shall be the Articles of Incorporation and Bylaws of the surviving corporation. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of Umpqua shall be, as of the Effective Date, the individuals serving in such capacities immediately prior to the Effective Date with the addition of            who shall serve an initial term as director ending with the 2004 annual shareholder meeting and            who shall serve a term as director ending with the 2002 annual shareholder meeting. The director whose term ends with the 2004 annual shareholder meeting will be entitled to be nominated for reelection at the discretion of the nominating committee of Umpqua's board of directors subject to Umpqua's then applicable nominating procedures. The director whose term expires with the 2002 annual shareholder meeting will not be entitled to stand for reelection.

    4.  EFFECT OF MERGER

      4.1 Until changed by the Board of Directors of Umpqua, all corporate acts, plans, policies, contracts, approvals and authorizations of Umpqua and IFN, and their shareholders, officers,

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  agents, Boards of Directors, and committees elected or appointed thereby, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Umpqua and shall be as effective and binding thereon as the same were with respect to Umpqua and IFN prior to the Effective Date.

      4.2 At the Effective Time, the corporate existence of Umpqua and IFN shall, as provided by Oregon law, be merged into and continued in Umpqua, and the separate existence of IFN shall terminate. All rights, franchises and interests of IFN, respectively, in and to every type of property (whether real, personal, tangible or intangible) and choses in action shall be transferred to and vested in Umpqua by virtue of the Merger without any deed or other transfer, and Umpqua, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by Umpqua and IFN, respectively, on the Effective Date.

      4.3 At the Effective Time, the liabilities of Umpqua and IFN shall become the liabilities of Umpqua, and all debts, liabilities, and contracts of Umpqua and IFN, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of Umpqua and IFN, shall be those of Umpqua and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

    5.  CAPITALIZATION OF UMPQUA.  The present authorized capital of Umpqua consists of 2,000,000 shares of undesignated preferred stock with no par value of which no shares are issued or outstanding and 20,000,000 shares of common stock without par value of which [complete before filing] shares are, issued, outstanding and fully paid ("Umpqua Common Stock"). Except as set forth in the Reorganization Agreement or the schedules thereto, there are no outstanding options, warrants or other rights to purchase or receive Umpqua securities.

    6.  CAPITALIZATION OF IFN.  The present authorized capital of IFN consists of 10,000,000 shares of undesignated preferred stock, with $5.00 par value per share, of which no shares are issued or outstanding and 10,000,000 shares of common stock with $5.00 par value, of which [complete before filing] shares are issued, outstanding and fully paid ("IFN Common Stock"). Except as set forth in the Reorganization Agreement or the schedules thereto, there are no outstanding options, warrants or other rights to purchase or receive IFN securities.

    7.  EXCHANGE OF SHARES.  At the Effective Time, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

      7.1 Each share of Umpqua Common Stock outstanding immediately prior to the Merger shall remain outstanding.

      7.2 Each outstanding share of IFN Common Stock shall be converted into the right to receive [insert final Exchange Ratio] shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares as set forth below in Section 8.

      7.3 All of the shares of IFN Common Stock, whether issued or unissued, will be canceled and the holders of certificates for shares thereof shall cease to have any rights as shareholders of IFN, other than the right to receive any dividend or other distribution with respect to such IFN Common Stock with a record date occurring prior to the Effective Time and the right to receive Umpqua Common Stock as provided above. After the Effective Time, the stock transfer register of IFN shall be closed, and there shall be no transfers of shares of IFN Common Stock recorded on the stock transfer books of IFN.

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      7.4 All existing stock option plans of IFN shall terminate, no options thereunder shall be granted, and each outstanding option to acquire IFN Common Stock (each an "IFN Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by IFN; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of IFN Common Stock issuable upon exercise of the IFN Option, and (b) [insert final Exchange Ratio]; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the IFN Option, divided by (b) [insert final Exchange Ratio ]; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Merger except as may be set forth in such option agreements. With respect to any IFN Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    8.  NO FRACTIONAL SHARES.  Notwithstanding any other provision hereof, no fractional shares of Umpqua Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, Umpqua will pay to each holder of IFN Common Stock who would otherwise be entitled to a fractional share of Umpqua Common Stock an amount in cash (without interest) determined by multiplying such fraction by the closing price for Umpqua Common Stock on the Effective Date as reported by the Nasdaq National Market.

    9.  EXCHANGE PROCEDURES.

      9.1 At or before the Effective Time, Umpqua shall deposit or cause to be deposited with ChaseMellon Shareholder Services, (the "Exchange Agent") for the benefit of the holders of certificates for IFN Common Stock, for exchange in accordance with this Plan of Merger, certificates representing the shares of Umpqua Common Stock ("New Certificates") for which outstanding shares of IFN Common Stock are to be exchanged in connection with the Merger and cash sufficient to make payment in lieu of fractional shares in accordance with Section 8 hereof.

      9.2 As promptly as practicable after the Effective Time, the Exchange Agent shall send or cause to be sent to each holder of record of IFN Common Stock transmittal materials for use in exchanging such shareholders' IFN Common Stock certificates for the consideration set forth in this Plan of Merger. Umpqua shall cause the New Certificates and checks for fractional share interests or dividends or distributions such person may be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such IFN Common Stock (or indemnity reasonably satisfactory to Umpqua and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Plan of Merger upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing IFN Common Stock shall be effected, and risk of loss and title to the IFN Common Stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

      9.3 Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of IFN Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      9.4 No dividends or other distributions with respect to Umpqua Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered certificates representing shares of IFN Common Stock converted in the Merger into shares of Umpqua Common Stock until the holder thereof shall surrender such certificates in accordance with this Plan of Merger. Upon surrender of certificates representing shares of IFN Common Stock, the record holder thereof will be entitled to receive any dividends or other distributions,

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  without any interest thereon, which theretofore had become payable with respect to shares of Umpqua Common Stock into which such shares of IFN Common Stock had been converted pursuant to this Plan of Merger.

      9.5 Any of the New Certificates and any funds held by the Exchange Agent for payment in cash for fractional shares that remain unclaimed for twelve months after the Effective Time shall be returned or paid to Umpqua. Any holders of IFN Common Stock who have not theretofore complied with this Section 9 shall thereafter look to Umpqua only for payment of the Merger consideration and unpaid dividends and distributions (if any) on Umpqua Common Stock deliverable in respect of IFN Common Stock such shareholders hold as determined pursuant to this Agreement, in each case without any interest thereon.

    10.  DISSENTERS' RIGHTS.  The shareholders of Umpqua and IFN have no rights under Oregon law to dissent from this Plan of Merger.

    11.  SHAREHOLDER APPROVAL.  This Plan of Merger has been ratified and approved by the shareholders of Umpqua and IFN at meetings called and held in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of Umpqua and IFN have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

    12.  CONDITIONS TO THE MERGER.  All conditions precedent to the effectiveness of this Plan of Merger as set forth in the Reorganization Agreement has been satisfied or waived.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UMPQUA HOLDINGS CORPORATION		INDEPENDENT FINANCIAL NETWORK, INC.
By:		By:

	Raymond P. Davis, President and Chief Executive Officer		Charles D. Brummel, President and Chief Executive Officer

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Appendix III

Plan of Merger (MSB)

BANK PLAN OF MERGER

    This Bank Plan of Merger (the "Bank Plan of Merger") is dated this      day of      , 2001, and is by and between Umpqua Bank ("UB"), an Oregon state chartered bank and McKenzie State Bank ("MS Bank"), an Oregon state chartered bank and joined in by Umpqua Holding Corporation ("Umpqua").

RECITALS

    A.  UB and MS Bank are each FDIC insured banks.

    B.  MS Bank has its head office at 52nd Place and Main Street, Springfield, Oregon.

    C.  UB has its head office at 445 S.E. Main Street, Roseburg, Oregon.

    D.  Umpqua is the parent holding company and sole shareholder of UB.

    E.  The Board of Directors of each of UB and MS Bank has approved this Bank Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

    F.  This Bank Plan of Merger is part of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 22, 2001, by and among UB, Umpqua and Independent Financial Network, Inc. (MS Bank's parent holding company), which agreement sets forth certain conditions precedent to the effectiveness of this Bank Plan of Merger and other matters relative to the merger contemplated by this Bank Plan of Merger (the "Bank Merger"), including certain defined terms.

    G.  At or prior to the date the Bank Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Bank Merger.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby adopt this Bank Plan of Merger:

    1.  EFFECTIVE DATE.  The effective date (the "Effective Date") of this Bank Plan of Merger shall be the date set forth in a Certificate of Merger issued by the Oregon Director.

    2.  BANK MERGER.  On the Effective Date, MS Bank shall merge with and into UB with UB being the surviving bank (the "Surviving Bank").

    3.  ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS.  The Articles of Incorporation and Bylaws of UB on the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Bank. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of the Surviving Bank shall be, as of the Effective Date, the individuals serving in such capacities immediately prior to the Effective Date.

    4.  EFFECT OF THE BANK MERGER

      4.1 Until changed by the Board of Directors of the Surviving Bank, the locations and names of the existing offices of UB and MS Bank shall continue to be the location of the offices of the Surviving Bank, under the names listed on Appendix A; and all corporate acts, plans, policies, contracts, approvals and authorizations of UB and MS Bank, and their shareholders, officers, agents, Boards of Directors, and committees elected or appointed thereby, which were valid and

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  effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of Surviving Bank and shall be as effective and binding thereon as the same were with respect to UB and MS Bank prior to the Effective Date.

      4.2 At the Effective Date, all rights, franchises and interests of UB and MS Bank, respectively, in and to every type of property (whether real, personal, tangible or intangible) and choses in action shall be vested in Surviving Bank by virtue of the merger without any deed or other transfer, and Surviving Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by UB and MS Bank, respectively, on the Effective Date.

      4.3 On the Effective Date, all liabilities of UB and MS Bank shall become liabilities of Surviving Bank; and all debts, liabilities, and contracts of UB and MS Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of UB and MS Bank, shall be those of Surviving Bank and shall not be released or impaired by the Bank Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

    5.  CAPITALIZATION OF UB.  The present authorized capital of UB consists of 2,000,000 shares of undesignated preferred stock, no par value, none of which are issued or outstanding and 20,000,000 authorized shares of common stock with no par value, of which 7,664,752 are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive UB securities.

    6.  CAPITALIZATION OF MS BANK.  The present authorized capital of MS Bank consists of 2,500,000 shares of Class A Common Stock with no par value of which [to be completed as of the Effective Date] shares are issued, outstanding and fully paid and 2,500,000 shares of Class B Common Stock with no par value of which 150,000 shares are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive MS Bank securities except as set forth in the Reorganization Agreement.

    7.  EXCHANGE OF SHARES.  At the Effective Date, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

      7.1 Each share of UB Common Stock outstanding immediately prior to the Merger, all of which are held by Umpqua, shall remain outstanding.

      7.2 All outstanding shares of MS Bank Class A and Class B Common Stock held at the Effective Date by Umpqua shall be cancelled. Each outstanding share of MS Bank Class A Common Stock not held by Umpqua shall be converted into the right to receive 1.30 shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares as set forth below in Section 8.

      7.3 All of the shares of MS Bank Class A and Class B Common Stock, whether issued or unissued, will be canceled and the holders of certificates for shares thereof shall cease to have any rights as shareholders of MS Bank, other than the right to receive any dividend or other distribution with respect to such MS Bank Common Stock with a record date occurring prior to the Effective Date and the right to receive Umpqua Common Stock as provided above. At the Effective Date, the stock transfer register of MS Bank shall be closed, and there shall be no transfers of shares of MS Bank Common Stock recorded on the stock transfer books of MS Bank.

      7.4 On the Effective Date, all existing stock option plans of MS Bank shall terminate, no options thereunder shall be granted, and each outstanding option to acquire MS Bank Class A

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  Common Stock (each a "MS Bank Option") shall automatically be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by MS Bank; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of MS Bank Class A Common Stock issuable upon exercise of the MS Bank Option, and (b) 1.30; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the MS Bank Option, divided by (b) 1.30; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Bank Merger except as may be set forth in such option agreements. With respect to any MS Bank Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    8.  NO FRACTIONAL SHARES.  Notwithstanding any other provision hereof, no fractional shares of Umpqua Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, Umpqua will pay to each holder of MS Bank Common Stock who would otherwise be entitled to a fractional share of Umpqua Common Stock an amount in cash (without interest) determined by multiplying such fraction by the closing price for Umpqua Common Stock on the Effective Date as reported by the Nasdaq National Market.

    9.  EXCHANGE PROCEDURES.

      9.1 At or promptly after the Effective Date, Umpqua shall deposit or cause to be deposited with ChaseMellon Shareholder Services, (the "Exchange Agent") for the benefit of the holders of certificates for MS Bank Class A Common Stock, for exchange in accordance with this Bank Plan of Merger, certificates representing the shares of Umpqua Common Stock ("New Certificates") for which outstanding shares of MS Bank Class A Common Stock are to be exchanged in connection with the Merger and cash sufficient to make payment in lieu of fractional shares in accordance with Section 8 hereof.

      9.2 As promptly as practicable after the Effective Date, the Exchange Agent shall send or cause to be sent to each holder of record of MS Bank Class A Common Stock transmittal materials for use in exchanging such shareholders' MS Bank Class A Common Stock certificates for the consideration set forth in this Bank Plan of Merger. Umpqua shall cause the New Certificates and checks for fractional share interests or dividends or distributions such person may be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such MS Bank Class A Common Stock (or indemnity reasonably satisfactory to Umpqua and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Bank Plan of Merger upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing MS Bank Class A Common Stock shall be effected, and risk of loss and title to the MS Bank Class A Common Stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

      9.3 Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of MS Bank Class A Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      9.4 No dividends or other distributions with respect to Umpqua Common Stock with a record date occurring after the Effective Date shall be paid to the holder of any unsurrendered certificates representing shares of MS Bank Class A Common Stock converted in the Bank Merger into shares of Umpqua Common Stock until the holder thereof surrenders such certificates in accordance with this Bank Plan of Merger. Upon surrender of certificates representing shares of

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  MS Bank Class A Common Stock, the record holder thereof will be entitled to receive any dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Umpqua Common Stock into which such shares of MS Bank Class A Common Stock had been converted pursuant to this Bank Plan of Merger.

      9.5 Any of the New Certificates and any funds held by the Exchange Agent for payment in cash for fractional shares that remain unclaimed for twelve months after the Effective Date shall be returned or paid to Umpqua. Any holders of MS Bank Class A Common Stock who have not theretofore complied with this Section 9 shall thereafter look to Umpqua only for payment of the Bank Merger consideration and unpaid dividends and distributions (if any) on Umpqua Common Stock deliverable in respect of MS Bank Class A Common Stock such shareholders hold as determined pursuant to this Bank Plan of Merger, in each case without any interest thereon.

    10.  DISSENTERS' RIGHTS.  The shareholder of UB has waived its right under Oregon law to dissent from this Bank Plan of Merger. Shareholders of MS Bank may dissent and receive the fair value of their Common Stock in cash if they strictly comply with the provisions of ORS 711.175 et seq., a copy of which is attached as Appendix B.

    11.  SHAREHOLDER APPROVAL.  This Plan of Merger has been ratified and approved by the shareholders of each of UB and MS Bank in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of UB and MS Bank have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

    12.  CONDITIONS TO THE BANK MERGER.  All conditions precedent to the effectiveness of this Bank Plan of Merger as set forth in the Reorganization Agreement have been satisfied or waived.

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    IN WITNESS WHEREOF, the parties hereto have caused this Bank Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UB:
UMPQUA BANK
By:	William A. Haden, President
MS Bank:
McKENZIE STATE BANK
By:	John A. Moretti, President
Joined in by UMPQUA HOLDINGS CORPORATION
By:	Raymond P. Davis, President, President

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    The undersigned members of the Board of Directors of McKenzie State Bank execute this Plan for the limited purposes of acknowledging the restrictions set forth in Section 12.17 of the Reorganization Agreement and each further agrees to support the transaction with employees, loan customers, depositors and shareholders, and to vote all shares of McKenzie State Bank held by them or over which they have voting control, in favor of the Bank Plan of Merger.

John A. Moretti	Roy C. Gray

Charles D. Brummel, Sr.	William J. Hoffman

Roger A. Van Voorhis	Murray G. McDowell
M. Scott Stovall

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Appendix IV

OSB

BANK PLAN OF MERGER

    This Bank Plan of Merger (the "Bank Plan of Merger") is dated this 9th day of July, 2001, and is by and between Umpqua Bank ("UB"), an Oregon state chartered bank and Oregon State Bank ("OS Bank"), an Oregon state chartered bank and joined in by Umpqua Holding Corporation ("Umpqua").

RECITALS

    A.  UB and OS Bank are each FDIC insured banks.

    B.  OS Bank has its head office at 415 NW 3rd Street, Corvallis, Oregon.

    C.  UB has its head office at 445 S.E. Main Street, Roseburg, Oregon.

    D.  Umpqua is the parent holding company and sole shareholder of UB.

    E.  The Board of Directors of each of UB and OS Bank has approved this Bank Plan of Merger and authorized its execution and the performance of all of its obligations hereunder.

    F.  This Bank Plan of Merger is part of an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 22, 2001, by and among UB, Umpqua and Independent Financial Network, Inc. (OS Bank's parent holding company), which agreement sets forth certain conditions precedent to the effectiveness of this Bank Plan of Merger and other matters relative to the merger contemplated by this Bank Plan of Merger (the "Bank Merger"), including certain defined terms.

    G.  At or prior to the date the Bank Merger becomes effective, the parties shall have taken all such actions as may be necessary or appropriate in order to effectuate the Bank Merger.

AGREEMENT

    In consideration of the mutual covenants herein contained, the parties hereby adopt this Bank Plan of Merger:

    1.  EFFECTIVE DATE.  The effective date (the "Effective Date") of this Bank Plan of Merger shall be the date set forth in a Certificate of Merger issued by the Oregon Director.

    2.  BANK MERGER.  On the Effective Date, OS Bank shall merge with and into UB with UB being the surviving bank (the "Surviving Bank").

    3.  ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS.  The Articles of Incorporation and Bylaws of UB on the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Bank. Until their successors are elected or appointed and qualified, and subject to prior death, resignation or removal, the officers and directors of the Surviving Bank shall be, as of the Effective Date, the individuals serving in such capacities immediately prior to the Effective Date.

    4.  EFFECT OF THE BANK MERGER.

      4.1 Until changed by the Board of Directors of the Surviving Bank, the locations and names of the existing offices of UB and OS Bank shall continue to be the location of the offices of the Surviving Bank, under the names listed on Appendix A; and all corporate acts, plans, policies, contracts, approvals and authorizations of UB and OS Bank, and their shareholders, officers, agents, Boards of Directors, and committees elected or appointed thereby, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans,

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  policies, contracts, approvals and authorizations of Surviving Bank and shall be as effective and binding thereon as the same were with respect to UB and OS Bank prior to the Effective Date.

      4.2 At the Effective Date, all rights, franchises and interests of UB and OS Bank, respectively, in and to every type of property (whether real, personal, tangible or intangible) and choses in action shall be vested in Surviving Bank by virtue of the merger without any deed or other transfer, and Surviving Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all such rights and property, franchises, and interests, including appointments, designations and nominations, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by UB and OS Bank, respectively, on the Effective Date.

      4.3 On the Effective Date, all liabilities of UB and OS Bank shall become liabilities of Surviving Bank; and all debts, liabilities, and contracts of UB and OS Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of UB and OS Bank, shall be those of Surviving Bank and shall not be released or impaired by the Bank Merger; and all rights of creditors and other obligees and all liens on property shall be preserved unimpaired.

    5.  CAPITALIZATION OF UB.  The present authorized capital of UB consists of 2,000,000 shares of undesignated preferred stock, no par value, none of which are issued or outstanding and 20,000,000 authorized shares of common stock with no par value, of which 7,664,752 are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive UB securities.

    6.  CAPITALIZATION OF OS BANK.  The present authorized capital of OS Bank consists of 1,000,000 shares of common stock with no par value of which            shares are issued, outstanding and fully paid. There are no outstanding options, warrants or other rights to purchase or receive OS Bank securities except as set forth in the Reorganization Agreement.

    7.  EXCHANGE OF SHARES.  At the Effective Date, by virtue of the Merger and without any action on the part of any party or any shareholder, the following shall occur:

      7.1 Each share of UB Common Stock outstanding immediately prior to the Merger, all of which are held by Umpqua, shall remain outstanding.

      7.2 All outstanding shares of OS Bank Common Stock held at the Effective Date by Umpqua shall be cancelled. Each outstanding share of OS Bank Common Stock not held by Umpqua shall be converted into the right to receive 1.30 shares of Umpqua Common Stock, except that cash shall be paid in lieu of any resulting fractional shares as set forth below in Section 8.

      7.3 All of the shares of OS Bank Common Stock, whether issued or unissued, will be canceled and the holders of certificates for shares thereof shall cease to have any rights as shareholders of OS Bank, other than the right to receive any dividend or other distribution with respect to such OS Bank Common Stock with a record date occurring prior to the Effective Date and the right to receive Umpqua Common Stock as provided above. At the Effective Date, the stock transfer register of OS Bank shall be closed, and there shall be no transfers of shares of OS Bank Common Stock recorded on the stock transfer books of OS Bank.

      7.4 On the Effective Date, all existing stock option plans of OS Bank shall terminate, no options thereunder shall be granted, and each outstanding option to acquire OS Bank Common Stock (each a "OS Bank Option") shall automatically be converted and exchanged into an option (a "Converted Option") to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by OS Bank; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall

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  be equal to the product of (a) the number of shares of OS Bank Common Stock issuable upon exercise of the OS Bank Option, and (b) 1.30; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the OS Bank Option, divided by (b) 1.30; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Bank Merger except as may be set forth in such option agreements. With respect to any OS Bank Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    8.  NO FRACTIONAL SHARES  Notwithstanding any other provision hereof, no fractional shares of Umpqua Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, Umpqua will pay to each holder of OS Bank Common Stock who would otherwise be entitled to a fractional share of Umpqua Common Stock an amount in cash (without interest) determined by multiplying such fraction by the closing price for Umpqua Common Stock on the Effective Date as reported by the Nasdaq National Market.

    9.  EXCHANGE PROCEDURES.

      9.1 At or promptly after the Effective Date, Umpqua shall deposit or cause to be deposited with ChaseMellon Shareholder Services, (the "Exchange Agent") for the benefit of the holders of certificates for OS Bank Common Stock, for exchange in accordance with this Bank Plan of Merger, certificates representing the shares of Umpqua Common Stock ("New Certificates") for which outstanding shares of OS Bank Common Stock are to be exchanged in connection with the Merger and cash sufficient to make payment in lieu of fractional shares in accordance with Section 8 hereof.

      9.2 As promptly as practicable after the Effective Date, the Exchange Agent shall send or cause to be sent to each holder of record of OS Bank Common Stock transmittal materials for use in exchanging such shareholders' OS Bank Common Stock certificates for the consideration set forth in this Bank Plan of Merger. Umpqua shall cause the New Certificates and checks for fractional share interests or dividends or distributions such person may be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such OS Bank Common Stock (or indemnity reasonably satisfactory to Umpqua and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Bank Plan of Merger upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing OS Bank Common Stock shall be effected, and risk of loss and title to the OS Bank Common Stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

      9.3 Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of OS Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      9.4 No dividends or other distributions with respect to Umpqua Common Stock with a record date occurring after the Effective Date shall be paid to the holder of any unsurrendered certificates representing shares of OS Bank Common Stock converted in the Bank Merger into shares of Umpqua Common Stock until the holder thereof surrenders such certificates in accordance with this Bank Plan of Merger. Upon surrender of certificates representing shares of OS Bank Common Stock, the record holder thereof will be entitled to receive any dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Umpqua Common Stock into which such shares of OS Bank Common Stock had been converted pursuant to this Bank Plan of Merger.

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      9.5 Any of the New Certificates and any funds held by the Exchange Agent for payment in cash for fractional shares that remain unclaimed for twelve months after the Effective Date shall be returned or paid to Umpqua. Any holders of OS Bank Common Stock who have not theretofore complied with this Section 9 shall thereafter look to Umpqua only for payment of the Bank Merger consideration and unpaid dividends and distributions (if any) on Umpqua Common Stock deliverable in respect of OS Bank Common Stock such shareholders hold as determined pursuant to this Bank Plan of Merger, in each case without any interest thereon.

    10.  DISSENTERS' RIGHTS.  The shareholder of UB has waived its right under Oregon law to dissent from this Bank Plan of Merger. Shareholders of OS Bank may dissent and receive the fair value of their Common Stock in cash if they strictly comply with the provisions of ORS 711.175 et seq., a copy of which is attached as Appendix B.

    11.  SHAREHOLDER APPROVAL.  As of the Effective Date, this Plan of Merger shall have been ratified and approved by the shareholders of each of UB and OS Bank in accordance with the applicable provisions of law and their respective Articles of Incorporation and Bylaws. Each of UB and OS Bank shall have procured all other consents and approvals, taken all other actions, and satisfied all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

    12.  CONDITIONS TO THE BANK MERGER.  As of the Effective Date, all conditions precedent to the effectiveness of this Bank Plan of Merger as set forth in the Reorganization Agreement shall have been satisfied or waived.

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    IN WITNESS WHEREOF, the parties hereto have caused this Bank Plan of Merger to be executed by their duly authorized officers as of the date first above written.

UB:
UMPQUA BANK
By:	William A. Haden, President
OS Bank:
OREGON STATE BANK
By:	Neil Grossnicklaus, President
Joined in by UMPQUA HOLDINGS CORPORATION
By:	Raymond P. Davis, President, President

    The undersigned members of the Board of Directors of Oregon State Bank execute this P1an for the limited purposes of acknowledging the restrictions set forth in Section 12.17 of the Reorganization Agreement and each further agrees to support the transaction with employees, loan customers,

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depositors and shareholders, and to vote all shares of Oregon State Bank held by them or over which they have voting control, in favor of the Bank Plan of Merger.

Neil D. Grossnicklaus	Glenn Thomas

Charles D. Brummel, Sr.	Robert Fullhart

Ronald Farnsworth	Gary Waggoner

Antoinette Poole	Kenneth C. Messerle

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Appendix V

Opinion of D.A. Davidson & Co. (Umpqua)

June 20, 2001	CONFIDENTIAL

Board of Directors
Umpqua Holdings Corporation
200 SW Market Street, Suite 1900
Portland, OR 97201

Gentlemen:

    You have asked D.A. Davidson & Co. ("Davidson") to provide our written opinion as to whether the Consideration (as described below) to be paid by Umpqua Holdings Corporation, an Oregon corporation, ("Buyer"), pursuant to the Acquisition (as described below) is fair to the common shareholders of Buyer from a financial point of view, as of the date hereof.

    We understand that Buyer and Independent Financial Network, an Oregon corporation, ("Seller"), will enter into an Agreement and Plan of Reorganization (the "Agreement") to be dated the same date as the date hereof. Pursuant to the Agreement and upon completion of the transactions contemplated thereby, Seller will merge with and into Buyer, which will be the surviving corporation. Also, pursuant to the Agreement, and related Bank Plans of Merge, set forth as Exhibit B (McKenzie State Bank Plan of Merger and Oregon State Bank Plan of Merger) to the Agreement, promptly following the effectiveness of the merge of Seller into Buyer, Independent Financial Network Bank (dba Security Bank), McKenzie State Bank ("MSB"), Oregon State Bank ("OSB"), Family Security Bank, Lincoln Security Bank and Pacific State Bank (collectively "IFN Banks") will merge with and into Umpqua Bank, Buyer's wholly owned subsidiary bank, with Umpqua Bank being the Surviving Bank. The transactions contemplated by the Agreement and related plans of merge are referred to herein as the "Acquisition."

    We understand that Seller owns all of the issued and outstanding stock of IFN Banks except MSB and OSB. Persons other than Seller own approximately 33% of the issued and outstanding stock of MSB and approximately 31% of the issued and outstanding shares of OSB (the "Minority Shareholders").

    Pursuant to the Acquisition, as more fully described in the Agreement, we understand that Buyer will pay the following Consideration:

  (i)
  Buyer will exchange 0.827 shares of Buyer common stock ("Buyer Common Stock") for each share of Seller common stock ("Seller Common Stock") plus cash in lieu of any fractional share interest, and

  (ii)
  Buyer will exchange 1.3 shares of Buyer Common Stock for each share of MSB and OSB held by Minority Shareholders plus cash in lieu of any fractional share interest.

    One hundred percent of the outstanding shares of common stock of Seller will be exchanged for shares of Buyer stock, with the exchange ratio being subject to certain adjustments if the weighted average closing price of Buyer Common Stock for the 20 consecutive trading days ending on and including the tenth calendar day preceding closing is less than $7.00 or at least $13.00.

  (i)
  If the weighted average closing price of Buyer Common Stock for the 20 consecutive trading days ending on and including the tenth calendar day preceding closing is at least $13.00 per share, then Buyer will automatically lower the exchange ratio to 0.80 shares of Buyer Common Stock for each share of Seller Common Stock.

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  (ii)
  Seller has the right to terminate the Acquisition if the weighted average closing price of Buyer Common Stock for the 20 consecutive trading days ending on and including the tenth calendar day preceding closing is less than $7.00.

    At closing, each outstanding option to purchase shares of Seller common stock will be converted to an option to purchase that number of shares of Buyer common stock into which shares of Seller common stock covered by such option would be converted pursuant to the Agreement at a price adjusted to reflect the overall exchange ratio. Also at closing, each outstanding option to purchase shares of MSB and OSB common stock will be converted to an option to purchase that number of shares of Buyer common stock into which shares of Seller common stock covered by such option would be converted pursuant to the Agreement at a price adjusted to reflect the overall exchange ratio.

    In connection with our opinion, we have among other things:

(i)
Reviewed certain publicly available financial and operating information relating to Buyer (including its predecessors) and Seller including without limitation, financial reports of both companies filed with the SEC and other regulatory agencies for the fiscal years ending December 31, 1998, 1999 and 2000 and for the period ending March 31, 2001, and certain other relevant financial and operating reports and analyses, asset quality evaluations and related information made available to us from published sources and from the internal records of Buyer and Seller;

(ii)
Reviewed the financial terms and conditions of the draft of the Agreement that was available to us as of June 18, 2001;

(iii)
Reviewed and conducted conversations with representatives of management of both Buyer and Seller regarding recent and forecast financial performance and related assumptions and certain other information of a business and financial nature regarding both companies furnished to us by them;

(iv)
Reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Common Stock and Seller Common Stock;

(v)
Compared the financial performance of Buyer and Seller with certain other companies in the banking industry in Oregon, California and Washington, which we deemed to be relevant;

(vi)
Considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which are deemed to be comparable, in whole or in part, to the Acquisition;

(vii)
Compared the relative contributions of assets, liabilities, income and expenses of Buyer and Seller to the resulting company in the Acquisition and to the relative ownership after the proposed Acquisition is completed;

(viii)
Made inquiries regarding and discussed the Acquisition and the Agreement and other related matters with Buyer's counsel and independent auditor; and

(ix)
Performed such other analyses and examinations, as we deemed appropriate.

    We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by Buyer and Seller for the purpose of this opinion. Additionally, where appropriate, we have relied upon publicly available information that we believe to be reliable, accurate and complete; however, we cannot guarantee the reliability, accuracy or completeness of any such publicly available information. We have also assumed the reasonableness of and relied upon the estimates and judgments of Buyer and Seller's management as to the resulting company's future business and financial prospects. Our analysis and review is based upon there being no material changes in either company's assets, financial condition, results of operation, business or prospects since the respective dates of their last financial statements made available to us. We have

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relied on advice of Buyer's counsel and independent accountants as to all legal and financial reporting matters with respect to the Acquisition and the Agreement.

    We assume that the Acquisition will be completed in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations.

    We have not assumed responsibility for reviewing any individual credit files nor did we make an independent evaluation appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Buyer or Seller, nor has either company furnished us with any such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and have assumed, with your consent, that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

    You have informed us, and we have assumed, and our opinion is based on our understanding, that the Acquisition will be accounted for as a pooling-of-interests with respect to the acquisition of Seller, and further that it will be accounted for as two separate purchases, under generally accepted accounting principles with respect to the acquisition of the Minority Shareholders' shares. We further understand that Buyer will request a fairness hearing to be held by the Director of the Oregon Department of Consumer and Business Services in lieu of filing a Registration Statement with the Securities and Exchange Commission. We express no opinion as to the appropriateness of these assumptions as we are not experts in accounting nor do we express an opinion about whether other regulatory bodies could cause these assumptions to be voided in the future.

    Our opinion is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of June 20, 2001. Events occurring after June 20, 2001 could materially affect the assumptions used in preparing this opinion. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

    We have further assumed with your consent that the Acquisition will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by Buyer or Seller of any of the conditions to their obligation hereunder. We have also assumed that in the course of obtaining the necessary regulatory approvals for the Acquisition, no restriction will be imposed that could have a meaningful effect on the contemplated benefits of the Acquisition to the Seller or Buyer.

    Our opinion is limited to the fairness, from a financial point of view to the holders of Buyer common stock, of the Consideration to be paid to the Seller and the Minority Shareholders. This letter is directed to the Buyer Board of Directors in its consideration of the Acquisition and is not a recommendation to any holder of Buyer common stock as to how such holder should vote with respect to the Acquisition. Our opinion does not address the relative merits of the Acquisition or any alternatives to the Acquisition, Buyer's underlying business decision to proceed with the Acquisition or any other aspect of the Acquisition. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in a joint proxy statement/prospectus filed with the appropriate regulatory body, including the Oregon Department of Consumer and Business Services, and the Securities and Exchange Commission in connection with the Acquisition. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, and do not admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

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    We are not expressing an opinion regarding the price at which Buyer's Common Stock may trade at any future time after the date of this letter.

    We have acted as financial advisor to Buyer in connection with the Merger and will receive a fee for our services, including rendering this opinion, a portion of which is contingent upon the consummation of the Acquisition.

    Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers, that the Consideration to be paid by Buyer as specified in the Agreement is fair to the common shareholders of Buyer, from a financial point of view, as of June 20, 2001.

    Davidson, as part of its investment banking business, is engaged in the valuation of banking and other businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We make a market in the common stock of Buyer and also publish a research recommendation on the stock. We do not make a market in nor publish a research recommendation on the stock of Seller.

Very truly yours,
D.A. DAVIDSON & CO.
By:	Albert V. Glowasky Managing Director

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Appendix VI

Opinion of Ragen MacKenzie (IFN)

June 19, 2001

Strictly Private and Confidential
Board of Directors
Independent Financial Network, Inc.
PO Box 1350
Coos Bay, OR 97420

Gentlemen:

    We understand that Independent Financial Network, Inc. ("Independent Financial") and Umpqua Holdings Corporation ("Umpqua") intend to enter into an Agreement and Plan of Reorganization (the most recent draft of which was dated as of June 15, 2001 (the "Agreement"), pursuant to which Independent Financial will be merged with and into Umpqua (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of Independent Financial common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 0.827 shares (or 0.80 shares if the 20-day weighted average closing price of Umpqua 10 days prior to closing is at $13 or higher) (the "Exchange Ratio") of Umpqua common stock, no par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Independent Financial Network.

    Ragen MacKenzie, a division of Wells Fargo Investments, LLC ("Ragen MacKenzie"), as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Ragen MacKenzie reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of Umpqua and other historical financial information provided by Umpqua that we deemed relevant; (iii) certain publicly available financial statements of Independent Financial and its majority owned subsidiaries, Oregon State Bank and McKenzie State Bank and other historical financial information provided by Independent Financial that we deemed relevant; (iv) certain financial analyses and forecasts of Umpqua prepared by and reviewed with management of Umpqua and the views of senior management of Umpqua regarding Umpqua's past and current business operations, results thereof, financial condition and future prospects; (v) certain financial analyses and forecasts of Independent Financial prepared by and reviewed with management of Independent Financial and the views of senior management of Independent Financial regarding Independent Financial's past and current business operations, results thereof, financial condition and future prospects; (vi) the pro forma impact of the Merger; (vii) the publicly reported historical price and trading activity for Umpqua's and Independent Financial's common stock, including a comparison of certain financial and stock market information for Umpqua and Independent Financial with similar publicly available information for certain other publicly-traded companies; (viii) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In preparing its fairness opinion, Ragen MacKenzie has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent

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evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Umpqua or Independent Financial or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Umpqua and Independent Financial and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Umpqua's or Independent Financial's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that Umpqua and Independent Financial will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Umpqua's common stock will be when issued to Independent Financial's shareholders pursuant to the Agreement or the prices at which Umpqua' or Independent Financial's common stock will trade at any time.

    We have acted as Independent Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for both Independent Financial and Umpqua and have received, and will receive, compensation for such services.

    In the ordinary course of our business, we may actively trade debt and equity securities of Umpqua and Independent Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This fairness opinion is directed to the Board of Directors of Independent Financial in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Independent Financial as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Ragen MacKenzie's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to Independent Financial's and Umpqua's Joint Proxy Materials to be distributed to their shareholders and to the references to this opinion therein.

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Independent Financial common stock.

Very truly yours,
RAGEN MACKENZIE

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Appendix VII

Opinion of Ragen MacKenzie (MSB)

June 19, 2001

Strictly Private and Confidential
Board of Directors
Mckenzie State Bank
52nd Place and Main Street
Springfield, OR 97478

Gentlemen:

    We understand that Independent Financial Network, Inc. ("Independent Financial") and Umpqua Holdings Corporation ("Umpqua") intend to enter into an Agreement and Plan of Reorganization (the most recent draft of which was dated as of June 15, 2001 (the "Agreement"), pursuant to which Independent Financial will be merged with and into Umpqua (the "Merger") and Mckenzie State Bank will be merged into Umpqua's wholly-owned subsidiary, Umpqua Bank. Under the terms of the Agreement, upon consummation of the Merger, each share of Mckenzie State Bank ("MSB") common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 1.3 shares (the "Exchange Ratio") of Umpqua common stock, no par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of McKenzie State Bank.

    Ragen MacKenzie, a division of Wells Fargo Investments, LLC ("Ragen MacKenzie"), as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Ragen MacKenzie reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of Umpqua and other historical financial information provided by Umpqua that we deemed relevant; (iii) the audited financial statements of MSB prepared by KPMG LLP for the years ended December 31st, 1999 and 2000 and the unaudited interim results through April 2001; (iv) certain publicly available financial statements of Independent Financial and its majority owned subsidiaries, Mckenzie State Bank and other historical financial information provided by Independent Financial that we deemed relevant; (v) certain financial analyses and forecasts of Umpqua prepared by and reviewed with management of Umpqua and the views of senior management of Umpqua regarding Umpqua's past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of MSB prepared by and reviewed with management of Independent Financial and the President of MSB and the views of senior management of Independent Financial regarding MSB's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Umpqua's common stock, including a comparison of certain financial and stock market information for Umpqua, MSB and Independent Financial with similar publicly available information for certain other publicly traded companies; (ix) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In preparing its fairness opinion, Ragen MacKenzie has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent

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evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of MSB, Umpqua or Independent Financial or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of MSB, Umpqua and Independent Financial and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Umpqua's or Independent Financial's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that MSB, Umpqua and Independent Financial will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Umpqua's common stock will be when issued to Mckenzie State Bank's shareholders pursuant to the Agreement or the prices at which Umpqua' or Mckenzie State Bank's common stock will trade at any time.

    We have acted as Independent Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for both Independent Financial and Umpqua and have received, and will receive, compensation for such services.

    In the ordinary course of our business, we may actively trade debt and equity securities of MSB, Umpqua and Independent Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This fairness opinion is directed to the Board of Directors of MSB in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of MSB as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Ragen MacKenzie's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to MSB's Independent Financial's and Umpqua's Joint Proxy Materials to be distributed to their shareholders and to the references to this opinion therein.

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Mckenzie State Bank common stock.

Very truly yours,
RAGEN MACKENZIE

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Appendix VIII

Opinion of Ragen MacKenzie (OSB)

June 26, 2001

Strictly Private and Confidential
Board of Directors
Oregon State Bank
415 NW 3rd Street
Corvallis, OR 97330

Gentlemen:

    We understand that Independent Financial Network, Inc. ("Independent Financial") and Umpqua Holdings Corporation ("Umpqua") intend to enter into an Agreement and Plan of Reorganization (the most recent draft of which was dated as of June 15, 2001 (the "Agreement"), pursuant to which Independent Financial will be merged with and into Umpqua (the "Merger") and Oregon State Bank ("OSB") will be merged into Umpqua's wholly-owned subsidiary, Umpqua Bank. Under the terms of the Agreement, upon consummation of the Merger, each share of Oregon State Bank common stock, no par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 1.3 shares (the "Exchange Ratio") of Umpqua common stock, no par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Oregon State Bank.

    Ragen MacKenzie, a division of Wells Fargo Investments, LLC ("Ragen MacKenzie"), as part of its investment banking business, is customarily engaged in the valuation of businesses, including financial institutions, and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, and other corporate transactions. In connection with rendering this fairness opinion, Ragen MacKenzie reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) certain publicly available financial statements of Umpqua and other historical financial information provided by Umpqua that we deemed relevant; (iii) the audited financial statements of OSB prepared by KPMG LLP for the years ended December 31st, 1999 and 2000 and the unaudited interim results through April 2001; (iv) certain publicly available financial statements of Independent Financial and its majority owned subsidiaries, Oregon State Bank and other historical financial information provided by Independent Financial that we deemed relevant; (v) certain financial analyses and forecasts of Umpqua prepared by and reviewed with management of Umpqua and the views of senior management of Umpqua regarding Umpqua's past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of OSB prepared by and reviewed with management of Independent Financial and the President of OSB and the views of senior management of Independent Financial regarding OSB's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Umpqua's common stock, including a comparison of certain financial and stock market information for Umpqua, OSB and Independent Financial with similar publicly available information for certain other publicly traded companies; (ix) the financial terms of recent business combinations in the banking industry deemed relevant to our analysis; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In preparing its fairness opinion, Ragen MacKenzie has assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with

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us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of OSB, Umpqua or Independent Financial or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of OSB, Umpqua and Independent Financial and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Umpqua's or Independent Financial's assets, results of operations, financial condition, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that OSB, Umpqua and Independent Financial will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Umpqua's common stock will be when issued to Oregon State Bank's shareholders pursuant to the Agreement or the prices at which Umpqua' or Oregon State Bank's common stock will trade at any time.

    We have acted as Independent Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for both Independent Financial and Umpqua and have received, and will receive, compensation for such services.

    In the ordinary course of our business, we may actively trade debt and equity securities of OSB, Umpqua and Independent Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This fairness opinion is directed to the Board of Directors of OSB in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of OSB as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Ragen MacKenzie's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to OSB's Independent Financial's and Umpqua's Joint Proxy Materials to be distributed to their shareholders and to the references to this opinion therein.

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Oregon State Bank common stock.

Very truly yours,
RAGEN MACKENZIE

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Appendix IX

Umpqua Holdings Corporation Amendment to the Articles of Incorporation

ARTICLES OF AMENDMENT
UMPQUA HOLDINGS CORPORATION

    The Articles of Incorporation of Umpqua Holdings Corporation are hereby amended as set forth below:

    Article III, Section A of the Articles of Incorporation is amended to read in its entirety as follows:

    "A.  Authorized Classes of Shares.  The Corporation may issue 102,000,000 shares of stock divided into two classes as follows:

      2,000,000 shares of preferred stock ("Preferred Stock"). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles ("Preferred Stock Designation"). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of this Article III or by action of the shareholders of the Corporation; and

      100,000,000 shares of common stock ("Common Stock").

    Except as may otherwise be provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences, limitations and relative rights identical to those of all other shares of that series of Preferred Stock."

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APPENDIX X

DISSENTERS RIGHTS

    711.175 Stockholder's right to dissent to merger, share exchange or transfer of assets or liabilities.

    (1) A stockholder of an Oregon stock bank may dissent from the following:

      (a) A plan of merger pursuant to which the Oregon stock bank is not the resulting insured institution;

      (b) A plan of merger pursuant to which the Oregon stock bank is the resulting insured stock institution and the number of its voting shares outstanding immediately after the merger, plus the number of shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will exceed by more than 20 percent the total number of voting shares of the resulting insured stock institution outstanding immediately before the merger;

      (c) A plan of share exchange pursuant to which the Oregon stock bank in which the stockholder owns shares is acquired; and

      (d) An acquisition transaction requiring such stockholder's approval pursuant to ORS 711.170 (5).

    (2) To perfect a stockholder's right to dissent to a transaction described in subsection (1) of this section, the stockholder must send or deliver a notice of dissent to the Oregon stock bank prior to or at the meeting of the stockholders at which the transaction is submitted to a vote, or the stockholder must vote against such transaction.

    (3) A stockholder shall not dissent as to less than all the shares registered in the name of the stockholder, except a stockholder holding, as a fiduciary or nominee, shares registered in the stockholder's name for the benefit of more than one beneficiary, may dissent as to less than all of the shares registered in the fiduciary or nominee's name if any dissent as to the shares held for a beneficiary is made as to all the shares held by the fiduciary for that beneficiary or nominee. The fiduciary's rights shall be determined as if the shares to which the fiduciary has dissented and the other shares are registered in the names of different stockholders. [1997 c.631 s.280]

    711.180 Rights of stockholder dissenting to merger, share exchange or transfer of assets or liabilities; demand required; notice and offer to pay for shares; costs of appraisal of shares; when rights not applicable.

    (1) Any stockholder of an Oregon stock bank who dissented to a transaction listed under ORS 711.175 (1) and who desires to receive the value in cash of those shares, shall make written demand upon the Oregon stock bank or its successor and accompany the demand with the surrender of the share certificates, properly indorsed within 30 days after the stockholders' meeting at which a vote to approve such transaction involving an Oregon stock bank was taken. Any stockholder failing to make written demand within the 30-day period shall be bound by the terms of the proposed plan of merger, plan of share exchange or acquisition transaction agreement.

    (2) Within 30 days after a transaction listed under ORS 711.175 (1) is effected, the Oregon stock bank or its successor shall give written notice thereof to each dissenting stockholder who has made demand under this section at the address of the stockholder on the stock record books of the Oregon stock bank, and shall make a written offer to each such stockholder to pay for the shares at a specified price in cash determined by the Oregon stock bank or its successor to be the fair value of the shares as of the effective date of the transaction. The notice and offer shall be accompanied by a statement of condition of the Oregon stock bank, the shares of which the dissenting stockholder held, as of the latest available date and not more than four months prior to the consummation of the transaction, and

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a statement of income of the Oregon stock bank for the period ending on the date of the statement of condition.

    (3) Any stockholder who accepts the offer of the Oregon stock bank or its successor within 30 days following the date on which notice of the offer was mailed or delivered to dissenting stockholders shall be paid the price per share offered, in cash, within 30 days following the date on which the stockholder communicates acceptance in writing to the Oregon stock bank or its successor. Upon payment, the dissenting stockholder shall cease to have any interest in the shares previously held by the stockholder.

    (4) If, within 30 days after notice of the offer, one or more dissenting stockholders do not accept the offer of the Oregon stock bank or its successor or if no offer is made, then the value of the shares of the dissenting stockholders who have not accepted the offer shall be ascertained, as of the effective date of the transaction, by an independent, qualified appraiser chosen by the Director of the Department of Consumer and Business Services. The valuation determined by the appraiser shall govern and the appraiser's valuation of such shares shall not be appealable except for one or more of the reasons set forth in ORS 36.355 (1). Any such appeal must be made within 30 days after the date of the appraiser's valuation and is subject to ORS 183.415 to 183.500. The Oregon stock bank or its successor shall pay the dissenting shareholders the appraised value of the shares within 30 days after the date the appraiser sends the Oregon stock bank or its successor written notice of the appraiser's valuation.

    (5) The director shall assess the reasonable costs and expenses of the appraisal proceeding equally to the Oregon stock bank or its successor and to the dissenting shareholders, as a group, if the amount offered by the Oregon stock bank or its successor is between 85 percent and 115 percent of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the Oregon stock bank or its successor to the dissenting stockholders, as a group, if the amount offered by the Oregon stock bank or its successor is 115 percent or more of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the dissenting shareholders, as a group, to the Oregon stock bank or its successor if the amount offered by the Oregon stock bank or its successor is 85 percent or less of the appraised value of the shares. The director's decision regarding assessment of fees and costs may be appealed as provided in ORS 183.415 to 183.500.

    (6) Amounts required to be paid by the Oregon stock bank or its successors, or the dissenting shareholders under this section shall be paid within 30 days after the director's assessment of any fees or costs becomes final or, if the director's decision is appealed, within 30 days after a final determination of such fees and costs is made.

    (7) The director may require, as a condition of approving a transaction listed in ORS 711.175 (1), the replacement of all or a portion of the stockholders' equity of an Oregon stock bank expended in payment to dissenting stockholders under this section.

    (8) A stockholder may not receive the fair value of the stockholder's shares under this section:

      (a) If the plan of merger provides that all stockholders of the resulting insured stock institution receive common stock of a holding company pursuant to a merger with an interim Oregon stock bank chartered under ORS 707.025, and the stockholder's Oregon stock bank and the interim Oregon stock bank are the only parties to the merger; or

      (b) If the shares held by the dissenting stockholder immediately before the effective date of a transaction listed in ORS 711.175 (1) are listed on any national securities exchange or are included on the list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System. [Formerly 711.045]

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    711.185 Stockholder withdrawal of demand for payment for shares made under ORS 711.180.

    (1) A dissenting stockholder making a demand under ORS 711.180 may withdraw the demand if:

      (a) The Oregon stock bank or its successor consents to the withdrawal; or

      (b) The dissenting stockholder pays such stockholder's pro rata share of the appraisal costs and the Oregon stock bank's reasonable costs and expenses, including attorney fees and costs.

    (2) When a dissenting stockholder withdraws the demand under subsection (1) of this section, the stockholder's status as a stockholder shall be restored, without prejudice to any corporate proceedings taking place in the interim. [1997 c.631 s.281]

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QuickLinks

JOINT PROXY STATEMENT
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
SUMMARY
THE DEAL AT A GLANCE
QUESTIONS AND ANSWERS ABOUT THE MERGERS
STOCK PRICE AND DIVIDEND INFORMATION
RISK FACTORS
BACKGROUND OF AND REASONS FOR THE MERGERS
Relative Contributions as of and for the three months ended March 31, 2001
THE MERGERS
Unaudited Pro Forma Combined Balance Sheet as of June 30, 2001 (in 000's)
Unaudited Pro Forma Combined Statement of Income for the Six Months Ended June 30, 2001 (in 000's)
Unaudited Pro Forma Combined Statement of Income for the Six Months Ended June 30, 2000 (in 000's)
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2000 (in 000's)
Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 1999 (in 000's)
Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 1998 (in 000's)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
UMPQUA SPECIAL MEETING
INFORMATION ABOUT UMPQUA
IFN SPECIAL MEETING
INFORMATION ABOUT IFN
IFN MANAGEMENT'S DISCUSSION AND ANALYSIS
MCKENZIE STATE BANK SPECIAL MEETING
INFORMATION ABOUT MSB
MSB MANAGEMENT'S DISCUSSION AND ANALYSIS
OREGON STATE BANK SPECIAL MEETING
INFORMATION ABOUT OSB
OREGON STATE BANK MANAGEMENT'S DISCUSSION AND ANALYSIS
REGULATORY CONSIDERATIONS
DESCRIPTION OF CAPITAL STOCK; COMPARATIVE RIGHTS OF STOCKHOLDERS
COMPARISON OF CAPITAL STOCK
LEGAL MATTERS
AVAILABLE INFORMATION
UMPQUA HOLDINGS CORPORATION
INDEX TO FINANCIAL STATEMENTS
UMPQUA HOLDINGS CORPORATION CONSOLIDATED BALANCE SHEETS
UMPQUA HOLDINGS CORPORATION CONSOLIDATED STATEMENTS OF INCOME
UMPQUA HOLDINGS CORPORATION CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
UMPQUA HOLDINGS CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
UMPQUA HOLDINGS CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
INDEPENDENT FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
INDEPENDENT FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
INDEPENDENT FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
INDEPENDENT AUDITOR'S REPORT
Appendix I AGREEMENT AND PLAN OF REORGANIZATION
Appendix II PLAN OF MERGER
Appendix III Plan of Merger (MSB) BANK PLAN OF MERGER
Appendix IV OSB BANK PLAN OF MERGER
Appendix V Opinion of D.A. Davidson & Co. (Umpqua)
Appendix VI Opinion of Ragen MacKenzie (IFN)
Appendix VII Opinion of Ragen MacKenzie (MSB)
Appendix VIII Opinion of Ragen MacKenzie (OSB)
Appendix IX Umpqua Holdings Corporation Amendment to the Articles of Incorporation
APPENDIX X DISSENTERS RIGHTS